Exhibit 10.1

CREDIT AGREEMENT
among
FULL HOUSE RESORTS, INC.
as Borrower,
THE LENDERS NAMED HEREIN
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender,
and
WELLS FARGO SECURITIES, LLC,
as Lead Arranger and Sole Bookrunner,
Dated as of October 29, 2010

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TABLE OF CONTENTS
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TABLE OF CONTENTS
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SCHEDULES

SCHEDULE I	—	THE LENDERS
SCHEDULE 1.01(a)	—	REAL PROPERTY SECURITY DOCUMENTS
SCHEDULE 3.01	—	CONDITIONS PRECEDENT TO EFFECTIVENESS
SCHEDULE 3.02		CONDITIONS PRECEDENT TO INITIAL CREDIT EVENT
SCHEDULE 4.01(e)(iv)		GOVERNMENTAL AUTHORIZATIONS
SCHEDULE 4.01(g)	—	LITIGATION
SCHEDULE 4.01(h)	—	REAL PROPERTY
SCHEDULE 4.01(k)	—	MULTIEMPLOYER PLANS
SCHEDULE 4.01(o)	—	SUBSIDIARIES
SCHEDULE 4.01(v)	—	AGREEMENTS WITH AFFILIATES, ETC.
SCHEDULE 5.02(a)	—	EXISTING INDEBTEDNESS
SCHEDULE 5.02(b)	—	EXISTING LIENS
SCHEDULE 5.02(e)	—	EXISTING INVESTMENTS
EXHIBITS

EXHIBIT A	NOTICE OF LOAN BORROWING
EXHIBIT B	NOTICE OF CONVERSION
EXHIBIT C	NOTICE OF INTEREST PERIOD SELECTION
EXHIBIT D	NOTICE OF SWING LINE BORROWING
EXHIBIT E	REVOLVING LOAN NOTE
EXHIBIT F	TERM LOAN NOTE
EXHIBIT G	SWING LINE NOTE
EXHIBIT H	ASSIGNMENT AGREEMENT
EXHIBIT I	COMPLIANCE CERTIFICATE
EXHIBIT J	COLLATERAL CERTIFICATE
EXHIBIT K	NON-BANK CERTIFICATE
EXHIBIT L	FORM OF GUARANTY
EXHIBIT M	FORM OF SECURITY AGREEMENT
EXHIBIT N	GRAND VICTORIA EXCESS LAND

CREDIT AGREEMENT
THIS CREDIT AGREEMENT, dated as of October 29, 2010, is entered into by and among: (1) FULL HOUSE RESORTS, INC., a Delaware corporation (the “Borrower”); (2) each of the financial institutions from time to time listed in Schedule I hereto, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (as defined herein) (in such capacity, the “Collateral Agent”), as security trustee for the Lenders (in such capacity, the “Security Trustee”), as L/C Issuer and as Swing Line Lender. Wells Fargo Securities, LLC (“WFS”) has been given the titles of sole lead arranger and sole bookrunner in connection with this Agreement.
RECITALS
A. The Borrower has requested that the Lenders provide certain credit facilities to the Borrower.
B. The Lenders are willing to provide such credit facilities upon the terms and subject to the conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:
ARTICLE I. INTERPRETATION.
1.01. Definitions. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.
“Acquired Person” shall mean a Proposed Target that is the subject of a Permitted Acquisition after the Effective Date.
“Acquired Portion” shall have the meaning given to that term in Section 2.01(h)(iv).
“Acquisition” shall mean the acquisition by the Borrower of the Purchased Assets pursuant to the Acquisition Agreement.
“Acquisition Agreement” shall mean that certain Asset Purchase Agreement, dated as of September 10, 2010, by and between Grand Victoria Casino & Resort, L.P. and the Borrower.
“Acquisition Documents” shall mean, collectively, the Acquisition Agreement and all documents executed in connection therewith and any other document(s) evidencing the Acquisition.

“Adjusted EBITDA” shall mean, for any period, (a) Net Income for such period, plus (b) to the extent deducted in determining Net Income of the Loan Parties for such period, the sum of the following for such period (without duplication): (i) Interest Expense, (ii) provisions for income taxes, (iii) depreciation and amortization expenses, (iv) extraordinary losses (including non-cash impairment charges), (v) acquisition costs required to be expensed in accordance with GAAP in any quarter in fiscal years 2010 and 2011 in an aggregate amount not to exceed $800,000 during the term of this Agreement, (vi) rebranding costs in an aggregate amount not to exceed $800,000 during the term of this Agreement and (vii) costs incurred in connection with Grand Victoria Casino & Resort compliance with the Sarbanes-Oxley Act of 2002 in an aggregate amount not to exceed $100,000 during the term of this Agreement, minus (c) to the extent added in determining Net Income of the Loan Parties for such period, extraordinary gains, minus (d) the portion of Net Income for such period attributable to GEM, GED or any other Non-Wholly-Owned Subsidiary relating to Equity Interests held by Persons other than the Borrower; provided, that Adjusted EBITDA for any period that includes any fiscal quarter ending prior to the Initial Funding Date shall be deemed to include the Adjusted EBITDA of or attributable to the Purchased Assets.
Pro forma credit shall be given for an Acquired Person’s Adjusted EBITDA as if owned on the first day of the applicable period; companies (or identifiable business units or divisions) sold, transferred or otherwise disposed of during any period will be treated as if not owned during the entire applicable period.
“Administrative Agent” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.
“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person’s officers, directors, managers, joint venturers and partners; provided, however, that in no case shall the Administrative Agent or any Lender be deemed to be an Affiliate of any Loan Party for purposes of this Agreement. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” shall mean this Credit Agreement.
“Anti-Terrorism Law” shall mean each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956; and (d) any other Governmental Rule now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism.
“Applicable Lending Office” shall mean, with respect to any Lender, (a) in the case of its Base Rate Loans and Base Rate Portions, its Domestic Lending Office, and (b) in the case of its LIBOR Loans and LIBOR Portions, its Euro-Dollar Lending Office.

“Applicable Margin” shall mean, with respect to each Loan and Portion (and with respect to the calculation of Standby Letter of Credit fees pursuant to Section 2.02(i)(i)), the per annum margin which is determined pursuant to the Pricing Grid. The Applicable Margin shall be determined as provided in the Pricing Grid and may change as set forth in the definition of Pricing Grid.
“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignee Lender” shall have the meaning given to that term in Section 8.05(c).
“Assignment” shall have the meaning given to that term in Section 8.05(c).
“Assignment Agreement” shall have the meaning given to that term in Section 8.05(c).
“Assignment Effective Date” shall have, with respect to each Assignment Agreement, the meaning set forth therein.
“Assignor Lender” shall have the meaning given to that term in Section 8.05(c).
“Base Rate” shall mean, on any day, the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on the Business Day prior to such day plus one and one-half percent (1.50%) and (c) the One Month LIBOR Rate for such day (determined on a daily basis as set forth below) plus one and one-half percent (1.50%). As used in this definition, “One Month LIBOR Rate” shall mean, with respect to any interest rate calculation for a Loan, Portion or other Obligation bearing interest at the Base Rate, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16 of one percent) of (i) the greater of (A) 1.50% and (B) rate per annum referred to as the BBA (British Bankers Association) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by the Administrative Agent, on the applicable day (provided that if such day is not a Business Day for which a LIBOR Rate is quoted, the next preceding Business Day for which a LIBOR Rate is quoted) at or about 11:00 a.m., London time (or as soon thereafter as practicable), for Dollar deposits being delivered in the London interbank eurodollar currency market for a term of one month commencing on such date of determination, divided by (ii) one minus the Reserve Requirement in effect on such day. If for any reason rates are not available as provided in clause (i)(B) of the preceding sentence, the rate to be used in clause (i)(B) shall be, at the Administrative Agent’s discretion (in each case, rounded upward if necessary to the nearest 1/16 of one percent), (A) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (B) the rate at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the applicable day (provided that if such day is not a Business Day for which Dollar deposits are offered to the Administrative Agent in the London or such offshore interbank eurodollar currency market, the next preceding Business Day for which Dollar deposits are offered to the Administrative Agent in the London or such offshore interbank eurodollar currency market) at or about 11:00 a.m., London time (or as soon thereafter as practicable) (for delivery on such date of determination) for a one month term.

“Base Rate Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in Section 2.01(d)(i).
“Base Rate Portion” shall mean, at any time, a Portion of a Term Loan Borrowing, or a Term Loan, as the case may be, which then bears interest at a rate specified in Section 2.01(d)(i).
“Borrower” shall have the meaning given to such term in clause (1) of the introductory paragraph hereof.
“Borrower Parties” shall mean, collectively, the Borrower and its Subsidiaries.
“Borrowing” shall mean a Revolving Loan Borrowing, a Term Loan Borrowing or a Swing Line Borrowing, as the context may require.
“Business Day” shall mean any day on which (a) commercial banks are not authorized or required to close in San Francisco, California or New York, New York and (b) if such Business Day is related to a LIBOR Loan or a LIBOR Portion, dealings in Dollar deposits are carried out in the London interbank market.
“Capital Adequacy Requirement” shall have the meaning given to that term in Section 2.11(d).
“Capital Asset” shall mean, with respect to any Person, any tangible fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by such Person that is required by GAAP to be reported as a non-current asset on such Person’s balance sheet.
“Capital Expenditures” shall mean, with respect to any Person and any period, all amounts expended by such Person during such period to acquire or to construct Capital Assets (including renewals, improvements and replacements, but excluding repairs in the ordinary course) computed in accordance with GAAP (including all amounts paid or accrued on Capital Leases and other Indebtedness incurred or assumed to acquire Capital Assets).
“Capital Leases” shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.
“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for its own benefit and for the benefit of the L/C Issuer and/or the Lenders, as applicable, as collateral subject to a first priority, perfected security interest securing the Obligations or the obligations of a Deteriorating Lender, as applicable, cash or deposit account balances in an amount equal to the L/C Obligations, obligations in respect of Swing Line Loans or obligations of a Deteriorating Lender, as applicable, pursuant to documentation in form and substance satisfactory to the Collateral Agent and the L/C Issuer or the Swing Line Lender, as applicable (which documents are hereby consented to by the Lenders). Derivatives of such term shall have a corresponding meaning.

“Cash Equivalents” shall mean:
(a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States or obligations of any agency of the United States to the extent such obligations are backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
(b) Certificates of deposit maturing within six months from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States or a state thereof or that is a Lender; provided that (i) such deposits are denominated in Dollars, (ii) such bank or trust company has capital, surplus and undivided profits of not less than $500,000,000 and (iii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Services or P-1 (or its equivalent) by Moody’s Investors Service, Inc.;
(c) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States or a state thereof; provided such commercial paper is rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Services or P-1 (or its equivalent) by Moody’s Investors Service, Inc.; and
(d) Any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States or a state thereof or that is a Lender; provided that (i) such bank or trust company has capital, surplus and undivided profits of not less than $500,000,000, (ii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Services or P-1 (or its equivalent) by Moody’s Investors Service, Inc., (iii) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause (a), (b) or (c) above and (iv) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations. Notwithstanding the foregoing, in no event shall “Cash Equivalents” include auction rate securities.
“Change of Control” shall mean the occurrence of any one or more of the following:
(a) The Borrower shall cease to beneficially own and control, directly or indirectly, (i) one hundred percent (100%) of the Equity Securities of each Loan Party (other than the Borrower), (ii) fifty percent (50%) of the Equity Securities of GEM or (iii) prior to August 1, 2011, fifty percent (50%) of the Equity Securities of GED;
(b) The acquisition after the Effective Date of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Commission thereunder as in effect on the date hereof), of Equity Securities representing more than 15% of the aggregate ordinary voting power represented by the issued and outstanding Equity Securities of the Borrower or any such person or group acquires control of the Borrower, or

(c) The occupation after the Effective Date of a majority of the seats (other than vacant seats) on the board of directors or other governing body of the Borrower by persons who were neither (i) nominated by the board of directors or other governing body of the Borrower nor (ii) appointed by directors or members of such other or other governing body so nominated, or
(d) A “change of control” or “change in control” or any similar term as defined in any document governing Indebtedness of any Borrower Party which gives the holders of such Indebtedness the right to accelerate or otherwise require payment of such Indebtedness prior to the maturity date thereof or the right to require such Borrower Party to redeem, purchase or otherwise defease, or offer to redeem, purchase or otherwise defease, all or any portion of such Indebtedness.
For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.
“Change of Law” shall have the meaning given to that term in Section 2.11(b).
“Collateral” shall mean all Property in which the Collateral Agent, the Administrative Agent, the Security Trustee or any Lender has a Lien to secure the Obligations or the Guaranty.
“Collateral Agent” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.
“Collateral Certificate” shall mean a Collateral Certificate in substantially the form of Exhibit J, appropriately completed and duly executed by the Borrower.
“Commercial Letter of Credit” shall mean any documentary letter of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.
“Commitment Fee Percentage” shall mean (a) prior to the Initial Funding Date, 0.50% and (b) from and after the Initial Funding Date, the per annum percentage which is used to calculate Commitment Fees determined pursuant to the Pricing Grid.
“Commitment Fees” shall have the meaning given to that term in Section 2.05(b).
“Commitments” shall mean, collectively, the Revolving Loan Commitments and the Term Loan Commitments.
“Compliance Certificate” shall have the meaning given to that term in Section 5.01(a)(iii).

“Confidential Information” shall mean information delivered to any Lender or the Administrative Agent by or on behalf of any Loan Party pursuant to the Credit Documents that is proprietary in nature and that is clearly marked or labeled as being confidential information of such Loan Party; provided; however, that such term does not include information that (a) was publicly known or otherwise known to the receiving party prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the receiving party or any person acting on its behalf, (c) otherwise becomes known to the receiving party other than through disclosure by any Loan Party or (d) constitutes financial statements delivered to the Lenders and the Administrative Agent under Section 5.01(a) that are otherwise publicly available.
“Contingent Obligation” shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other Property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of “Guaranty Obligation”) be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(iv) of this definition be marked to market on a current basis.
“Contractual Obligation” of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its Property is bound.
“Control Agreement” shall mean a control agreement among the Borrower or a Guarantor, a depository bank, a securities intermediary or a commodity intermediary, as the case may be, and the Collateral Agent, in form and substance reasonably acceptable to the Collateral Agent.
“Credit Documents” shall mean and include this Agreement, the Notes, the Guaranty, the Security Documents, each Letter of Credit Application, each Notice of Borrowing, each Notice of Interest Period Selection, each Notice of Conversion, all Lender Rate Contracts, the Collateral Certificate, the Fee Letter, all other documents, instruments and agreements delivered to the Administrative Agent, the Collateral Agent, the Security Trustee, the Lead Arranger or any Lender pursuant to Sections 3.01 or 3.02 and all other documents, instruments and agreements delivered by any Loan Party to the Administrative Agent, the Collateral Agent, the Security Trustee or any Lender in connection with this Agreement or any other Credit Document on or after the date of this Agreement, including, without limitation, any amendments, consents or waivers, as the same may be amended, restated, supplemented or modified from time to time.
“Credit Event” shall mean the making of any Loan (including a Swing Line Loan) or the making of an L/C Credit Extension.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Governmental Rules from time to time in effect affecting the rights of creditors generally.
“Decreasing Lender” shall have the meaning given to that term in Section 2.01(h)(iv).
“Default” shall mean an Event of Default or any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.
“Default Rate” shall have the meaning given to that term in Section 2.07(c).
“Defaulting Lender” shall mean a Lender which (a) has failed to fund its portion of any Borrowing, any participations in Letters of Credit or participations in Swing Line Loans required to be funded by it under this Agreement within three (3) Business Days of the date when due, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a receivership, bankruptcy or insolvency proceeding.
“Designated Person” shall mean any Person who (i) is named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and/or any other similar lists maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control pursuant to authorizing statute, executive order or regulation, (ii) (A) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order or any related legislation or any other similar executive order(s) or (B) engages in any dealings or transactions prohibited by Section 2 of the Executive Order or is otherwise associated with any such Person in any manner violative of Section 2 of the Executive Order or (iii)(X) is an agency of the government of a country, (Y) an organization controlled by a country, or (Z) a Person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person.
“Deteriorating Lender” shall mean (a) a Defaulting Lender or (b) a Lender as to which (i) the L/C Issuer or Swing Line Lender (as applicable) has been informed that such Lender has defaulted in fulfilling its monetary or other material obligations under one or more other syndicated credit facilities or (ii) an entity that controls such Lender has been deemed insolvent or becomes subject to a receivership, bankruptcy or other similar proceeding. For the purpose of this definition, “control” of a Lender shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Disqualified Securities” shall mean any Equity Security which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year following the date of payment and satisfaction in full by the Loan Parties of the Obligations, (b) is convertible into or exchangeable for (i) debt securities or (ii) any Equity Security referred to in (a) above, in each case at any time on or prior to the date that is one year following the date of payment and satisfaction in full by the Loan Parties of the Obligations, or (c) is entitled to receive a cash Distribution (other than for taxes attributable to the operations of the business) or a Distribution of Disqualified Securities on or prior to the date that is one year following the date of payment and satisfaction in full by the Loan Parties of the Obligations.
“Distributions” shall mean the declaration or (without duplication) payment of any distributions or dividends (in cash, Property or obligations) on, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, repurchase, redemption, retirement or other acquisition of, any Equity Securities of any Person or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as “phantom membership” or “phantom stock” payments or similar payments, where the amount is calculated with reference to the fair market or equity value of any Person), but excluding distributions or dividends payable by a Person solely in membership interests or shares of common stock of such Person.
“Dollars” and “$” shall mean the lawful currency of the United States and, in relation to any payment under this Agreement, same day or immediately available funds.
“Domestic Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender pursuant to Section 2.01(h) or by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s Base Rate Loans and Base Rate Portions will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s Base Rate Loans and Base Rate Portions will thereafter be made.
“Effective Amount” shall mean (i) with respect to Revolving Loans, Term Loans, and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to (A) any borrowings and prepayments or repayments of Revolving Loans, Term Loans, and Swing Line Loans and (B) with respect to Swing Line Loans, any risk participation amongst the Lenders, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Effective Date” shall mean the time and Business Day on which the satisfaction of all conditions precedent and the consummation of all of the transactions contemplated in Schedule 3.01 occur.

“Eligible Assignee” shall mean (a) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (b) a Person that is (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, (iii) a finance company, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $100,000,000, or (iv) a Person that is primarily engaged in the business of commercial lending and that is (x) a Subsidiary of a Lender, (y) a Subsidiary of a Person of which a Lender is a Subsidiary, or (z) a Person of which a Lender is a Subsidiary; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Borrower Party or any Affiliate of a Borrower Party or any natural person.
“Environmental Damages” shall mean all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses (including costs of investigation, remediation, defense, settlement and reasonable attorneys’ fees and consultants’ fees and any diminution in the value of the security afforded to the Lenders with respect to any real property owned or used by any Borrower Party), that are incurred at any time (a) as a result of the existence of any Hazardous Materials upon, about or beneath any real property owned by or leased by any Borrower Party or migrating or threatening to migrate to or from any such real property regardless of whether or not caused by or within the control of any Borrower Party, (b) arising from any investigation, proceeding or remediation of any location at which any Borrower Party or any predecessors are alleged to have directly or indirectly disposed of Hazardous Materials or (c) arising in any manner whatsoever out of any violation of Environmental Laws by any Borrower Party or with respect to the Grand Victoria Vessel or any real property owned or used by any Borrower Party or (d) as a result of the existence of any Hazardous Material upon, about or released from the Grand Victoria Vessel.
“Environmental Laws” shall mean the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to the protection of human health and safety and the environment, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

“Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” shall mean any Person which is treated as a single employer with any Borrower Party under Sections 414(b) and (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of the provisions relating to Section 412 of the IRC).
“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA which could reasonably be expected to give rise to any liability with respect to such withdrawal; (c) a complete or partial withdrawal by a Borrower Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower Party or any ERISA Affiliate.
“Euro-Dollar Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender pursuant to Section 2.01(h) or by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s LIBOR Loans and LIBOR Portions will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s LIBOR Loans and LIBOR Portions will thereafter be made.
“Event of Default” shall have the meaning given to that term in Section 6.01.
“Evergreen Letter of Credit” shall have the meaning given to that term in Section 2.02(b)(iii).
“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financings: - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23rd September, 2001.
“Exempted Equity Issuance” shall mean any of the following: (a) the issuance of Equity Securities by any Loan Party to another Loan Party, (b) the contribution of capital by any Loan Party to another Loan Party, or (c) the issuance by the Borrower of its Equity Securities to any of its officers, directors or employees pursuant to customary compensation arrangements.

“FASB ASC” shall mean the Accounting Standards Codification of the Financial Accounting Standards Board.
“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.
“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.
“Fee Letter” shall mean the letter agreement dated as of September 10, 2010, between the Borrower and the Wells Fargo Parties regarding certain fees payable by the Borrower to the Wells Fargo Parties as expressly indicated therein.
“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of income and cash flows (and, in the case of financial statements in respect of a fiscal year, statements of retained earnings, or stockholders’ equity or members’ equity or partners’ capital) of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audited financial statements and, in each case, corresponding figures from the comparable budgeted and projected figures for such period, all prepared in reasonable detail and in accordance with GAAP.
“FireKeepers Indenture” shall mean that certain indenture, dated as of May 6, 2008 among the FireKeepers Development Authority, the Nottawaseppi Tribe and U.S. Bank National Association with respect to the 13.875% Senior Secured Notes due 2015.
“FireKeepers Management Agreement” shall mean the management agreement entered into by and among GEM, the Nottawaseppi Tribe and FireKeepers Development Authority with respect to the FireKeepers Casino.
“Fixed Charge Coverage Ratio” shall mean, as at any date of determination, with respect to the Borrower Parties for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date, (a)(i) Adjusted EBITDA, minus (ii) the aggregate amount of Capital Expenditures made during such period (excluding up to $2,000,000 in the aggregate spent to convert hotel rooms at the Grand Victoria Casino & Resort to suites), minus (iii) the aggregate amount of dividends made during such period, minus (iv) cash taxes required to be paid during such period divided by (b) Fixed Charges for such period.

“Fixed Charges” shall mean, for any four fiscal quarter period, the sum, for the Borrower Parties (determined on a consolidated basis without duplication), of the following items: (a) Interest Expense for such period, (b) payments of principal on Indebtedness scheduled to be paid during such period, provided, however, that for purposes of this clause (b), any optional prepayments that are applied pursuant to Section 2.06(b) to payments on the Term Loans originally scheduled to be made during such period shall be disregarded, and such originally scheduled payments on the Term Loans during such period shall be included in this clause (b) notwithstanding the prior application of such prepayments to such scheduled payments, and (c) the portion of payments under Capital Leases that should be treated as payment of principal in accordance with GAAP scheduled to be paid during such period, provided, however, that for each of the four fiscal quarter periods ending with the first full fiscal quarter after the Initial Funding Date, the second full fiscal quarter after the Initial Funding Date and the third full fiscal quarter after the Initial Funding Date, Fixed Charges for each such four fiscal quarter period shall be deemed equal to the sum of clauses (a) through (c) above for the full quarters after the Initial Funding Date ending thereon multiplied by 4, by 2 and by 4/3rds, respectively.
“Foreign Plan” shall mean any employee benefit plan maintained or contributed to by any Loan Party which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.
“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” shall mean generally accepted accounting principles and practices as in effect in the United States from time to time, consistently applied.
“Gaming Board” shall mean any Governmental Authority that holds licensing or permit authority over gambling, gaming or casino activities conducted by any Borrower Party within its jurisdiction.
“Gaming Laws” shall mean all Laws pursuant to which any Gaming Board possesses licensing or permit authority over gambling, gaming, or casino activities conducted by any Borrower Party within its jurisdiction.
“GED” shall mean Gaming Entertainment (Delaware), LLC.
“GEM” shall mean Gaming Entertainment (Michigan), LLC.
“Governmental Authority” shall mean any international, domestic, tribal or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory, tax or administrative functions of or pertaining to government, including, without limitation, the Federal Trade Commission, Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority and any supra-national bodies such as the European Union.

“Governmental Authorization” shall mean any permit, license, registration, approval, finding of suitability or licensing, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority (including any Gaming Board).
“Governmental Charges” shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its Property or otherwise payable by such Person.
“Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization, guidelines, policy or similar form of decision of any Governmental Authority.
“Grand Victoria EBITDA” shall mean, for any period, (a) net income of the Purchased Assets for such period, plus (b) to the extent deducted in determining such net income, the sum of the following for such period (without duplication): (i) interest expense, (ii) provisions for income taxes and (iii) depreciation and amortization expenses.
“Grand Victoria Vessel” shall mean the vessel known as the Grand Victoria II, official number 1027644.
“Grand Victoria Vessel Security Document” shall mean the first preferred ship mortgage on the Grand Victoria Vessel made or to be made by Gaming Entertainment (Indiana), LLC in favor of the Security Trustee.
“Guarantor” shall mean each now existing or hereafter acquired or created direct or indirect Subsidiary of the Borrower which becomes a party to the Guaranty.
“Guaranty” shall mean the Guaranty Agreement by each Guarantor from time to time party thereto in favor of the Administrative Agent and the Lender Parties, substantially in the form of Exhibit L.
“Guaranty Obligation” shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any Property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, provided that the term “Guaranty Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum liability in respect thereof.

“Hazardous Materials” shall mean all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic or caustic to the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls and all materials, substances and wastes which are classified or regulated as “hazardous,” “toxic” or similar descriptions under any Environmental Law.
“Honor Date” shall have the meaning given to that term in Section 2.02(c)(i).
“Increase Effective Date” shall have the meaning given to that term in Section 2.01(h)(iii).
“Insurance Disclosure Statement” shall have the meaning given to that term in clause (g)(iv) of Schedule 3.02.
“IGRA” means the Federal Indian Gaming Regulatory Act of 1988, codified at 25 U.S.C. §2701, et seq., as amended.
“Indebtedness” of any Person shall mean, without duplication:
(a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);
(b) All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price), except for (i) trade accounts payable, provided that (A) such trade accounts payable arise in the ordinary course of business and (B) no material part of any such account is more than sixty (60) days past due and (ii) time-based licenses;
(c) All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or the lender under such agreement in the event of default are limited solely to repossession or sale of such property);
(d) All obligations of such Person as lessee under or with respect to Capital Leases and synthetic leases and all other off-balance sheet financing;
(e) All obligations of such Person, contingent or otherwise, under or with respect to Surety Instruments;
(f) All Unfunded Pension Liabilities of such Person;
(g) All obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person;
(h) All Contingent Obligations of such Person;
(i) All Disqualified Securities of such Person;

(j) With respect to any Rate Contracts, the Termination Value thereof;
(k) All obligations of such Person with respect to letters of credit, whether drawn or undrawn, contingent or otherwise;
(l) All Guaranty Obligations of such Person with respect to the obligations of other Persons of the types described in clauses (a) — (k) above; and
(m) All obligations of other Persons (“primary obligors”) of the types described in clauses (a) — (l) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations (and, for purposes of this clause (m), the amount of the Indebtedness of such Person shall be deemed to be the lesser of (x) the amount of all obligations of such primary obligors so secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) the property of such Person and (y) the value of such property).
To the extent not included above, “Indebtedness” shall include all Obligations.
“Indemnifiable Taxes” shall have the meaning given to that term in Section 2.12(a).
“Initial Funding Date” shall mean the time and Business Day on which the satisfaction of all conditions precedent and the consummation of all of the transactions contemplated in Schedule 3.02 occur.
“Indemnitees” shall have the meaning given to that term in Section 8.03.
“Interest Expense” shall mean, for any period, the sum, for the Borrower Parties (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest, fees, charges and related expenses payable during such period to any Person in connection with Indebtedness or the deferred purchase price of assets that are treated as interest in accordance with GAAP, (b) the portion of rent actually paid during such period under Capital Leases that should be treated as interest in accordance with GAAP and (c) the net amounts payable (or minus the net amounts receivable) under Rate Contracts accrued during such period (whether or not actually paid or received during such period).
“Interest Period” shall mean, with respect to any LIBOR Loan or LIBOR Portion, the time periods selected by the Borrower pursuant to Section 2.01(c) or Section 2.01(e) which commences on the first day of such Loan or Portion or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by the Borrower pursuant to Section 2.01(f) which commences on the last day of the immediately preceding time period and ends on the last day of that time period.
“Investment” of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business consistent with past practice), any purchase or other acquisition of any Equity Securities or

Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including (x) any Guaranty Obligations of such Person with respect to any obligations of any other Person and (y) any payments made by such Person on account of obligations of any other Person); provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person (other than any Borrower Party) which are current assets and arose from sales or rentals of inventory in the ordinary course of such Person’s business consistent with past practice or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business consistent with past practice.
“IRC” shall mean the U.S. Internal Revenue Code of 1986.
“ISP” shall have the meaning given to that term in Section 2.02(h).
“Joint Venture” shall mean a joint venture, limited liability company, corporation, partnership, other entity or other legal arrangement (whether created pursuant to a contract or conducted through a separate legal entity) formed by a Loan Party and one or more other Persons who are not Loan Parties.
“L/C Advance” shall mean, with respect to each Revolving Lender, such Revolving Lender’s payment or participation in any L/C Borrowing in accordance with its Revolving Proportionate Share.
“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan Borrowing.
“L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof, the amendment thereof, the extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” shall mean Wells Fargo in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” shall mean, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.
“Lead Arranger” shall mean WFS in its capacity as lead arranger and sole bookrunner with respect to this Agreement. Except as expressly set forth in Sections 8.02 and 8.03, the capacity of the Lead Arranger is titular in nature, and the Lead Arranger shall have no special rights or obligations over those of a Lender by reason thereof.
“Lender Parties” shall mean, collectively, the Lenders and the Persons who are counterparties to the Borrower under Lender Rate Contracts.

“Lender Rate Contract(s)” shall mean one or more Rate Contracts with respect to the Indebtedness evidenced by this Agreement between the Borrower and any Person who, at the time it enters into such Rate Contract, is a Lender or an Affiliate of a Lender (in each case, only so long as such Person remains a Lender or an Affiliate of a Person that remains a Lender), on terms acceptable to the Borrower and such Person. Each Lender Rate Contract shall be a Credit Document and shall be secured by the Liens created by the Security Documents to the extent set forth in Section 2.14(a).
“Lenders” shall have the meaning given to that term in clause (2) of the introductory paragraph hereof and includes the L/C Issuer and the Swing Line Lender (unless the context otherwise requires).
“Letter of Credit” shall mean any letter of credit issued hereunder. A Letter of Credit may be a Commercial Letter of Credit or a Standby Letter of Credit.
“Letter of Credit Application” shall mean an application and agreement (including any master letter of credit agreement) for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” shall mean the day that is thirty days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” shall mean an amount equal to the lesser of (a) $2,500,000 and (b) the Total Revolving Loan Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.
“LIBOR Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in Section 2.01(d)(ii).
“LIBOR Portion” shall mean, at any time, a Portion of a Term Loan Borrowing, or a Term Loan, as the case may be, which then bears interest at a rate specified in Section 2.01(d)(ii).
“LIBOR Rate” shall mean, with respect to any Interest Period for the LIBOR Loans in any Revolving Loan Borrowing consisting of LIBOR Loans or any LIBOR Portion of a Term Loan Borrowing, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16 of one percent) of (a) the greater of (1) 1.50% and (2) the rate per annum referred to as the BBA (British Bankers Association) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by the Administrative Agent, on the first day of such Interest Period at or about 11:00 a.m., London time (or as soon thereafter as practicable), for delivery on the second Business Day prior to the first day of such Interest Period for a term comparable to such Interest Period, divided by (b) one minus the Reserve Requirement for such Loans or Portion in effect from time to time. If for any reason rates are not available as provided in clause (a)(2) of the preceding sentence, the rate to be used in clause (a)(2) shall be, at the Administrative Agent’s discretion (in each case, rounded upward if necessary to the nearest 1/16 of one percent), (i) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (ii) the rate at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the second Business Day prior to the commencement of such Interest

Period at or about 10:00 a.m. (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the Loan or Portion to be made or funded by the Administrative Agent as part of such Borrowing. The LIBOR Rate shall be adjusted automatically as to all LIBOR Loans and LIBOR Portions then outstanding as of the effective date of any change in the Reserve Requirement.
“Lien” shall mean, with respect to any Property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such Property or the income therefrom, including the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.
“Loan” shall mean a Revolving Loan, a Term Loan or a Swing Line Loan.
“Loan Account” shall have the meaning given to that term in Section 2.08(a).
“Loan Parties” shall mean, collectively, the Borrower and the Guarantors.
“Margin Stock” shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board but shall in any case include the treasury stock of the Borrower.
“Material Adverse Effect” shall mean any event or circumstance that has or could reasonably be expected to have a material adverse effect on (a) the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Borrower Parties taken as a whole, (b) the ability of the Borrower to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents or the ability of the Guarantors, collectively, to pay or perform any portion of their obligations in accordance with the terms of the Guaranty and the other Credit Documents; (c) the rights and remedies of the Administrative Agent, the Collateral Agent, the Security Trustee or any Lender under this Agreement, the other Credit Documents or any related document, instrument or agreement; (d) the value of the Collateral, the Administrative Agent’s, the Collateral Agent’s, the Security Trustee’s or any Lender’s security interest in the Collateral or the perfection or priority of such security interests; or (e) the validity or enforceability of any of the Credit Documents.
“Material Contract” shall mean the FireKeepers Management Agreement and any other agreement or arrangement to which any Borrower Party is a party (other than the Credit Documents) with respect to which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.
“Material Documents” shall mean (i) the Organizational Documents of the Loan Parties, (ii) all Acquisition Documents and (iii) the Material Contracts.
“Maturity” or maturity” shall mean, with respect to any Loan, interest, fee or other amount payable by the Borrower under this Agreement or the other Credit Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

“Maturity Date” shall mean the earlier of (i) June 30, 2016 and (ii) the fifth anniversary of the Initial Funding Date.
“Multiemployer Plan” shall mean any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate.
“Negative Pledge” shall mean a Contractual Obligation which contains a covenant binding on any Loan Party that prohibits Liens on any of its Property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Permitted Lien which affects only the Property that is the subject of such Permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.
“Net Condemnation Proceeds” shall mean an amount equal to: (a) any cash payments or proceeds received by a Loan Party, the Administrative Agent, the Security Trustee or the Collateral Agent as a result of any condemnation or other taking or temporary or permanent requisition of any Property of a Loan Party, any interest therein or right appurtenant thereto, or any change of grade affecting such Property, as the result of the exercise of any right of condemnation or eminent domain by a Governmental Authority (including a transfer to a Governmental Authority in lieu or anticipation of a condemnation), minus (b) (i) any actual and reasonable costs incurred by a Loan Party in connection with any such condemnation or taking (including reasonable fees and expenses of counsel), and (ii) provisions for all taxes payable as a result of such condemnation, without regard to the consolidated results of operations of the Loan Parties, taken as a whole.
“Net Income” shall mean with respect to any fiscal period, the net income of or attributable to the Borrower Parties for such period determined on a consolidated basis in accordance with GAAP, consistently applied; provided, that Net Income for any period that includes any fiscal quarter ending prior to the Initial Funding Date shall be deemed to include the Net Income of or attributable to the Purchased Assets
“Net Insurance Proceeds” shall mean an amount equal to: (a) any cash payments or proceeds received by a Loan Party, the Administrative Agent or the Collateral Agent under any key man life insurance policy or any casualty policy in respect of a covered loss thereunder with respect to any property, minus (b) (i) any actual and reasonable costs incurred by a Loan Party in connection with the adjustment or settlement of any claims of a Loan Party in respect thereof (including reasonable fees and expenses of counsel), (ii) provisions for all taxes payable as a result of such event without regard to the consolidated results of operations of Loan Parties, taken as a whole, and (iii) with respect to cash payments or proceeds from any key man life insurance policies, reasonable and customary amounts paid by the applicable Loan Party to (A) an executive recruiting firm related to hiring a replacement executive officer, and (B) the replacement executive officer as a signing bonus and relocation expenses.
“Net Proceeds” shall mean:

(a) With respect to any sale of any asset or property by any Person, the aggregate consideration received by such Person from such sale less the sum of (i) the actual amount of the reasonable fees and commissions payable by such Person other than to any of its Affiliates, (ii) the reasonable legal expenses and other costs and expenses directly related to such sale that are to be paid by such Person other than to any of its Affiliates (including, without limitation, transfer, sale, use and other similar taxes payable in connection with such sale), (iii) income taxes reasonably estimated to be payable by such Person as a result of such sale, and (iv) the amount of any Indebtedness (other than the Obligations) which is secured by such asset and is required to be repaid or prepaid by such Person as a result of such sale; and
(b) With respect to any issuance or incurrence of any Indebtedness by any Person, the aggregate consideration received by such Person from such issuance or incurrence less the sum of (i) the actual amount of the reasonable fees and commissions payable by such Person other than to any of its Affiliates and (ii) the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance or incurrence that are to be paid by such Person other than to any of its Affiliates; and
(c) With respect to any issuance of Equity Securities by any Person, the aggregate consideration received by such Person from such issuance less the sum of (i) the actual amount of the reasonable fees and commissions payable by such Person other than to any of its Affiliates and (ii) the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance that are to be paid by such Person other than to any of its Affiliates.
“New Lender” shall have the meaning given to that term in Section 2.01(h)(i)(G).
“Non-Bank Certificate” shall have the meaning given to that term in Section 2.12(e).
“Non-Bank Lender” shall have the meaning given to that term in Section 2.12(e).
“Non-Consenting Lender” shall have the meaning given to that term in Section 8.04.
“Nonrenewal Notice Date” shall have the meaning given to that term in Section 2.02(b)(iii).
“Non-Wholly-Owned Subsidiary” shall mean a direct or indirect Subsidiary of the Borrower that is not a Wholly-Owned Subsidiary.
“Nottawaseppi Tribe” shall mean the Nottawaseppi Huron Band of Potawatomi.
“Note” shall mean a Revolving Loan Note, a Term Loan Note or a Swing Line Note.
“Notice of Borrowing” shall mean a Notice of Loan Borrowing or a Notice of Swing Line Borrowing.
“Notice of Conversion” shall have the meaning given to that term in Section 2.01(e).
“Notice of Interest Period Selection” shall have the meaning given to that term in Section 2.01(f)(ii).
“Notice of Loan Borrowing” shall have the meaning given to that term in Section 2.01(c).

“Notice of Swing Line Borrowing” shall mean a notice of a Swing Line Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit D.
“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed or owing by the Borrower of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including without limitation all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against any the Borrower, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Borrower hereunder and thereunder.
“Organizational Documents” shall mean, with respect to any Person, collectively, (a) such Person’s articles or certificate of incorporation, articles or certificate of organization, certificate of limited partnership, certificate of formation, or comparable documents filed or recorded with the applicable Governmental Authority of such Person’s jurisdiction of formation and (b) such Person’s, bylaws, limited liability company agreement, partnership agreement or other comparable organizational or governing documents.
“Participant” shall have the meaning given to that term in Section 8.05(b).
“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act).
“PBGC” shall mean the Pension Benefit Guaranty Corporation.
“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan and a Foreign Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute.
“Permitted Acquisition” shall mean any acquisition permitted under Section 5.02(d)(iv).
“Permitted Indebtedness” shall have the meaning given to that term in Section 5.02(a).
“Permitted Liens” shall have the meaning given to that term in Section 5.02(b).
“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.
“Pledged Intercompany Notes” shall have the meaning given to that term in Schedule 3.01(a)(vi).

“Portion” shall mean a portion of the principal amount of a Term Loan Borrowing or a Term Loan, as applicable. A Term Loan Borrowing shall consist of one or more Portions, and each Term Loan comprising a Term Loan Borrowing shall consist of the same number of Portions, with each such Term Loan Portion corresponding pro rata to a Term Loan Borrowing Portion. Any reference to a Portion of a Term Loan Borrowing shall include the corresponding Portion of each Term Loan comprising a Term Loan Borrowing.
“Pricing Grid” shall mean,
Pricing Grid

		Applicable Margin	Applicable Margin	Commitment Fee
Tier	Total Leverage Ratio	for LIBOR Loans	for Base Rate Loans	Percentage
I	≥ 1.25	5.50%	4.50%	0.750%
II	≥ 0.75 < 1.25	5.00%	4.00%	0.625%
III	< 0.75	4.50%	3.50%	0.500%
Any increase or decrease in the Applicable Margin resulting from a change in the Total Leverage Ratio shall become effective as of the fifth Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(a)(iii) with respect to any fiscal quarter; provided, however, that if no Compliance Certificate is delivered when due in accordance with such Section, then Tier I shall apply as of the date of the failure to deliver such Compliance Certificate until such date as the Borrower delivers such Compliance Certificate in form and substance reasonably acceptable to the Administrative Agent and thereafter the Applicable Margin shall be based on the Total Leverage Ratio indicated on such Compliance Certificate until such time as the Applicable Margin is further adjusted as set forth in this definition. Notwithstanding anything to the contrary herein, the Applicable Margin in effect as of the Initial Funding Date shall be based on Tier I until adjusted in the manner set forth in this definition following the date a Compliance Certificate is delivered pursuant to Section 5.01(a)(iii) with respect to the first full fiscal quarter following the Initial Funding Date. If the Total Leverage Ratio reported in any Compliance Certificate shall be determined to have been incorrectly reported and if correctly reported would have resulted in a higher Applicable Margin, then the Applicable Margin shall be retroactively adjusted to reflect the higher rate that would have been applicable had the Total Leverage Ratio been correctly reported in such Compliance Certificate and the additional amounts resulting therefrom shall be due and payable upon demand from the Administrative Agent or any Lender (the Borrower’s obligations to pay such additional amounts shall survive the payment and performance of all other Obligations and the termination of this Agreement).
“Prime Rate” shall mean the per annum rate of interest most recently announced within Wells Fargo at its principal office in San Francisco, California as its Prime Rate, with the understanding that Wells Fargo’s Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each such change in the Prime Rate occurs.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Proportionate Share” shall mean a Revolving Proportionate Share or a Term Proportionate Share, as the context may require.
“Proposed Change” shall have the meaning given to that term in Section 8.04.
“Proposed Target” shall have the meaning given to that term in Section 5.02(d)(iv).
“Purchased Assets” shall have the meaning given to that term in the Acquisition Agreement.
“Qualified Equity Securities” means Equity Securities of the Borrower other than Disqualified Equity Securities.
“Rate Contract” shall mean any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.
“Real Property Security Documents” shall mean (a) each document listed on Schedule 1.01(a) and (b) each deed of trust or mortgage delivered from time to time in accordance with Section 5.01(k) or otherwise in connection with the Credit Documents.
“Receipt Date” shall have the meaning given to that term in Section 2.06(c)(vii).
“Reduction Amount” shall have the meaning given to that term in Section 2.04(b).
“Reduction Date” shall have the meaning given to that term in Section 2.04(b).
“Reduction Notice” shall have the meaning given to that term in Section 2.04(a).
“Register” shall have the meaning given to that term in Section 8.05(d).
“Relevant Sale” shall have the meaning given to that term in Section 2.06(c)(iv).
“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA and applicable regulations thereunder (other than events for which the thirty (30) day notice period has been waived).
“Required Lenders” shall mean, at any time, the Lenders whose Proportionate Shares then exceed fifty percent (50%) of the total Proportionate Shares of all Lenders; provided that at any time any Lender is a Defaulting Lender, such Defaulting Lender shall be excluded in determining “Required Lenders”, and “Required Lenders” shall mean at such time non-

Defaulting Lenders having total Proportionate Shares exceeding fifty percent (50%) of the total Proportionate Shares of all non-Defaulting Lenders. Notwithstanding the foregoing, in no event shall Required Lenders consist of fewer than two non-Defaulting Lenders at any time at which there shall be at least two non-Defaulting Lenders party to this Agreement, and for purposes of the foregoing, Lenders that are Affiliates of one another shall be treated as a single Lender.
“Requirement of Law” applicable to any Person shall mean (a) such Person’s Organizational Documents, (b) any Governmental Rule applicable to such Person, (c) any Governmental Authorization granted by or obtained from any Governmental Authority or under any Governmental Rule for the benefit of such Person or (d) any judgment, decision, award, decree, writ or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Reserve Requirement” shall mean, with respect to any day in an Interest Period for a LIBOR Loan or LIBOR Portion and for any calculation of the One Month LIBOR Rate, the aggregate of the maximum of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term “reserve requirement” shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Lender by any Governmental Authority.
“Responsible Officer” shall mean, with respect to a Loan Party, the chief executive officer, president, chief operating officer, chief financial officer, vice president or treasurer of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party and any request or other communication conveyed telephonically or otherwise by a Responsible Officer of a Loan Party (or any Person reasonably believed by the Administrative Agent, the Collateral Agent or the Security Trustee to be a Responsible Officer of a Loan Party) shall be conclusively presumed to have been authorized by all necessary corporate, company, partnership and/or other action on the part of such Loan Party and such Responsible Officer (or such Person reasonably believed by the Administrative Agent or the Security Trustee to be a Responsible Officer) shall be conclusively presumed to have acted on behalf of such Loan Party.
“Revolving Lender” shall mean (a) on the Initial Funding Date, the Lenders having Revolving Loan Commitments as specified on Part A of Schedule I hereto and (b) thereafter, the Lenders from time to time holding Revolving Loans, L/C Obligations and Swing Line Loans and Revolving Commitments after giving effect to any assignments permitted by Section 8.05(c).
“Revolving Loan” shall have the meaning given to that term in Section 2.01(b).
“Revolving Loan Borrowing” shall mean a borrowing by the Borrower consisting of the Revolving Loans made by each of the Revolving Lenders to the Borrower on the same date and of the same Type pursuant to a single Notice of Loan Borrowing for Revolving Loans.
“Revolving Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Revolving Loan Commitment” opposite such Lender’s name on Part A of Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register.

“Revolving Loan Note” shall have the meaning given to that term in Section 2.08(b).
“Revolving Proportionate Share” shall mean:
(a) With respect to any Lender so long as the Revolving Loan Commitments are in effect, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Revolving Loan Commitment at such time to (ii) the Total Revolving Loan Commitment at such time; and
(b) With respect to any Lender at any other time, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the sum of (A) the aggregate Effective Amount of such Lender’s Revolving Loans, (B) such Lender’s Proportionate Share of the Effective Amount of all L/C Obligations, and (C) such Lender’s Proportionate Share of the aggregate Effective Amount of all Swing Line Loans to (ii) the sum of (A) the aggregate Effective Amount of all Revolving Loans and Swing Line Loans and (B) the Effective Amount of all L/C Obligations.
The initial Revolving Proportionate Share of each Lender is set forth under the caption “Revolving Proportionate Share” opposite such Lender’s name on Schedule I.
“Sale and Leaseback” shall mean, with respect to any Person, the sale of Property owned by such Person (the “Seller”) to another Person (the “Buyer”), together with the substantially concurrent leasing of such Property by the Buyer to the Seller.
“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Security Trustee and the Lender Parties.
“Security Agreement” shall mean that certain Security Agreement among the Borrower, each Guarantor party thereto and the Collateral Agent, substantially in the form of Exhibit M.
“Security Documents” shall mean and include the Security Agreement, the Collateral Assignment of Leases, each Control Agreement, each Real Property Security Document, the Grand Victoria Vessel Security Document, each other pledge agreement or security agreement from time to time delivered in accordance with Section 5.01(i), and all other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings) delivered to the Administrative Agent, the Collateral Agent, the Security Trustee or any Lender in connection with any Collateral or to secure the Obligations or the obligation of a Guarantor under the Credit Documents.
“Security Trustee” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.
“Senior Finance Officer” shall mean, with respect to a Loan Party, the Chief Executive Officer, the Chief Financial Officer or the Vice President of Finance of such Loan Party.

“Ship Mortgage Act” means Chapter 313 of Title 46 of the United States Code.
“Solvent” shall mean, with respect to any Person on any date, that on such date (a) the fair value of the Property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s Property would constitute an unreasonably small capital.
“Standby Letter of Credit” shall mean any of the standby letters of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.
“Subordinated Obligations” shall mean, as of any date of determination, any Indebtedness of the Loan Parties on that date which has been subordinated in right of payment to the Obligations in a manner reasonably satisfactory to the Required Lenders and contains such other protective terms with respect to senior debt (such as amount, maturity, amortization, interest rate, covenants, defaults, remedies, payment blockage and terms of subordination) as the Required Lenders may reasonably require.
“Subsidiary” of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the Equity Securities having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis. Unless otherwise indicated in this Agreement, “Subsidiary” shall mean a Subsidiary of the Borrower. For the avoidance of doubt, the Subsidiaries of the Borrower shall include GEM and exclude GED.
“Surety Instruments” shall mean all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.
“Swing Line” shall mean the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.03.
“Swing Line Borrowing” shall mean a borrowing of a Swing Line Loan.
“Swing Line Lender” shall mean Wells Fargo in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” shall mean the meaning specified in Section 2.03(a).
“Swing Line Note” shall have the meaning given to that term in Section 2.08(d).
“Swing Line Settlement Date” shall mean the fifteenth day of each month and the last Business Day of each month.
“Swing Line Sublimit” shall mean an amount equal to the lesser of (a) $1,000,000 and (b) the Total Revolving Loan Commitment. The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.
“Taxes” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all U.S. federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.
“Tax Return” shall mean all tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information returns) for Taxes.
“Term Lender” shall mean (a) prior to the Initial Funding Date, the Lenders having Term Loan Commitments as specified on Part A of Schedule I and (b) from and after the Initial Funding Date, the Lenders from time to time holding Term Loans after giving effect to any assignments permitted by Section 8.05(c).
“Term Loan” shall mean each advance made by a Term Lender pursuant to Section 2.01(a).
“Term Loan Borrowing” shall mean the borrowing by the Borrower consisting of the Term Loans made by the applicable Term Lenders to the Borrower.
“Term Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Term Loan Commitment” opposite such Lender’s name on Part A of Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register.
“Term Loan Increase” shall have the meaning given to that term in Section 2.01(a)(ii).
“Term Loan Installment Date” shall mean the last Business Day in each March, June, September and December of each year, commencing the last Business Day of the first full fiscal quarter after the Initial Funding Date.
“Term Loan Note” shall have the meaning given to that term in Section 2.08(c).

“Term Proportionate Share” shall mean:
(a) With respect to any Lender at any time prior to the Initial Funding Date, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Term Loan Commitment at such time to (ii) the Total Term Loan Commitment at such time; and
(b) With respect to any Lender at any time after the Initial Funding Date, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the Effective Amount of such Lender’s Term Loan outstanding at such time to (ii) the Effective Amount of all Term Loans outstanding at such time.
The initial Term Proportionate Share of each Lender is set forth under the caption “Term Proportionate Share” opposite such Lender’s name on Schedule I.
“Termination Value” shall mean, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (a) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined by the Administrative Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts which may include any Lender.
“Total Funded Debt” shall mean, as of any date of determination, all Indebtedness of or attributable to the Borrower Parties on a consolidated basis as of such date; provided that Total Funded Debt for any period that includes any fiscal quarter ending prior to the Initial Funding Date shall be deemed to include the Total Funded Debt of or attributable to the Purchased Assets.
“Total Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Total Funded Debt as of such date to (b) Adjusted EBITDA for the four consecutive fiscal quarter period most recently ended for which Financial Statements are available.
“Total Revolving Loan Commitment” shall mean, at any time, Four Million Seven Hundred Thirty Six Thousand Eight Hundred Forty Two Million Dollars and Eleven Cents ($4,736,842.11) or, if such amount is reduced pursuant to Section 2.04(a) or (b), the amount to which so reduced and in effect at such time, or, if such amount is increased pursuant to Section 2.01(h), the amount to which so increased and in effect at such time.
“Total Term Loan Commitment” shall mean, at any time, Thirty One Million Two Hundred Sixty Three Thousand One Hundred Fifty Seven Dollars and Eighty Nine Cents ($31,263,157.89) or, when such amount is reduced pursuant to Section 2.04(b), the amount to which so reduced and in effect at such time or, if such amount is increased pursuant to Section 2.01(h), the amount to which so increased and in effect at such time.
“Transactions” shall mean, collectively (a) the transactions contemplated under the Acquisition Agreement, including the Acquisition, (b) the initial Borrowings of the Loans on the Initial Funding Date and (c) the payment of fees, commissions and expenses in connection with the foregoing.

“Type” shall mean, with respect to any Loan, Borrowing or Portion at any time, the classification of such Loan, Borrowing or Portion by the type of interest rate it then bears, whether an interest rate based upon the Base Rate or the LIBOR Rate.
“UCP” shall have the meaning given to that term in Section 2.02(h)(ii).
“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the IRC for the applicable plan year.
“Unreimbursed Amount” has the meaning set forth in Section 2.02(c)(i).
“Unused Revolving Commitment” shall mean, at any time, the remainder of (a) the Total Revolving Loan Commitment at such time minus (b) the sum of the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations outstanding at such time. For the avoidance of doubt, Swing Line Loans shall not be counted as Revolving Loans for purposes of determining the amount of Unused Revolving Commitment.
“United States” and “U.S.” shall mean the United States of America.
“Wells Fargo” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.
“Wells Fargo Parties” shall mean, collectively, Wells Fargo and WFS.
“WFS” shall have the meaning given to that term in the introductory paragraph hereof.
“Wholly-Owned Subsidiary” shall mean any Person in which 100% of the Equity Securities of each class having ordinary voting power, and 100% of the Equity Securities of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more Wholly-Owned Subsidiaries of the Borrower, or both.
1.02. GAAP. Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP applied in a consistent manner with the principles used in the preparation of the Financial Statements of the Borrower Parties for the fiscal year ending December 31, 2009. Notwithstanding the other provisions of this Section 1.02, for purposes of determining compliance with any covenant, including any financial covenant, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 (and FASB ASC 470-20, if applicable) on financial liabilities shall be disregarded. If GAAP changes, as applicable, during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, other than changes in GAAP that require items to be included in the definition of Indebtedness that were not so required before such change in GAAP, the Borrower, the Lenders and the Administrative Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Loan Parties’ financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until the Borrower, the Lenders and the Administrative Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP, as in effect immediately prior to such change in GAAP.
1.03. Headings. The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
1.04. Plural Terms. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.
1.05. Time. All references in this Agreement and each of the other Credit Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated.
1.06. Governing Law. This Agreement and, unless otherwise expressly provided in any such Credit Document, each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York. The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Credit Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.
1.07. Construction. This Agreement is the result of negotiations among, and has been reviewed by, the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, the Security Trustee and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Borrower, any Lender, the Security Trustee, the Collateral Agent or the Administrative Agent.
1.08. Entire Agreement. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of the Borrower, the Lenders, the Administrative Agent, the Security Trustee and the Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof including, except to the extent expressly set forth therein and in the last sentence of this Section 1.08, the commitment letter dated as of September 10, 2010 between the Borrower and the Wells Fargo Parties (the “Commitment Letter”), but excluding the Fee Letter. Notwithstanding anything to the contrary herein or in any of the other Credit Documents, Sections 1(c) and 2(b) of the Commitment Letter shall survive the Effective Date, the payment of the Obligations and the termination of this Agreement.

1.09. Calculation of Interest and Fees. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period; provided that any Loan or Portion that is repaid on the same day on which it is made shall bear interest for one day and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan or Portion bears interest based upon the Base Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.
1.10. References.
(a) References in this Agreement to “Recitals,” “Sections,” “Paragraphs,” “Exhibits” and “Schedules” are to recitals, sections, paragraphs, exhibits and schedules herein and hereto unless otherwise indicated.
(b) References in this Agreement or any other Credit Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments hereto or thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby or thereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, restated, modified and supplemented from time to time and in effect at any given time if such amendment, restatement, modification or supplement is permitted hereby or thereby.
(c) References in this Agreement or any other Credit Document to any Governmental Rule (i) shall include any successor Governmental Rule, (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.
(d) References in this Agreement or any other Credit Document to any Person in a particular capacity (i) shall include any successors to and permitted assigns of such Person in that capacity and (ii) shall exclude such Person individually or in any other capacity.
1.11. Other Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.
1.12. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

ARTICLE II. CREDIT FACILITIES.
2.01. Loan Facilities.
(a) Term Loan Availability.
(i) On the Initial Funding Date. On the terms and subject to the conditions of this Agreement, each Term Lender severally agrees to advance to the Borrower in a single advance on the Initial Funding Date a loan in Dollars under this Section 2.01(a)(i); provided, however, that (i) the principal amount of the Term Loan made by such Term Lender shall not exceed such Term Lender’s Term Loan Commitment on the Initial Funding Date and (ii) the aggregate principal amount of all Term Loans made by all Term Lenders shall not exceed the Total Term Loan Commitment on the Initial Funding Date. The Term Loans made on the Initial Funding Date shall be made on a pro rata basis by the Term Lenders in accordance with their respective Term Proportionate Shares, with the Term Loan Borrowing to be comprised of a Term Loan by each Term Lender equal to such Term Lender’s Term Proportionate Share of such Term Loan Borrowing.
(ii) After the Initial Funding Date. On the terms and subject to the conditions of this Agreement, after the Initial Funding Date, if there is to be an increase in the aggregate principal amount of the Term Loans pursuant to Section 2.01(h) (the “Term Loan Increase”), the Term Lender that has agreed to advance the Term Loan Increase pursuant to Section 2.01(h) hereby agrees to advance to the Borrower in a single advance on the date specified for such Term Loan Increase pursuant to Section 2.01(h) a loan in Dollars under this Section 2.01(a)(ii); provided, however, that the principal amount of the Term Loan made by the such Lender shall not exceed the amount such Lender has agreed to advance pursuant to Section 2.01(h) with respect to such Term Loan Increase. The Term Loan Borrowing made in respect of the Term Loan Increase shall be comprised of a Term Loan made by such Lender in an amount equal to such Term Loan Increase.
(iii) The Borrower may not reborrow the principal amount of any Term Loan after repayment or prepayment thereof.
(b) Revolving Loan Availability. On the terms and subject to the conditions of this Agreement, each Revolving Lender severally agrees to advance to the Borrower from time to time during the period beginning on the Initial Funding Date up to, but not including the Maturity Date such loans in Dollars as the Borrower may request under this Section 2.01(b) (individually, a “Revolving Loan”); provided, however, that (i) the sum of (A) the Effective Amount of all Revolving Loans made by such Revolving Lender at any time outstanding and (B) such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations and all Swing Line Loans at any time outstanding shall not exceed such Revolving Lender’s Revolving Loan Commitment at such time and (ii) the sum of (A) the Effective Amount of all Revolving Loans made by all the Revolving Lenders at any time outstanding and (B) the Effective Amount of all L/C Obligations and Swing Line Loans at any time outstanding shall not exceed the Total Revolving Loan Commitment at such time. All Revolving Loans shall be made on a pro rata basis by the Revolving Lenders in accordance with their respective Revolving Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Revolving Lender equal to such Revolving Lender’s Revolving Proportionate Share of such Revolving Loan Borrowing. Except as otherwise provided herein, the Borrower may borrow, repay and reborrow Revolving Loans until the Maturity Date.
(c) Notice of Loan Borrowing. The Borrower shall request each Revolving Loan Borrowing and Term Loan Borrowing by delivering to the Administrative Agent an irrevocable written notice substantially in the form of Exhibit A (a “Notice of Loan Borrowing”), duly executed by a Responsible Officer of the Borrower and appropriately completed which specifies, among other things:
(i) Whether the applicable Borrowing is a Revolving Loan Borrowing or Term Loan Borrowing;
(ii) In the case of a Revolving Loan Borrowing, the principal amount of the requested Revolving Loan Borrowing, which shall be in the amount of $500,000 or an integral multiple of $100,000 in excess thereof, provided that if such Revolving Loan Borrowing is (A) made in connection with Section 2.01(h) or (B) of the remaining unfunded Total Revolving Loan Commitment, it shall not be subject to any limitation under this clause (ii);
(iii) In the case of a Revolving Loan Borrowing, whether the requested Revolving Loan Borrowing is to consist of Base Rate Loans or LIBOR Loans;
(iv) In the case of a Revolving Loan Borrowing, if the requested Revolving Loan Borrowing is to consist of LIBOR Loans, the initial Interest Periods selected by the Borrower for such LIBOR Loans in accordance with Section 2.01(f); and
(v) In the case of a Revolving Loan Borrowing, the date of the requested Revolving Loan Borrowing, which shall be a Business Day.
The Borrower shall give (x) each Notice of Loan Borrowing for Revolving Loans to the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of LIBOR Loans and not later than 11:00 a.m. at least one (1) Business Day before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of Base Rate Loans and (y) the Notice of Loan Borrowing for the Term Loan Borrowing to the Administrative Agent no later than 11:00 a.m. at least one (1) Business Day before the date of the requested Term Loan Borrowing. The Term Loan Borrowing made on the Initial Funding Date shall initially be made as a Base Rate Portion. Each Notice of Loan Borrowing shall be delivered by first-class mail, facsimile or e-mail containing a PDF of such signed and completed Notice of Loan Borrowing) to the Administrative Agent at the office or to the facsimile number or e-mail address and during the hours specified in Section 8.01; provided, however, that the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Loan Borrowing initially delivered by facsimile or e-mail. The Administrative Agent shall promptly notify (x) each Revolving Lender of the contents of each Notice of Loan Borrowing for

Revolving Loans and of the amount and Type of (and, if applicable, the Interest Period for) the Revolving Loan to be made by such Revolving Lender as part of the requested Revolving Loan Borrowing and (y) each Term Lender of the contents of the Notice of Loan Borrowing for the Term Loan Borrowing on the Initial Funding Date and of the amount of the Term Loan to be made by such Term Lender as part of the requested Term Loan Borrowing. Notwithstanding the foregoing, the Revolving Loan Borrowing advanced on the Initial Funding Date (if any) shall consist of Base Rate Loans.
(d) Interest Rates. The Borrower shall pay interest on the unpaid principal amount of each Revolving Loan and each Term Loan from the date of such Revolving Loan and such Term Loan until paid in full, at one of the following rates per annum:
(i) During such periods as such Loan is a Base Rate Loan or Base Rate Portion, at a rate per annum equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and
(ii) During such periods as such Loan is a LIBOR Loan or LIBOR Portion, at a rate per annum equal at all times during each Interest Period for such LIBOR Loan or LIBOR Portion to the LIBOR Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change.
All Revolving Loans in each Revolving Loan Borrowing shall, at any given time prior to maturity, bear interest at one, and only one, of the above rates. Each LIBOR Portion of a Term Loan Borrowing shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof (except to the extent that any lesser Portion results from a mandatory prepayment of the Term Loans pursuant to Section 2.06(c)). The number of Revolving Loan Borrowings consisting of LIBOR Loans and LIBOR Portions of Term Loan Borrowings shall not exceed five (5) in the aggregate at any time.
(e) Conversion of Loans. Subject to Section 2.13, the Borrower may convert any Revolving Loan Borrowing or any Portion of the Term Loans from one Type of Revolving Loan Borrowing or Portion of the Term Loans, respectively, to the other Type; provided, however, that any such conversion shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof; provided, further, that no Base Rate Loan or Base Rate Portion may be converted into a LIBOR Loan or LIBOR Portion, respectively, after the occurrence and during the continuance of an Event of Default and provided, further, that any conversion of a LIBOR Loan or LIBOR Portion on any day other than the last day of the Interest Period therefor shall be subject to the payments required under Section 2.13. The Borrower shall request such a conversion by delivering to the Administrative Agent an irrevocable written notice to the Administrative Agent substantially in the form of Exhibit B (a “Notice of Conversion”), duly executed by a Responsible Officer of the Borrower and appropriately completed, which specifies, among other things:
(i) The Revolving Loan Borrowing or the Portion of the Term Loans which is to be converted, as applicable;

(ii) The Type of Revolving Loan Borrowing into which such Revolving Loan Borrowing is to be converted or the amount and Type of each Portion of Term Loans into which it is to be converted, as applicable;
(iii) If such Revolving Loan Borrowing is to be converted into a Revolving Loan Borrowing consisting of LIBOR Loans or if any Portion of Term Loans is to be converted into a LIBOR Portion, the initial Interest Period selected by the Borrower for such LIBOR Loans or LIBOR Portion in accordance with Section 2.01(f), as applicable; and
(iv) The date of the requested conversion, which shall be a Business Day.
The Borrower shall give each Notice of Conversion to the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days before the date of the requested conversion of a Base Rate Loan into a LIBOR Loan (or Base Rate Portion into a LIBOR Portion) or at least one (1) Business Day before the date of the requested conversion of a LIBOR Loan into a Base Rate Loan (or a LIBOR Portion into a Base Rate Portion). Each Notice of Conversion shall be delivered by first-class mail, facsimile or e-mail containing a PDF of such signed and completed Notice of Conversion to the Administrative Agent at the office or to the facsimile number or e-mail address and during the hours specified in Section 8.01; provided, however, that the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Conversion initially delivered by facsimile or e-mail. The Administrative Agent shall promptly notify (x) each Revolving Lender of the contents of each Notice of Conversion relating to Revolving Loans and (y) each Term Lender of the contents of each Notice of Conversion relating to Term Loans or Portions thereof. For the avoidance of doubt, the provisions of this Section 2.01(e) relate to the conversion of the type of interest rate (LIBOR or Base Rate) applicable to the applicable Loans or Portions and do not permit the conversion of a Revolving Loan, Term Loan or Portion into any other kind of Loan provided hereunder.
(f) LIBOR Loan Interest Periods.
(i) The initial and each subsequent Interest Period selected by the Borrower for a Revolving Loan Borrowing consisting of LIBOR Loans, or a LIBOR Portion of a Term Loan Borrowing, as applicable, shall be one (1), three (3) or six (6) months; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) no Interest Period shall end after the Maturity Date; (D) no LIBOR Loan or LIBOR Portion shall be made or continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default; (E) no Interest Period for any LIBOR Portion of a Term Loan Borrowing shall end after a Term Loan Installment Date unless, after giving effect to such Interest Period, the aggregate principal amount of the Base Rate Portion and all LIBOR Portions of a Term Loan Borrowing having Interest Periods ending on or prior to such Term Loan Installment Date equals or exceeds the principal payment on a Term Loan Borrowing due on such Term Loan Installment Date and (F) no Interest Period for any LIBOR Loan shall end after a Reduction Date unless, after giving effect to such Interest Period, the aggregate principal amount of the Base Rate Loans and LIBOR Loans having Interest Periods ending on or prior to such Reduction Date equals or exceeds the Reduction Amount due on such Reduction Date.

(ii) The Borrower shall notify the Administrative Agent of the Borrower’s selection of a new Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans or a LIBOR Portion of a Term Loan Borrowing, as applicable, by an irrevocable written notice substantially in the form of Exhibit C (a “Notice of Interest Period Selection”), duly executed by a Responsible Officer of the Borrower and appropriately completed, not later than 11:00 a.m. at least three (3) Business Days prior to the last day of each Interest Period for (x) a Revolving Loan Borrowing consisting of LIBOR Loans or (y) a LIBOR Portion of a Term Loan Borrowing, as applicable, of the Interest Period selected by the Borrower for the next succeeding Interest Period for such LIBOR Loans or LIBOR Portion; provided, however, that no LIBOR Loan or LIBOR Portion shall be continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default. Each Notice of Interest Period Selection shall be given by first-class mail or facsimile or by e-mail containing a PDF of such signed and completed Notice of Interest Period Selection to the Administrative Agent at the office or to the facsimile number or e-mail address and during the hours specified in Section 8.01; provided, however, that the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Interest Period Selection initially delivered by facsimile or by e-mail. If (A) the Borrower shall fail to notify the Administrative Agent of the next Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans or a LIBOR Portion of a Term Loan Borrowing, as applicable, in accordance with this Section 2.01(f) or (B) an Event of Default has occurred and is continuing on the last date of an Interest Period for any LIBOR Loan or LIBOR Portion, such LIBOR Loan(s) and LIBOR Portion(s) shall automatically convert to Base Rate Loan(s) and Base Rate Portion(s), as applicable, on the last day of the current Interest Period therefor. The Administrative Agent shall promptly notify (x) each Revolving Lender of the contents of each Notice of Interest Period Selection for the Revolving Loans and (y) each Term Lender of the contents of each Notice of Interest Period Selection for a Term Loan Borrowing and Portions thereof.
(g) Scheduled Payments.
(i) Interest — All Loan and Portions . The Borrower shall pay accrued interest on the unpaid principal amount of each Revolving Loan Borrowing, Term Loan Borrowing and each Portion thereof in arrears (i) in the case of a Base Rate Loan or Base Rate Portion, on the last Business Day of each March, June, September and December (commencing the last day of the first full fiscal quarter after the Initial Funding Date), (ii) in the case of a LIBOR Loan or LIBOR Portion, on the last day of each Interest Period thereof (and, if any such Interest Period is longer than three (3) months, every three (3) months after the first day of such Interest Period); and (iii) in the case of all Loans and Portions, on the Maturity Date. All interest that is not paid when due shall be due on demand.
(ii) Scheduled Principal Payments — Revolving Loans and Unreimbursed Amounts. The Borrower shall repay the principal amount of the Revolving Loans and Unreimbursed Amounts on the Maturity Date. The Borrower shall also make the mandatory prepayments required by Section 2.06(c).

(iii) Scheduled Principal Payments — Term Loans. On each Term Loan Installment Date, the Borrower shall repay the principal amount of the Term Loans in equal installments of $1,563,157.89 plus, from and after the date of any increase in the Total Term Loan Commitment or principal amount of the Term Loans pursuant to Section 2.01(h), $86,842.11; provided, that the Borrower shall pay all outstanding principal on the Term Loans, together with all accrued and unpaid interest thereon, on the Maturity Date.
The Borrower shall also make the mandatory prepayments required by Section 2.06(c), which shall be applied to the Loans in the manner set forth in Section 2.06(d).
(h) Optional Increases.
(i) On the terms and subject to the conditions set forth below, Borrower may, (1) at any time before the Initial Funding Date, increase the Total Revolving Loan Commitment and Total Term Loan Commitment or (2) at any time from the Initial Funding Date until the Business Day immediately prior to the last Business Day of the first full fiscal quarter after the Initial Funding Date, increase the Total Revolving Loan Commitment and the principal amount of the Term Loans; provided that:
(A) the amount of increase in the principal amount of the Term Loans or the Total Term Loan Commitment, as applicable, shall be equal to $1,736,842.11 and the amount of increase in the Total Revolving Loan Commitment shall be equal to $263,157.89 (for a total amount of increases in the Total Revolving Loan Commitment and Total Term Loan Commitment (or Term Loans, as applicable) of $2,000,000);
(B) all required third party consents and approvals shall have been obtained;
(C) prior to the date of any proposed increases, the Total Revolving Loan Commitment shall not have been decreased pursuant to Section 2.04(a);
(D) the Borrower may only exercise its option under this Section 2.01(h) once;
(E) no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such increases;
(F) all fees related to such increases shall have been paid by the Borrower prior to or substantially concurrent with the effectiveness of such increases;
(G) such increases shall be provided by one new lender who qualifies as an Eligible Assignee and is reasonably acceptable to the Administrative Agent (the “New Lender”);

(H) Each of Wells Fargo and Capital One, N.A. shall have assigned (or shall concurrently assign on the Increase Effective Date) a portion of (i) its Term Loan (or, to the extent such assignment is made prior to the Initial Funding Date, its Term Loan Commitment) and (ii) its Revolving Loan Commitment, in an aggregate amount for each of them equal to $1,500,000, to the New Lender in accordance with Section 8.05(c); provided that either Wells Fargo or Capital One, N.A. may waive the required assignment under this Section 2.01(h)(i)(H) with respect to its own Loans and Commitments;
(I) the Loan Parties shall have executed and delivered such documents and instruments and taken such other actions as may be reasonably requested by the Administrative Agent and the New Lender in connection with such increases (including new Notes, any related fee letters, a compliance certificate evidencing compliance with financial covenants on a pro forma basis, any joinder agreement related to the New Lender, reaffirmations of the Guaranty, and the Loan Parties, copies of resolutions regarding the increase in the Total Revolving Loan Commitment and Total Term Loan Commitment (or principal amount of the Term Loans, as applicable) and related actions taken by Loan Parties, certified as true and correct by a Responsible Officer, title insurance endorsements, amendments and updates and legal opinions, in each case in form and substance reasonably satisfactory to the Administrative Agent.
Any request under this Section 2.01(h) shall be submitted by the Borrower to the Administrative Agent (which shall promptly forward copies to the Lenders), specify the proposed effective date and amount of such increase and be accompanied by a certificate of a Responsible Officer stating that no Default or Event of Default exists or will occur as a result of such increase. The Borrower may pay fees to the New Lender in connection with such increases. The Borrower shall pay a fee to the Administrative Agent solely for the account of the Administrative Agent in connection any such increases as set forth in the Administrative Agent’s Fee Letter. No Lender shall be entitled to receive any portion of the foregoing fees. No Lender shall have any obligation, express or implied, to offer to increase the amount of its Revolving Loan Commitment and Term Loan Commitment (or Term Loans, as applicable).
(ii) The New Lender shall become an additional party hereto concurrently with the effectiveness of the proposed increases in the amount of the Total Revolving Loan Commitment and Total Term Loan Commitment (or Term Loans, as applicable) upon its execution of an instrument of joinder (which may contain such modifications to this Agreement and terms and conditions relating thereto as may be necessary to ensure that such Revolving Loan Commitment and Term Loan Commitment (or Term Loans, as applicable) are treated as treated as a Revolving Loan Commitment and Term Loan Commitment (or Term Loans, as applicable) for all purposes under the Credit Documents), in each case prepared by the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent. The New Lender shall provide the documentation required by Section 2.12(e).
(iii) Subject to the foregoing, any increases in the Total Revolving Loan Commitment and Total Term Loan Commitment (or Term Loans, as applicable) requested by Borrower shall be effective as of the date proposed by Borrower (the “Increase Effective Date”) and shall be in the principal amounts set forth in Section 2.01(h)(i)(A) above.

(iv) On or prior to the Increase Effective Date, with respect to any increase in the Total Revolving Loan Commitment, the Administrative Agent shall notify each Lender of the amount required to be paid by or to such Lender so that the Revolving Loans held by the Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) shall be held by each Lender pro rata in accordance with the Revolving Loan Commitments of the Lenders. Each Lender which is required to reduce the amount of Revolving Loans held by it (each such Lender, a “Decreasing Lender”) shall irrevocably assign, without recourse or warranty of any kind whatsoever (except that each Decreasing Lender warrants that it is the legal and beneficial owner of the Revolving Loans assigned by it under this Section 2.01(h)(iv) and that such Revolving Loans are held by such Decreasing Lender free and clear of adverse claims), to the New Lender participating in the applicable increase in the Total Revolving Loan Commitment, and the New Lender shall irrevocably acquire from the Decreasing Lenders, a portion of the principal amount of the Revolving Loans of each Decreasing Lender (collectively, the “Acquired Portion”) outstanding on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) in an amount such that the principal amount of the Revolving Loans held by the New Lender and Decreasing Lender as of the Increase Effective Date shall be held in accordance with each such Lender’s Revolving Proportionate Share (if any) as of such date. Such assignment and acquisition shall be effective on the Increase Effective Date automatically and without any action required on the part of any party other than the payment by the New Lender to the Administrative Agent for the account of the Decreasing Lenders of an aggregate amount equal to the Acquired Portion, which amount shall be allocated and paid by the Administrative Agent at or before 12:00 p.m. on the Increase Effective Date to the Decreasing Lenders pro rata based upon the respective reductions in the principal amount of the Revolving Loans held by such Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date). Each of the Administrative Agent and the Lenders shall adjust its records accordingly to reflect the payment of the Acquired Portion. The payments to be made in respect of the Acquired Portion shall be made by the New Lender to the Administrative Agent in Dollars in immediately available funds at or before 11:00 a.m. on the Increase Effective Date, such payments to be made by the New Lender pro rata based upon the respective increases in the amount of the Revolving Loan Commitments held by such Lenders on the Increase Effective Date.
(v) To the extent any of the Revolving Loans acquired by the New Lender from the Decreasing Lenders pursuant to Section 2.01(h)(iv) above are LIBOR Loans and the Increase Effective Date is not the last day of an Interest Period for such LIBOR Loans, the Decreasing Lenders shall be entitled to compensation from the Borrower as provided in Section 2.13 (as if the Borrower had prepaid such Revolving Loans in an amount equal to the Acquired Portion on the Increase Effective Date).

2.02. Letters of Credit.
(a) The Letter of Credit Commitment.
(i) On the terms and subject to the conditions set forth herein (including the limitations set forth in Section 2.02(a)(ii) and the conditions set forth in Section 3.01, 3.02 and 3.03), (A) the L/C Issuer (1) shall, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.02, from time to time on any Business Day during the period from the Initial Funding Date until the Letter of Credit Expiration Date, issue Letters of Credit in Dollars for the account of the Borrower in support of the obligations of the Borrower or any other Loan Party, and amend or renew Letters of Credit previously issued by it, in accordance with Section 2.02(b) below, and (2) shall honor drafts under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower in support of the obligations of the Borrower or any other Loan Party; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Revolving Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations would exceed the Total Revolving Loan Commitment at such time, (y) the aggregate Effective Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations, plus such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all Swing Line Loans would exceed such Revolving Lender’s Revolving Loan Commitment, or (z) the Effective Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Each Letter of Credit shall be in a form acceptable to the L/C Issuer. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:
(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;
(B) subject to Section 2.02(b)(iii), (1) in the case of any Standby Letter of Credit, the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal or (2) in the case of any Commercial Letter of Credit, the expiry date of such requested Letter of Credit would occur more than 180 days after the date of issuance or last renewal, in either case unless the Required Lenders have approved such expiry date;
(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer or the terms and conditions of the applicable Letter of Credit Application;
(E) such Letter of Credit is in a face amount less than $25,000, in the case of a Commercial Letter of Credit, or $50,000, in the case of any other type of Letter of Credit, or denominated in a currency other than Dollars;
(F) such Letter of Credit is in violation of the ISP, the UCP or other applicable Governmental Rule;
(G) a default of any Lender’s obligations to fund under Section 2.02(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements satisfactory to the L/C Issuer with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender; or
(H) any Lender is at such time a Deteriorating Lender, unless the Administrative Agent has received (as set forth below) Cash Collateral or similar security satisfactory to the L/C Issuer (in its sole discretion) from either the Borrower or such Deteriorating Lender in respect of such Deteriorating Lender’s obligation to fund under Section 2.02(c).
(iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit.
(b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.
(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., at least four (4) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which date shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the account party thereunder, and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which date shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Revolving Proportionate Share times the amount of such Letter of Credit. The Administrative Agent shall promptly notify each Revolving Lender upon the issuance of a Letter of Credit.
(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 3.02 is not then satisfied.
(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c) Drawings and Reimbursements; Funding of Participations.
(i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent of the amount to be paid by the L/C Issuer as a result of such drawing and the date on which payment is to be made by the L/C Issuer to the beneficiary of such Letter of Credit in respect of such drawing. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date of payment, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing, which may be effected through the debiting of one or more deposit accounts maintained with the Administrative Agent. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Revolving Lender’s Revolving Proportionate Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Loan Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.02 (other than the delivery of a Notice of Loan Borrowing for Revolving Loans). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.02(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii) Each Revolving Lender (including the Revolving Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.02(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Revolving Proportionate Share of the Unreimbursed Amount not later than 11:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.02(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan Borrowing because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate applicable to Revolving Loans upon the occurrence and during the continuance of an Event of Default. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.02.
(iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.02(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Revolving Proportionate Share of such amount shall be solely for the account of the L/C Issuer. For the avoidance of doubt, interest shall accrue beginning on the Honor Date for any such draw under a Letter of Credit.

(v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for, or participate in, amounts drawn under Letters of Credit, as contemplated by this Section 2.02(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.02(c) by the time specified in Section 2.02(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the daily Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.02(c)(vi) shall be conclusive absent manifest error.
(d) Repayment of Participations.
(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.02(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Revolving Lender its Revolving Proportionate Share thereof in the same funds as those received by the Administrative Agent.
(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(i) is required to be returned, each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the daily Federal Funds Rate from time to time in effect.
(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the other Credit Documents under all circumstances, including the following:
(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of, or any consent to departure from, all or any of the Credit Documents;
(iii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any other Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iv) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(v) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;
(vii) the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;
(viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;
(ix) any failure or delay in notice of shipments or arrival of any Property;
(x) any error in the transmission of any message relating to a Letter of Credit not caused by the L/C Issuer, or any delay or interruption in any such message;
(xi) any error, neglect or default of any correspondent of the L/C Issuer in connection with a Letter of Credit;

(xii) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the L/C Issuer;
(xiii) the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the L/C Issuer in connection with a Letter of Credit; and
(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f) Role of L/C Issuer. Each of the Borrower and the Revolving Lenders agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable or responsible for any of the matters described in Sections 2.02(e)(i) — (xiv); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which are determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g) Cash Collateral.
(i) Upon the request of the Administrative Agent, (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (B) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the Obligations in an amount equal to 105% of the then Effective Amount of the L/C Obligations. The Borrower hereby grants the Collateral Agent, for the benefit of the L/C Issuer and the Revolving Lenders, a Lien on all such cash and deposit account balances described in the definition of “Cash Collateralize” as security for the Obligations. The Lien held by the Collateral Agent in such cash collateral to secure the Obligations shall be released upon the satisfaction of each of the following conditions: (1) no Letters of Credit shall be outstanding, (2) all L/C Obligations shall have been repaid in full and (3) no Default shall have occurred and be continuing.
(ii) In addition to the provisions set forth in Section 2.02(a)(ii)(H), if at any time during which one or more Letters of Credit are outstanding, any Lender is at such time a Deteriorating Lender, then no later than five (5) Business Days of written demand thereof from the L/C Issuer the Borrower and/or the Deteriorating Lender (or just the Borrower to the extent the Deteriorating Lender fails to do so) shall provide the Collateral Agent with Cash Collateral or similar security satisfactory to the L/C Issuer (in its sole discretion) in respect of such Deteriorating Lender’s obligation to fund under Section 2.02(c) in an amount not less than the aggregate amount of such obligations. The Borrower and/or such Deteriorating Lender hereby grants to the Collateral Agent, for the benefit of the L/C Issuer, a security interest in all such Cash Collateral (and the Cash Collateral described in Section 2.02(a)(ii)(H)) and all proceeds of the foregoing. If at any time the Collateral Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Collateral Agent or that the total amount of such funds is less than the aggregate L/C Obligations in respect of such Deteriorating Lender, the Borrower will, promptly upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate L/C Obligations over (y) the total amount of funds, if any, then held as Cash Collateral that the Collateral Agent determines to be free and clear of any such right and claim. Upon the drawing of any for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Governmental Rules, to reimburse the L/C Issuer. The Lien held by the Collateral Agent in such Cash Collateral to secure the Obligations shall be released upon the earlier of (a) the date such Deteriorating Lender is replaced with a replacement Lender pursuant to Section 2.15 and (b) the date each of the following conditions is satisfied: (i) no Letters of Credit shall be outstanding, (ii) all L/C Obligations shall have been repaid in full and (iii) no Default shall have occurred and be continuing.

(iii) Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo and may be invested in Cash Equivalents reasonably acceptable to the Administrative Agent. Such accounts must be subject to control agreements pursuant to which the Administrative Agent has “control,” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such cash collateral.
(h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the “ISP”) shall apply to each Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (the “UCP”), shall apply to each Commercial Letter of Credit.
(i) Letter of Credit Fees.
(i) The Borrower shall pay, to the Administrative Agent for the account of each Revolving Lender in accordance with its Revolving Proportionate Share, a Standby Letter of Credit fee for each such Standby Letter of Credit for the period from the date of issuance of such Standby Letter of Credit until the expiry thereof, at a per annum rate equal to the Applicable Margin for LIBOR Loans (plus four percent (4.00%) during such time that the Default Rate is in effect with respect to the Obligations pursuant to Section 2.07(c)) applicable from time to time during such period multiplied by the actual daily maximum amount available to be drawn under such Standby Letter of Credit. Such fee for each Standby Letter of Credit shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Standby Letter of Credit and on the Letter of Credit Expiration Date. Each such fee, when due, shall be fully earned and when paid, shall be non-refundable. If there is any change in the Applicable Margin for LIBOR Loans during any quarter, the Applicable Margin used for the calculation of the Standby Letter of Credit fee shall be the Applicable Margin for LIBOR Loans on each day during such quarter.
(ii) The Borrower shall pay, to the Administrative Agent for the account of each Revolving Lender in accordance with its Revolving Proportionate Share, directly a Commercial Letter of Credit fee for each such Commercial Letter of Credit in an amount equal to the greater of (i) $500 and (ii) 1/4 of 1% per annum of the amount of such Commercial Letter of Credit, due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Commercial Letter of Credit and on the Letter of Credit Expiration Date; provided, that in the case of an increase in the amount of a Commercial Letter of Credit after the issuance thereof, such Commercial Letter of Credit fee shall be payable only on the increased amount thereof.

(j) Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, transfer, negotiation, fronting, presentation, amendment, documentation and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.
(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
2.03. The Swing Line.
(a) The Swing Line. On the terms and subject to the conditions set forth herein, the Swing Line Lender may in its sole and absolute discretion make loans (each such loan, a “Swing Line Loan”) in Dollars to the Borrower from time to time on any Business Day during the period from the Initial Funding Date up to but not including the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Effective Amount of Revolving Loans of the Swing Line Lender in its capacity as a Revolving Lender of Revolving Loans, may exceed the amount of such Revolving Lender’s Revolving Loan Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Total Revolving Loan Commitment at such time, and (ii) the aggregate Effective Amount of the Revolving Loans of any Revolving Lender (other than the Swing Line Lender), plus such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations, plus such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Revolving Loan Commitment, and provided, further, that the Swing Line Lender shall not make any Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.03, prepay under Section 2.06, and reborrow under this Section 2.03. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Revolving Proportionate Share times the amount of such Swing Line Loan. Furthermore, before making any Swing Line Loans (if at such time any Lender is a Deteriorating Lender), the Swing Line Lender may condition the provision of such Swing Line Loans on its receipt of Cash Collateral or similar security satisfactory to the Swing Line Lender (in its sole discretion) from either the Borrower or such Deteriorating Lender in respect of such Deteriorating Lender’s risk participation in such Swing Line Loans as set forth below. The Borrower and/or such Deteriorating Lender hereby grants to the Collateral Agent, for the benefit of the Swing Line Lender, a security interest in all such Cash Collateral and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, deposit accounts at Wells Fargo and may be invested in Cash Equivalents reasonably acceptable to the Administrative Agent. Such accounts must be subject to control agreements pursuant to which the Collateral Agent has “control,” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such cash collateral. If at any time the Collateral Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Collateral Agent or that the total amount of such funds is less than the aggregate risk participation of such Deteriorating Lender in the relevant Swing Line Loan, the Borrower and/or such Deteriorating Lender will, promptly upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate risk participation over (y) the total amount of funds, if any, then held as Cash Collateral that the Collateral Agent determines to be free and clear of any such right and claim. At such times there are Swing Ling Loans outstanding for which funds are on deposit as Cash Collateral, such funds shall be applied as and when determined by the Swing Line Lender, to the extent permitted under applicable Governmental Rules, to reimburse and otherwise pay the applicable obligations owing to the Swing Line Lender. The Lien held by the Collateral Agent in such Cash Collateral to secure the Obligations shall be released upon the earlier of (a) the date such Deteriorating Lender is replaced with a replacement Lender pursuant to Section 2.15 and (b) the date each of the following conditions is satisfied: (i) no Swing Line Loans shall be outstanding, (ii) all Swing Line Loan obligations shall have been repaid in full and (iii) no Default shall have occurred and be continuing.
(b) Borrowing Procedures. Each Swing Line Borrowing shall be requested pursuant to the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., on the requested borrowing date, and shall specify (i) the amount to be borrowed, which amount shall be a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by the delivery to the Swing Line Lender and the Administrative Agent of a written Notice of Swing Line Borrowing, appropriately completed and signed by a Responsible Officer of the Borrower, which notice may be delivered by facsimile. Promptly after receipt by the Swing Line Lender of any telephonic Notice of Swing Line Borrowing, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Swing Line Borrowing and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m., on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.03(a), or (B) that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m., on the borrowing date specified in such Notice of Swing Line Borrowing, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.
(c) Refinancing of Swing Line Loans.
(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests the Swing Line Lender to act on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Revolving Lender’s Revolving Proportionate Share of the amount of

Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.01, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Notice of Loan Borrowing for Revolving Loans promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Revolving Proportionate Share of the amount specified in such Notice of Loan Borrowing for Revolving Loans available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 12:00 noon, on the day specified in such Notice of Loan Borrowing for Revolving Loans, whereupon, subject to Section 2.03(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii) If for any reason any Revolving Loan Borrowing cannot be requested in accordance with Section 2.03(c)(i) or any Swing Line Loan cannot be refinanced by such a Revolving Loan Borrowing, the Notice of Loan Borrowing for Revolving Loans submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation.
(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the daily Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(iii) shall be conclusive absent manifest error.
(iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund participations in Swing Line Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.
(i) At any time after any Revolving Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Revolving Proportionate Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.
(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Revolving Lender shall pay to the Swing Line Lender its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the daily Federal Funds Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Swing Line Lender.
(e) Interest for Account of Swing Line Lender. Subject to Section 2.07(c), each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Loan or participation pursuant to this Section 2.03 to refinance such Revolving Lender’s Revolving Proportionate Share of any Swing Line Loan, interest in respect of such Revolving Proportionate Share shall be solely for the account of the Swing Line Lender. The Borrower shall pay accrued interest on the unpaid principal amount of each Swing Line Loan on the last Business Day of each March, June, September and December (commencing the last day of the first full fiscal quarter after the Initial Funding Date) and at maturity.
(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.04. Amount Limitations, Commitment Reductions, Etc.
(a) Optional Reduction or Cancellation of Commitments. The Borrower may, upon three (3) Business Days written notice to the Administrative Agent (each a “Reduction Notice”), permanently reduce the Total Revolving Loan Commitment by the amount of $1,000,000 or an integral multiple of $500,000 in excess thereof or cancel the Total Revolving Loan Commitment in its entirety; provided, however, that:
(i) The Borrower may not reduce the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such reduction, the Effective Amount of all Revolving Loans, L/C Obligations and Swing Line Loans then outstanding would exceed the Total Revolving Loan Commitment; and

(ii) The Borrower may not cancel the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such cancellation, any Revolving Loan would then remain outstanding.
Any Reduction Notice shall be irrevocable; provided that any Reduction Notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date previously provided in the applicable Reduction Notice) if such condition is not satisfied.
(b) Mandatory and Scheduled Reduction of Commitments.
(i) The Total Revolving Loan Commitment shall be automatically and permanently reduced by an amount equal to the maximum amount that would be required to be applied as a mandatory prepayment of the Revolving Loans pursuant to Section 2.06(c)(iii), (iv), (v), (vi) or (vii) or Section 2.06(d) if the Effective Amount of the Revolving Loans was then equal to the amount of the Total Revolving Loan Commitment (but without regard to the actual usage of the Total Revolving Loan Commitment), such reduction to be effective on the date of the required prepayment.
(ii) The Total Revolving Loan Commitment shall be automatically and permanently reduced by $236,842.10 (the “Reduction Amount”) on the last Business Day of each March, June, September and December commencing the last Business Day of the first full fiscal quarter after the Initial Funding Date (each, a “Reduction Date”); provided that if the Borrower exercises its option to increase the Total Revolving Loan Commitment pursuant to Section 2.01(h), the Reduction Amount for each Reduction Date from such exercise date onwards shall be increased by $13,157.90. In the case of any reduction in the amount of the Total Revolving Loan Commitment pursuant to Section 2.04(a) or Section 2.04(b)(i), the amount of reduction in the Total Revolving Loan Commitment determined by reference to this Section 2.04(b)(ii) shall not be affected and shall be in addition to any reduction in the amount of the Total Revolving Loan Commitment pursuant to Section 2.04(a) or Section 2.04(b)(i).
(iii) The Total Revolving Loan Commitment shall be automatically and permanently reduced to zero on the Maturity Date.
(iv) The Total Term Loan Commitment shall be automatically and permanently reduced to zero at the close of business on the Initial Funding Date. Any agreement made pursuant to Section 2.01(h) to advance additional Term Loans after the Initial Funding Date shall terminate immediately after such Term Loans are advanced.
(c) Effect of Revolving Loan Commitment Adjustments. From the effective date of any reduction or increase of the Total Revolving Loan Commitment, the Commitment Fees payable pursuant to Section 2.05(b) shall be computed on the basis of the Total Revolving Loan Commitment as so reduced or increased. Once reduced or cancelled, the Total Revolving Loan Commitment may not be increased or reinstated without the prior written consent of all Revolving Lenders (except as permitted under Section 2.01(h)). Any reduction of the Total Revolving Loan Commitment pursuant to Section 2.04(a) shall be applied ratably to reduce each Lender’s Revolving Loan Commitment in accordance with Section 2.10(a)(i).

2.05. Fees.
(a) Wells Fargo Parties’ Fee; Other Fees. The Borrower shall pay to the Wells Fargo Parties, for their own account, agent’s fees and other compensation in the amounts and at the times set forth in the Fee Letter (including any fees set forth in any fee letter or agreement executed in connection with any increase in Section 2.01(h))
(b) Commitment Fees. The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders (other than any Defaulting Lender with respect to the period during which it is a Defaulting Lender) as provided in Sections 2.10(a)(v) and 2.10(a)(vi), commitment fees (collectively, the “Commitment Fees”) equal to the Commitment Fee Percentage of the sum of (i) the daily average Unused Revolving Commitment and (ii) prior to the Initial Funding Date only, the Total Term Loan Commitment, for the period beginning on the date of this Agreement and ending on the Maturity Date. The Borrower shall pay the Commitment Fees in arrears on the last Business Day of each March, June, September and December (commencing on the first such Day after the Effective Date), on the Initial Funding Date and on the Maturity Date (or if the Total Revolving Commitment is cancelled on a date prior to the Maturity Date, on such prior date).
2.06. Prepayments.
(a) Terms of All Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.06(b), a mandatory prepayment required by Section 2.06(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), the Borrower shall pay (i) if a LIBOR Loan or LIBOR Portion is being prepaid under Section 2.06(b) or Section 2.06(c), to the Administrative Agent for the account of the Lender that made such LIBOR Loan or LIBOR Portion all accrued interest to the date of such prepayment on the amount prepaid, (ii) if a prepayment is made upon acceleration, to the Administrative Agent for the account of the Lender that made such Loan all accrued interest and fees to the date of such prepayment on the amount prepaid and (iii) to such Lender if such prepayment is the prepayment of a LIBOR Loan or of a LIBOR Portion on a day other than the last day of an Interest Period for such LIBOR Loan or such LIBOR Portion, all amounts payable to such Lender pursuant to Section 2.13.
(b) Optional Prepayments.
(i) At their option, the Borrower may, without premium or penalty but subject to Section 2.13 in the case of LIBOR Loans and LIBOR Portions, upon one (1) Business Day’s notice from the Borrower to the Administrative Agent in the case of Base Rate Loans or Base Rate Portions or three (3) Business Days’ notice from the Borrower to the Administrative Agent in the case of LIBOR Loans or LIBOR Portions, prepay the Loans or Portions in any Borrowing and all accrued but unpaid interest thereon in part, in a minimum principal amount of $500,000 or an integral multiple of $100,000 in excess thereof, or in whole. Each such notice shall specify the date and amount of such prepayment; provided that if such prepayment is on any day other than on the last day of the Interest Period applicable to such LIBOR Loan or LIBOR Portion, the Borrower shall be subject to the payments required by Section 2.13. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Unless an Event of Default has occurred and is continuing, all prepayments under this Section 2.06(b) which are applied to reduce the principal amount of the Loans shall be applied, as between Revolving Loans and Term Loans, in the manner directed by the Borrower. The principal amount of any prepayment directed by the Borrower to be applied to the Term Loans pursuant to the preceding sentence shall be applied to prepay the remaining installments of principal on the Term Loans as directed by the Borrower. If the Borrower fails to direct the application of any such prepayments, or if an Event of Default has occurred and is continuing, prepayments under this Section 2.06(b) shall be applied to prepay the principal amount of the outstanding Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations on a pro rata basis in accordance with the then outstanding principal amount of the Loans and L/C Obligations (with (x) the portion allocated to the Revolving Loans, Swing Line Loans and L/C Obligations to be applied first to prepay the Swing Line Loans in full, second to prepay the Revolving Loans in full and then to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of all L/C Obligations and (y) the portion allocated to the Term Loans to be applied to prepay the remaining installments of principal on the Term Loans (including the final installment) on a pro rata basis).
(ii) At their option, the Borrower may, upon notice by the Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $500,000 or an integral multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c) Mandatory Prepayments. The Borrower shall prepay (or Cash Collateralize, as applicable) the Obligations as follows:
(i) If, at any time, the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations then outstanding exceeds the Total Revolving Loan Commitment at such time, the Borrower shall immediately (A) prepay the Swing Line Loans to the extent Swing Line Loans in a sufficient amount are then outstanding, (B) then prepay the Revolving Loans to the extent Revolving Loans in a sufficient amount are then outstanding and (C) otherwise, Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations, in an aggregate principal amount equal to such excess.
(ii) The Borrower shall repay each Swing Line Loan on the earlier to occur of (A) the second Swing Line Settlement Date occurring after such Swing Line Loan is made and (B) the Maturity Date.

(iii) If, at any time after the Initial Funding Date, GEM receives any buy-out, termination fee or similar payment in respect of the FireKeepers Management Agreement, the Borrower shall, immediately after receipt by GEM of such payment, prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the matter set forth in Section 2.06(d) in an aggregate principal amount equal to such payment.
(iv) If, at any time after the Initial Funding Date, any Loan Party sells or otherwise disposes of any assets (other than sales permitted under Section 5.02(c) (excluding clauses (vi) and (vii) thereof)) in any single transaction or series of related transactions and the Net Proceeds of such sale or other disposition exceed $100,000, the Borrower shall, not later than five (5) Business Days after the completion of each such sale or other disposition, prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the manner set forth in Section 2.06(d), in each case, in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds from any such sale or disposition. Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment pursuant to this Section 2.06(c)(iv) with respect to any sale or other disposition (a “Relevant Sale”) if the Borrower advises the Administrative Agent in writing within four (4) Business Days after the time the Net Proceeds from such Relevant Sale are received that the applicable Loan Party intends to reinvest all or any portion of such Net Proceeds in replacement assets to the extent the acquisition of such replacement assets occurs within 180 days from the date of such Relevant Sale. If, at any time after the occurrence of a Relevant Sale and prior to the acquisition of the related replacement assets, the 180-day period provided in the preceding sentence shall elapse or an Event of Default shall occur, then the Borrower shall immediately prepay (or Cash Collateralize, as applicable), the outstanding Loans and other Obligations in the amount and in the manner described in the first sentence of this Section 2.06(c)(iv).
(v) If, at any time after the Initial Funding Date, any Loan Party issues or incurs any Indebtedness for borrowed money, including Indebtedness evidenced by notes, bonds, debentures or other similar instruments but excluding Permitted Indebtedness, the Borrower shall, immediately after such issuance or incurrence, prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the manner set forth in Section 2.06(d), in each case, in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of such Indebtedness.
(vi) If, at any time after the Initial Funding Date, any Loan Party issues or sells any Equity Securities or receives any capital contribution from any other Person (other than through an Exempted Equity Issuance), the Borrower shall, immediately after such issuance or sale, prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the manner set forth in Section 2.06(d), in each case, in an aggregate principal amount equal to fifty percent (50%) of the Net Proceeds of such Equity Securities.
(vii) Not later than five (5) Business Days after the date (the “Receipt Date”) of receipt by a Loan Party (or the Collateral Agent) of any Net Insurance Proceeds or Net Condemnation Proceeds which exceed $250,000, the Borrower shall prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the manner set forth in Section 2.06(d) in an amount equal to such Net Insurance Proceeds or Net Condemnation Proceeds. Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment pursuant to this Section 2.06(c)(vii) with respect to any particular Net Insurance Proceeds or Net Condemnation Proceeds if (A) the Borrower advises the Administrative Agent in writing within four (4) Business Days after the related Receipt Date that it or another Loan Party intends to repair, restore or replace the assets from which such Net Insurance Proceeds or Net Condemnation Proceeds were derived to the extent such repair, restoration or replacement is completed within 180 days after the related Receipt Date and (B) the Net Insurance Proceeds or Net Condemnation Proceeds are sufficient to defray the entire cost of such repair, restoration or replacement or if not, the Borrower has deposited with the Collateral Agent good funds equal to the difference between the cost of such repair, restoration or replacement and the amount of Net Insurance Proceeds or Net Condemnation Proceeds deposited with the Administrative Agent, and such funds and proceeds will be held by the Administrative Agent and disbursed under procedures established by the Administrative Agent in good faith. If, at any time after the occurrence of a Receipt Date and prior to the completion of the corresponding repair, restoration or replacement, the applicable 180-day period provided in the preceding sentence shall elapse without the completion of the related repair, restoration or replacement, or the Borrower shall fail to provide and deposit the funds and proceeds required under clause (B) above, or an Event of Default shall occur, then the Borrower shall immediately prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the amount and in the manner described in the first sentence of this Section 2.06(c)(vii). If the Borrower has provided the written notice contemplated by the prior sentence, then until such Net Insurance Proceeds or Net Condemnation Proceeds are needed to pay for the related repair, restoration or replacement such proceeds shall be held by the Collateral Agent as Collateral. No right to apply proceeds to repair, restoration or replacement shall exist if any such repair, restoration or replacement cannot reasonably be completed prior to 180 days before the Maturity Date.
(viii) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.06(c), (A) a certificate signed by a Senior Finance Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (B) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the Type and principal amount of each Loan (or portion thereof) to be prepaid. In the event that the Borrower shall subsequently determine that the actual amount was greater than the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent a certificate signed by the chief financial officer of the Borrower demonstrating the derivation of the additional amount resulting in such excess.
(d) Application of Loan Prepayments. All prepayments required under Sections 2.06(c)(iii)-(vii) shall be applied: (A) first, to prepay the remaining installments of principal on the Term Loans in inverse order of maturity, (B) then to prepay the Swing Line Loans to the extent Swing Line Loans are then outstanding, (C) then to prepay the Revolving Loans to the extent Revolving Loans are then outstanding and (D) otherwise, to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations. Without modifying the order of application of prepayments set forth in the preceding sentence, all such prepayments shall, to the extent possible, be first applied to prepay Base Rate Loans and Base Rate Portions and then if any funds remain, to prepay LIBOR Loans and LIBOR Portions.

2.07. Other Payment Terms.
(a) Place and Manner. All payments to be made by the Borrower under this Agreement or any other Credit Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrower shall make all payments due to each Lender or the Administrative Agent under this Agreement or any other Credit Document by payments to the Administrative Agent at the Administrative Agent’s office located at the address specified in Section 8.01, with each payment due to a Lender to be for the account of such Lender and such Lender’s Applicable Lending Office. The Borrower shall make all payments under this Agreement or any other Credit Document in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon on the date due. The Administrative Agent shall promptly disburse to each Lender each payment received by the Administrative Agent for the account of such Lender.
(b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.
(c) Default Rate. Upon the occurrence and during the continuation of any Event of Default other than an Event of Default described in Section 6.01(a), (f) or (g), at the option of the Required Lenders, from and after the date of such Event of Default until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Lenders (as may be required by this Agreement), the Borrower shall pay interest on the aggregate, outstanding amount of all Obligations hereunder at a per annum rate equal to the otherwise applicable interest rate plus four percent (4.00%) or, if no such per annum rate is applicable to any such Obligations, at a per annum rate equal to the Base Rate, plus the Applicable Margin for Base Rate Loans, plus four percent (4.00%) (the “Default Rate”) payable on demand. Upon the occurrence and during the continuation of an Event of Default described in Section 6.01(a), (f) or (g) until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Lenders (as may be required by this Agreement), the Borrower shall pay interest on the aggregate, outstanding amount of all Obligations hereunder at a per annum rate equal to the Default Rate (such Default Rate becoming effective on such date of occurrence of such Event of Default without notice and shall be immediately due and payable without notice or demand). Overdue interest shall itself bear interest at the Default Rate, and shall be compounded with the principal Obligations daily, to the fullest extent permitted by applicable Governmental Rules.
(d) Application of Payments. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Loans and L/C Borrowings.

(e) Failure to Pay the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower at least one (1) Business Day prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent shall be entitled to assume that the Borrower has made or will make such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be paid to the Lenders on such due date an amount equal to the amount then due such Lenders. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a per annum rate equal to the daily Federal Funds Rate from time to time in effect. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.07(e) shall be conclusive absent manifest error.
2.08. Loan Accounts; Notes.
(a) Loan Accounts. The obligation of the Borrower to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a “Loan Account”), except that any Lender may request that its Loans be evidenced by a note or notes pursuant to Section 2.08(b), Section 2.08(c), and Section 2.08(d). Each Lender shall record in its Loan Accounts (i) the date and amount of each Loan made by such Lender, (ii) the interest rates applicable to each such Loan and each Portion thereof and the effective dates of all changes thereto, (iii) the Interest Period for each LIBOR Loan and LIBOR Portion, (iv) the date and amount of each principal and interest payment on each Loan and Portion and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by the Borrower hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrower’s Obligations. In addition to the Loan Accounts, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.
(b) Revolving Loan Notes. Each Revolving Lender’s Revolving Loans shall be evidenced by a promissory note in the form of Exhibit E (individually, a “Revolving Loan Note”) which note shall be (i) payable to the order of such Revolving Lender, (ii) in the amount of such Revolving Lender’s Revolving Loan Commitment and (iii) otherwise appropriately completed. The Borrower authorizes each Revolving Lender to record on the schedule annexed to such Revolving Lender’s Revolving Loan Note the date and amount of each Revolving Loan made by such Revolving Lender and of each payment or prepayment of principal thereon made by the Borrower. The Borrower further authorizes each Revolving Lender to attach to and make a part of such Revolving Lender’s Revolving Loan Note continuations of the schedule attached thereto as necessary. If, because any Revolving Lender designates separate Applicable Lending Offices for Base Rate Loans and LIBOR Loans, such Revolving Lender requests that separate promissory notes be executed to evidence separately such Revolving Loans, then each such note shall be in the form of Exhibit E, mutatis mutandis to reflect such division, and shall be (x) payable to the order of such Revolving Lender, (y) in the amount of such Revolving Lender’s Revolving Loan Commitment and (z) otherwise appropriately completed. Such notes shall, collectively, constitute a Revolving Loan Note.
(c) Term Loan Notes. Each Term Lender’s Term Loan shall be evidenced by a promissory note in the form of Exhibit F (individually, a “Term Loan Note”) which note shall be (i) payable to the order of such Term Lender, (ii) in the amount of such Term Lender’s Term Loan and (iii) otherwise appropriately completed. If, because any Term Lender designates separate Applicable Lending Offices for Base Rate Portions and LIBOR Portions, such Term Lender requests that separate promissory notes be executed to evidence separately such Portions, then each such note shall be in the form of Exhibit F, mutatis mutandis to reflect such division, and shall be (x) payable to the order of such Term Lender, (y) in the amount of such Term Lender’s Term Loan and (z) otherwise appropriately completed. Such notes shall, collectively, constitute a Term Loan Note.
(d) Swing Line Notes. The Swing Line Lender’s Swing Line Loans shall be evidenced by a promissory note in the form of Exhibit G (individually, a “Swing Line Note”) which note shall be (i) payable to the order of the Swing Line Lender, (ii) in the amount of the Swing Line Lender’s Swing Line Loans, (iii) dated the Initial Funding Date and (iv) otherwise appropriately completed.
2.09. Loan Funding.
(a) Lender Funding and Disbursement to the Borrower. Each Lender shall, before 11:00 a.m. on the date of each Borrowing, make available to the Administrative Agent at the Administrative Agent’s office specified in Section 8.01, in same day or immediately available funds, such Lender’s Revolving Proportionate Share or Term Proportionate Share, as the case may be, of such Borrowing. After the Administrative Agent’s receipt of such funds and upon satisfaction of the applicable conditions set forth in Section 3.03 (and, if such Borrowing is the initial Loan or Letter of Credit, Section 3.02), the Administrative Agent shall, subject to Section 5.01(f), promptly make all funds so received available to the Borrower in like funds as received by the Administrative Agent by crediting the account of the Borrower maintained by the Borrower on the books of Wells Fargo with the amount of such funds in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Borrowing there are Swing Line Loans and/or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.
(b) Lender Failure to Fund. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Revolving Proportionate Share or Term Proportionate Share, as the case may be, of such Borrowing, the Administrative Agent shall be entitled to assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.09(a), and the

Administrative Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to the Borrower a corresponding amount. If any Lender does not make the amount of such Lender’s Revolving Proportionate Share or Term Proportionate Share, as the case may be, of any Borrowing available to the Administrative Agent on or prior to the date of such Borrowing, such Lender shall pay to the Administrative Agent, on demand, interest which shall accrue on such amount from the date of such Borrowing until such amount is paid to the Administrative Agent at per annum rates equal to the daily Federal Funds Rate from time to time in effect. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.09(b) shall be conclusive absent manifest error with respect to such amount. If the amount of any Lender’s Revolving Proportionate Share or Term Proportionate Share, as the case may be, of any Borrowing is not paid to the Administrative Agent by such Lender within three (3) Business Days after the date of such Borrowing, the Borrower shall repay such amount to the Administrative Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.
(c) Lenders’ Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Borrowing or to fund participations in Letters of Credit and Swing Line Loans to be funded by it shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Borrowing or fund its participations in Letters of Credit and Swing Line Loans, but no Lender shall be obligated in any way to make any Loan or fund any participation in Letters of Credit or Swing Line Loans which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender on the date of any Borrowing or to fund any participation required to be funded by such other Lender.
2.10. Pro Rata Treatment.
(a) Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein:
(i) Each Revolving Borrowing and reduction of the Total Revolving Loan Commitment shall be made or shared among the Lenders pro rata according to their respective Revolving Proportionate Shares;
(ii) The Term Loan Borrowing on the Initial Funding Date shall be made or shared among the Lenders pro rata according to their respective Term Proportionate Shares;
(iii) Each payment of principal on Term Loans shall be shared among the Term Lenders which made or funded such Loans pro rata according to the respective unpaid principal amount of such Loans then owed to such Lenders;
(iv) Each payment of principal on the Revolving Loans shall be shared among the Lenders which made or funded such Loans pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

(v) Each payment of interest on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;
(vi) Prior to the Initial Funding Date, each payment of Commitment Fees shall be shared among all of the Lenders pro rata according to their Proportionate Shares;
(vii) From and after the Initial Funding Date, each payment of Commitment Fees and Letter of Credit fees payable under Section 2.02(i) shall be shared among the Revolving Lenders (except for Defaulting Lenders) pro rata according to (A) their respective Revolving Proportionate Shares and (B) in the case of each Lender which becomes a Revolving Lender hereunder after the date hereof, the date upon which such Lender so became a Revolving Lender;
(viii) Each payment of interest (other than interest on Loans) shall be shared among the Lenders and the Administrative Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and the Administrative Agent and (B) the dates on which such amounts became owing to such Lenders and the Administrative Agent; and
(ix) All other payments under this Agreement and the other Credit Documents (including, without limitation, fees paid in connection with any amendment, consent, waiver or the like) shall be for the benefit of the Person or Persons specified.
(b) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, in excess of its ratable share of payments on account of the Loans and the L/C Obligations obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans and/or participations in L/C Obligations or in Swing Line Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

For the avoidance of doubt, the provisions of this Section 2.10(b) shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations or in Swing Line Loans to any assignee or participant, other than to any Loan Party or any Affiliate of a Loan Party (as to which the provisions of this Section 2.10(b) shall apply).
2.11. Change of Circumstances.
(a) Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loan or LIBOR Portion, (i) any Lender shall advise the Administrative Agent that the LIBOR Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) any Lender shall advise the Administrative Agent that the rate of interest for such Loan or Portion, as the case may be, does not adequately and fairly reflect the cost to such Lender of making or maintaining such LIBOR Loan or LIBOR Portion, the Administrative Agent shall immediately give notice of such condition to the Borrower and the other Lenders. After the giving of any such notice and until the Administrative Agent shall otherwise notify the Borrower that the circumstances giving rise to such condition no longer exist, the Borrower’s right to request the making of, conversion to or a new Interest Period for LIBOR Loans or LIBOR Portions shall be suspended. Any LIBOR Loans or LIBOR Portions outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such LIBOR Loans or LIBOR Portions into Base Rate Loans or Base Rate Portions, as the case may be, unless such suspension has then ended.
(b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a “Change of Law”) shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan or LIBOR Portion, such Lender shall immediately notify the Administrative Agent and the Borrower in writing of such Change of Law. Upon receipt of such notice, (i) the Borrower’s right to request the making of, conversion to or a new Interest Period for LIBOR Loans or LIBOR Portions with respect to such Lender shall be terminated, and (ii) the Borrower shall, at the request of such Lender, either (A) pursuant to Section 2.01(e), as the case may be, convert any such then outstanding LIBOR Loans or LIBOR Portions of such Lender into Base Rate Loans or Base Rate Portions, as the case may be, at the end of the current Interest Period for such LIBOR Loans or LIBOR Portions or (B) immediately repay or convert any such LIBOR Loans or LIBOR Portions of such Lender if such Lender shall notify the Borrower that such Lender may not lawfully continue to fund and maintain such LIBOR Loans or LIBOR Portions. Any conversion or prepayment of LIBOR Loans or LIBOR Portions made pursuant to the preceding sentence prior to the last day of an Interest Period for such LIBOR Loans or LIBOR Portions shall be deemed a prepayment thereof for purposes of Section 2.13. After any Lender notifies the Administrative Agent and the Borrower of such a Change of Law and until such Lender notifies the Administrative Agent and the Borrower that it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Loan or LIBOR Portion, all Revolving Loans and all Portions of the Term Loan of such Lender shall be Base Rate Loans and Base Rate Portions, respectively.

(c) Increased Costs. If, after the date of this Agreement, any Change of Law:
(i) Shall subject any Lender to any tax, duty or other charge with respect to any Loan or Letter of Credit, or shall change the basis of taxation of payments by the Borrower to any Lender under this Agreement (except for changes in the rate of taxation on the overall net income of any Lender imposed by its jurisdiction of incorporation or the jurisdiction in which its principal executive office is located); or
(ii) Shall impose, modify or hold applicable any reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR Rate for any Loans or Portions), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan or LIBOR Portion; or
(iii) Shall impose on any Lender any other condition related to any LIBOR Loan or LIBOR Portion or such Lender’s Commitments;
and the effect of any of the foregoing is to increase the cost to such Lender of making, renewing, or maintaining any such LIBOR Loan or LIBOR Portion or its Commitments or to reduce any amount receivable by such Lender hereunder; then the Borrower shall from time to time, within five (5) Business Days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts, submitted by such Lender to the Borrower shall be conclusive absent manifest error. The obligations of the Borrower under this Section 2.11(c) shall survive the payment and performance of the Obligations and the termination of this Agreement.
(d) Capital Requirements. If, after the date of this Agreement, any Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Letters of Credit, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s or such Person’s policies with respect to capital adequacy), the Borrower shall pay to such Lender or such Person, within five (5) Business Days after demand of such Lender, such amounts as such Lender or such Person shall determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital. A certificate setting forth in reasonable detail the amount of such increased costs, submitted by any Lender to the Borrower shall be conclusive absent manifest error. The obligations of the Borrower under this Section 2.11(d) shall survive the payment and performance of the Obligations and the termination of this Agreement.

2.12. Taxes on Payments.
(a) Except as otherwise expressly provided in this Section 2.12, all payments by the Borrower under this Agreement or any other Credit Document shall be made free and clear of, and without deduction for, any and all present or future federal, state, local and foreign taxes, levies, imposts, duties, deductions, fees, assessments, withholdings, or other charges of whatever nature and all interest, penalties and other liabilities with respect thereto, including withholding taxes imposed by any jurisdiction or any political subdivision thereof, but excluding (except as provided in the second succeeding sentence) taxes imposed on a Lender’s overall net income and franchise taxes imposed on such Lender, in each case, by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, duties, deductions, fees, assessments, withholdings, or other charges of whatever nature and all interest, penalties and other liabilities being referred to herein as “Indemnifiable Taxes”). If Indemnifiable Taxes are imposed in respect of any sum payable hereunder to any Lender, then (i) subject to the penultimate sentence of Section 2.12(e), the sum payable shall be increased by the amount necessary so that after making all required deductions such Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all required deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any excise, transfer, sales and use, value added or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).
(b) Subject to the penultimate sentence of Section 2.12(e), the Borrower agrees to indemnify the Administrative Agent and each Lender for the full amount of all Indemnifiable Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days following the date the Administrative Agent or such Lender makes written demand therefor.
(c) Within 30 days after the date of any payment of Taxes or Other Taxes withheld hereunder (and, with respect to any Taxes or Other Taxes not so withheld, to the extent available), the Borrower will furnish to the Administrative Agent, at the Administrative Agent’s Office, the original or a certified copy of a receipt evidencing payment thereof.
(d) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.12 shall survive the payment in full of principal, interest and all other Obligations hereunder.
(e) On or prior to the date of the initial Loans or, if such date does not occur within thirty (30) days after the date of this Agreement, by the end of such 30-day period, each Lender which is not organized under the laws of the United States or a state thereof shall deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments of interest under this Agreement without deduction or withholding of any United States federal income taxes, or (B) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC and cannot deliver either United States Internal Revenue Service Form W-8BEN or Form W-8ECI (with respect to a complete exemption under an income tax treaty) pursuant to clause (A) above (any such lender, a “Non-Bank Lender”), (x) a certificate substantially in the form of Exhibit K (any such certificate, a “Non-Bank Certificate”) and (y) two accurate and complete original signed copies of United States Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement. Each such Lender further agrees (i) promptly to notify the Borrower and the Administrative Agent of any change of circumstances which would prevent such Lender from receiving payments hereunder without any deduction or withholding of Indemnifiable Taxes and (ii) if such Lender has not so notified the Borrower and the Administrative Agent of any change of circumstances which would prevent such Lender from receiving payments hereunder without any deduction or withholding of Indemnifiable Taxes, then on or before the date that any certificate or other form delivered by such Lender under this Section 2.12(e) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such certificate or form previously delivered by such Lender, to deliver to the Borrower and the Administrative Agent a new certificate or form, certifying that such Lender is entitled to receive payments under this Agreement without deduction of Indemnifiable Taxes, but only if and to the extent such Lender is legally entitled to do so. If a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15) fails to provide to the Borrower or the Administrative Agent pursuant to the first sentence of this Section 2.12(e) (or, in the case of an Assignee Lender, Section 8.05(c)) any certificates or other evidence required by such provision to establish that such Lender is, at the time it becomes a Lender hereunder, entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, such Lender shall not be entitled to any indemnification under Section 2.12(a) for any such Taxes imposed on such Lender primarily as a result of such failure, except to the extent that such Lender (or its assignor, if any) was entitled, at the time such Lender became a Lender hereunder, to receive additional amounts from the Borrower with respect to such Tax pursuant to Section 2.12(a). Notwithstanding anything to the contrary contained in this Section 2.12, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.12(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.
(f) Any Lender claiming any additional amounts in respect of Indemnifiable Taxes payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with legal and regulatory restrictions and such Lender’s internal policies) to file any certificate or document reasonably requested by the Borrower, if the making of such a filing would avoid the need for or reduce the amount of any such Indemnifiable Taxes attributable to the Loans and would not, in the sole determination of such Lender, result in any unreimbursed loss, cost or expense or otherwise be disadvantageous to such Lender.

(g) Nothing contained in this Section 2.12 shall require the Administrative Agent or any Lender to make available any of its Tax Returns or any other information that it deems to be confidential or proprietary.
2.13. Funding Loss Indemnification. If the Borrower shall (a) repay, prepay or convert any LIBOR Loan or LIBOR Portion on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise), (b) fail to borrow any LIBOR Loan or LIBOR Portion for which a Notice of Loan Borrowing has been delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), (c) fail to convert any Revolving Loans into LIBOR Loans or any Portion of a Term Loan Borrowing into a LIBOR Portion in accordance with a Notice of Conversion delivered to the Administrative Agent, or (d) fail to continue LIBOR Loan or LIBOR Portion for which a Notice of Interest Period Selection has been delivered to the Administrative Agent, the Borrower shall pay to the appropriate Lender within five (5) Business Days after demand a prepayment fee, failure to borrow fee, failure to convert fee or fail to continue fee, as the case may be (determined as though 100% of the LIBOR Loan or LIBOR Portion had been funded in the London interbank eurodollar currency market), equal to the sum of:
(a) $250; plus
(b) the amount, if any, by which (i) the additional interest would have accrued on the amount prepaid or not borrowed at the LIBOR Rate plus the Applicable Margin for LIBOR Loans and LIBOR Portions if that amount had remained or been outstanding through the last day of the applicable Interest Period exceeds (ii) the interest that such Lender could recover by placing such amount on deposit in the London interbank eurodollar currency market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable Interest Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus
(c) all out-of-pocket expenses incurred by such Lender reasonably attributable to such payment, prepayment or failure to borrow.
Each Lender’s determination of the amount of any prepayment fee payable under this Section 2.13 shall be conclusive in the absence of manifest error. The obligations of the Borrower under this Section 2.13 shall survive the payment and performance of the Obligations and the termination of this Agreement.
2.14. Security.
(a) Security Documents. The Loans, together with all other Obligations, shall be secured by the Liens granted by the Borrower under the Security Documents (or, in the case of any Real Property Security Document, the Obligations described in such Real Property Security Document and subject to any limitation specifically set forth therein). All obligations of a Guarantor under the Credit Documents shall be secured by the Liens granted by such Guarantor under the Security Documents. So long as the terms thereof are in compliance with this Agreement, each Lender Rate Contract shall be secured by the Lien of the Security Documents with the priority relative to the other Obligations as set forth in Section 6.02.

(b) Further Assurances. The Borrower shall deliver, and shall cause each Guarantor to deliver, to the Administrative Agent such mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language), control agreements, and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings) as the Administrative Agent, the Collateral Agent or the Security Trustee may reasonably request to:
(i) grant, perfect, maintain, protect and evidence security interests in favor of the Collateral Agent or the Security Trustee, for the benefit of the Secured Parties, in any or all present and future property of the Borrower and the Guarantors prior to the Liens or other interests of any Person, except for Permitted Liens; and
(ii) otherwise establish, maintain, protect and evidence the rights provided to the Collateral Agent or the Security Trustee, for the benefit of the Secured Parties, pursuant to the Security Documents.
The Borrower shall fully cooperate with the Administrative Agent, the Collateral Agent, the Security Trustee and the Lenders and perform all additional acts reasonably requested by the Administrative Agent, the Security Trustee, the Collateral Agent or any Lender to effect the purposes of this Section 2.14.
2.15. Replacement of the Lenders. If (a) any Lender shall become a Deteriorating Lender, (b) any Lender shall suspend its obligation to make or maintain LIBOR Loans or LIBOR Portions pursuant to Section 2.11(b) for a reason which is not applicable to any other Lender, or (c) any Lender shall demand any payment under Section 2.11(c), 2.11(d) or 2.12(a) for a reason which is not applicable to any other Lender, then the Administrative Agent may (or upon the written request of the Borrower if the Borrower has located or identified a replacement Lender that is an Eligible Assignee and is reasonably acceptable to the Administrative Agent as contemplated below, shall use commercially reasonable efforts to) replace such Lender (the “affected Lender”), or cause such affected Lender to be replaced, with another lender (the “replacement Lender”) satisfying the requirements of an Assignee Lender under Section 8.05(c), by having the affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations and in Swing Line Loans) to the replacement Lender pursuant to Section 8.05(c); provided, however, that if the Borrower seeks to exercise such right, it must do so within sixty (60) days after it first knows or should have known of the occurrence of the event or events giving rise to such right, and neither the Administrative Agent nor any Lender shall have any obligation to identify or locate a replacement Lender for the Borrower (it being expressly agreed that in such circumstances it is the Borrower’s obligation to identify or locate a replacement Lender that is an Eligible Assignee and is acceptable to the Administrative Agent). Upon receipt by any affected Lender of a written notice from the Administrative Agent stating that the Administrative Agent is exercising the replacement right set forth in this Section 2.15, such affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations and in Swing Line Loans) to the replacement Lender pursuant to an Assignment Agreement and Section 8.05(c) for a purchase price equal to the sum of the principal amount of the affected Lender’s Loans so sold and assigned or such other amount is agreed to by such affected Lender and such replacement Lender), all accrued and unpaid interest thereon and its ratable share of all fees to which it is entitled.
ARTICLE III. CONDITIONS PRECEDENT.
3.01. Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction or waiver of the conditions set forth on Schedule 3.01.
3.02. Conditions Precedent to Initial Funding. The obligations of the Lenders to make the Loans comprising the initial Borrowings are subject to the satisfaction or waiver of the conditions set forth on Schedule 3.02.
3.03. Conditions Precedent to each Credit Event. The occurrence of each Credit Event (including the initial Borrowings occurring on the Initial Funding Date) is subject to the further conditions that:
(a) The Borrower shall have delivered to the Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, the Notice of Borrowing or Letter of Credit Application, as the case may be, for such Credit Event in accordance with this Agreement; and
(b) On the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:
(i) The representations and warranties of the Loan Parties set forth in Article IV and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);
(ii) No Default has occurred and is continuing or will result from such Credit Event; and
(iii) No material adverse change in the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Borrower Parties taken as a whole (including the Purchased Assets as if they were owned on December 31, 2009 and for the twelve months prior thereto), having occurred since December 31, 2009.
The submission by the Borrower to the Administrative Agent of each Notice of Borrowing and each Letter of Credit Application shall be deemed to be a representation and warranty by the Borrower that each of the statements set forth above in this Section 3.02(b) is true and correct as of the date of such notice.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.
4.01. Representations and Warranties of the Borrower. In order to induce the Administrative Agent, the Collateral Agent, the Security Trustee and the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent, the Collateral Agent, the Security Trustee and the Lenders for itself and each of the other Loan Parties as set forth in this Article IV and agrees that each of such representations and warranties shall be deemed to survive until full payment of the Obligations and shall apply anew to each Borrowing hereunder.
(a) Due Incorporation, Qualification, etc. Each Borrower Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license and where the failure to be so qualified or licensed, individually or in the aggregate could have a Material Adverse Effect.
(b) Authority. The execution, delivery and performance by each Loan Party of each Credit Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated thereby (i) are within the power of such Loan Party and (ii) have been duly authorized by all necessary actions on the part of such Loan Party.
(c) Enforceability. Each Credit Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(d) Non-Contravention. The execution and delivery by each Loan Party of the Credit Documents executed by such Loan Party and the performance and consummation of the transactions (including the use of Loan and Letter of Credit proceeds) contemplated thereby do not (i) violate any Requirement of Law applicable to such Loan Party; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any Property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Collateral Agent or the Security Trustee for the benefit of the Secured Parties pursuant to the Security Documents) or (iv) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject.

(e) Approvals.
(i) Except as provided in Nevada Gaming Commission Regulation 8.130 with respect to Stockman’s Casino, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the equity holders of any Person) is required in connection with the borrowing of the Loans, the granting of Liens under the Credit Documents, the execution and delivery of the Credit Documents executed by any Loan Party or the performance or consummation of the transactions contemplated thereby, except for those which have been made or obtained and are in full force and effect.
(ii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the equity holders of any Person) is required in connection with the execution and delivery of the Acquisition Documents executed by any Loan Party or the performance or consummation of the transactions contemplated thereby (including the Acquisition), except for those which have been made or obtained and are in full force and effect.
(iii) All Governmental Authorizations required for the activities and operations of the Borrower Parties (including gaming, video lottery and horse racing operations, as applicable) and the ownership of all property owned, operated or leased by the Borrower Parties and, from and after the Initial Funding Date, the operation of the Grand Victoria Vessel, have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, except where any such failure to obtain such Governmental Authorizations or any such conflict or restriction could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Borrower Party has received any written notice or other written communications from any Governmental Authority regarding (A) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Governmental Authorization, or (B) any other limitations on the conduct of business by any Loan Party, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(iv) Except as set forth on Schedule 4.01(e)(iv), no Governmental Authorization is required for either (x) the pledge or grant by any Loan Party as applicable of the Liens purported to be created in favor of the Collateral Agent or the Security Trustee under the Security Documents or (y) the exercise by the Collateral Agent or the Security Trustee of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by any Governmental Rule), except for (1) such Governmental Authorizations that have been obtained and are in full force and effect and fully disclosed to Administrative Agent in writing, and (2) filings or recordings contemplated in connection with this Agreement or any Security Document.

(f) No Violation or Default. No Borrower Party is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person (including, as applicable, IGRA, any Gaming Laws or tribal, horse racing or video lottery laws) or (ii) any Contractual Obligation of such Person, where, in each case, such violation or default could reasonably be expected to have a Material Adverse Effect (nor is there any waiver in effect which, if not in effect, could reasonably be expected to result in such a violation or default). No Default has occurred and is continuing.
(g) Litigation. Except as set forth in Schedule 4.01(g), no actions (including derivative actions), suits, proceedings (including arbitration proceedings or mediation proceedings) or, to the Borrower’s knowledge, investigations are pending or overtly threatened against any Borrower Party at law or in equity in any court, arbitration proceeding or before any other Governmental Authority which (i) could reasonably be expected to (alone or in the aggregate) have a Material Adverse Effect or (ii) seek to enjoin, either directly or indirectly, the execution, delivery or performance by any Loan Party of the Credit Documents, the Acquisition Documents or the transactions contemplated thereby (including the Transactions) or any documents executed in connection therewith.
(h) Real Property, Grand Victoria Vessel, Etc.
(i) All real property owned or leased by the Borrower Parties is described (including, as to real property owned, a legal description) in Schedule 4.01(h) (as supplemented from time to time by the Borrower in a notice delivered pursuant to Section 5.01(a)(xiii)). As of the Initial Funding Date, the Grand Victoria Vessel is the only vessel owned by any Borrower Party and has been duly documented under the laws of the United States of America in the name of Gaming Entertainment (Indiana), LLC as the owner thereof, and no other action is necessary to establish and perfect Gaming Entertainment (Indiana), LLC’s title to and interest in the Grand Victoria Vessel. The Borrower Parties own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements delivered to the Administrative Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by the Borrower Parties since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement), except, in each case, such defects in title that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Such assets and properties are subject to no Lien, except for Permitted Liens. Each of the Borrower Parties has complied in all material respects with all material obligations under all material leases to which it is a party and enjoys peaceful and undisturbed possession under such leases. The real properties owned by the Borrower Parties are taxed separately and do not include any other property, and for all purposes the real properties may be mortgaged, conveyed and otherwise dealt with as a separate legal parcel.
(ii) No Borrower Party (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or, to the Borrower’s knowledge, is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation could have, individually or in the aggregate, a Material Adverse Effect. Each Borrower Party’s use and operation of its business properties are in compliance with all applicable Governmental Rules, including all applicable land use and zoning laws, except to the extent that non-compliance could not reasonably be expected to have a

Material Adverse Effect. The Borrower Parties are in compliance with the Maritime Transportation Security Act of 2002, as amended (including having vessel and waterfront facility security plans submitted to and approved by the United States Coast Guard), except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.
(i) Financial Statements. The Financial Statements of the Borrower Parties which have been delivered to the Administrative Agent, (i) are in accordance with the books and records of the Borrower Parties, which have been maintained in accordance with good business practice; (ii) except as indicated in the accountant’s report, have been prepared in conformity with GAAP; and (iii) fairly present in all material respects the financial conditions and results of operations of the Borrower Parties as of the date thereof and for the period covered thereby. No Borrower Party has any Contingent Obligations, liability for taxes or other outstanding obligations which, in any such case, are material in the aggregate, except as disclosed in the Financial Statements of the Borrower Parties and those relating to the Purchased Assets furnished to the Administrative Agent and the Lenders pursuant to item (d)(i) of Schedule 3.01, or in the Financial Statements delivered to the Administrative Agent pursuant to Section 5.01(a)(i) or (ii).
(j) Creation, Perfection and Priority of Liens; Equity Interests.
(i) The execution and delivery of the Security Documents by the Loan Parties party thereto, together with the filing of any Uniform Commercial Code financing statements and the recording of the U.S. Patent and Trademark Office filings and U.S. Copyright Office filings delivered to the Collateral Agent for filing and recording, and as of the date delivered, the recording of any mortgages or deeds of trust delivered to the Collateral Agent or the Security Trustee for recording (but not yet recorded), are effective to create in favor of the Collateral Agent or the Security Trustee, for the benefit of the Secured Parties, as security for the Obligations, a valid and perfected first priority Lien on all of the Collateral existing as of the date of such execution and delivery (subject only to Permitted Liens). All outstanding Equity Securities of the Loan Parties are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating the Loan Parties or to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Securities of the Loan Parties, or obligating the Loan Parties to grant, extend or enter into any such agreement or commitment. All Equity Securities of the Loan Parties have been offered and sold in compliance with all federal and state securities laws and all other Requirements of Law, except where any failure to comply could not reasonably be expected to have a Material Adverse Effect.
(ii) Upon execution and delivery of the Real Property Security Documents, the Real Property Security Documents shall create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on, and security interest in, the respective Loan Party’s right, title and interest in and to the real property subject thereto and proceeds thereof, and, each such Real Property Security Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereof in such real property and proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except with respect to Permitted Liens).

(iii) Upon execution and delivery by Gaming Entertainment (Indiana), LLC of the Grand Victoria Vessel Security Document, the Grand Victoria Vessel Security Document will be a first “preferred mortgage” within the meaning of the Ship Mortgage Act and will qualify for the benefits accorded a “preferred mortgage” thereunder and no other filing or recording or refiling or rerecording or any other act is necessary or advisable to create or perfect such security interest under the Grand Victoria Vessel Security Document or in the mortgaged property described therein.
(k) Employee Benefit Plans. Except as set forth on Schedule 4.01(k):
(i) Based upon the actuarial assumptions specified for funding purposes in the latest valuation of each Pension Plan that any Borrower Party or any ERISA Affiliate maintains or contributes to, or has any obligation under, the aggregate benefit liabilities of such Pension Plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of such Pension Plan. Neither any Borrower Party nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any employee welfare plan (as defined in Section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan continuation coverage could not have a Material Adverse Effect.
(ii) Each Pension Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such Pension Plan which would result in the incurrence by any Borrower Party or any ERISA Affiliate of any material liability, fine or penalty. Each Pension Plan, related trust agreement, arrangement and commitment of any Borrower Party or any ERISA Affiliate is legally valid and binding and in full force and effect. No Pension Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. No Borrower Party or ERISA Affiliate has engaged in a prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC with respect to any Pension Plan which would result in the incurrence by any Borrower Party or ERISA Affiliate of any material liability.
(iii) No Borrower Party or ERISA Affiliate contributes to or has any material contingent obligations to any Multiemployer Plan. No Borrower Party or ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. No Borrower Party or ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.
(iv) No Borrower Party has (A) engaged in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) failed to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise failed to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above could have a Material Adverse Effect.

(l) Margin Stock; Other Regulations. No Loan Party owns any Margin Stock which, in the aggregate, would constitute a substantial part of the assets of the Borrower or the Loan Parties (taken as a whole), and not more than 25% of the value (as determined by any reasonable method) of the assets of any Loan Party is represented by Margin Stock, and no proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, to purchase, acquire or carry any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock. No Loan Party is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.
(m) Trademarks, Patents, Copyrights and Licenses. The Borrower Parties each possess and either own, or have the right to use to the extent required, all necessary trademarks, trade names, copyrights, patents, patent rights and licenses which are material to the conduct of their respective businesses as now operated. The Borrower Parties each conduct their respective businesses without infringement or claim of infringement of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property rights of any other Person (which is not a Borrower Party), except where such infringement or claim of infringement could not reasonably be expected to have a Material Adverse Effect. There is no infringement or, to the Borrower’s knowledge, claim of infringement by others of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of the Borrower or any of the other Borrower Parties, except when such infringement or claim of infringement by others could not reasonably be expected to have a Material Adverse Effect. Each of the patents, trademarks, trade names, service marks and copyrights owned by the Borrower or any Guarantor which is registered with any Governmental Authority is set forth on the schedules to the Security Agreement.
(n) Governmental Charges. The Borrower Parties have timely filed or caused to be timely filed with the appropriate taxing authorities all Tax Returns which are required to be filed by them. Subject to any adjustment in an amount less than $500,000 in connection with the audit being undertaken by the Internal Revenue Service on the date hereof, the Tax Returns accurately reflected all liability for Taxes of the Borrower Parties for the periods covered thereby and the Borrower Parties have paid, or made provision for the payment of, all Taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith by appropriate proceedings and as to which adequate reserves (determined in accordance with GAAP) have been established. All Taxes which the Borrower Parties were required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable. No Borrower Party has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes or Governmental Charges.

(o) Subsidiaries, Etc. Schedule 4.01(o) (as supplemented by the Borrower in a notice delivered pursuant to Section 5.01(a)(vii)) sets forth each of the Subsidiaries of each Loan Party, its jurisdiction of organization, the classes of its Equity Securities, the number of Equity Securities of each such class issued and outstanding, the percentages of Equity Securities of each such class owned directly or indirectly by each Loan Party and whether such Loan Party owns such Equity Securities directly or, if not, the Subsidiary of such Loan Party that owns such Equity Securities and the number of Equity Securities and percentages of Equity Securities of each such class owned directly or indirectly by such Loan Party. Except as set forth on Schedule 4.01(o) (as supplemented as set forth above), none of the Loan Parties currently has any Subsidiaries. All of the outstanding Equity Securities of each such Subsidiary indicated on Schedule 4.01(o) as owned by each Loan Party are owned beneficially and of record by such Loan Party free and clear of all adverse claims. Each of the Subsidiaries of each Loan Party is organized under the laws of the United States or any state thereof.
(p) Solvency, Etc. Each of the Borrower Parties is Solvent and, after the execution and delivery of the Credit Documents and the consummation of the Transactions, will be Solvent.
(q) Labor Matters. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Borrower Party is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of the Borrower, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate could have a Material Adverse Effect.
(r) No Material Adverse Effect. Since December 31, 2009, no event has occurred and no condition exists which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(s) Accuracy of Information Furnished; Material Documents.
(i) The Credit Documents and the other certificates, statements and information (excluding projections) furnished by the Loan Parties to the Administrative Agent, the Security Trustee and the Lenders in connection with the Credit Documents and the transactions contemplated thereby, taken as a whole, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All projections furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby have been prepared on a basis consistent with the historical Financial Statements described above, except as described therein, have been based upon reasonable assumptions and represent, as of their respective dates of presentations, the Loan Parties’ good faith and reasonable estimates of the future performance of the Loan Parties, and the Borrower has no reason to believe that such estimates and assumptions are not reasonable.
(ii) The copies of the Material Documents which have been delivered to the Administrative Agent in accordance with Section 3.01 and Section 3.02 are true, correct and complete copies of the respective originals thereof, as in effect on the Effective Date or the Initial Funding Date, as applicable, and no amendments or modifications have been made to the

Material Documents, except as set forth by documents delivered to the Administrative Agent in accordance with Section 3.01 or Section 3.02 or otherwise as permitted by Section 5.02(m). None of the Material Documents has been terminated and each of the Material Documents is in full force and effect. No Borrower Party is in default in the observance or performance of any of its material obligations under the Material Documents and each Loan Party has taken all action required to be taken to keep unimpaired its rights thereunder (other than possible defaults which may be the subject of any litigation referred to in Schedule 4.01(g)). No event has occurred (a “GEM Termination Event”) that gives the Nottawaseppi Tribe the ability (after the giving of notice and/or the expiration of any applicable time period) to terminate the FireKeepers Management Agreement pursuant to the terms thereof.
(t) Brokerage Commissions. No person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the extensions of credit contemplated by this Agreement as a result of any agreement entered into by any Loan Party (except for fees payable to Regal Capital Advisors of approximately $360,000, which fees will be paid on or prior to the Initial Funding Date from the Borrower’s own funds). No brokerage or other fee, commission or compensation is to be paid by the Lenders with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by any Loan Party, and the Borrower agrees to indemnify the Administrative Agent, the Security Trustee and the Lenders against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney’s fees incurred by the Administrative Agent, the Security Trustee and the Lenders in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions. No person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the Acquisition Documents except any such fee that is being paid in full on the Initial Funding Date.
(u) Policies of Insurance. The properties of the Borrower Parties are insured with financially sound and reputable insurance companies not Affiliates of the Borrower Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower Parties operate. The Insurance Disclosure Statement sets forth a true and complete listing of all insurance maintained by the Borrower Parties as of the Initial Funding Date. Such insurance has not been terminated and is in full force and effect, and each of the Borrower Parties has taken all action required to be taken as of the date of this Agreement to keep unimpaired its rights thereunder.
(v) Agreements with Affiliates and Other Agreements. Except as disclosed on Schedule 4.01(v), no Borrower Party has entered into and, as of the date of the applicable Credit Event does not contemplate entering into, any material agreement or contract with any Affiliate of any Borrower Party, except upon terms at least as favorable to such Borrower Party as an arms-length transaction with unaffiliated Persons, based on the totality of the circumstances. No Borrower Party is a party to or is bound by any Contractual Obligation or is subject to any restriction under its respective charter or formation documents, which could not reasonably be expected to have a Material Adverse Effect.

(w) Foreign Assets Control, Etc.
(i) No Borrower Party (i) is, or is controlled by, a Designated Person; (ii) has received funds or other property from a Designated Person; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law. No Borrower Party engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any Designated Person. Each Borrower Party is in compliance, in all material respects, with the Patriot Act. Each Borrower Party has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws including the requirement that (i) no Person who owns any direct or indirect interest in any Borrower Party is a Designated Person, (ii) funds invested directly or indirectly in any Borrower Party by are derived from legal sources.
(ii) No portion of the proceeds of any Loan, L/C Credit Extension or other credit made hereunder has been or will be used, directly or indirectly for, and no fee, commission, rebate or other value has been or will be paid to, or for the benefit of, any governmental official, political party, official of a political party or any other Person acting in an official capacity in violation of any applicable Governmental Rules, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.
(x) Acquisition. The Acquisition has been and will be conducted in compliance with all Requirements of Law.
(y) Gaming. The lands on which the FireKeepers Casino is located are “Indian lands” as defined in the IGRA.
4.02. Reaffirmation of Borrower’s Representations and Warranties. The Borrower shall be deemed to have reaffirmed, for the benefit of the Lenders, the Administrative Agent and the Security Trustee, each representation and warranty contained in Article IV on and as of the date of each Credit Event (including the initial Borrowings occurring on the Initial Funding Date), except for representations and warranties expressly made as of a specified date, which shall be true as of such date.
4.03. Representations and Warranties of each Lender. Each Lender, as to itself only, represents and warrants to each other party hereto that it is not a “public-side” Lender (i.e. a Lender that does not wish to receive non-public information with respect to the Borrower Parties or their securities) (each, a “Public Lender”) unless it has delivered a written notice (a “Public Lender Notice”) to the Administrative Agent and the Borrower indicating it is a Public Lender.
ARTICLE V. COVENANTS.
5.01. Affirmative Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid, or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance by the other Loan Parties with the affirmative covenants set forth in this Section 5.01, unless the Required Lenders shall otherwise consent in writing.
(a) Financial Statements, Reports, etc. The Borrower shall furnish to the Administrative Agent and each Lender the following, each in such form and such detail as the Administrative Agent or the Required Lenders shall reasonably request:

(i) As soon as available and in no event later than forty-five (45) days after the last day of each fiscal quarter, a copy of the Financial Statements of the Borrower Parties (prepared on a consolidated and consolidating basis) for such fiscal quarter (beginning with the fiscal quarter ending December 31, 2010 and thereafter) and for the fiscal year to date, certified by a Senior Finance Officer of the Borrower to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);
(ii) As soon as available and in no event later than ninety (90) days after the close of each fiscal year (beginning with the fiscal year ending December 31, 2010), copies of the consolidated and consolidating Financial Statements of the Borrower Parties for such year, audited (as to the consolidated Financial Statements) by an independent certified public accountants of recognized national standing or otherwise reasonably acceptable to Administrative Agent, which Financial Statements shall be accompanied by a narrative from management of the Borrower which discusses results and copies of the unqualified opinion of such accountants and, to the extent delivered to the Borrower, management letters delivered by such accountants in connection with such Financial Statements;
(iii) Contemporaneously with the Financial Statements for each fiscal quarter and each fiscal year required by the foregoing clauses (i)and (ii), a compliance certificate of a Senior Finance Officer of the Borrower in substantially the form of Exhibit I (a “Compliance Certificate”);
(iv) As soon as possible and in no event later than five (5) Business Days after the Borrower knows of the occurrence or existence of (A) any ERISA Event, (B) any actual or threatened litigation, suits, claims, disputes or investigations against any Borrower Party involving potential monetary damages payable by any Borrower Party of $250,000 or more (alone or in the aggregate) or in which injunctive relief or similar relief is sought, which relief, if granted, could have a Material Adverse Effect, (C) the occurrence of any GEM Termination Event, (D) any other event or condition which, either individually or in the aggregate, could have a Material Adverse Effect, including (I) breach or non-performance of, or any default under, a Contractual Obligation of a Borrower Party; (II) any dispute, litigation, investigation, proceeding or suspension between a Borrower Party and any Governmental Authority; or (III) the commencement of, or any material development in, any litigation or proceeding affecting a Borrower Party, including pursuant to any applicable Environmental Laws; or (E) any Default or any default under any Subordinated Obligations, the statement of a Responsible Officer of the Borrower setting forth details of such event, condition, Default or default and the action which the Borrower proposes to take with respect thereto. Each notice pursuant to this Section 5.01(a)(iv) shall describe with particularity any and all provisions of this Agreement or other Credit Document that have been breached;
(v) As soon as available, and in any event not later than thirty (30) days after the commencement of each fiscal year, the budget and projected financial statements of the Borrower Parties for such fiscal year (detailed on a quarterly basis), including, in each case, projected balance sheets, statements of income and retained earnings and statements of cash flow of the Borrower Parties, all in reasonable detail and in any event to include projected Capital Expenditures and quarterly projections of the Borrower Parties’ compliance with each of the covenants set forth in Section 5.03 of this Agreement;

(vi) As soon as possible and in no event later than five (5) Business Days prior to the occurrence of any event or circumstance that would require a prepayment pursuant to Section 2.06(c), the statement of a Responsible Officer of the Borrower setting forth the details thereof;
(vii) As soon as possible and in no event later than ten (10) days prior thereto, written notice of the establishment or acquisition by a Loan Party of any new Subsidiary or the issuance of any new Equity Securities of the Borrower or any Subsidiary;
(viii) As soon as possible and in no event later than five (5) Business Days after the receipt thereof by the Borrower, a copy of any notice, summons, citations or other written communications concerning any actual, alleged, suspected or threatened violation of any Environmental Law, or any liability of a Loan Party for Environmental Damages;
(ix) As soon as possible and in no event later than five (5) days after the sending or filing thereof, copies of any proxy statements, financial statements or reports that the Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that the Borrower files with the United States Securities and Exchange Commission;
(x) During the period commencing on the Effective Date and ending on the Initial Funding Date, as soon as available and in no event later than forty-five (45) days after the last day of each fiscal quarter, a copy of the Financial Statements of the Purchased Assets (prepared on a consolidated and consolidating basis) for such fiscal quarter and for the fiscal year to date;
(xi) During the period commencing on the Effective Date and ending on the Initial Funding Date, as soon as available and in no event later than ninety (90) days after the close of each fiscal year, copies of the consolidated and consolidating Financial Statements of the Purchased Assets for such year, audited (as to the consolidated Financial Statements) by an independent certified public accountants of recognized national standing;
(xii) During the period commencing on the Effective Date and ending on the Initial Funding Date, as soon as available and in no event later than thirty (30) days after the last day of each fiscal month, a copy of the consolidated and consolidating Financial Statements of the Purchased Assets for such month and for the fiscal year to date;
(xiii) As soon as possible and in no event later than ten (10) days prior to the acquisition by any Borrower Party of any leasehold or ownership interest in real property, a written supplement to Schedule 4.01(h);
(xiv) Without derogation of the Borrower’s obligation under Section 5.02(k), as soon as possible and in no event later than five (5) Business Days after the effectiveness thereof, any material change in accounting policies of or financial reporting practices by the Borrower Parties; and

(xv) Such other instruments, agreements, certificates, opinions, statements, documents and information relating to the Properties, operations or condition (financial or otherwise) of the Loan Parties, and compliance by the Borrower with the terms of this Agreement and the other Credit Documents as the Administrative Agent, the Security Trustee or any Lender may from time to time reasonably request.
The Borrower hereby acknowledges that the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (the “Borrower Materials”) by posting the Borrower Materials on one or more Platforms. From and after the date of receipt of any Public Lender Notice, the Borrower agrees that (w) all Borrower Material that may be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC” the Borrower shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower Parties or their securities for purposes of United States Federal and state security laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.
(b) Books and Records. The Loan Parties shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.
(c) Inspections. Except as limited by Nevada Gaming Commission Regulation 6.130 or the Borrower’s approved system of internal controls governing mandatory count procedures and the persons who may participate therein, the Loan Parties shall permit the Administrative Agent, the Security Trustee and each Lender, or any agent or representative thereof, upon reasonable notice and during normal business hours so long as no Event of Default shall have occurred and be continuing and otherwise at any time as the Administrative Agent, the Security Trustee and any Lender may determine with or without prior notice to the Borrower, to visit and inspect any of the properties and offices of the Loan Parties, to conduct audits of any or all of the Collateral, to examine the books and records of the Loan Parties and make copies thereof, and to discuss the affairs, finances and business of the Loan Parties with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as the Administrative Agent, the Security Trustee or any Lender may request, all at the Borrower’s expense.
(d) Insurance. The Loan Parties shall:
(i) Carry and maintain (A) insurance during the term of this Agreement of the types and in the amounts customarily carried from time to time by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, business interruption, fire, liability, property damage and worker’s compensation, (B) if requested by the Administrative Agent, flood insurance with respect to real property Collateral in amounts and subject to deductibles and other terms as may be reasonably acceptable to the Administrative Agent, (C) insurance required by any Real Property Security Documents or the Grand Victoria Vessel Security Document, (D) fire and usual marine risks (including hull and machinery and excess risks), (E) protection and indemnity risks and (F) any other risks against which the Administrative Agent considers, having regards to practices and other circumstances prevailing at the relevant time, it would in the reasonable opinion of the Administrative Agent be reasonable for the Borrower Parties to insure and which are specified by the Administrative Agent by notice to the Borrower;
(ii) Furnish to any Lender, upon written request, full information as to the insurance carried;
(iii) Carry and maintain each policy for such insurance with (A) a company which is rated A or better by A.M. Best and Company at the time such policy is placed and at the time of each annual renewal thereof or (B) any other insurer which is satisfactory to the Administrative Agent; and
(iv) Obtain and maintain endorsements acceptable to the Administrative Agent for such insurance (including form CF1218) naming the Collateral Agent, the Administrative Agent, the Security Trustee and the Lenders as additional insureds and the Collateral Agent as mortgagee and lender’s loss payee and including mortgagee’s and lender’s loss payable endorsements;
provided, however, that if any Loan Party shall fail to maintain insurance in accordance with this Section 5.01(d), or if any Loan Party shall fail to provide the required endorsements with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.
(e) Governmental Charges and Other Indebtedness. Each Loan Party shall promptly pay and discharge when due (i) all Taxes and other Governmental Charges, (ii) all Indebtedness which, if unpaid, could become a Lien upon the property of such Loan Party and (iii) subject to any subordination provisions applicable thereto, all other Indebtedness which in each case, if unpaid, could be reasonably likely to have a Material Adverse Effect, except such Taxes, Governmental Charges and Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made; provided that in each such case appropriate reserves are maintained in accordance with GAAP and no material property of any Loan Party is at impending risk of being seized, levied upon or forfeited.
(f) Use of Proceeds. The Borrower shall use the proceeds of the Loans (i) to provide a portion of the financing for the Acquisition, (ii) to refinance certain existing Indebtedness of the Loan Parties, (iii) to pay fees and expenses incurred in connection with the Transactions and (iv) to provide for the ongoing working capital and other general corporate purposes of the Loan Parties.

(g) General Business Operations. Each of the Loan Parties shall (i) preserve, renew and maintain in full force its corporate, partnership or limited liability company existence and good standing under the Governmental Rules of the jurisdiction of its organization and all of its rights, licenses and permits (including all tribal, gaming, horse racing and video lottery licenses and permits), leases, qualifications, privileges franchises and other authority reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all Requirements of Law (including all Gaming Laws and tribal, horse racing and video lottery laws) and Contractual Obligations applicable to such Person except, in each case, where any failure, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and from time to time make, or cause to be made, all necessary and proper repairs, except, in each case, where any failure, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iv) subject to the Borrower’s commercially reasonable judgment, maintain, preserve and protect all of its rights to enjoy and use material trademarks, trade names, service marks, patents, copyrights, licenses, leases, franchise agreements and franchise registrations and (v) conduct its business in an orderly manner without voluntary interruption except where any failure could not reasonably be expected to have a Material Adverse Effect. No Loan Party shall change its jurisdiction of formation.
(h) Compliance with Laws. Each Loan Party shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and the inventory of each Loan Party shall comply with the Fair Labor Standards Act.
(i) New Subsidiaries. The Borrower shall, at its own expense promptly, and in any event within ten (10) Business Days, after the formation of or as of the date of the acquisition of any Subsidiary (A) notify the Administrative Agent of such event in writing (to the extent notice has not already been provided in accordance with Section 5.01(a)(vii)), (B) cause such Subsidiary to become a party to the Guaranty, the Security Agreement and each other applicable Security Document in accordance with the terms thereof, (C) deliver (or cause the appropriate Person to deliver) to the Collateral Agent all stock certificates and other instruments constituting Collateral thereunder free and clear of all adverse claims, accompanied by undated stock powers or other instruments of transfer executed in blank (and take such other steps as may be requested by the Collateral Agent or the Administrative Agent to perfect the Collateral Agent’s first priority Lien in such Collateral consisting of Equity Securities in compliance with any applicable laws of jurisdictions outside of the United States), (D) cause each document (including each Uniform Commercial Code financing statement and each filing with respect to intellectual property owned by each new Subsidiary) required by law or requested by the Collateral Agent or the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Security Documents to be so filed, registered or recorded and evidence thereof delivered to the Collateral Agent, (E) deliver (or cause the appropriate Person to deliver) the Organizational Documents, certificates, resolutions and other documents that would have been required of such Subsidiary under clause (b) of Schedule 3.01 if such Subsidiary had been the Borrower on the Effective Date and (F) deliver an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent with respect to each new Guarantor, the pledge of the Equity Securities of each Subsidiary, and the other matters set forth in this Section 5.01(i).

(j) Appraisals. During the existence of an Event of Default or upon the written request of the Administrative Agent (for itself or upon request of any Lender, without duplication) acting pursuant to any Requirement of Law, the Borrower agrees that the Administrative Agent may, at the expense of the Borrower, commission an appraisal of any property (i) to which any Loan Party holds legal title and (ii) which is encumbered by any Security Document.
(k) Additional Collateral. If at any time from and after the Effective Date, the Borrower or any Subsidiary acquires any fee or leasehold interest in real property, the Borrower or such Subsidiary shall promptly deliver to the Administrative Agent, at its own expense, all documentation and information in form and substance reasonably satisfactory to the Collateral Agent (including any appraisals, surveys and environmental reports) to assist the Collateral Agent in obtaining deeds of trust or mortgages on such additional real property and ALTA policies of title insurance, with such endorsements as the Collateral Agent may reasonably require, issued by a company and in form and substance satisfactory to the Administrative Agent, in an amount equal to the principal amount of the Total Revolving Loan Commitment on the Initial Funding Date plus the then outstanding aggregate principal amount of the Terms Loans, insuring the Collateral Agent’s Lien on such additional real property Collateral to be of first priority, subject only to such exceptions as the Collateral Agent shall approve in its reasonable discretion, with all costs thereof to be paid by the Borrower or such Subsidiary. If at any time from and after the Effective Date, the Borrower or any Subsidiary acquires any vessel (including the Grand Victoria Vessel), the Borrower or such Subsidiary shall execute, deliver and record, at its own expense, as soon as possible all documentation and information necessary or appropriate, as determined by the Security Trustee, in form and substance reasonably satisfactory to the Collateral Agent to provide the Security Trustee a first preferred mortgage on such vessel, subject only to such exceptions as the Administrative Agent shall approve in its reasonable discretion, with all costs thereof to be paid by the Borrower or such Subsidiary.
(l) Rate Contracts. No later than 90 days after the Initial Funding Date, the Borrower shall enter into, and shall maintain in full force and effect, one or more Lender Rate Contracts with respect to the Indebtedness evidenced by this Agreement reasonably satisfactory to the Administrative Agent, which agreements shall provide coverage in a notional amount equal to at least 50% of the Effective Amount of the Term Loans (as the same may be reduced from time to time pursuant to repayments under Section 2.01(g)(iii) and prepayments under Section 2.06).
(m) Acquisition. The Loan Parties shall use commercially reasonable efforts to consummate the Acquisition as soon as possible, and, in any event, the Loan Parties shall cause the Acquisition to be consummated no later than June 30, 2011.
5.02. Negative Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance by the other Loan Parties, with the negative covenants set forth in this Section 5.02, unless the Required Lenders shall otherwise consent in writing.

(a) Indebtedness. None of the Loan Parties shall create, incur, assume or permit to exist any Indebtedness or engage in any off-balance sheet finance transaction or other similar transaction except for the following (“Permitted Indebtedness”):
(i) Indebtedness of the Loan Parties under the Credit Documents;
(ii) Indebtedness of the Loan Parties listed in Schedule 5.02(a) and existing on the date of this Agreement and any Indebtedness of the Loan Parties under initial or successive refinancings of any Indebtedness permitted by this Section 5.02(a)(ii); provided that (A) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced and (B) the material terms and provisions of any such refinancing (including maturity, redemption, prepayment, default and subordination provisions) are no less favorable to the applicable Loan Party and the Lenders than the Indebtedness being refinanced;
(iii) Indebtedness of the Loan Parties under Rate Contracts permitted by Section 5.02(l);
(iv) Indebtedness of the Loan Parties with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business (including surety or similar bonds issued in connection with the stay of a proceeding of the type described in Section 6.01(h));
(v) Guaranty Obligations of any Loan Party in respect of Permitted Indebtedness of any other Loan Party;
(vi) Indebtedness owing to any other Loan Parties; provided that the Investment constituting such Indebtedness is permitted by Section 5.02(e)(iii);
(vii) purchase money Indebtedness and Capital Lease obligations in an aggregate principal amount not to exceed $750,000 at any one time outstanding;
(viii) During the period commencing on the Effective Date and ending on the earlier of (A) June 30, 2011 and (B) two Business Days prior to Initial Funding Date, Indebtedness in an aggregate amount not to exceed $7,900,000 owing by any Loan Party to Nevada State Bank; and
(ix) Subordinated Obligations incurred after the Effective Date; provided that such Subordinated Obligations and the documentation for such Subordinated Obligations are reasonably satisfactory to the Required Lenders (but in any event, the maturity of such Subordinated Obligations shall be no earlier than a date that is six (6) months after the Maturity Date and such Indebtedness shall have no principal payments prior to a date that is six (6) months after the Maturity Date).

(b) Liens. No Loan Party shall create, incur, assume or permit to exist any Lien or Negative Pledge on or with respect to any of its Property, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):
(i) Liens in favor of the Collateral Agent, the Administrative Agent, the Security Trustee or any Lender securing the Obligations and Negative Pledges under the Credit Documents;
(ii) Liens listed in Schedule 5.02(b) and existing on the date of this Agreement and any replacement Liens (covering the same or a lesser scope of Property) in respect of replacement Indebtedness permitted under Section 5.02(a)(ii);
(iii) Liens for Taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and have not proceeded to judgment; provided that adequate reserves for the payment thereof have been established in accordance with GAAP and no Property of any Loan Party is subject to impending risk of loss or forfeiture by reason of nonpayment of the obligations secured by such Liens;
(iv) statutory Liens, possessory liens of carriers and warehousemen, materialmen Liens, mechanic’s Liens and landlord Liens, in each case arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto in accordance with GAAP and, by reason of nonpayment, no Property of any Loan Party is subject to a material impending risk of loss or forfeiture;
(v) Deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety, appeal or customs bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; and
(vi) Purchase money Liens and associated Negative Pledges incurred with respect to property acquired using the proceeds of Indebtedness and Capital Leases permitted under Section 5.02(a)(vii);
(vii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in Section 5.02(b)(ii) or (vi) above; provided that any extension, renewal or replacement Lien (A) is limited to the Property covered by the existing Lien and (B) secures Indebtedness which is no greater in amount and has material terms no less favorable to the Lenders than the Indebtedness secured by the existing Lien;
(viii) leases or subleases granted to others (in the ordinary course of business consistent with past practices) not interfering in any material respect with the ordinary conduct of the business or operations of any Loan Party;

(ix) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party;
(x) deposits in the ordinary course of business to secure liabilities to insurance carriers, lessor, utilities and other service providers;
(xi) Liens on the real property subject to any of the Real Property Security Documents identified in the ALTA title policy received by the Administrative Agent (in form and substance reasonably satisfactory to the Administrative Agent) relating to such real property;
(xii) Liens in favor of Nevada State Bank in connection with Indebtedness permitted by Section 5.02(a)(viii);
(xiii) bankers liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business; and
(xiv) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of any Loan Party;
provided, however, that the foregoing exceptions shall not permit any Lien on any Equity Securities issued by any Loan Party, except for Liens in favor of the Collateral Agent securing the Obligations (or any guaranty thereof).
(c) Asset Dispositions. No Loan Party shall, directly or indirectly, sell, lease, convey, transfer or otherwise dispose (including, without limitation, via any sale and leaseback transaction) of any of its Property, whether now owned or hereafter acquired, except for the following:
(i) Sales by the Loan Parties of inventory in the ordinary course of their businesses (excluding sales of inventory by any Loan Party, directly or indirectly, to another Loan Party);
(ii) Sales or disposals by the Loan Parties of damaged, worn-out or obsolete equipment in the ordinary course of their businesses for not less than fair market value, if any;
(iii) Sales or other dispositions by any Loan Party of Investments permitted by Section 5.02(e)(ii) for not less than fair market value; provided that no Event of Default shall have occurred and be continuing and the proceeds of such sale or other disposition are retained as working capital with such Loan Party;
(iv) Sales or other dispositions of assets and property (A) by the Borrower to any Guarantor or any other Borrower and (B) by any Guarantor to the Borrower or any other Guarantor;

(v) Transfers permitted by Section 5.02(b), Section 5.02(d), Section 5.02(e) and Section 5.02(f);
(vi) Sales or other dispositions the Net Proceeds of which (x) do not exceed $500,000 in the aggregate in any fiscal year and (y) are applied to the prepayment of the Obligations or otherwise utilized to the extent required by Section 2.06(c)(iv); and
(vii) Sale or condemnation by City of the Rising Sun of approximately twenty-five (25) acres of land of the Grand Victoria Casino & Resort delineated as “24-Acres Excess Land” in the map attached as Exhibit N, the Net Proceeds of which are applied to the prepayment of the Obligations or otherwise utilized to the extent required by Section 2.06(c)(iv) or Section 2.06(c)(vii);
provided that nothing herein shall be construed to permit the sale, conveyance, transfer or other disposition of (x) any Equity Securities of any of the Borrower’s Subsidiaries (other than in the creation of the Lien thereon in favor of the Collateral Agent pursuant to the Security Documents).
(d) Mergers, Acquisitions, Etc. No Loan Party shall reorganize, recapitalize or consolidate with or merge into any other Person or permit any other Person to merge into it, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets, or any identifiable business unit or division, of any other Person, except for the following:
(i) the Borrower and the other Loan Parties may merge with each other; provided that (A) no Event of Default shall have occurred and be continuing or would result after giving effect to any such merger and (B) in any such merger involving the Borrower and another Loan Party, the Borrower is the surviving Person;
(ii) a merger or consolidation of a Person into the Borrower or into a Guarantor which constitutes an acquisition permitted by Section 5.02(d)(iv); provided that no Default shall have occurred and be continuing or would result after giving effect to any such merger;
(iii) the Acquisition; and
(iv) Acquisitions by the Borrower or a Guarantor of any Person or the assets of a Person as a new Subsidiary or of all or substantially all of the assets of any other Person or identifiable business unit or division of any other Person (in each case, the “Proposed Target”); provided that:
(A) No Default has occurred and is continuing on the date of, or will result after giving effect to, any such acquisition (actually and on a pro forma basis);
(B) The Proposed Target is in the same or similar line of business as the Borrower;
(C) The acquisition of the Proposed Target shall be completed as a result of an arm’s length negotiation (i.e. on a non-hostile basis);

(D) The acquisition of the Proposed Target shall be consummated, in all material respects, in accordance with all applicable Governmental Rules;
(E) The Proposed Target’s earnings before interest, taxes, depreciation and amortization (calculated in the same manner as Adjusted EBITDA) for the last twelve months ending as of closing of such acquisition is not less than zero;
(F) The Borrower has delivered to the Administrative Agent, (1) financial statements of the subject of such acquisition (or, in the case of assets constituting less than all of the assets of a Person, the equivalent of financial statements with respect to such assets) to the extent available, but in no event for less than the immediately preceding twelve months (or such other period of time agreed to by the Administrative Agent in its sole discretion), and (2) pro forma financial statements reflecting the combined projected performance of the Borrower Parties during the 12 months immediately following consummation of such transaction, certified to the Administrative Agent and the Lenders as being the good faith projections of the Borrower, in form and detail reasonably acceptable to the Administrative Agent, which projections shall show that such acquisition will not result in any Default hereunder;
(G) No Proposed Target shall be organized or domiciled under the law of any jurisdiction outside the United States, and no Proposed Target shall have more than 15% of its assets or annual revenues based in or from outside of the United States or Canada (as determined from the most recently available financial information for the Proposed Target);
(H) The Collateral Agent and the Security Trustee (as applicable) shall hold a perfected, first priority security interest in and lien on all of the assets directly or indirectly acquired by the Borrower or a Guarantor in such transaction (including but not limited to the assets of the Proposed Target and, if the Proposed Target survives such transaction as a separate Subsidiary, any Equity Securities in the Proposed Target) to the extent required by Section 5.01(i);
(I) If such Proposed Target remains a separate Subsidiary, all action required of such Subsidiary and of Loan Parties under Section 5.01(i) shall be completed substantially concurrently with the consummation of such Acquisition; and
(J) The consideration paid or payable in cash (including any earn-out or similar contingent consideration) in connection with such acquisition, when taken together with each other Permitted Acquisition consummated after the Effective Date shall not exceed $2,500,000 in the aggregate.
(e) Investments. None of the Loan Parties shall make any Investment except for Investments in the following:
(i) Investments by the Loan Parties in cash and Cash Equivalents;
(ii) Investments listed in Schedule 5.02(e) existing on the date of this Agreement;

(iii) Investments by the Loan Parties in each other; provided that any Investments by the Borrower or a Subsidiary constituting Indebtedness of another Loan Party shall be evidenced by one or more Pledged Intercompany Notes subject to a first perfected security interest in favor of the Administrative Agent and in the Administrative Agent’s possession; and
(iv) Investments consisting of loans to employees, officers and directors in the ordinary course of business in an aggregate amount not exceeding $100,000 at any one time outstanding;
(v) Investments permitted by Section 5.02(d);
(vi) Deposit accounts; provided that such Investments are subject to a Control Agreement;
(vii) Extensions of trade credit in the ordinary course of business to customers of the Loan Parties;
(viii) Investments received in connection with the settlement of a bona fide dispute with another Person after making reasonable efforts to collect cash in respect thereof; and
(ix) Investments not exceeding $2,500,000 in the aggregate during the term of this Agreement in connection with entities formed by any Loan Party for purposes of entering into any management agreement for gaming facilities.
(f) Dividends, Redemptions, Etc. No Loan Party shall make any Distributions or set apart any sum for any such purpose except as follows:
(i) Any Subsidiary of the Borrower may pay dividends on its Equity Securities to the Borrower or any intervening Subsidiary;
(ii) The Borrower may declare and pay dividends or make other Distributions with respect to its Equity Securities payable solely in shares of Qualified Equity Securities;
(iii) The Borrower may purchase fractional shares of its capital stock arising out of stock dividends, splits or combinations or mergers, consolidations or other acquisitions and pay cash in lieu of fractional shares upon the exercise of warrants, options or other securities convertible into or exercisable for capital stock of the Borrower;
(iv) The Borrower may make any Distribution made in connection with the withholding of Equity Securities of the Borrower or other withholdings to allow any future, present or former employee, director or consultant of the Loan Parties to meet his or her tax withholding obligations that arise in connection with an award pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; and

(v) The Borrower may repurchase Equity Securities or Indebtedness of any Borrower Party to the extent required by a Gaming Board for not more than the fair market value thereof in order to avoid the suspension, revocation or denial by a Gaming Board of a gaming license or other authorization necessary to the ownership, construction, maintenance, lease, financing or operation of a gaming business by a Borrower Party.
(g) Change in Business. No Loan Party shall engage, either directly or indirectly through Affiliates, in any business different from the business of the Borrower as of the Effective Date.
(h) Payments of Indebtedness, Etc. No Loan Party shall:
(i) prepay, redeem, purchase, defease, acquire or otherwise satisfy (or offer to redeem, purchase, acquire or otherwise satisfy) in any manner prior to the scheduled payment thereof any Indebtedness (including any Subordinated Obligations) or lease obligations of any Loan Party (other than the Obligations); or make any payment or deposit any monies, securities or other property with any trustee or other Person that has the effect of providing for the satisfaction (or assurance of any satisfaction) of any Indebtedness (including any Subordinated Obligations) of any Loan Party prior to the date when due or otherwise to provide for the defeasance of any such Indebtedness;
(ii) pay or prepay any principal, premium, interest or any other amount (including sinking fund payments) with respect to any Subordinated Obligation (except in each case payments expressly permitted by the subordination provisions approved by the Administrative Agent and the Required Lenders pursuant to Section 5.02(a)(ix) and payments expressly approved in writing by the Required Lenders), or redeem purchase, defease, acquire or otherwise satisfy (or offer to redeem, purchase, acquire or otherwise satisfy) any Subordinated Obligations (except in each case payments expressly permitted by the subordination provisions approved by the Administrative Agent and the Required Lenders pursuant to Section 5.02(a)(ix) and payments expressly approved in writing by the Required Lenders); or make any payment or deposit any monies, securities or other property with any trustee or other Person that has the effect of providing for the satisfaction (or assurance of any satisfaction) of any Subordinated Obligations prior to the date when due or otherwise to provide for the defeasance of any Subordinated Obligations; or
(iii) Supplement, amend, modify or otherwise change the terms of any document, instrument or agreement evidencing or governing any Subordinated Obligations.
(i) ERISA.
(i) No Loan Party or any ERISA Affiliate shall (A) adopt or institute any Pension Plan; (B) take any action which will result in the partial or complete withdrawal, within the meanings of Sections 4203 and 4205 of ERISA, from a Multiemployer Plan; (C) engage or permit any Person to engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the IRC involving any Pension Plan or Multiemployer Plan which would subject a Loan Party or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify; (D) incur or allow to exist any accumulated funding deficiency (within the meaning of Section 412 of the IRC or Section 302 of ERISA); (E) fail to make full payment when due of all amounts due as contributions to any Pension Plan or Multiemployer Plan; (F) fail to comply with the requirements of Section 4980B of the IRC or Part 6 of Title I(B) of ERISA; or (G) adopt any amendment to any Pension Plan which would require the posting of security pursuant to Section 401(a)(29) of the IRC, where singly or cumulatively, the above could have a Material Adverse Effect; provided, that the Borrower may terminate some or all of the existing employee benefit plans in respect of the Grand Victoria Casino & Resort and may reinstitute similar benefit plans for employees of the Grand Victoria Casino & Resort or modify its existing benefit plans to include such employees.
(ii) No Loan Party shall (A) engage in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise fail to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above could have a Material Adverse Effect.
(j) Transactions With Affiliates. No Loan Party shall enter into or permit to exist any Contractual Obligation with any Affiliate (other than any other Borrower Party) or engage in any other transaction with any Affiliate (other than any other Borrower Party) except:
(i) upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons;
(ii) any Distribution permitted by Section 5.02(f) hereof; and
(iii) the payment of reasonable fees to directors of the Loan Parties who are not employees of the Loan Parties.
(k) Accounting Changes. No Loan Party shall change (i) its fiscal year (currently January 1 through December 31) or (ii) its accounting practices or principles except as required by GAAP.
(l) Rate Contracts. No Loan Party shall enter into any Rate Contract, except (i) Rate Contracts entered into to hedge or mitigate risks to which such Loan Party has actual exposure (other than those in respect of Equity Securities of any Loan Party), and (ii) Rate Contracts entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of a Loan Party.
(m) Amendment of Material Documents. No Loan Party shall agree to amend, modify, supplement or replace any Material Document or any document executed and delivered in connection therewith, in each case in a manner which could reasonably be expected to adversely affect the interests of the Administrative Agent, the Security Trustee and the Lenders.
(n) Restrictive Agreements. No Loan Party shall agree to any restriction or limitation (other than as set forth in this Agreement or the other Credit Documents) on the making of Distributions or the transferring of assets from any Loan Party to another Loan Party.

(o) Joint Ventures; Non-Wholly-Owned Subsidiaries. No Loan Party shall enter into any Joint Venture or own any Non-Wholly Owned Subsidiaries (other than GEM and GED).
(p) Sales and Leaseback; Off-Balance Sheet Financing. No Loan Party shall engage in (i) any Sale and Leaseback transaction with respect to any of its Property of any character, whether now owned or hereafter acquired or (ii) any off-balance sheet financing or similar transaction.
(q) Capital Expenditures. No Loan Party shall permit the aggregate amount of Capital Expenditures made by the Loan Parties in any fiscal year to (i) exceed 5% of total revenues for the immediately preceding fiscal year or (ii) be less than 1.5% of the total revenues of the immediately preceding fiscal year; provided that up to $2,000,000 spent to convert hotel rooms at the Grand Victoria Casino & Resort to suites shall not be included in the calculation of Capital Expenditures under this Section 5.02(q).
(r) Designated Senior Debt. The Borrower shall not fail to designate the obligations as senior indebtedness or any equivalent designation pursuant to the documentation for any Subordinated Obligations.
(s) Subsidiaries. No Loan Party shall form or acquire any Subsidiary or take any other action that would result in the Borrower or any of its Subsidiaries being organized or domiciled under the law of any jurisdiction outside the United States.
5.03. Financial Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid, or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance, with the following financial covenants, unless the Required Lenders shall otherwise consent in writing:
(a) Total Leverage Ratio. The Borrower shall not permit the Total Leverage Ratio at any time from and after the Initial Funding Date to be greater than the ratio set forth opposite the applicable period below:

Maximum Total
Period	Leverage Ratio
Initial Funding Date through and including December 31, 2011	2.00:1.00
January 1, 2012 through and including December 31, 2012	1.75:1.00
January 1, 2013 and thereafter	1.50:1.00

(b) Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter, commencing with the first full fiscal quarter after the Initial Funding Date, to be less than the ratio set opposite the applicable fiscal quarter below:

Minimum Fixed
Any Fiscal Quarter Ending	Charge Coverage Ratio
Initial Funding Date through and including December 31, 2013	1.10:1.00
March 31, 2014 and thereafter	1.20:1.00
(c) Minimum Adjusted EBITDA. The Borrower shall not permit, as of the last day of any fiscal quarter, commencing with the first full fiscal quarter after the Initial Funding Date, Adjusted EBITDA for the two (2) consecutive fiscal quarter period ending thereon, to be less than the amount set opposite the applicable fiscal quarter below:

Any Fiscal Quarter Ending	Adjusted EBITDA
Initial Funding Date through and including June 30, 2012	$7,500,000
September 30, 2012 and thereafter	$9,000,000
ARTICLE VI. EVENTS OF DEFAULT.
6.01. Events of Default. The occurrence or existence of any one or more of the following events set forth in this Section 6.01 shall constitute an “Event of Default” hereunder.
(a) Non-Payment. Any Loan Party shall (i) fail to pay when due any principal of any Loan or any L/C Obligation (including any amount due in respect thereof under the Guaranty) or (ii) fail to pay within three (3) days after the same becomes due, any interest, fees or other amounts payable under the terms of this Agreement or any of the other Credit Documents (including any amount due under any Lender Rate Contract and, to the extent not included in clause (i), the Guaranty); or
(b) Specific Defaults. Any Loan Party shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 5.01(a), Section 5.01(f), Section 5.01(g), Section 5.01(h), Section 5.01(i), Section 5.01(k), Section 5.01(l), Section 5.01(m), Section 5.02 or Section 5.03; or
(c) Other Defaults.

(i) Any default shall occur under the Guaranty or any Security Document and such default shall continue beyond any period of grace provided with respect thereto; or
(ii) any Loan Party shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Credit Document and such failure shall continue for thirty (30) days after the date of such failure; provided that if such Loan Party shall have commenced and is diligently pursuing efforts to cure such failure within thirty (30) days after the date of such failure, such failure shall not constitute an Event of Default until the earlier of (x) the date such Loan Party is no longer diligently pursuing efforts to cure such failure and (y) the date sixty (60) days after the date of such failure; or
(d) Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of any Loan Party to the Administrative Agent, the Security Trustee or any Lender in or in connection with this Agreement or any of the other Credit Documents, or as an inducement to the Administrative Agent, the Security Trustee or any Lender to enter into this Agreement, shall be false, incorrect, incomplete or misleading in any material respect (or if such representation, warranty, certificate, information or other statement (financial or otherwise) is qualified by materiality, in any respect) when made or furnished; or
(e) Cross-Default. (i) Any Borrower Party shall fail to make any payment on account of any Indebtedness or Contingent Obligation of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness or Contingent Obligation exceeds $750,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Borrower Party (other than the Obligations) in an aggregate amount exceeding $750,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) any Borrower Party shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness or Contingent Obligation of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Borrower Party (other than the Obligations) in an aggregate amount exceeding $750,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral; or
(f) Insolvency; Voluntary Proceedings. Any Borrower Party shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property (other than the appointment of a supervisor pursuant to Chapter 463B of the Nevada Revised Statutes), (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), or (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or, in each case, any analogous procedure or step is taken in any jurisdiction; or
(g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Borrower Party or of all or a substantial part of the property thereof (other than the appointment of a supervisor pursuant to Chapter 463B of the Nevada Revised Statutes), or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Borrower Party or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement, or, in each case, any analogous procedure or step is taken in any jurisdiction; or
(h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring any Borrower Party to pay an aggregate amount of $1,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrower and otherwise satisfying the requirements set forth in Section 5.01(d)) shall be rendered against any Borrower Party in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of twenty (20) consecutive days; provided that if one or more judgments, orders, decrees or arbitration awards requiring any Borrower Party to pay an aggregate amount of $2,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrower and otherwise satisfying the requirements set forth in Section 5.01(d)) shall be rendered against any Borrower Party in connection with any single or related series of transactions, incidents or circumstances such circumstance shall be an Event of Default whether or not the same has been satisfied, vacated or stayed; (ii) any judgment, writ, assessment, warrant of attachment, Tax lien or execution or similar process shall be issued or levied against a part of the property of any Borrower Party with an aggregate value in excess of $1,000,000 and the same shall not be released, stayed, vacated or otherwise dismissed within sixty (60) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens, executions or similar processes which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect are rendered, issued or levied; or
(i) Credit Documents. Any of this Agreement, the Notes, the Guaranty, the Fee Letter, the Security Documents or any other material Credit Document, or any material term thereof shall cease to be, or be asserted by any Loan Party not to be, a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms or shall otherwise cease to be in full force and effect; or
(j) Security Documents. Any Lien intended to be created by any Security Document on any asset (other than immaterial assets) shall at any time be invalidated, subordinated or otherwise cease to be in full force and effect, for whatever reason, or any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, first priority (except as expressly otherwise provided in this Agreement or such Security Document) perfected Lien in the Collateral covered thereby, or any Loan Party shall issue, create or permit to be outstanding any Equity Securities which shall not be subject to a first priority perfected Lien under the Security Documents (other than Equity Securities not required to be pledged under the Credit Documents); or
(k) ERISA. Any Reportable Event which the Administrative Agent reasonably believes in good faith constitutes grounds for the termination of any Pension Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Pension Plan shall occur and be continuing for a period of thirty (30) days or more after notice thereof is provided to the Borrower by the Administrative Agent, or any Pension Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Pension Plan; or
(l) Change of Control. Any Change of Control shall occur; or
(m) Involuntary Dissolution or Split Up. Any order, judgment or decree shall be entered against any Borrower Party decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of ninety (90) days; or
(n) Other Default. The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Credit Document) under any other Credit Document; or
(o) Guarantors. Any Guarantor shall repudiate or purport to revoke the Guaranty; or
(p) Designated Person. Any Borrower Party shall become a Designated Person; or
(q) Subordinated Obligations. Any trustee for, or any holder of, any of the Subordinated Obligations asserts in writing that any such Subordinated Obligations (or any portion thereof) is not subordinated to the Obligations in accordance with its terms or the applicable subordination agreement (in the case of such other Subordinated Obligations); or any event occurs which gives the holder or holders of any such Subordinated Obligations (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligations due before the date on which it otherwise would become due, or the right to require the issuer thereof, to redeem, purchase or otherwise defease, or offer to redeem, purchase or otherwise defease, all or any portion of any Subordinated Obligations, or a final judgment is entered by a court of competent jurisdiction that any such Subordinated Obligations (or any portion thereof) is not subordinated in accordance with its terms or the applicable subordination agreement (in the case of such other Subordinated Obligations) to the Obligations; or
(r) Uninsured Loss. The occurrence of any uninsured loss with respect to any property of any Borrower Party in excess of $1,000,000; or
(s) Unfunded Pension Liabilities. The aggregate amount of Unfunded Pension Liabilities of the Borrower Parties shall exceed $1,000,000; or

(t) FireKeepers Indenture. The occurrence of any “Default” or “Event of Default” under the FireKeepers Indenture (as such terms are defined therein); or
(u) Indian Lands. A court of competent jurisdiction shall hold that the real property on which the FireKeepers Casino is situated is not “Indian lands” as defined in the IGRA; or
(v) Gaming Operations. The loss of or failure to obtain any operating licenses or other material licenses or permits or the occurrence of any event or circumstance which in any such case results in the failure to have any material portion of Stockman’s Casino, Grand Victoria Casino & Resort or FireKeeper’s Casino open to conduct gaming activities for any reason for more than five (5) consecutive days or which results in the prohibition of the conduct gaming activities at any of Stockman’s Casino, Grand Victoria Casino & Resort or FireKeeper’s Casino for a period in excess of five (5) consecutive days; or
(w) Material Contracts. The occurrence of any default under or material breach (subject to applicable notice and cure provisions) of any Material Contract or the termination of any Material Contract.
6.02. Remedies. At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 6.01(f) or 6.01(g)), the Administrative Agent may or shall, upon instructions from the Required Lenders, by written notice to the Borrower, (a) terminate the Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans, (b) declare all or a portion of the outstanding Obligations (other than in connection with Lender Rate Contracts) payable by the Borrower to be immediately due and payable and/or (c) require that the Borrower Cash Collateralize the Obligations in an amount equal to 105% of the then Effective Amount of the L/C Obligations, in each case, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 6.01(f) or 6.01(g), immediately and without notice, (1) the Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans shall automatically terminate, (2) the obligation of the Borrower to Cash Collateralize the Obligations in an amount equal to 105% of the then Effective Amount of the L/C Obligations shall automatically become effective, which amounts shall be immediately pledged and delivered to the Administrative Agent as security for the Obligations and (3) all outstanding Obligations payable by the Borrower hereunder shall, to the extent permitted by applicable law, automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, to the extent permitted by applicable law, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Administrative Agent, the Security Trustee and the Collateral Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law. Notwithstanding anything to the contrary in the Credit Documents, all Cash Collateral pledged by the Borrower as contemplated by the last sentence of Section 2.02(a)(ii)(H), shall first be applied to reimburse the L/C Issuer in respect of any amounts that a Lender has failed to fund under Section 2.02(c), then to the remaining L/C Obligations and then to the remaining Obligations in the manner set forth below:

The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Collateral Agent in the following order of priorities:
First, to the Administrative Agent and the Collateral Agent, pari passu and ratably, in an amount sufficient to pay in full the costs and expenses of the Administrative Agent and the Collateral Agent in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Administrative Agent and the Collateral Agent in connection therewith, including, without limitation, attorneys’ fees and costs;
Second, to the Lenders in an amount equal to accrued interest then due and payable under this Agreement and the other Credit Documents (except for Lender Rate Contracts);
Third, pari passu and ratably, to (i) the Lenders in an amount equal to the principal amount of the outstanding Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations on a pro rata basis in accordance with the then outstanding principal amount of the Loans and L/C Obligations (with the portion allocated to the Revolving Loans, Swing Line Loans and L/C Obligations to be applied first to repay the Swing Line Loans in full, second to repay the Revolving Loans in full and then to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of all L/C Obligations) and (ii) to the Lender(s) or their Affiliates to whom obligations are owed in connection with any Lender Rate Contracts to the extent of the associated Termination Values of such Lender Rate Contracts and any interest owing thereon;
Fourth, to the Lenders in an amount equal to any other Obligations (other than the Obligations related to Lender Rate Contracts not paid under clause Third above) which are then unpaid;
Fifth, to the Lender Parties in an amount equal to any other Obligations related to Lender Rate Contracts the terms of which comply with the Credit Agreement, which are then unpaid; and
Finally, upon payment in full of all of the Obligations, to the Person(s) legally entitled thereto.
No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Credit Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder or thereunder or at law or in equity.

ARTICLE VII. ADMINISTRATIVE AGENT, COLLATERAL AGENT, SECURITY
TRUSTEE AND RELATIONS AMONG LENDERS.
7.01. Appointment, Powers and Immunities.
(a) Each Lender (on its own behalf or on behalf of any Affiliate of such Lender that is party to a Lender Rate Contract) hereby appoints and authorizes Wells Fargo Bank, National Association, as the Administrative Agent, the Collateral Agent and the Security Trustee to act as its agent hereunder and under the other Credit Documents and as security trustee under the Grand Victoria Vessel Security Document with such powers as are expressly delegated to the Administrative Agent, the Collateral Agent and the Security Trustee by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto, and Wells Fargo Bank, National Association hereby accepts such appointment as Administrative Agent, as Collateral Agent and as Security Trustee. Each Lender (on its own behalf and on behalf of any Affiliate of such Lender that is party to a Lender Rate Contract) hereby authorizes the Administrative Agent, the Collateral Agent and the Security Trustee to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Lead Arranger shall not have any duties or responsibilities or any liabilities under this Agreement or any other Credit Documents and any amendments, consents, waivers or any other actions taken in connection with this Agreement or the other Credit Documents shall not require, except to the extent expressly set forth in Section 8.04(f), the consent of the Lead Arranger, in such capacity. Neither the Administrative Agent, the Collateral Agent nor the Security Trustee shall have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Lender (or any Affiliate of such Lender that is party to a Lender Rate Contract) or have any fiduciary duty to any Lender (or any Affiliate of such Lender that is party to a Lender Rate Contract). Notwithstanding anything to the contrary contained herein, neither the Administrative Agent, the Collateral Agent nor the Security Trustee shall be required to take any action which is contrary to this Agreement or any other Credit Document or any applicable Governmental Rules. None of the Administrative Agent, the Collateral Agent, the Security Trustee or any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent, the Collateral Agent and the Security Trustee may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent, the Collateral Agent nor the Security Trustee nor any of their respective directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, the Administrative Agent, the Collateral Agent and the Security Trustee shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders or in the absence of such direction, such action as the Administrative Agent, the Collateral Agent or the Security Trustee in good faith deems advisable under the circumstances.

(b) The Collateral Agent, the Security Trustee and any co-agents, co-trustees, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 7.01(a) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder and hereunder at the direction of the Collateral Agent or the Security Trustee, shall be entitled to the benefits of all provisions of this Article VII, Section 8.02 and Section 8.03 as if set forth in full herein with respect thereto.
(c) The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VII included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.
(d) The Security Trustee shall act on behalf of the Lenders with respect to the Grand Victoria Vessel and Grand Victoria Vessel Security Document; provided, however, that the Security Trustee shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VII with respect to any acts taken or omissions suffered by the Security Trustee as fully as if the term “Administrative Agent” as used in this Article VII included the Security Trustee with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Security Trustee.
7.02. Reliance by the Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender. The Administrative Agent, the Collateral Agent, the Security Trustee, the L/C Issuer and the Swing Line Lender shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile, e-mail or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (including any certificate, notice or other document from a Loan Party that a sale, transfer, or other disposition of Collateral is permitted by Section 5.02(c)), and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent, the Collateral Agent and the Security Trustee with reasonable care. As to any other matters not expressly provided for by this Agreement, the Administrative Agent, the Collateral Agent and the Security Trustee shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or all Lenders if required by Section 8.04), and such instructions of the Required Lenders (or all the Lenders as the case may be) and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

7.03. Defaults. Neither the Administrative Agent, the Collateral Agent nor the Security Trustee shall be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent, the Collateral Agent or the Security Trustee has received a written notice from a Lender or the Borrower, referring to this Agreement, describing such Default and stating that such notice is a “Notice of Default”. If the Administrative Agent, the Collateral Agent or the Security Trustee receives such a notice of the occurrence of a Default, the Administrative Agent, the Collateral Agent or the Security Trustee, as the case may be, shall give prompt notice thereof to the Lenders. The Administrative Agent, the Collateral Agent and the Security Trustee shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided, however, that until the Administrative Agent, the Collateral Agent or the Security Trustee shall have received such directions, the Administrative Agent, the Collateral Agent and the Security Trustee may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders. Notwithstanding anything in the contrary contained herein, the order and manner in which the Lenders’ rights and remedies are to be exercised (including, without limitation, the enforcement by any Lender of its Note) shall be determined by the Required Lenders in their sole discretion.
7.04. Indemnification. Without limiting the Obligations of the Borrower hereunder, each Lender agrees to indemnify the Administrative Agent, the Collateral Agent and the Security Trustee, ratably in accordance with its Proportionate Share of all Obligations and Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent, the Collateral Agent or the Security Trustee in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the Administrative Agent’s, the Collateral Agent’s or the Security Trustee’s gross negligence or willful misconduct. The Administrative Agent, the Collateral Agent and the Security Trustee shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Lender under this Section 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).
7.05. Non-Reliance. Each Lender represents that it has, independently and without reliance on the Administrative Agent, the Collateral Agent, the Security Trustee or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of the Borrower Parties and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Security Trustee or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither the Administrative Agent, the Collateral Agent nor

the Security Trustee, nor any of their respective Affiliates, directors, officers, employees, agents or advisors shall (a) be required to keep any Lender informed as to the performance or observance by any Loan Party of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Loan Party; (b) have any duty or responsibility to disclose to or otherwise provide any Lender, and shall not be liable for the failure to disclose or otherwise provide any Lender, with any credit or other information concerning any Loan Party which may come into the possession of the Administrative Agent, the Collateral Agent or the Security Trustee or that is communicated to or obtained by the bank serving as Administrative Agent, Collateral Agent or Security Trustee or any of their respective Affiliates in any capacity, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent, the Collateral Agent or the Security Trustee hereunder or the other Credit Documents; or (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by any Loan Party or any officer, employee or agent of any Loan Party in this Agreement or in any of the other Credit Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document, (iii) the value or sufficiency of the Collateral or the validity or perfection of any of the liens or security interests intended to be created by the Credit Documents, or (iv) any failure by any Loan Party to perform its obligations under this Agreement or any other Credit Document.
7.06. Resignation of the Administrative Agent or Collateral Agent. Each of the Administrative Agent, the Collateral Agent and the Security Trustee may resign at any time by giving thirty (30) days prior written notice thereof to the Borrower and the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, Collateral Agent or Security Trustee, as applicable, which successor Administrative Agent or Collateral Agent, if not a Lender, shall be reasonably acceptable to the Borrower; provided, however, that the Borrower shall have no right to approve a successor Administrative Agent, Collateral Agent or Security Trustee if an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as the Administrative Agent, the Collateral Agent or the Security Trustee hereunder by a successor Administrative Agent, Collateral Agent or Security Trustee, as applicable, such successor Administrative Agent, Collateral Agent or Security Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, Collateral Agent or Security Trustee, as applicable, and the retiring Administrative Agent, Collateral Agent or Security Trustee shall be discharged from the duties and obligations thereafter arising hereunder; provided that the retiring Administrative Agent, Collateral Agent or Security Trustee shall be discharged from the duties and obligations arising hereunder from and after the end of such thirty (30) day period even if no successor has been appointed. If no such successor has been appointed, the Required Lenders shall act as the Administrative Agent, Collateral Agent or Security Trustee, as applicable, hereunder and under the other Credit Documents. After any retiring Administrative Agent’s, Collateral Agent’s or Security Trustee’s resignation hereunder as the Administrative Agent, the Collateral Agent or the Security Trustee, as applicable, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent, the Collateral Agent or the Security Trustee, as applicable. In the case of the replacement of the Administrative Agent, the successor Administrative Agent (or if there is no successor, one of the Lenders appointed by the Required Lenders that accepts such appointment) shall also simultaneously replace the then existing Administrative Agent and the then existing Administrative Agent shall be fully released as “L/C Issuer” and “Swing Line Lender” hereunder pursuant to documentation in form and substance reasonably satisfactory to the then existing Administrative Agent.

7.07. Collateral Matters.
(a) The Collateral Agent and the Security Trustee are hereby authorized by each Lender, without the necessity of any notice to or further consent from any Lender, and without the obligation to take any such action, to take any action with respect to any Collateral or any Security Document which may from time to time be necessary to perfect and maintain perfected the Liens of the Security Documents.
(b) The Lenders irrevocably authorize each of the Collateral Agent and the Security Trustee, at its option and in its discretion, to release (and to execute and deliver such documents, instruments and agreements as the Collateral Agent may deem necessary to release) any Lien granted to or held by the Collateral Agent or the Security Trustee upon any Collateral (i) upon termination of the Commitments and the full Cash Collateralization of the then outstanding L/C Obligations and the payment in full of all Loans and all other Obligations payable under this Agreement and under the other Credit Documents (other than contingent indemnification obligations and Obligations in respect of Lender Rate Contracts); (ii) constituting property of the Loan Parties which is sold, transferred or otherwise disposed of in connection with any transaction not prohibited by this Agreement or the Credit Documents; (iii) constituting property leased to the Loan Parties under an operating lease which has expired or been terminated in a transaction not prohibited by this Agreement or the Credit Documents or which will concurrently expire and which has not been and is not intended by the Loan Parties to be, renewed or extended; (iv) consisting of an instrument, if the Indebtedness evidenced thereby has been paid in full; or (v) if approved or consented to by those of the Lenders required by Section 8.04. Upon request by the Collateral Agent or the Security Trustee, the Lenders will confirm in writing the Collateral Agent’s or the Security Trustee’s authority to release particular types or items of Collateral pursuant to this Section 7.07.
(c) Unless all the Lenders otherwise consent in writing, any and all cash collateral for the Obligations shall be released to the Borrower, to the extent not applied to the Obligations, only if (i) the Commitments have been terminated (ii) all Obligations (other than contingent indemnification obligations and Obligations in respect of Lender Rate Contracts) have been paid in full and are no longer outstanding, including, without limitation, any L/C Obligations or any other contingent obligations.
7.08. Performance of Conditions. For the purpose of determining fulfillment by the Borrower and the other Loan Parties of conditions precedent specified in Sections 3.01 and 3.02 only, each Lender shall be deemed to have consented to, and approved or accepted, or to be satisfied with each document or other matter sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required under Article III to be consented to, or approved by or acceptable or satisfactory to, that Lender, unless an officer of the Administrative Agent who is responsible for the transactions contemplated by the Credit Documents shall have received written notice from that Lender prior to the making of the requested Loan or the issuance of the requested Letter of Credit specifying its objection thereto and either (i) such objection shall not have been withdrawn by written notice to the Administrative Agent or (ii) in the case of any condition to the making of a Loan, that Lender shall not have made available to the Administrative Agent that Lender’s Proportionate Share of such Loan or Letter of Credit.

7.09. The Administrative Agent, the Collateral Agent and the Security Trustee in their Individual Capacities. Each of the Administrative Agent, the Collateral Agent and the Security Trustee and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking or other business with any Loan Party and its Affiliates as though the Administrative Agent were not the Administrative Agent, L/C Issuer or Swing Line Lender hereunder and as though the Collateral Agent were not the Collateral Agent hereunder and as though the Security Trustee were not the Security Trustee hereunder. With respect to Loans, if any, made by the Administrative Agent, the Collateral Agent or the Security Trustee in its capacity as a Lender, the Administrative Agent, the Collateral Agent or the Security Trustee, as applicable, in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, L/C Issuer or Swing Line Lender or the Collateral Agent, as applicable, and the terms “Lender” or “Lenders” shall include the Administrative Agent, the Collateral Agent or the Security Trustee, as applicable, in its capacity as a Lender. Neither the Administrative Agent, the Collateral Agent nor the Security Trustee shall be deemed to hold a fiduciary, trust or other special relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent, the Collateral Agent or the Security Trustee.
7.10. Collateral Matters/Lender Rate Contracts. Each Lender on its own behalf on behalf of its Affiliates understands and agrees that (a) counterparties to Lender Rate Contracts will have the benefits of the Collateral as set forth in the Credit Documents and (b) if the Obligations are repaid as described in Section 7.07, the Collateral will be released as described in Section 7.07 and such Lender and its Affiliates will no longer have the benefits of the Collateral.
7.11. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.02(i), 2.02(j), 2.05, 8.02 and 8.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05, 8.02 and 8.03.
7.12. Application of Gaming Laws.
(a) This Agreement, the Security Agreement and the other Credit Documents are subject to Gaming Laws and approval, if so required, of the applicable Gaming Board. Without limiting the foregoing, each of the Collateral Agent, the Administrative Agent and the Lender Parties acknowledges that (i) it is subject to being called forward by the Gaming Board in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement and the other Credit Documents, including with respect to the Collateral (including Equity Securities), may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that required approvals are obtained from the requisite Gaming Boards.
(b) Each of the Administrative Agent, the Collateral Agent and the Lender Parties agrees to cooperate with all Gaming Boards in connection with the provision of such documents or other information as may be requested by such Gaming Boards relating to the Borrower Parties or to the Credit Documents. The Borrower hereby consents to any such disclosure by the Collateral Agent, the Administrative Agent and the Lender Parties to any Gaming Board and releases such parties from any liability for any such disclosure.
(c) If during the existence of an Event of Default hereunder or under any of the other Credit Documents it shall become necessary, or in the opinion of the Required Lenders advisable, for an agent, supervisor, receiver or other representative of the Administrative Agent, the Collateral Agent and the Lender Parties to become licensed under any Governmental Rule as a condition to receiving the benefit of any Collateral encumbered by the Security Documents or other Credit Documents or to otherwise enforce the rights of the Administrative Agent and the Lenders under the Credit Documents, the Borrower hereby agrees to assist the Collateral Agent and the Lender Parties and any such agent, supervisor, receiver or other representative obtain licenses and to execute such further documents as may be required in connection therewith.

ARTICLE VIII. MISCELLANEOUS.
8.01. Notices.
(a) Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Borrower, any Lender or the Administrative Agent or the Collateral Agent under this Agreement or the other Credit Documents shall be in writing and faxed, mailed, e-mailed or delivered, if to the Borrower or to the Administrative Agent, the Collateral Agent, the L/C Issuer or the Swing Line Lender, at its respective facsimile number or address set forth below or, if to any Lender, at the address or facsimile number specified for such Lender in Part B of Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (i) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (ii) when mailed, first-class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when sent by facsimile transmission or e-mail, upon confirmation of receipt; provided, however, that any notice delivered to the Administrative Agent, the L/C Issuer or the Swing Line Lender under Article II shall not be effective until actually received by such Person.

The Administrative Agent, the Collateral Agent, the Security Trustee, the L/C Issuer and the Swing Line Lender	For Notices of Borrowing, Notices of Conversion and Notices of Interest Period Selection:

Wells Fargo Bank, National Association
201 Third Street, 11th Floor
MAC Mail A0187-110
San Francisco, California 94103
Attention: Deal Administrator
Tel. No. (415) 477-5314
Fax No. (415) 546-6353
E-mail: agentsf@wellsfargo.com

For all other notices:

Wells Fargo Bank, National Association 5340 Kietzke Lane Reno, Nevada 89511 Attention: Erna Stuckey Tel. No. 775-689-6018 Fax No. 775-689-6026 E-mail: Erna.F.Stuckey@wellsfargo.com

The Borrower:	Full House Resorts, Inc.
4670 S. Fort Apache Road
Suite 190
Las Vegas, NV 89147
Attention: Mark Miller
Chief Financial Officer/Chief Operating Officer
Tel. No. (702) 221-7800
Fax No. (702) 221-8101
E-mail: mmiller@fullhouseresorts.com

With a Copy to:	Greenberg Traurig, LLP 2375 East Camelback Road, Suite 700 Phoenix, AZ 85016 Attention: Jeffrey H. Verbin Tel. No. (602) 445-8202 Fax No. (602) 445-8630 E-mail: VerbinJ@GTLaw.com
Each Notice of Borrowing, Notice of Conversion and Notice of Interest Period Selection shall be given by the Borrower to the Administrative Agent’s office located at the address referred to above during the Administrative Agent’s normal business hours; provided, however, that any such notice received by the Administrative Agent after 11:00 a.m. on any Business Day shall be deemed received by the Administrative Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by the Borrower to the Administrative Agent, the Collateral Agent, the Security Trustee or any Lender to be made by telephone or facsimile, the Administrative Agent, the Collateral Agent, the Security Trustee or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by the Administrative Agent, the Collateral Agent, the Security Trustee or a Lender is such a person.
(b) The Borrower agrees that the Administrative Agent, the Security Trustee and the Collateral Agent may make any material delivered by the Borrower to the Administrative Agent, the Security Trustee or the Collateral Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrower or any of its Subsidiaries, or any other materials or matters relating to this Agreement, the other Credit Documents or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, the Security Trustee, the Collateral Agent, an Affiliate of the Administrative Agent, the Security Trustee or the Collateral Agent, or any Person that is not an Affiliate of the Administrative Agent, the Security Trustee or the Collateral Agent), such as IntraLinks, The Debt Exchange, Inc, DXSyndicate. or a substantially similar electronic system (the “Platform”). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) none of the Administrative Agent, the Security Trustee or the Collateral Agent nor any of their respective Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The Administrative Agent, the Security Trustee and the Collateral Agent and their respective Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform except for liability determined by a final, non-appealable judgment of a court of competent jurisdiction to be due to the Administrative Agent’s, the Security Trustee’s or the Collateral Agent’s gross negligence or willful misconduct. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent, the Security Trustee, the Collateral Agent or any of their respective Affiliates in connection with the Platform. Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent, the Security Trustee and the Collateral Agent in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Administrative Agent, the Security Trustee and the Collateral Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.
8.02. Expenses. The Borrower shall pay on demand, whether or not any Credit Event occurs hereunder, (a) all reasonable fees and expenses, including syndication expenses, travel expenses, attorneys’, consultants’ and experts’ fees and expenses incurred by the Administrative Agent, the Collateral Agent, the Security Trustee and the Lead Arranger in connection with the syndication of the facilities provided hereunder, due diligence, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments, waivers, consents, modifications and supplements related to the Credit Documents, (b) all reasonable fees and expenses of the Administrative Agent, the Collateral Agent, the Security Trustee and the Lead Arranger in connection with the use of any Platform and (c) all fees and expenses, including attorneys’ fees and expenses, incurred by the Administrative Agent, the Collateral Agent, the Security Trustee and the Lenders in the enforcement or attempted enforcement of any of the Obligations or in preserving any of the Administrative Agent’s, the Collateral Agent’s, the Security Trustee’s or the Lenders’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving any Borrower Party). The obligations of the Borrower under this Section 8.02 shall survive the payment of the Obligations and the termination of this Agreement.
8.03. Indemnification. To the fullest extent permitted by law, and in addition to any other indemnity set forth in the Credit Documents, the Borrower agrees to (a) protect, indemnify, defend and hold harmless the Administrative Agent, the Collateral Agent, the Security Trustee, the L/C Issuer, the Lead Arranger, the Swing Line Lender, the Lenders and their Affiliates and their respective directors, officers, employees, attorneys, agents, trustees and advisors (collectively, “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorneys’ fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to (i) the Credit Documents or any transaction contemplated thereby or related thereto, including the making of any Loans, the funding of any Unreimbursed Amounts and any use by the Borrower of any proceeds of the Loans or the Letters of Credit, (ii) any Environmental Damages, (iii) the Acquisition Documents or any transaction contemplated thereby or related thereto, including the Acquisition, (iv) any claims for brokerage fees or commissions in connection with the Credit Documents or the Acquisition Documents or any transaction contemplated thereby or in connection with the Borrower’s failure to conclude any other financing, and to reimburse each Indemnitee on demand for all legal and other expenses incurred in connection with investigating or defending any of the foregoing, (v) the use of any Platform or (vi) any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Documents, including any penalties, claims or other losses resulting from any delay in paying such excise, sales or other similar taxes and (b) reimburse each Indemnitee for all reasonable legal fees and other expenses in connection with such Indemnitee’s investigation or defense of any of the foregoing; provided, however, that nothing contained in this Section 8.03 shall obligate the Borrower to protect, indemnify, defend or hold harmless any Indemnitee against any liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, or expenses to the extent arising out of the gross negligence or willful or reckless misconduct of such Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction. In the case of any investigation, litigation or proceeding to which the indemnity set forth in this Section 8.03 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, the holders of the Borrower’s Equity Securities, any creditor of the Borrower or an Indemnitee and whether not an Indemnitee is otherwise a party thereto. Upon receiving knowledge of any suit, claim or demand asserted by a third party that the Administrative Agent, the Collateral Agent, the Security Trustee, the Lead Arranger or any Lender believes is covered by this indemnity, the Administrative Agent, the Collateral Agent, the Security Trustee, the Lead Arranger or such Lender, as applicable, shall give the Borrower notice of the matter with reasonable promptness; provided, however, that the failure of the Administrative Agent, the Collateral Agent, the Security Trustee, the Lead Arranger or such Lender to so notify the Borrower shall not relieve the Borrower from its obligations under this Section 8.03 or result in any liability of the Administrative Agent, Collateral Agent, the Security Trustee, the Lead Arranger or the Lenders. In connection with any such suit, claim or demand, the Administrative Agent, the Collateral Agent, the Security Trustee, the Lead Arranger or such Lender may select its own counsel or request that the Borrower defend such suit, claim or demand, with legal counsel reasonably satisfactory to the Administrative Agent, the Collateral Agent, the Security Trustee, the Lead Arranger or such Lender as the case may be, at the Borrower’s sole cost and expense; provided, however, that the Administrative Agent, the Collateral Agent, the Security Trustee, the Lead Arranger or such Lender shall have the right to defend, at the Borrower’s sole cost and expense, any such matter that is in connection with a formal proceeding instituted by any Governmental Authority having authority to regulate or oversee any aspect of the Administrative Agent’s, the Collateral Agent’s, the Security Trustee’s, the Lead Arranger’s or such Lender’s business or that of its Affiliates. The Administrative

Agent, the Collateral Agent, the Security Trustee, the Lead Arranger or such Lender may also require the Borrower to defend the matter. In the event an Indemnitee (or any of its officers, directors or employees) appears as a witness in any action or proceeding brought against the Borrower in which an Indemnitee is not named as a defendant, the Borrower agrees to reimburse such Indemnitee for all out-of-pocket expenses incurred by it (including reasonable fees and expenses of counsel) in connection with its appearing as a witness. Any failure or delay of the Administrative Agent, the Collateral Agent, the Security Trustee, the Lead Arranger or any Lender to notify the Borrower of any such suit, claim or demand shall not relieve the Borrower of its obligations under this Section 8.03. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful or reckless misconduct of such Indemnitee. The Borrower shall not, without the prior written consent of each Indemnitee affected thereby (which consent will not be unreasonably withheld), settle any threatened or pending claim or action that would give rise to the right of any Indemnitee to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee and (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee. The Borrower shall not be liable for any settlement of any claim against any of the Indemnitees made without the Borrower’s prior written consent, which consent shall not be unreasonably withheld or delayed. The obligations of the Borrower under this Section 8.03 shall survive the payment of the Obligations and the termination of this Agreement. The obligations of the Loan Parties with respect to Environmental Damages are (1) separate and distinct from the Obligations described within the Real Property Security Documents and the Liens and security interests created in the Real Property Security Documents, and (2) may be enforced against the Loan Parties without regard to the existence of the Real Property Security Documents and independently of any action with respect to the Real Property Security Documents.
8.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, if such amendment, waiver or consent is in writing and is signed by the Borrower and the Required Lenders (or the Administrative Agent or the Collateral Agent, in each case on behalf of the Required Lenders with the written approval of the Required Lenders); provided, however, that:
(a) Any amendment, waiver or consent which would (i) amend the definition of “Required Lenders”, or modify in any other manner the number or percentage of the Lenders required to make any determinations or to waive any rights under, or to modify any provision of, this Agreement, (ii) amend this Section 8.04, (iii) release all or substantially all of the Collateral, (iv) increase the dollar amounts in Section 2.01(h) or (v) release any Guarantor must be in writing and signed or approved in writing by all of the Lenders (provided that any Guarantor may be released without any Lender approval in connection with a sale or other disposition of the Equity Securities of such Guarantor that is permitted under Section 5.02(c) or (d) or is consented to by the Required Lenders in writing);

(b) Any amendment, waiver or consent which would (i) reduce the principal of or interest on any Loans or L/C Borrowings or any fees or other amounts payable for the account of the Lenders hereunder, (ii) extend any date (including the Maturity Date) fixed for any payment of the principal of or interest on any Loans or any fees or other amounts payable for the account of a Lender (excluding mandatory prepayments required by Sections 2.06(c)(iii) — (vii)), (iii) increase the Total Revolving Loan Commitment or the Total Term Loan Commitment (except in each case as contemplated by Section 2.01(h)) or (iv) amend Section 2.10, must be in writing and signed or approved in writing by each Lender directly adversely affected thereby;
(c) Any amendment, waiver or consent which increases the Proportionate Share of any Lender must be in writing and signed by such Lender;
(d) Any amendment, waiver or consent which affects the rights or duties of the Swing Line Lender under this Agreement must be in writing and signed by the Swing Line Lender;
(e) Any amendment, waiver or consent which affects the rights of any Lead Arranger under Section 8.02 or Section 8.03 must be in writing and signed by such Lead Arranger;
(f) Any amendment, waiver or consent which affects the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it must be in writing and signed by the L/C Issuer;
(g) Any amendment, waiver or consent which affects the rights or obligations of the Security Trustee must be in writing and signed by the Security Trustee;
(h) Any amendment, waiver or consent which affects the rights or obligations of the Administrative Agent must be in writing and signed by the Administrative Agent; and
(i) Any amendment, waiver or consent which affects the rights or obligations of the Collateral Agent must be in writing and signed by the Collateral Agent.
For the avoidance of doubt, the application of the provisions of Section 2.01(b) of the Guaranty or any similar provisions in any other Credit Document: (1) is automatic to the extent applicable, (2) is not an amendment or modification of the Guaranty or any other Credit Document and (3) does not require the consent or approval of any Person.
No failure or delay by the Administrative Agent, the Collateral Agent, the Security Trustee or any Lender in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. The Lenders may condition the giving or making of any amendment, waiver or consent of any term, covenant, agreement or condition of this Agreement or any other Credit Document on payment of a fee by the Borrower (which may be payable only to the Lenders that consent to such matters within specified periods).

In connection with any such proposed amendment, modification, waiver or termination requiring the consent of all Lenders (such proposed amendment, modification, waiver or termination, a “Proposed Change”), if the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 8.04 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request, the Lender that is acting as the Administrative Agent or an Eligible Assignee that is acceptable to the Administrative Agent shall have the right with the Administrative Agent’s consent and in the Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent’s request, sell and assign to the Lender that is acting as the Administrative Agent or such Eligible Assignee, all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this paragraph, the Revolving Loan Commitments, the Revolving Loans, the Term Loan Commitments, the Term Loans, L/C Advances and participations in Swing Line Loans) for an amount equal to the principal balance of all Revolving Loans, Term Loans and L/C Advances, and aggregate amounts funded under Section 2.03(c)(ii) in respect of Swing Line Loans, by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale (or such other amounts as may be agreed upon by the Non-Consenting Lender and the assignee). In such event, such Non-Consenting Lender agrees to execute an Assignment Agreement to reflect such purchase and sale, but regardless of whether such Assignment Agreement is executed, such Non-Consenting Lender’s rights hereunder, except rights under Section 8.03 with respect to actions prior to such date, shall cease from and after the date of tender by the purchaser of the amount of the purchase price.
In addition, notwithstanding the foregoing, (x) the Fee Letter may only be amended, modified or changed, or rights or privileges thereunder waived, only by the parties thereto in accordance with the respective provisions thereof and (y) each Lender Rate Contract may only be amended, modified or changed, or rights or privileges thereunder waived, only by the parties thereto in accordance with the respective provisions thereof.
Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 8.04 shall apply equally to, and shall be binding upon, each of the Administrative Agent, the Collateral Agent, the Security Trustee and the Lenders. Notwithstanding anything to the contrary herein, any Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Proportionate Share of such Defaulting Lender may not be increased without the consent of such Defaulting Lender.
Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Borrower or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent, the Security Trustee and the Collateral Agent in accordance with Section 6.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent, the Security Trustee or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent, the Security Trustee or the Collateral Agent, as applicable) hereunder and under the other Credit Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Credit Documents or (c) any Lender from exercising setoff rights in accordance with Section 8.06 (subject to the terms of Section 2.10); and provided, further, that if at any time there is no Person acting as Administrative Agent, the Security Trustee or the Collateral Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent, the Security Trustee or the Collateral Agent pursuant to Section 6.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
8.05. Successors and Assigns.
(a) Binding Effect. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, the Security Trustee, all future holders of the Notes and their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations under any Credit Document (except in connection with a merger or consolidation permitted by Section 5.02(d)) without the prior written consent of the Administrative Agent, the Collateral Agent, the Security Trustee and each Lender. Any purported assignment or transfer by a Loan Party in violation of the foregoing shall be null and void.
(b) Participations. Any Lender may, without notice to or consent of the Borrower, at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in all or a portion of any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents (including for purposes of this Section 8.05(b), participations in L/C Obligations and in Swing Line Loans). In the event of any such sale by a Lender of participating interests, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in Section 8.04(a)(i), (iv) or (v) or Section 8.04(b)(i) or (ii) but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder. The Borrower agrees that if amounts outstanding under this Agreement and the other Credit Documents are not paid when due (whether upon acceleration or otherwise), each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Credit Documents; provided, however, that (i) no Participant shall exercise any rights under this sentence without the consent of the Administrative Agent, (ii) no Participant shall have any rights under this sentence which are greater than those of the selling Lender and (iii) such rights of setoff shall be subject to the obligation of such Participant to share the payment so obtained with all of the Lenders as provided in Section 2.10(b). The Borrower also agrees that any Lender which has transferred any participating interest in its Commitment or Loans shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections 2.11, 2.12 and 2.13, as if such Lender had not made such transfer.
(c) Assignments. Any Lender may, at any time, sell and assign to any Lender or any Eligible Assignee (individually, an “Assignee Lender”) all or a portion of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 8.05(c), participations in L/C Obligations and in Swing Line Loans) (such a sale and assignment to be referred to herein as an “Assignment”) pursuant to an assignment agreement in substantially the form of Exhibit H (an “Assignment Agreement”), executed by each Assignee Lender and such assignor Lender (an “Assignor Lender”) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that:
(i) Each Assignee Lender that is a Revolving Lender shall provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may require with respect to any continuing obligation to purchase participation interests in any L/C Obligations or any Swing Line Loans then outstanding;
(ii) Without the written consent of the Administrative Agent and, if no Event of Default has occurred and is continuing, the Borrower (which consent of the Administrative Agent and the Borrower shall not be unreasonably withheld), no Lender may make any Assignment (x) of Term Loans to any Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder or an Affiliate thereof or Approved Fund as to such Lender or (y) of Revolving Loan Commitments, Revolving Loans, L/C Advances and Swing Line Loans to any Assignee Lender which is not, immediately prior to such Assignment, a Revolving Lender hereunder; and
(iii) Without the written consent of (1) the Administrative Agent, (2) if such Assignment would result in the Assignee Lender becoming a Revolving Lender, the L/C Issuer, and (3) if no Event of Default has occurred and is continuing, the Borrower (which consent shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender (I) with respect to any Assignment of a Term Loan (or, to the extent such Assignment is made prior to the Initial Funding Date, a Term Loan Commitment) and Revolving Loan Commitment, that is less than One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate or (II) if, after giving effect to such Assignment, the Term Loan (or, to the extent such Assignment is made prior to the Initial Funding Date, the Term Loan Commitment) and Revolving Loan Commitment of such Lender or such Assignee Lender would be less than One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate (except that, in each case, a Lender may make an Assignment which reduces its Revolving Loan Commitment or Term Loan (or, to the extent such Assignment is made prior to the Initial Funding Date, Term Loan Commitment) to zero without the written consent of the Borrower and the Administrative Agent except to the extent such written consent is required by Section 8.05(c)(ii) above.

Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Lender thereunder shall be a Lender hereunder with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents, and (B) the Assignor Lender thereunder shall be a Lender with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement or, if the Revolving Loan Commitment and Loans of the Assignor Lender have been reduced to $0, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Revolving Loan Commitment and Loans to $0 and the resulting adjustment of Revolving Loan Commitment and Loans arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Loan Note or Term Loan Note, if any, of the Assignor Lender thereunder, a new Revolving Loan Note or Term Loan Note to the order of each Assignee Lender thereunder that requests such a note (with each new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment assumed by such Assignee Lender and each new Term Loan Note to be in the original principal amount of the Term Loan then held by such Assignee Lender) and, if the Assignor Lender is continuing as a Lender hereunder, a new Revolving Loan Note or Term Loan Note to the order of the Assignor Lender if so requested by such Assignor Lender (with the new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment retained by it and the new Term Loan Note to be in the original principal amount of the Term Loan retained by it. Each such new Revolving Loan Note and Term Loan Note shall be dated the Initial Funding Date, and each such new Note shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the Assignor Lender shall be returned by the Administrative Agent to the Borrower marked “Replaced”. Each Assignee Lender which was not previously a Lender hereunder and which is not organized under the laws of the United States or a state thereof shall, within three (3) Business Days of becoming a Lender, deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes or (B) in the case of a Lender that is a Non-Bank Lender, (i) a Non-Bank Certificate and (ii) two accurate and complete original signed copies of United States Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, but only if and to the extent such Lender is legally entitled to do so and if such Lender is unable to, such Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15) shall not be entitled to indemnification for such Taxes under Section 2.12 greater than that to which its assignor was entitled immediately preceding such Assignment.

Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Commitments and Loans pursuant to Section 8.05(c) above, Wells Fargo may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon five Business Days’ notice to the Borrower, terminate the Swing Line. In the event of any such resignation as L/C Issuer or termination of the Swing Line, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Wells Fargo as L/C Issuer or the termination of the Swing Line, as the case may be. Wells Fargo shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.02(c)). If Wells Fargo terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.03(c).
(d) Register. The Borrower hereby designates the Administrative Agent (the “Agent”), and the Agent agrees, to serve as the Borrower’s agent, solely for purposes of this Section 8.05(d), to maintain a register at its address referred to in Section 8.01 (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by, and Letters of Credit of, each of the Lenders and each repayment in respect of the principal amount of the Loans and Letters of Credit of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans or Letters of Credit. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan or Letter of Credit made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent. The ownership of such Commitment, Loans and Letters of Credit prior to such recordation and all amounts owing to the transferor with respect to such Commitment, Loans and Letters of Credit shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitment, Loan or Letter of Credit shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment Agreement pursuant to Section 8.05(c). Coincident with the delivery of such an Assignment Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to assigning or transferor Lender. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 8.05(d), except to the extent caused by the gross negligence or willful misconduct of the Agent.

(e) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Section 8.05(c), by the Borrower and the Administrative Agent) together with payment to the Administrative Agent by Assignor Lender of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. The Administrative Agent may, from time to time at its election, prepare and deliver to the Lenders and the Borrower a revised Schedule I reflecting the names, addresses and respective Commitments or Loans of all Lenders then parties hereto (and in any event Schedule I shall be deemed amended to reflect any assignment consummated pursuant to the terms of this Agreement or upon any Lender becoming a party to this Agreement by any other means (including pursuant to a joinder as contemplated by Section 2.01(h)).
(f) Confidentiality. Subject to Section 8.10, the Administrative Agent and the Lenders may disclose the Credit Documents and any financial or other information relating to the Loan Parties to each other or to any potential Participant or Assignee Lender.
(g) Pledges to Federal Reserve Banks; Other Pledges of Notes. Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank. No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Credit Documents. In the case of any Lender that is a Fund, such Lender may (i) assign or pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to the trustee under any indenture to which such Lender is a party in support of its obligations to the trustee for the benefit of the applicable trust beneficiaries, or (ii) pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to its lenders for collateral security purpose; provided, however, no such pledgee under clause (i) or (ii) shall become a Lender hereunder (by foreclosure, transfer in lieu of foreclosure or otherwise) unless and until it complies with the assignment provisions of this Agreement to become a Lender hereunder and has received all consents required hereunder.
(h) True Sale. All participations in the Obligations or any portion thereof, whether pursuant to provisions hereof or otherwise, are intended to be “true sales” for purposes of financial reporting in accordance with Statement of Financial Accounting Standards No. 140. Accordingly, the L/C Issuer or any Lender that sells or is deemed to have sold a participation in the Obligations (including any participations in Letters of Credit and/or Loans, any participations described in Section 8.05(b) above and any participations under Section 2.10(b)) (each a “Participation Seller”) hereby agrees that if such Participation Seller receives any payment in respect of the Obligations to which such participation relates through the exercise of setoff by such Participation Seller against the Borrower or any other obligor, then such Participation Seller agrees to promptly pay to the participating party in such participation such participant’s pro rata share of such setoff (after giving effect to any sharing with the Lenders under Section 2.10(b) hereof).
(i) Additional Forms. If required by applicable Governmental Rules or otherwise deemed prudent by the Administrative Agent, the Borrower and each Lender shall prepare, execute and deliver a completed Form U-1 (or Form G-3, as applicable) for each Lender (and, if applicable, for each Participant, in which case the applicable Lender shall cause its Participant to satisfy the requirements of this Section).

8.06. Setoff; Security Interest.
(a) Setoffs By Lenders. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Administrative Agent but without prior notice to or consent of the Borrower, any such notice and consent being expressly waived by the Borrower to the extent permitted by applicable Governmental Rules, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Obligations any amount owing from such Lender to the Borrower. The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.
(b) Security Interest. As security for the Obligations, the Borrower hereby grants to the Administrative Agent and each Lender, for the benefit of the Administrative Agent and the Lenders, a continuing security interest in any and all deposit accounts or moneys of the Borrower now or hereafter maintained with such Lender. Each Lender shall have all of the rights of a secured party with respect to such security interest.
8.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.
8.08. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.
8.09. Jury Trial. EACH OF THE BORROWER, THE LENDERS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE SECURITY TRUSTEE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENTAL RULES, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

8.10. Confidentiality. None of the Administrative Agent, the Lead Arranger, the Collateral Agent, the Security Trustee or any Lender shall disclose to any Person any Confidential Information, except that the Administrative Agent, the Lead Arranger, the Collateral Agent, the Security Trustee and any Lender may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates; (b) to the Administrative Agent, the Lead Arranger, the Collateral Agent, the Security Trustee or any other Lender; (c) which is otherwise known or available to the public or which is otherwise known to the receiving party prior to the time such Confidential Information was delivered to the Administrative Agent, the Lead Arranger, the Collateral Agent, the Security Trustee or any Lender; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over the Administrative Agent, the Lead Arranger, the Collateral Agent, the Security Trustee or such Lender; (e) if required in response to any summons or subpoena; (f) in connection with any enforcement by the Administrative Agent, the Lead Arranger, the Collateral Agent, the Security Trustee or the Lenders of their rights under this Agreement or the other Credit Documents or any litigation among the parties relating to the Credit Documents or the transactions contemplated thereby; (g) to comply with any Requirement of Law applicable to the Administrative Agent, the Lead Arranger, the Collateral Agent, the Security Trustee or such Lender; (h) to any Assignee Lender or Participant or any prospective Assignee Lender or Participant; provided that such Assignee Lender or Participant or prospective Assignee Lender or Participant agrees to be bound by the provisions of (or provisions substantially similar to) this Section 8.10; or (i) otherwise with the prior consent of such Loan Party; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of the Loan Parties under this Agreement and the other Credit Documents. Nothing in this Section 8.10 shall limit the use of any Platform as described in Section 8.01(b).
8.11. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart.
8.12. Consent to Jurisdiction. Each of the parties to this Agreement irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States located in New York, New York and agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any of the other Credit Documents may be brought against such party in any such courts. In addition, the Borrower irrevocably submits to the non-exclusive jurisdiction of the courts of any State (each a “Real Property State”) where any real property described in any Real Property Security Agreement is located and the courts of the United States located in any such Real Property State and agrees that any legal action, suit or proceeding arising out of or relating to any Real Property Security Agreement related to real property located in a Real Property State may be brought against such party in any such courts in such Real Property State. Final judgment against any party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Section 8.12 shall affect the right of any party to commence legal proceedings or otherwise sue any other party in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any other party in any manner authorized by the laws of any such jurisdiction. The Borrower agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitutes adequate service of process in any such suit. Each of the parties to this Agreement irrevocably waives to the fullest extent permitted by applicable Governmental Rules (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York or any Real Property State or to any court of the United States; (d) any immunity which it or its assets may have in respect of its obligations under this Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Agreement or any other Credit Document to post security for the costs of any party or to post a bond or to take similar action.
8.13. Relationship of Parties. The relationship between the Borrower, on the one hand, and the Lenders, the Collateral Agent, the Security Trustee and the Administrative Agent, on the other, is, and at all times shall remain, solely that of borrower and lenders. None of the Lenders, the Security Trustee, the Collateral Agent or the Administrative Agent shall under any circumstances be construed to be partners or joint venturers of the Borrower or any of its Affiliates; nor shall the Lenders, the Collateral Agent, the Administrative Agent nor the Security Trustee under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrower or any of its Affiliates, or to owe any fiduciary duty to the Borrower or any of its Affiliates. The Lenders, the Administrative Agent, the Security Trustee and the Collateral Agent do not undertake or assume any responsibility or duty to the Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their property, any security held by the Administrative Agent, the Collateral Agent, the Security Trustee or any Lender or the operations of the Borrower or any of its Affiliates. The Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender, the Administrative Agent, the Security Trustee or the Collateral Agent in connection with such matters is solely for the protection of the Lenders, the Administrative Agent, the Security Trustee and the Collateral Agent and neither the Borrower nor any of its Affiliates is entitled to rely thereon.
8.14. Time. Time is of the essence as to each term or provision of this Agreement and each of the other Credit Documents.
8.15. Waiver of Punitive Damages. Notwithstanding anything to the contrary contained in this Agreement, each party to this Agreement hereby agrees that it shall not seek from any other party to this Agreement or from the Lead Arranger any punitive, exemplary or consequential damages under any theory of liability.

8.16. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
8.17. Clarification. Notwithstanding anything to the contrary, the parties hereto understand and agree that Wells Fargo is acting in various capacities under this Agreement and the other Credit Documents and therefore shall be permitted to fulfill its roles and manage its various duties hereunder in such manner as Wells Fargo sees fit and, for the avoidance of doubt, in lieu of sending notices to itself when acting in different capacities Wells Fargo may keep internal records regarding all such communications, notices and actions related to this Agreement and the other Credit Documents in accordance with its past practice.
8.18. NO MANAGEMENT. NOTWITHSTANDING ANY OTHER POSSIBLE CONSTRUCTION OF ANY PROVISION(S) CONTAINED IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT, IT IS AGREED THAT WITHIN THE MEANING OF IGRA: (A) THE CREDIT DOCUMENTS, INDIVIDUALLY AND COLLECTIVELY, DO NOT AND SHALL NOT PROVIDE FOR THE MANAGEMENT OF ALL OR ANY PART OF THE GAMING OPERATIONS OF THE NOTTAWASEPPI TRIBE BY ANY PERSON OTHER THAN THE NOTTAWASEPPI TRIBE OR DEPRIVE THE NOTTAWASEPPI TRIBE OF THE SOLE PROPRIETARY INTEREST AND RESPONSIBILITY FOR THE CONDUCT OF ITS GAMING OPERATIONS; AND (B) NO LENDER PARTY (NOR ANY SUCCESSOR, ASSIGN OR AGENT OF ANY LENDER PARTY) WILL EXERCISE ANY REMEDY OR OTHERWISE TAKE ANY ACTION UNDER OR IN CONNECTION WITH ANY CREDIT DOCUMENTS IN A MANNER THAT WOULD CONSTITUTE MANAGEMENT OF ALL OR ANY PART OF THE GAMING OPERATIONS OF THE NOTTAWASEPPI TRIBE OR THAT WOULD DEPRIVE THE NOTTAWASEPPI TRIBE OF THE SOLE PROPRIETARY INTEREST AND RESPONSIBILITY FOR THE CONDUCT OF ITS GAMING OPERATIONS.
8.19. Gaming Law Limitations. Notwithstanding any provision in any Credit Document, none of the Lender Parties shall engage in any of the following: planning, organizing, directing, coordinating, or controlling all or any portion of the Nottawaseppi Tribe’s gaming operations (collectively, “Management Activities”), including, but not limited to:
(i) the training, supervision, direction, hiring, firing, retention, compensation (including benefits) of any employee (whether or not a management employee) or contractor;
(ii) any employment policies or practices;
(iii) the hours or days of operation;
(iv) any accounting systems or procedures;
(v) any advertising, promotions or other marketing activities;

(vi) the purchase, lease, or substitution of any gaming device or related equipment or software, including player tracking equipment;
(vii) the vendor, type, theme, percentage of pay-out, display or placement of any gaming device or equipment; or
(viii) budgeting, allocating, or conditioning payments of the Nottawaseppi Tribe’s operating expenses; provided, however, that upon the occurrence of a default, a Lender Party will not be in violation of the foregoing restriction solely because a Lender Party:
(A) enforces compliance with any term in any Credit Document that does not require the gaming operation to be subject to any third-party decision-making as to any Management Activities; or
(B) requires that all or any portion of the revenues securing the Loans and other Obligations be applied to satisfy valid terms of the Credit Documents; or
(C) otherwise forecloses on all or any portion of the property securing the Loans and other Obligations.
[The first signature page follows.]

IN WITNESS WHEREOF, the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, the L/C Issuer and the Swing Line Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWER: FULL HOUSE RESORTS, INC., a Delaware corporation
By:	/s/ Mark Miller
Name:
Title:

Signature Page to Credit Agreement — Full House

ADMINISTRATIVE AGENT, COLLATERAL
AGENT, L/C ISSUER AND SWING LINE
LENDER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent,
Collateral Agent, Security Trustee, L/C Issuer
and Swing Line Lender

By:	/s/ Erna Stuckey
Name:	Erna Stuckey
Title:	Vice President

THE LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Erna Stuckey
Name:	Erna Stuckey
Title:	Vice President

Signature Page to Credit Agreement — Full House

CAPITAL ONE, N.A.
By:	/s/ Ross Wales
Name:	Ross Wales
Title:	Sr. Vice President

NEVADA STATE BANK
By:
Name:
Title:

Signature Page to Credit Agreement — Full House

CAPITAL ONE, N.A.
By:
Name:
Title:

NEVADA STATE BANK
By:	/s/ Rick Thomas
Name:	Rick Thomas
Title:	V.P.

Signature Page to Credit Agreement — Full House

SCHEDULE I
THE LENDERS
Part A

		Revolving		Term
	Revolving Loan	Proportionate	Term Loan	Proportionate
Name of Lender	Commitment	Share	Commitment	Share
Wells Fargo Bank, National Association	$2,171,052.63	45.83333333%	$14,328,947.37	45.83333333%
Capital One, N.A.	$1,907,894.74	40.27777778%	$12,592,105.26	40.27777778%
Nevada State Bank	$657,894.74	13.88888889%	$4,342,105.26	13.88888889%

Total	$4,736,842.11	100.00%	$31,263,157,89	100.00%

1

Part B
WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender
Notices:
Wells Fargo Bank, National Association
5340 Kietzke Lane
Reno, Nevada 89511
Attention: Erna Stuckey
Tel. No. (775) 689-6018
Fax No. (775) 689-6026
E-mail: Erna.F.Stuckey@wellsfargo.com
Domestic and Euro-Dollar Lending Office:
Wells Fargo Bank, National Association
201 Third Street, 11th Floor
MAC Mail A0187-110
San Francisco, California 94103
Attention: Deal Administrator
Tel. No. (415) 477-5314
Fax No. (415) 546-6353
E-mail: agentsf@wellsfargo.com
CAPITAL ONE, N.A.
as a Lender
Notices:
Capital One, N.A.
201 St. Charles Ave, 29th Floor
New Orleans, LA 70130
Attention: Ross S. Wales
Telephone: (504) 533-5719
Facsimile: (504) 533-2060
E-mail: ross.wales@capitalonebank.com

2

Domestic and Euro-Dollar Lending Office:
Capital One, N.A.
201 St. Charles Ave, 29th Floor
New Orleans, LA 70130
Attention: Lorie Ferguson
Telephone: (504) 533-5718
Facsimile: (504) 533-2060
E-mail: lorie.ferguson@capitalonebank.com
NEVADA STATE BANK
as a Lender
Notices:
Nevada State Bank
One West Liberty St.
Reno, NV 89501
Attention: Rick Thomas
Telephone: (775) 688-6959
Facsimile: (775) 688-6960
E-mail: richard.thomas@nsbank.com
Domestic and Euro-Dollar Lending Office:
Nevada State Bank
600 White Drive 1st 71
Las Vegas, NV 89119
Attention: Aimee Blutt
Telephone: (702) 642-7421
Facsimile: (702) 657-3534
E-mail: aimee.blutt@nsbank.com

3

SCHEDULE 1.01(a)
Real Property Security Documents
Deed of Trust on real property of Stockman’s Casino in Fallon, Nevada
Mortgage on real property of Gaming Entertainment (Indiana) LLC in Rising Sun, Indiana

SCHEDULE 3.01
Conditions Precedent to Effectiveness
The effectiveness of this Credit Agreement is subject to: (i) in the case of all conditions listed below which can be satisfied by the delivery of documentation or other items by the Borrower, receipt by the Administrative Agent of such documentation or other items, each in form and substance reasonably satisfactory to the Administrative Agent (and, where expressly indicated, the Collateral Agent) and each Lender and with sufficient copies for the Administrative Agent and each Lender, and (ii) in the case of all other conditions listed below, the Administrative Agent’s (and, where expressly indicated, the Collateral Agent’s) reasonable determination that such conditions have been satisfied.
(a) Credit Agreement. This Agreement, duly executed by the Borrower, each Lender, the Administrative Agent, the Collateral Agent and the Security Trustee;
(b) Borrower’s Organizational Documents. A certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Effective Date, certifying (A) that attached thereto is a true and correct copy of the certificate or articles of incorporation and bylaws of the Borrower as in effect on the Effective Date; (B) that attached thereto are true and correct copies of resolutions duly adopted by the board of directors of the Borrower and continuing in effect, which authorize the execution, delivery and performance by the Borrower of this Agreement and the other Credit Documents executed or to be executed by the Borrower and the consummation of the transactions contemplated hereby and thereby; (C) that there are no proceedings for the dissolution or liquidation of the Borrower; and (D) the incumbency, signatures and authority of the officers of the Borrower authorized to execute, deliver and perform this Agreement, the other Credit Documents and all other documents, instruments or agreements related thereto executed or to be executed by the Borrower;
(c) Guarantor Organizational Documents. A certificate of the Secretary or an Assistant Secretary (or comparable officer) of each Guarantor, dated the Effective Date, certifying (A) that attached thereto is a true and correct copy of the Organizational Documents of such Person as in effect on the Effective Date; (B) that attached thereto are true and correct copies of resolutions duly adopted by the board of directors or other governing body of such Person and continuing in effect, which authorize the execution, delivery and performance by such Person each Credit Document executed or to be executed by such Person and the consummation of the transactions contemplated thereby; (C) that there are no proceedings for the dissolution or liquidation of such Person; and (D) the incumbency, signatures and authority of the officers of such Person authorized to execute, deliver and perform the Credit Documents to be executed by such Person.
(d) Financial Statements, Financial Condition, Etc.
(i) A copy of the (A) audited consolidated Financial Statements of each of (1) the Borrower Parties and (2) Grand Victoria Casino & Resort for the fiscal years ending December 31, 2007, December 31, 2008 and December 31, 2009 and (B) unaudited consolidated and consolidating Financial Statements of (1) the Borrower Parties and (2) Grand Victoria Casino & Resort for the fiscal quarters ending March 31, 2010 and June 30, 2010.

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(e) Opinion. Favorable written opinion that the real property underlying the FireKeepers Casino constitutes “Indian lands” as defined in IGRA, dated the Effective Date and in form and substance satisfactory to the Administrative Agent, from Greenberg Traurig, LLP, special counsel for the Borrower and the Guarantors.
(f) Other Items.
(i) A copy of the Acquisition Agreement and each other Acquisition Document (including all exhibits, appendices, schedules, annexes and attachments thereto and amendments thereof), duly executed by each party thereto, and a copy of each agreement, certificate, opinion of counsel (with a letter from the Person delivering such opinions of counsel authorizing reliance thereon by the Administrative Agent and the Lenders) and other material writing delivered by or on behalf of each party to such documents in connection therewith;
(ii) Since December 31, 2009, no event or circumstance shall have occurred that has resulted or could result in a material adverse change in the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Borrower Parties taken as a whole;
(iii) There shall not exist any pending or overtly threatened action, suit, investigation or proceeding, which, if adversely determined, could materially and adversely affect the Borrower Parties, any transaction contemplated hereby (including the Transactions) or the ability of any Loan Party to perform its obligations under the Credit Documents or the ability of the Lenders to exercise their rights thereunder;
(iv) The Administrative Agent, shall not have become aware of any material information or other matter that is inconsistent in a material and adverse manner with any previous due diligence, information or matter (including any financial statements and projections previously delivered to the Administrative Agent;
(v) On the Effective Date:
(A) the representations and warranties set forth in Sections 4.01(a), (b), (c), (d), (e) (other than (e)(ii) and (e)(iv)), (f), (i), (l), (m), (n), (p), (q), (r), (s), (w) and (x) of this Agreement shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on the Effective Date (except for representations and warranties expressly made as of a specified date, which shall be true and correct as of such date); and
(B) No Default shall have occurred and be continuing.
(vi) A certificate of a Senior Finance Officer of the Borrower certifying, on behalf of the Borrower, as to the matters set forth in clause (v);

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(vii) To the extent not included in clause (b), clause (c) or clause (f)(i) above, a copy of each of the Material Documents (including all exhibits, appendices, schedules, annexes and attachments thereto and amendments and assignments thereof), duly executed by each party thereto;
(viii) The Borrower and the Guarantors shall have provided such documentation and other information requested by the Administrative Agent (on behalf of itself and any Lender) that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act;
(ix) The Borrower shall have provided to the Administrative Agent excerpts from the Federal Register for November 13, 2007 “Proclaiming Certain Lands as Reservation for the Nottawaseppi Huron Bank of Potawatomi Indians of Michigan”, Federal Register for November 24, 2009 “Proclaiming Certain Lands as a Reservation for the Nottawaseppi Huron Band of Potawatomi Indians of Michigan”, which corrects the legal description in the Proclamation and the Opinion of the Office of the Solicitor, dated December 13, 2000, advising the Regional Director, Midwest Regional Office, Bureau of Indian Affairs of the Trust Acquisition for the Huron Potawatomi, Inc, as evidence that the real property underlying the FireKeepers Casino constitutes “Indian lands”;
(x) All fees and expenses payable to the Wells Fargo Parties (including reasonable fees and expenses of counsel to the Wells Fargo Parties invoiced through the Effective Date) and the Lenders on or prior to the Effective Date (including all fees payable to the Wells Fargo Parties pursuant to the Fee Letter); and
(xi) Such other evidence as the Administrative Agent may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Agreement and the other Credit Documents.

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SCHEDULE 3.02
Conditions Precedent to Initial Credit Events
The occurrence of the initial Credit Events under the Credit Agreement, in addition to the conditions set forth on Schedule 3.01 and in Section 3.03, is subject to: (i) in the case of all conditions listed below which can be satisfied by the delivery of documentation or other items by the Borrower, receipt by the Administrative Agent of such documentation or other items, each in form and substance reasonably satisfactory to the Administrative Agent (and, where expressly indicated, the Collateral Agent) and each Lender and with sufficient copies for the Administrative Agent and each Lender, and (ii) in the case of all other conditions listed below, the Administrative Agent’s (and, where expressly indicated, the Collateral Agent’s) reasonable determination that such conditions have been satisfied.
(a) Principal Credit Documents.
(i) A Revolving Loan Note payable to each Revolving Lender, each duly executed by the Borrower;
(ii) A Term Loan Note payable to each Term Lender, each duly executed by the Borrower;
(iii) A Swing Line Note payable to the Swing Line Lender in the principal amount of the Swing Line Sublimit, duly executed by the Borrower;
(iv) The Guaranty, in substantially the form of Exhibit L, duly executed by the Guarantors;
(v) The Security Agreement, in substantially the form of Exhibit M, duly executed by the Borrower and the Guarantors, together with (A) original demand promissory evidencing intercompany advances pledged to the Collateral Agent pursuant to the Security Agreement (collectively, the “Pledged Intercompany Notes”), together with accompanying allonges or indorsements in blank and attached thereto, (B) the original certificates (if any) representing all of the outstanding Equity Securities of each Subsidiary that are pledged to the Collateral Agent pursuant to the Security Agreement (or any other Security Document), together with undated stock powers duly executed by the appropriate Loan Party, as applicable, in blank and attached thereto; and (C) all other collateral listed on Schedule I of the Security Agreement;
(vi) Each Real Property Security Document listed on Schedule 1.01(a), duly executed by the applicable Loan Party and notarized and in form suitable for recording in the appropriate jurisdictions; and
(vii) The completed Collateral Certificate, duly executed by the Borrower; and

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(viii) The Grand Victoria Vessel Security Document duly executed by the parties thereto.
(b) Borrower’s Organizational Documents.
(i) The certificate of incorporation, articles of incorporation or comparable document of the Borrower, certified as of a recent date prior to the Initial Funding Date by the Secretary of State (or comparable public official) of the Borrower’s jurisdiction of incorporation or formation;
(ii) Certificates of good standing (or comparable certificates) for the Borrower, certified as of a recent date prior to the Initial Funding Date by the Secretaries of State (or comparable official) of the Borrower’s jurisdiction of incorporation and each jurisdiction in which the Borrower is qualified to do business; and
(iii) Certificates of the Franchise Tax Board, Secretary of State or comparable official of the same jurisdictions referenced in clause (ii) above for the Borrower (to the extent that such Governmental Authority customarily makes available such certificates with respect to entities of the same type as the Borrower), certified as of a recent date prior to the Effective Date, stating that the Borrower is in good tax standing under the laws of such jurisdiction.
(iv) A certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Initial Funding Date, certifying that (A) there have been no amendments or modifications to the certificate or articles of incorporation and bylaws of the Borrower delivered on the Effective Date (or if there have been, they are attached thereto), (B) the resolutions duly adopted by the board of directors of the Borrower delivered on the Effective Date are continuing in effect and have not been modified or revoked and (C) there are no proceedings for the dissolution or liquidation of the Borrower;
(c) Guarantor Organizational Documents.
(i) A certificate of good standing (or comparable certificate) for each Guarantor, certified as of a recent date prior to the Initial Funding Date by the Secretary of State (or comparable public official) of such Person’s jurisdiction of incorporation or formation and jurisdiction in which the Guarantor is qualified to do business;
(ii) The certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document of each Guarantor, certified as of a recent date prior to the Initial Funding Date by the Secretary of State (or comparable public official) of such Person’s jurisdiction of incorporation or formation;
(iii) Certificates of the Franchise Tax Board, Secretary of State or comparable official of the jurisdiction of incorporation or formation of each Guarantor (to the extent that such Governmental Authority customarily makes available such certificates with respect to entities of the same type as such Guarantor) and each state in which such Guarantor is qualified to do business, dated as of a date close to the Initial Funding Date, stating that such Person is in good tax standing under the laws of such jurisdiction.

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(iv) A certificate of the Secretary or an Assistant Secretary of each Guarantor, dated the Initial Funding Date, certifying that (A) there have been no amendments or modifications to Organizational Documents of such Guarantor delivered on the Effective Date (or if there have been, they are attached thereto), (B) the resolutions duly adopted by the board of directors or other governing body of such Guarantor delivered on the Effective Date are continuing in effect and have not been modified or revoked and (C) there are no proceedings for the dissolution or liquidation of such Guarantor;
(d) Financial Statements, Financial Condition, Etc.
(i) A copy of (A) the Financial Statements required to be delivered by Sections 5.01(a)(i), (ii), (x), (xi) and (xii) for the period commencing on the Effective Date and ending on the Initial Funding Date and (B) the pro forma balance sheet of the Borrower Parties based on the most recent balance sheet provided to the Administrative Agent and the Lenders and giving effect to the transactions occurring as of the Initial Funding Date (including the Transactions);
(ii) A certificate of a Senior Finance Officer of the Borrower certifying that as of the Initial Funding Date (and after giving pro forma effect to the Transactions), (A) the Total Leverage Ratio is less than or equal to 2.00:1.00 and (B) the aggregate management fees of GEM for the twelve month period ended as of the most recent month end prior to the Initial Funding Date for which financial statements are available is greater than or equal to $20,000,000, and attaching calculations demonstrating the same to the reasonable satisfaction of the Administrative Agent;
(iii) A certificate of the Borrower and each Guarantor as to the financial condition and solvency of such Person(s) on a pro forma basis after giving effect to the Transactions, in form and substance satisfactory to the Administrative Agent certified by a Senior Finance Officer of each such Person(s); and
(iv) A copy of (and the Administrative Agent’s and Required Lenders’ satisfactory review of) the projected financial statements of the Borrower Parties for each of the fiscal years through the Maturity Date (on a year by year basis) together with narrative assumptions, including, in each case, projected balance sheets, statements of income and retained earnings and statements of cash flow of the Loan Parties, all in reasonable detail and in any event to include quarterly projections for the first year after the Initial Funding Date reflecting the Borrower’s compliance with each of the covenants set forth in Section 5.03 of this Agreement; and
(v) Such other financial, business and other information regarding the Borrower or any of its Subsidiaries or the Purchased Assets as the Administrative Agent may reasonably request.
(e) Collateral Documents.
(i) A Control Agreement with each bank with which any Borrower or any Guarantor maintains a deposit account, each appropriately completed and duly executed by such Loan Party, the Collateral Agent and such bank;

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(ii) A Control Agreement with each securities intermediary with which any Borrower or any Guarantor maintains a securities account, each appropriately completed and duly executed by such Loan Party, the Collateral Agent and such securities intermediary;
(iii) A Control Agreement with each commodity intermediary with which any Borrower or any Guarantor maintains a commodity account, each appropriately completed and duly executed by such Loan Party, the Collateral Agent and such commodity intermediary;
(iv) Appropriate documents for filing with the United States Patent and Trademark Office, the United States Copyright Office and all other filings necessary to perfect the security interests granted to the Collateral Agent by the Security Documents, all appropriately completed and duly executed by the applicable Loan Party and, where appropriate, notarized; and
(v) A Power of Attorney in the form of attached to the Security Agreement, dated the Effective Date and otherwise appropriately completed, duly executed by the Borrower and the Guarantors and notarized.
(vi) Evidence that upon the filing of appropriate Uniform Commercial Code financing statements the Collateral Agent will have a valid, perfected first priority Lien on all Collateral in which a Lien may be perfected by the filing of such Uniform Commercial Code financing statements, subject only to Permitted Liens;
(vii) Based on available information as of closing (which shall include representations, warranties and disclosures from the Borrower), the Collateral Agent shall be satisfied that (A) upon the filing and recording of the Grand Victoria Vessel Security Document the Security Trustee will have a valid, perfected first priority Lien on the Grand Victoria Vessel and (B) the Grand Victoria Vessel Security Document will qualify for the benefits accorded a “preferred mortgage” under the Ship Mortgage Act;
(viii) Evidence that all existing Indebtedness of the Loan Parties has been or concurrently with the Initial Funding Date is being repaid in full and a satisfactory arrangement concerning the termination of the Liens securing such Indebtedness (including payoff letter(s), as applicable);
(ix) Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to subsection (e)(vi) above reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to the Collateral Agent in this Agreement, the Security Documents and the other Credit Documents, except for any such prior Liens (a) which are expressly permitted by this Agreement to be prior or (b) for which the Administrative Agent has received a termination statement or and has made a satisfactory arrangement concerning the termination of the Liens securing such Indebtedness pursuant to subsection (e)(viii) above;

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(x) Additional documents for filing with the United States Patent and Trademark Office, the United States Copyright Office and all other filings necessary to perfect the security interests granted to the Collateral Agent by the Security Documents, as necessary, all appropriately completed and duly executed by the applicable Loan Party and, where appropriate, notarized;
(xi) An ALTA extended coverage lender’s policy of title insurance (or a commitment therefor) insuring the validity and priority of the Grand Victoria Vessel Security Document (subject only to such exceptions as the Collateral Agent may approve), in such amounts and with such endorsements as the Collateral Agent may require, issued by a title insurer acceptable to the Collateral Agent, together with such policies of co-insurance or re-insurance (or commitments therefor) as the Collateral Agent may require;
(xii) A marine insurance brokers opinion satisfactory to it opining as to the adequacy of the insurance on the Grand Victoria Vessel;
(xiii) a Certificate of Ownership (CG-1330) issued by the National Vessel Documentation Center no earlier than seven days prior to the Initial Funding Date showing Grand Victoria Casino & Resort, L.P. to be the sole owner of the Grand Victoria Vessel, that the Grand Victoria Vessel is free and clear of all Liens of record and that the Grand Victoria Vessel is currently documented;
(xiv) a certified Abstract of Title issued by the National Vessel Documentation Center no earlier than three days prior to the Initial Funding Date showing Grand Victoria Casino & Resort, L.P. to be the sole owner of the Grand Victoria Vessel and that the Grand Victoria Vessel is free and clear of all Liens of record;
(xv) a copy of the current certificate of inspection issued by the United States Coast Guard for the Grand Victoria Vessel, reflecting no outstanding conditions affecting operation of the Grand Victoria Vessel;
(xvi) a Confirmation of Class certificate for the Grand Victoria Vessel issued by the American Bureau of Shipping, reflecting that the Grand Victoria Vessel has the highest classification for vessels of its type, free from recommendations affecting class;
(xvii) an Assignment of Entitlements and Certificate and Indemnification for Hazardous Substances with respect to the real property subject to each Real Property Security Document; and
(xviii) Such other evidence as the Collateral Agent may reasonably request to establish that the Liens granted to the Collateral Agent and the Security Trustee for the benefit of the Secured Parties under the Security Documents and the other Credit Documents are or upon the proper filings shall be perfected and prior to the Liens of other Persons in the Collateral, except for any such Liens which are expressly permitted by this Agreement to be prior to the Liens granted to the Collateral Agent and the Security Trustee.

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(f) Opinions.
(i) Favorable written opinions, dated the Initial Funding Date and covering such legal matters as the Administrative Agent may reasonably request and otherwise in form and substance reasonably satisfactory to the Administrative Agent, from Greenberg Traurig, LLP, special counsel for the Borrower and the Guarantors, including an opinion that none of the Credit Documents constitutes a “management contract” as defined in IGRA and that the real property underlying the FireKeepers Casino constitutes “Indian lands” as defined in IGRA.; and
(ii) Vessel Opinion with respect to the Grand Victoria Vessel Security Document.
(g) Other Items.
(i) A duly completed and timely delivered Notice of Loan Borrowing for Revolving Loans, to the extent any Revolving Loans are requested to be made to the Borrower on the Initial Funding Date;
(ii) A duly completed and timely delivered Notice of Loan Borrowing for the Term Loans;
(iii) A funds flow statement detailing the disbursement of the Borrowings to occur on the Initial Funding Date, in form and substance reasonably acceptable to the Administrative Agent;
(iv) Certificates of insurance and endorsements (including a lender’s loss payable endorsement) naming the Collateral Agent as mortgagee and loss payee and the Collateral Agent, the Security Trustee, the Administrative Agent and the Lenders as additional insureds, as required by Section 5.01(d) of this Agreement and an insurance analysis and review from a consultant acceptable to the Administrative Agent; along with an a disclosure statement in form and substance reasonably acceptable to the Administrative Agent setting forth a true and complete listing of all insurance maintained by the Borrowers as of the Initial Funding Date (the “Insurance Disclosure Statement”);
(v) The Borrower shall not have entered into any amendment, supplement or other modification to, or any consent or waiver with respect to, the Acquisition Agreement or any other Acquisition Document that materially adversely affects the interests of the Lenders (as reasonably determined by the Administrative Agent) or increases the Purchase Price (as defined in the Acquisition Agreement), unless such amendment, supplement, modification or waiver shall have been consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld);
(vi) Evidence that the Borrower has available cash of no less than $19,000,000 as of the Initial Funding Date;
(vii) Evidence that the directors of the Borrower (and any necessary third party and governmental approvers) have approved the Transactions by the Borrower at a purchase price not to exceed (after giving effect to expected post-closing adjustments and fees and expenses) $55,000,000;

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(viii) The absence of any material adverse change or material disruption in the loan syndication, financial, banking or capital markets that, in the reasonable judgment of the Administrative Agent, (A) has materially impaired the syndication of any component of the credit facilities provided hereunder or (B) could reasonably be expected to materially impair the syndication of any component of the credit facilities provided hereunder for a period extending beyond the then proposed Initial Funding Date (as such Initial Funding Date may be extended in accordance with the terms hereof);
(ix) Since December 31, 2009, no event or circumstance shall have occurred that has resulted or could result in a material adverse change in the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Borrower Parties taken as a whole;
(x) There shall not exist any pending or threatened action, suit, investigation or proceeding, which, if adversely determined, could reasonably be expected to materially and adversely affect the Borrower Parties, any transaction contemplated hereby (including the Transactions) or the ability of any Loan Party to perform its obligations under the Credit Documents or the ability of the Lenders to exercise their rights thereunder;
(xi) The Administrative Agent shall not have become aware of any material information or other matter that is inconsistent in a material and adverse manner with any previous due diligence, information or matter (including any financial statements and projections previously delivered to the Administrative Agent;
(xii) No Material Adverse Effect (as defined in the Acquisition Agreement) shall have occurred since December 31, 2009;
(xiii) There shall not exist (A) any order, decree, judgment, ruling or injunction which restrains the consummation of the Transactions in the manner contemplated by the Transaction Documents; or (B) any litigation that shall be pending or threatened against any Borrower Party as of the Initial Funding Date which could reasonably be expected to have a Material Adverse Effect;
(xiv) On the Initial Funding Date, after giving effect to such initial Borrowings:
(A) The Borrower shall have obtained all Governmental Authorizations (including all applicable tribal, gaming, horse racing and video lottery licenses and permits) and all consents of other Persons in each case that are necessary to have been obtained prior to the Initial Funding Date in connection with the Transactions and the continued operation of the business conducted by the Borrower Parties in substantially the same manner as conducted prior to the Initial Funding Date. Each such Governmental Authorization or consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

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(B) No temporary restraining order, preliminary or permanent injunction or other order preventing the Borrower and the Guarantors, the Administrative Agent or any Lender Party from entering into this Agreement or the other Credit Documents or consummating the transactions contemplated hereby or thereby shall have been issued by any court of competent jurisdiction or other Governmental Authority having authority over any such Person and remains in effect, and no applicable Governmental Rules shall be enacted or deemed applicable to the Credit Documents by a Governmental Authority having authority over any such Person that makes the closing of the Credit Documents or any extensions of credit thereunder illegal;
(xv) A certificate of a Senior Finance Officer of the Borrower, on behalf of the Borrower, certifying as to the matters set forth in clause (xiv);
(xvi) To the extent not included in clause (b), clause (c), or clause (g)(v) above and not previously delivered pursuant to Section 3.01, a copy of each of the Material Documents (including all exhibits, appendices, schedules, annexes and attachments thereto and amendments and assignments thereof), duly executed by each party thereto;
(xvii) A “declination” letter from the NIGC as to whether or not any of the Credit Documents is a “management agreement” within the meaning of IGRA;
(xviii) The Administrative Agent shall have certified to the Lenders that either (i) prior to the Initial Funding Date, the Borrower obtained and provided the Administrative Agent with written evidence of flood insurance coverage meeting the minimum requirements of the National Flood Insurance Program (the “NFIP”) for all improved real estate and any personal property therein that constitutes Collateral that is located within a Special Flood Hazard Area (“SFHA”) in a community that participates in the Program; or (ii) the determination(s) using the Special Flood Hazard Determination Form indicate that no improved real estate that constitutes Collateral is located in a SFHA in a community that participates in the Program;
(xix) All fees and expenses payable to the Wells Fargo Parties (including reasonable fees and expenses of counsel to the Wells Fargo Parties invoiced through the Initial Funding Date) and the Lenders on or prior to the Initial Funding Date (including all fees payable to the Wells Fargo Parties pursuant to the Fee Letter); and
(xx) Such other evidence as the Administrative Agent or any Lender may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Agreement and the other Credit Documents.

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SCHEDULE 4.01(e)(iv)
Governmental Authorizations
1. Pledge of Securities of Stockman’s Casino to be obtained prior to effectiveness of Pledge.
2. Pledge of Securities of Rising Sun.
3. Administrative Agent will be required to obtain gaming approvals prior to exercise of remedies in gaming collateral following an event of default.

SCHEDULE 4.01(g)
Litigation
None

SCHEDULE 4.01(h)
Real Property
1. Owned Real Property.
The land situated in the State of Nevada, County of CHURCHILL, described as follows:
Parcels 1 and 2 of the Parcel Map for James R. Peters, as trustee under the James R. Peters Family
Trust Agreement recorded March 1, 2005, under Document No. 368694, Official Records, Churchill County, Nevada
2. Property to be Owned Upon Closing of Acquisition With Grand Victoria Casino & Resort, L.P.
The land situated in the State of Indiana, County of Ohio, described as follows:
Tract I
Being part of the South One-half of Section 35, Township 4 North, Range I West of the First Principal Meridian located in the City of Rising Sun, Ohio County, Indiana, described as follows: Commencing at the Southwest corner of Section 35, T4N, RIW; thence South 89 degrees 35 minutes 45 seconds East, 1679 feet (Deed) to a P.K. nail in the center of S.R. 56; thence North 00 degrees 28 minutes 51 seconds East along the centerline of said S.R. 56, 525.02 feet to the point of beginning; thence continuing along the centerline of said road the following five courses; thence North 00 degrees 30 minutes 25 seconds East, 25.03 feet to a P.K. nail;
thence North 01 degrees 50 minutes 05 seconds East, 80.47 feet to a P.K. nail; thence North 06 degrees 37 minutes 21 seconds East, 71.69 feet to a PK. nail; thence North 11 degrees 58 minutes 14 seconds East, 87.16 feet to a P.K. nail; thence North 15 degrees 01 minutes 26 seconds East, 35.65 feet; thence South 89 degrees 25 minutes 33 seconds East, 415.33 feet to a re-bar; thence South 00 degrees 34 minutes 27 seconds West, 296.73 feet to a re-bar; thence North 89 degrees 25 minutes 33 seconds West, 450.74 feet to the point of beginning.
Tract II
Being part of the South One-half of Section 35, Township 4 North, Range 1 West of the First Principal Meridian located in the City of Rising Sun, Ohio County; Indiana, described as follows: Commencing at the Southwest corner of Section 35, Township 4 North, Range 1 West; thence South 89 degrees 35 minutes 45 seconds East, 1679 feet (Deed) to a P.K. nail in the center of S.R. 56 and the point of beginning; thence North 00 degrees 28 minutes 51 seconds East along the centerline of said S.R. 56, 525.02 feet to the Southwest corner of a 3.000 acre tract of land; thence along the boundary of said 3.000 acre tract of land the following three courses; thence South 89 degrees 25 minutes 33 seconds East, 450.74 feet to a re-bar; thence North 00 degrees 34 minutes 27 seconds East, 296.73 feet to a re-bar; thence North 89 degrees 25 minutes 33 seconds West, 415.33 feet to the center of said S.R. 56; thence along the centerline of said S.R. 56 the following three courses; thence North 15 degrees 01 minutes 26 seconds East, 216.13 feet; thence North 11 degrees 46 minutes 07 seconds East, 92.47 feet; thence North 10 degrees

12 minutes 32 seconds East, 919 feet to the South right-of way line of 40 feet wide McConnel Lane (relocated); thence South 89 degrees 26 minutes 48 seconds East along said right-of-way line, 180.43 feet to a re-bar; thence along the boundary of a tract of land owned by the City of Rising Sun (D.R. 17. P. 171) following three courses; thence South 10 degrees 12 minutes 32 seconds West, 110.00 feet to a re-bar; thence South 89 degrees 26 minutes 48 seconds East, 200.00 feet to a rebar; thence North 10 degrees 12 minutes 32 seconds East, 99.86 feet to a re-bar in the South right-of-way line of 50 feet wide McConnel Lane (relocated); thence South 89 degrees 26 minutes 48 seconds East along the South right-of-way line of said 50 foot wide McConnel Lane (relocated), 1450.93 feet to a re-bar; thence North 02 degrees 17 minutes 32 seconds East along the East right-of way line of said McConnel Lane, 278.70 feet to a re-bar marking the Southwest corner of a 4.938 acre tract of land; thence along the boundary of said 4.938 acre tract of land the following two courses; thence South 89 degrees 26 minutes 48 seconds East, 416.15 feet to a re-bar; thence North 00 degrees 33 minutes 12 seconds East 637.20 feet to a re-bar; thence South 89 degrees 26 minutes 48 seconds East along the South right-of-way line of original 30 feet wide McConnel Lane, 100.00 feet to a re-bar marking the Northwest corner of 6.762 acre tract of land; thence along the boundary of said 6.762 acre tract of land the following five courses: thence South 00 degrees 33 minutes 12 seconds West, 637.20 feet to a re-bar; thence South 89 degrees 26 minutes 48 seconds East, 561.86 feet to a re-bar; thence North 00 degrees 28 minutes 29 seconds West, 107.61 feet to a re-bar; thence North 07 degrees 13 minutes 39 seconds East, 330.81 feet to a rebar; thence North 89 degrees 26 minutes 48 seconds West, 147.39 feet to the Southeast corner of a 1.044 acre tract of 1aid; thence North 03 degrees 03 minutes 51 seconds West along the East line of said lot, 2011.44 feet to a re-bar in the South right-of-way line of said original McConnel Lane; thence South 89 degrees 26 minutes 48 seconds East along the South right-of-way line of said original lane, 323.12 feet to a rebar in the West bank of a drainage ditch; thence along the West bank of said drainage ditch the following six courses; thence South 00 degrees 20 minutes 03 seconds East, 128.24 feet to a re-bar; thence South 02 degrees 25 minutes 41 seconds West, 132.64 feet to a re-bar; thence South 04 degrees 23 minutes 32 seconds West, 307.98 feet to a re-bar; thence South 05 degrees 05 minutes 58 seconds West, 547.73 feet to a re-bar; thence South 06 degrees 53 minutes 48 seconds West, 472.38 feet to a re-bar; thence South 06 degrees 42 minutes 25 seconds West, 448.27 feet to a re-bar; thence North 89 degrees 35 minutes 45 seconds West along the South line of said Section 35,3057.55 feet to the point of beginning.
EXCEPTING THEREFROM: The following described tract: Being part of the south one-half of Section 35, Township 4 North, Range I West of the First Principal Meridian located in the City of Rising Sun, Ohio County, Indiana, described as follows: Commencing at the southwest corner of Section 35, T4N, RI W; thence 5 89 Degrees 35’ 45” E, 1679 feet (Deed) to a p.k. nail in the center of S.R. 56; thence N 00 degrees 28’ 51” E along the centerline of said S.R. 56, 525.02 feet to the southwest corner of a 3.000 acre tract of land; thence continuing along the centerline of said road and along the boundary of said 3.000 acre tract of land the following five courses: thence N 00 degrees 30’ 25” e, 25.03 feet to a p.k nail; thence N 01 degrees 50’ 05” E, 80.47 feet to a p.k. nail; thence N 05 degrees 37’ 21” E, 71.69 feet to a p.k. nail; thence N 11 degrees 58’ 14” E, 87.16 feet to a p.k. nail; thence N 15 degrees 01’ 25” E, 35.65 feet to the northwest corner of said 3.000 acre tract of land; thence continuing along the centerline of said road the following four courses: thence N 15 degrees 01’ 16” E, 216.13 feet; thence N 11 degrees 46 07” E, 92.12 feet to the point of beginning; thence continuing N 11 degrees 46’ 07” E, 0.26 feet; thence N 10 degrees 12’ 32” E, 9.89 feet; thence 5 89 degrees 26’ 48” E along the south right-of-way line of an Easement for Ingress and Egress (D.R. 17, p. 171), also the Southline of 40’ relocated McConnell Lane, 180.43 feet to a re-bar; thence 5 10 degrees 12’ 32” W 10.14 feet; thence N 89 degrees 26’ 48” W, 180.44 feet to the point of beginning.
ALSO EXCEPTING THEREFROM: A part of the Southwest Quarter of Section 35 Township 4 North Range I West of the First Principal Meridian, Randolph Township, Ohio County, Indiana, more particularly described as follows:
Commencing at the Southwest corner of the Southwest Quarter of said Section 35 thence South 89 degrees 35 minutes 4 seconds East along the South Line of said Southwest Quarter 1 679 (deed) to a point on the centerline of State Route 56; thence the following eight (8) courses along the centerline of State Route 56 (1) North 00 degrees 28 minutes 51 seconds East 252.02 feet (2) North 00 degrees 30 minutes 25 seconds East 25.03 feet (3) North 01 degrees 50 minutes 05 seconds East 80.47 feet (4) North 06 degrees 37 minutes 21 seconds East 71.69 feet (5) North Ii degrees 58 minutes 14 seconds East 87.16 feet (6) North 15 degrees 01 minutes 26 seconds East 251.78 feet (7) North II degrees 46 minutes 07 seconds East 92.47 feet (8) North 10 degrees 12 minutes 32 seconds East 9.89 feet to a point on the South Line of an Easement for Ingress & Egress recorded in Deed Record 17, p 171; thence South 89 degrees 26 minutes 48 seconds East along the South Line of said Deed Record 180.43 feet to the Northwest corner of a parcel of ground recorded in Deed Record 17 page 171 thence the following three (3) courses along the West, South, and East boundary of said parcel (1) South 10 degrees 12 minutes 32 seconds West 110.00 feet (2) South 89 degrees 26 minutes 48 seconds East 200.00 feet to the Point of Beginning (3) North 10 degrees 12 minutes 32 seconds East 99.86 to a point on the South Line of said Easement for Ingress and Egress; thence South 89 degrees 26 minutes 48 seconds East 200.00 feet along the said South Line; thence South 10 degrees. 12 minutes 32 seconds West 99.86 feet thence North 89 degrees 26 minutes 48 seconds West 200.00 feet to the Point of Beginning containing 0.45 acres more or less subject to public rights of ways and easements of record.
ALSO EXCEPTING THEREFROM: A part of the Southwest Quarter of Section 35 Township 4 North Range 1 West of the First Principal Meridian Randolph Township, Ohio County, Indiana, more particularly described as follows:
Commencing at the Southwest corner of the Southwest Quarter of said Section 35 thence South 89 degrees 35 minutes 45 seconds East along the South Line of said Southwest Quarter 1679’ (deed) to a point on the centerline of State Route 56; thence the following eight (8) courses along the centerline of State Route 56 (1) North 00 degrees 28 minutes 51 seconds East 252.02 feet (2) North 00 degrees 30 minutes 25 seconds East 25.03 feet (3) North 01 degrees 50 minutes 05 seconds East 80.47 feet (4) North 06 degrees 37 minutes 21 seconds East 71.69 feet (5) North 11 degrees 58 minutes 14 seconds East 87.16 feet (6) North 15 degrees 01 minutes 26 seconds East 251.78 feet (7) North 11 degrees 46 minutes 07 seconds East 92.47 feet(8) North 10 degrees 12 minutes 32 seconds East 9.89 feet to a point on the South Line of an Easement for Ingress & Egress recorded in Deed Record 17, p 171; thence South 89 degrees 26 minutes 48 seconds East along the South Line of said Deed Record 180.43 feet to the Northwest corner of a parcel of ground recorded in Deed Record 17 page 171; thence South 10 degrees 12 minutes 32 seconds

West along the West line of said parcel 10.14 feet; thence South 89 degrees 26 minutes 48 seconds East 433.60 feet to the Point of Beginning; thence continuing South 89 degrees 26 minutes 48 seconds East 100.42 feet; thence South 00 degrees 00 minutes 00 seconds East 111.09 feet; thence North 90 degrees 00 minutes 00 seconds West 100.42; thence North 00 degrees 00 minutes 00 seconds East 112.06 feet to the Point of Beginning containing 0.26 acres more or less subject to public rights of ways and easements of record.
ALSO: Being part of the South One-half of Section 35, Township 4 North, Range 1 West of the First Principal Meridian located in the City of Rising Sun, Ohio County, Indiana, described as follows:
Commencing at the Southwest corner of Section 35, T4N, RI W, thence South 89 degrees 35 minutes 45 seconds East, 1679 feet (Deed) to a P.K. nail in the center of S.R. 56; thence North 00 degrees 28 minutes 51 seconds East along the centerline of said SR. 56, 525.02 feet to the Southwest corner of a 3.000 acre tract of land; thence along the boundary of said 3.000 acre tract of land the following three courses; thence South 89 degrees 25 minutes 33 seconds East, 450.74 feet to a re-bar; thence North 00 degrees 34 minutes 27 seconds East, 296.73 feet to a rebar; thence North 89 degrees 25 minutes 33 seconds West, 415.33 feet to the center of said S.R. 56; thence along the centerline of said S.R. 56 the following three courses; thence North 15 degrees 01 minutes 26 seconds East, 216.13 feet; thence North 11 degrees 46 minutes 07 seconds East, 92.47 feet; thence North 10 degrees 12 minutes 32 seconds East, 9.89 feet to the South right-of-way line of 40 feet wide McConnel Lane (relocated); thence South 89 degrees 26 minutes 48 seconds East along said right-of-way line, 180.43 feet to a re-bar; thence along the boundary of a tract of land owned by the City of Rising Sun (DR. 17, P 171) following three courses: thence South 10 degrees 12 minutes 32 seconds West, 110.00 feet to a rebar; thence South 89 degrees 26 minutes 48 seconds East, 200.00 feet to a re-bar; thence North 10 degrees 12 minutes 32 seconds East, 9986 feet to a re-bar in the South right-of-way line of 50 feet wide McConnel Lane (relocated); thence South 89 degrees 26 minutes 48 seconds East along the South right-of-way line of said 50 foot wide McConnel Lane (relocated), 1450.93 feet to a re-bar; thence North 02 degrees 17 minutes 32 seconds East along the East right-of-way line of said McConnel Lane, 278.70 feet to a re-bar and the point of beginning; thence continuing North 02 degrees 17 minutes 32 seconds East, 637.49 feet to a rebar; thence South 89 degrees 26 minutes 48 seconds East along the South right-of-way line of original 30 feet wide McConnel Lane, 43.33 feet to a re-bar marking the Northwest corner of a 1.007 acre tract of land; thence along the boundary of said 1 .007 acre tract of land the following three courses; thence South 00 degrees 33 minutes 12 seconds West 325.00 feet to a re-bar; thence South 89 degrees 26 minutes 48 seconds East, 135.00 feet to a re-bar; thence North 00 degrees 33 minutes 12 seconds East, 325.00 feet to a re-bar; thence South 89 degrees 26 minutes 48 seconds East along the South line of said 30 feet wide McConnel lane, 218.48 feet to a re-bar; thence South 00 degrees 33 minutes 12 seconds West, 637.20 feet to a re-bar; thence North 89 degrees 26 minutes 48 seconds West, 416.15 feet to the point of beginning.
ALSO: Being part of the South One-half of Section 35, Township 4 North, Range 1 West, of the First Principal Meridian located in the City of Rising Sun, Ohio County, Indiana, described as follows:

Commencing at the Southwest corner of Section 35, T4N, RI W; thence South 89 degrees 35 minutes 45 seconds East, 1679 feet (Deed) to a P.K. nail in the center of S.R. 56; thence North 00 degrees 28 minutes 51 seconds East along the centerline of said S.R. 56, 52502 feet to the Southwest corner of a 3.000 acre tract of land; thence along the boundary of said 3.000 acre tract of land the following three courses; thence South 89 degrees 25 minutes 33 seconds East, 450.74 feet to a re-bar; thence North 00 degrees 34 minutes 27 seconds East, 296.73 feet to a re-bar; thence North 89 degrees 25 minutes 33 seconds West, 41533 feet to the center of said S.R. 56; thence along the centerline of said S.R. 56 the following three courses; thence North 15 degrees 01 minutes 26 seconds East, 216.13 feet; thence North 11 degrees 46 minutes 07 seconds East, 92.47 feet; thence North 10 degrees 12 minutes 32 seconds East, 9.89 feet to the South right-of way line of 40 feet wide McConnel Lane (relocated); thence South 89 degrees 26 minutes 48 seconds East along said right-of-way line, 180.43 feet to a re-bar; thencc along the boundary of a tract of land owned by the City of Rising Sun (D.R. 17, p.l7l) following three courses; thence South 10 dcgrees 12 minutes 32 seconds West, 110.00 feet to a re-bar; thence South 89 degrees 26 minutes 48 seconds East, 200.00 feet to a rebar; thence North 10 degrees 12 minutes 32 seconds East, 99.86 feet to a re-bar in the South right-of-way line of 50 feet wide McConnel Lane (relocated); thence South 89 degrees 26 minutes 48 seconds East along the South right-of-way line of said 50 feet wide McConnel Lane (relocated), 1450.93 feet to a re-bar; thence North 02 degrees 17 minutes 32 seconds East along the East right-of-way line of said McConnel Lane, 278.70 feet to a re-bar marking the Southwest corner of a 4.938 acre tract of land; thence along the boundary of said 4.938 acre iract of land the following two courses; thence South 89 degrees 26 minutes 48 seconds East, 416.1 5 feet to a re-bar; thence North 00 degrees 33 minutes 12 seconds East, 637.20 feet to a re-bar; thence South 89 degrees 26 minutes 48 seconds East along the South right-of-way line of original 30 feet wide McConnel Lane, 100.00 feet to a re-bar and the point of beginning; thence continuing South 89 degrees 26 minutes 48 seconds East along the South right-of-way line of said original McConnel Lane, 218.48 feet to a rebar marking the Northwest corner of a 1.044 acre tract of land; thence along the boundary of said 1.044 acre tract of land the following two courses: thence South 00 degrees 33 minutes 12 seconds West, 201.04 feet; thence South 89 degrees 26 minutes 48 seconds East, 379.90 feet to a rebar; thence South 07 degrees 13 minutes 39 seconds West, 330.81 feet to a re-bar; thence South 00 degrees 28 minutes 29 seconds East, 107.61 feet to a re-bar; thence North 89 degrees 26 minutes 48 seconds West, 561.86 feet to a re-bar; thence North 00 degrees 33 minutes 12 seconds East, 637.20 feet to the point of beginning.
ALSO: Being part of the North One-half of Section 2 AND part of the Northwest Quarter of Section 1, Township 3 North, Range 1 West of the First Principal Meridian located in the City of Rising Sun, Ohio County, Indiana, described as follows:
Commencing at the Northwest corner of Section 2, T3N, R1 W; thence South 89 degrees 35 minutes 45 seconds East along the North line of said Section 2, 1679 +1- feet (Deed) to the center of S.R. 56 and the point of beginning; thence continuing South 89 degrees 35 minutes 45 seconds East along said Section line 4830.42 feet to the Indiana Kentucky border in the Ohio River; thence along said Indiana- Kentucky border the following twelve courses:
South 33 degrees 52 minutes 05 seconds West, 275.89 feet;
South 40 degrees 00 minutes 00 seconds West, 457.19 feet;
South 45 degrees 32 minutes 47 seconds West, 493.77 feet;
South SO degrees 00 minutes 09 seconds West, 188.26 feet;

South 45 degrees 01 minutes 33 seconds West, 210.94 feet;
South 47 degrees 32 minutes 14 seconds West, 226.52 feet;
South 51 degrees 55 minutes 30 seconds West, 241.36 feet;
South 52 degrees 34 minutes 03 seconds West, 212.45 feet;
South 56 degrees 55 minutes 05 seconds West, 177.71 feet;
South 48 degrees 21 minutes 24 seconds West, 131.52 feet;
South 32 degrees 36 minutes 56 seconds West, 94.74 feet;
South 28 degrees 00 minutes 21 seconds West, 67.59 feet to the most Southeasterly corner lands owned by Gregory H. Anderson and Barbara A. Anderson (D. R. 24, p. 195); thence along said Andersons’ boundary the following five courses:
North 48 degrees 02 minutes 03 seconds West, 492.80 feet to a re-bar;
North 20 degrees 18 minutes 57 seconds East, 353.90 feet to a re-bar;
North 68 degrees 46 minutes 03 seconds West, 34.53 feet to a re-bar;
North 16 degrees 05 minutes 27 seconds East, 237.36 feet to a re-bar;
North 19 degrees 07 minutes 17 seconds East, 265.01 feet to a re-bar marking the most Southeasterly corner of lands of David H. Hamilton and Delberta A. Hamilton (D.R. 18, p. 59); thence along said Hamiltons’ boundary the following three courses:
North 20 degrees 04 minutes 27 seconds East, 380.42 feet to a re-bar;
North 89 degrees 51 minutes 1 3 seconds West, 373.43 feet to a re-bar;
South 20 degrees 04 minutes 27 seconds West, 380.42 feet to an iron pipe marking said Hamiltons’ most Southwesterly corner; thence continuing along said Andersons’ boundary the following two courses: North 89 degrees 51 minutes 14 seconds West, 299.09 feet to a re-bar; South 02 degrees 08 minutes 02 seconds West, 838.95 feet to a re-bar; thence North 89 degrees 56 minutes 53 seconds West along the boundary of lands of the Detmer Family Limited Partnership and the centerline of formerly Rabb’s Lane 1350.69 feet to a re-bar; thence North 00 degrees 28 minutes 40 seconds East, 847.33 feet to the Southerly boundary of a 1 .15 acre tract of land (D.R. 19, p. 598) and the South right of way line of Industrial Drive; thence South 89 degrees 40 minutes 20 seconds East along said 1.15 acre tract of land and the extended right-of-way line 280.00 feet to a re-bar; thence North 00 degrees 1 9 minutes 40 seconds East, 50.00 feet to the Northeasterly corner of said 1.15 acre tract; thence North 89 degrees 40 minutes 20 seconds West along the Northerly line of said 1.15 acre tract and the extended right-of-way line of said Industrial Drive 730.00 feet to a re-bar; thence North 00 degrees 19 minutes 40 seconds East, 150.00 feet to a re-bar; thence North 89 degrees 40 minutes 20 seconds West, 269.05 feet to a P.K. nail in the center of said S.R. 56; thence along the centerline of said road North 00 degrees 41 minutes 30 seconds East, 615.73 feet to the point of beginning.
Tract III
Being part of Section 2, Township 3 North, Range I West of the First Principal Meridian located in the City of Rising Sun, Ohio County, Indiana, described as follows:
Commencing at an iron pin in the Southerly right-of-way line of Sixth Street marking the most Northerly corner of Pinkney James Addition to the City of Rising Sun; thence North 36 degrees 12 minutes 52 seconds East along the Westerly line of said Pinkney James Addition 82.50 feet to a railroad spike in the Northerly right-of way line of said Sixth Street and the point of beginning; thence South 53 degrees 47 minutes 08 seconds East along said right-of-way line 459.26 feet to a re-bar; thence along the boundary of a 0.466 + acre tract of land owned by John Richards (DR.

18, P. 460) the following nine courses; thence North 41 degrees 14 minutes 03 seconds East, 106.67 feet to a re-bar; thence South 55 degrees 33 minutes 57 seconds East, 1 13.00 feet to an iron pin; thence South 35 degrees 41 minutes 02 seconds West, 32.45 feet to a re-bar; thence North 55 degrees 46 minutes 17 seconds West, 44.55 feet to a re-bar; thence South 34 degrees 13 minutes 43 seconds West, 35.00 feet to a re-bar; thence South 55 degrees 46 minutes 17 seconds East, 44.55 feet to a re-bar; thence South 34 degrees 13 minutes 43 seconds West, 19.95 feet to a rebar; thence South 49 degrees 09 minutes 17 seconds East, 32.80 feet to a re-bar; thence South 40 degrees 50 minutes 43 seconds West, 19.82 feet to a re-bar in said Northerly right-of-way of Sixth Street; thence South 53 degrees 47 minutes 08 seconds East along said right-of way line 581 .42 feet to a re-bar; thence along the boundary of a 0.920 acre tract of land owned by John D. and Janet C. Mitchell (D.R. 25, P. 312) the following two courses; thence North 36 degrees 12 minutes 52 seconds East, 120.00 feet to a re-bar; thence South 53 degrees 47 minutes 08 seconds East, 359.14 feet to a rebar at the edge of the Ohio River; thence along the edge of said river the following four courses; thence North 59 degrees 00 minutes 00 seconds East, 154.19 feet; thence North 53 degrees 29 minutes 16 seconds East, 458.01 feet; thence North 47 degrees 06 minutes 00 seconds East, 362.74 feet; thence North 48 degrees 48 minutes 00 East, 896.54 feet; thence leaving said river North 50 degrees 51 minutes 37 seconds West along the boundary of a 10.21 acre tract of land owned by Gregory H. Anderson and Barbara Anderson (D. R. 24, P. 195-196), 395.74 feet to a re-bar; thence North 89 degrees 56 minutes 53 seconds West along a line formerly known as the center of Rabb’s Lane, 1801.12 feet to a re-bar; thence North 89 degrees 39 minutes 00 seconds West along the extended Southerly line of a 0.42 acre tract of land, 285.87 feet to the center of S.R. 56; thence along the centerline of said S.R. 56 the following three courses; thence South 22 degrees 02 minutes 46 seconds West, 5608 feet to a P.K. nail; thence South 32 degrees 15 minutes 46 seconds West, 1 12.99 feet to a P.K. nail; thence South 35 degrees 51 minutes 08 seconds West, 553.55 feet to the intersection of said centerline with the extended Northerly right-of-way of said Sixth Street; thence South 53 degrees 47 minutes 08 seconds East along said right-of-way line, 41 .04 feet to the point of beginning.
EXCEPTING THEREFROM: Being a part of Section 2, Township 3 North, Range 1 West of the First Principal Meridian located in the City of Rising Sun, Ohio County, Indiana, described as follows:
Commencing at an iron pin in the southerly right-of-way line of Sixth Street marking the most northerly corner of Pinkney James Addition to the City of Rising Sun; thence north 36 degrees 12 minutes 52 seconds east along the westerly line of said Pinkney James Addition 8250 feet to the northerly right-of-way line of said Sixth Street, thence south 53 degrees 47 minutes 08 seconds east along said right-of-way line and along the boundary of a 57.820 acre tract of land 329.26 feet to a re-bar and the point of beginning; thence north 34 degrees 47 minutes 10 seconds east 108.10 feet to a re-bar; thence south 55 degrees 33 minutes 55 seconds east 191.79 feet to a re-bar; thence south 36 degrees, 12 minutes 52 seconds west 114.02 feet to a re-bar in the northerly right-of-way line of said Sixth Street; thence north 53 degrees 47 minutes 08 seconds west along said right of-way 189.00 feet to the point of beginning. Containing 0.485 acres.
ALSO: Being part of Section 2, Township 3 North, Range 1 West of the First Principal Meridian located in the City of Rising Sun, Ohio County, Indiana, described as follows:

Commencing at an iron pin in the Southerly right-of-way line of Sixth Street marking the most Northerly corner of Pinkney James Addition to the City of Rising Sun; thence North 36 degrees 12 minutes 52 seconds East along the Westerly line of said Pinkney James Addition 82.50 feet to a railroad spike in the Northerly right-of-way line of said Sixth Street; 553.55 feet to a P.K. nail; thence North 32 degrees 15 minutes 46 seconds East, 112.99 feet to a P. K. nail; thence North 22 degrees 02 minutes 46 seconds East, 56.08 feet to a P.K. a nail; thence leaving said road South 89 degrees 3, minutes 00 seconds East along the extended Southerly line of a 0.42 acre tract of land 285.87 feet to a re-bar; thence South 89 degrees 56 minutes 53 seconds East along a line formerly known as the center of Rabb’s Lane, also being the extended Southerly line of a 128.249 acre tract of land 1801 .1 2 feet to a re-bar; thence South 50 degrees 51 minutes 37 seconds East along the boundary of a 10.2! +1- acre tract of land owned by Gregory H. Anderson and Barbara Anderson (D.R. 24, P. 195-196), 395.74 feet to the edge of the Ohio River and the point of beginning; thence continuing South 50 degrees 51 minutes 37 seconds East, 490.67 feet to the Indiana-Kentucky border in the Ohio River; thence along said Indiana-Kentucky border the following seven courses; thence South 35 degrees 39 minutes 30 seconds West, 178.10 feet; thence South 41 degrees 57 minutes 54 seconds West, 267.61 feet; thence South 45 degrees 39 minutes 22 seconds West, 236.12 feet; thence South 52 degrees 10 minutes 43 seconds West, 58.09 feet; thence South 43 degrees 14 minutes 30 seconds West, 76.63 feet; thence South 49 degrees 29 minutes 45 seconds West, 241.34 feet; thence South 54 degrees 20 minutes 17 seconds West, 780.32 feet; thence leaving said state border North 53 degrees 47 minutes 08 seconds West, 562.26 feet to a re-bar at the edge of said Ohio River marking the most Easterly corner of lands owned by John D. Mitchell and Janet C. Mitchell (D.R. 25, P. 312); thence along the edge of said river and the boundary of a 57.820 acre tract of land the following four courses: thence North 59 degrees 00 minutes 00 seconds East, 154.19 feet; thence North 53 degrees 29 minutes 16 seconds East, 458.01 feet; thence North 47 degrees 06 minutes 00 seconds East, 362.74 feet; thence North 48 degrees 48 minutes 00 seconds East, 896.54 feet to the point of beginning.
Tract IV
A part of the Northeast Quarter of Fractional Section 2, Township 3 North, Range I West, more fully described as follows: Commencing at an iron pin 233.15 feet S 56“OO’ East of the intersection of Walnut Street and Sixth Street in said Town: Thence N 56” 00’ West along the centerline of Sixth Street 50.00 feet to a P.K. nail, which is the true point of beginning; Thence continuing along the centerline of Sixth Street N 56” 00’ West 156.65 feet to a P.K. nail, thence N 34” 15’ East 153.65 feet to a stake; thence S 62“33’ East, 113.00 feet to a stake, thence S 27’23’ West 32.45 feet, thence N 62“37’ West 44.55 feet, thence S 27“33’ West 35.00 feet, Thence S 62“37’ East 44.55 feet, thence S 27“23’ West 19.95 feet; thence 5 56” 00’ East 32.80 feet, thence S 34“00’ West 78.50 feet to the true point of beginning.
EXCEPTING THEREFROM: Being a part of Section 2, Township 3 North, Range I West of the First Principal Meridian located in the City of Rising Sun, Ohio County, Indiana, described as follows:

Commencing at an iron pin in the southerly right-of-way line of Sixth Street marking the most northerly corner of Pinkney James Addition to the City of Rising Sun; thence north 36 degrees 12 minutes 52 seconds east along the westerly line of said Pinkney James Addition 82.50 feet to the northerly right-of-way line of said Sixth Street thence south 53 degrees 47 minutes 08 seconds east along said right-of-way line and along the boundary of a 57.820 acre tract of land 529.26 feet to a re-bar and the point of beginning; thence north 34 degrees 47 minutes 10 seconds east 108.10 feet to a re-bar; thence south 55 degrees 33 minutes 55 seconds east 19 1.79 feet to a re-bar; thence south 36 degrees, 12 minutes 52 seconds west 114.02 feet to a re-bar in the northerly right-of-way line of said Sixth Street; thence north 53 degrees 47 minutes 08 seconds west along said right-of-way 189.00 feet to the point of beginning. Containing 0.485 acres.
2, Leased Real Property.
Office Lease located at 4670 South Fort Apache, Suite 190, Las Vegas, Nevada 89147.

SCHEDULE 4.01(k)
Multiemployer Plans
None.

SCHEDULE 4.01(o)
Subsidiaries

	Jurisdiction		Number of	Percentage
	of	Class of	Securities	owned by
Name	Organization	Security	issued	Loan Party	Ownership
Full House Resorts	Delaware	Common Stock	18,001,681	0	n/a
Full House Subsidiary, Inc	Delaware	Common Stock	1,000	100%	Wholly owned by Full House Resorts
Full House Subsidiary II, Inc.	Nevada	Common Stock	1,000	100%	Wholly owned by Full House Resorts
Gaming Entertainment (Montana) LLC	Nevada	Membership	N/A	100%	Wholly owned by Full House Resorts
Gaming Entertainment (Santa Fe) LLC	Nevada	Membership	N/A	100%	Wholly owned by Full House Resorts
Gaming Entertainment (Indiana) LLC	Nevada	Membership	N/A	100%	Wholly owned by Full House Resorts
Stockman’s Casino	Nevada	Common Stock	2,000	100%	Wholly owned by Full House Resorts
Gaming Entertainment (Michigan) LLC	Delaware	Membership	N/A	50%	49% directly owned by Full House Resorts, 1% owned by Full House Subsidiary, Inc, 50% owned by third-party
Gaming Entertainment (Delaware) LLC	Delaware	Membership	N/A	50%	50% owned by Full House Subsidiary, Inc.

SCHEDULE 4.01(v)
Agreements With Affiliates
1. Investor Agreement by and between Full House Resorts, Inc. and RAM Entertainment, LLC, dated February 15, 2002.
2. Amendment to Investor Agreement by and between Full House Resorts, Inc. and RAM Entertainment, LLC, dated May 31, 2005.
3. 2006 Incentive Compensation.
4. Employment Agreement, dated July 17, 2007, between Full House Resorts, Inc. and Andre Hilliou.
5. Employment Agreement, dated July 17, 2007, between Full House Resorts, Inc. and Mark J. Miller.
6. Employment Agreement, dated April 10, 2007, between Full House Resorts, Inc. and Wes Elam.
7. Employment Agreement, dated April 10, 2007, between Full House Resorts, Inc. and Barth F. Aaron

SCHEDULE 5.02(a)
Existing Indebtedness
None

SCHEDULE 5.02(b)
Existing Liens
The purchase money security interests in gaming equipment and systems created by the following agreements:
1. Aristocrat Corporate Purchase Agreement dated January 19, 2010
2. Bally Sales and Security Agreement dated September 7, 2007
3. Bally Sales and Security Agreement dated February 28, 2008
4. Bally Sales and Security Agreement dated January 19, 2009
5. Bally Sales and Security Agreement dated September 11, 2009
6. IGT Equipment Sales and Software License Agreement dated October 19, 2010

SCHEDULE 5.02(e)
EXISTING INVESTMENTS
1. Amended and Restated Class III Management Agreement dated November 18, 1996 between Nottawaseppi Huron Band of Potawatomi and Gaming Entertainment (Michigan) LLC.
2. Management Agreement by and between Gaming Entertainment (Delaware), LLC and Harrington Raceway, Inc. dated January 31,1996.
3. Amendment to Management Agreement by and between Gaming Entertainment (Delaware), LLC and Harrington Raceway, Inc. dated March 18, 1998.
4. Amendment to Management Agreement by and between Gaming Entertainment (Delaware), LLC and Harrington Raceway, Inc. dated July 1, 1999.
5. Amendment to Management Agreement by and between Gaming Entertainment (Delaware), LLC and Harrington Raceway, Inc. dated February 4, 2002.
6. Economic Development Agreement between Full House Resorts, Inc. and Northern Cheyenne Tribe dated May 24, 2005.
7. Development Agreement by and among Pueblo of Nambé, Nambé Pueblo Gaming Enterprise Board and Gaming Entertainment (Santa Fe), LLC dated as of September 20, 2005,
8. Security and Reimbursement Agreement by and among the Nambé Pueblo Gaming Enterprise Board, Gaming Entertainment (Santa Fe), LLC and the Pueblo of Nambé dated as of September 20, 2005.
9. Class III Gaming Management Agreement between the Northern Cheyenne Tribe and Gaming Entertainment (Montana), LLC dated January 20, 2006.
10. Development Agreement by and between the Northern Cheyenne Tribe and Full House Resorts, Inc. dated May 24, 2005.
11. Security and Reimbursement Agreement by and between the Northern Cheyenne Tribe and Full House Resorts, Inc. dated August 23, 2005.
12. Management Agreement between Nottawaseppi Huron Band of Potawatomi and Gaming Entertainment (Michigan), LLC dated June 12, 2006.
13. Management Reorganization Agreement, dated June 18, 2007 by Gaming Entertainment (Delaware), LLC and Harrington Raceway, Inc.
14. Management Reorganization Agreement, dated June 18, 2007 by Gaming Entertainment (Delaware), LLC and Harrington Raceway, Inc.

EXHIBIT A
NOTICE OF LOAN BORROWING
[Date]
Wells Fargo Bank, National Association
   as the Administrative Agent
201 Third Street, 11th Floor
MAC Mail A0187-110
San Francisco, CA 94103
Attention: Deal Administrator
Tel. No. (415) 477-5314
Fax No. (415) 546-6353
E-mail: agentsf@wellsfargo.com
1. Reference is made to that certain Credit Agreement, dated as of October 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) FULL HOUSE RESORTS, INC., a Delaware corporation (“Borrower”); (2) each of the financial institutions from time to time listed in Schedule I to the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Collateral Agent, as Security Trustee, as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.
2. Pursuant to Section 2.01(c) of the Credit Agreement, the Borrower hereby irrevocably requests a
Revolving Loan Borrowing
Term Loan Borrowing
upon the following terms1:
(a) The principal amount of the requested Borrowing is to be $_____;
(b) The requested Revolving Loan Borrowing is to consist of [“Base Rate”] [“LIBOR”] Loans;
(c) If the requested Revolving Loan Borrowing is to consist of LIBOR Loans, the initial Interest Period for such Loans will be __________ month[s]; and

[1]	Paragraphs 2(b) and 2(c) below need only be completed in the case of a Notice of Loan Borrowing for a Revolving Loan Borrowing. Per Section 2.01(c) of the Credit Agreement, the Term Loan Borrowing shall be initially made as a Base Rate Portion.

(d) The date of the requested Borrowing is to be _______, ______.
3. The Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date listed in Section 2(d) above and after giving effect to the requested Borrowing:
(a) The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);
(b) No Default has occurred and is continuing or will result from the requested Borrowing; and
(c) No material adverse change in the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Borrower Parties taken as a whole (including the Purchased Assets as if they were owned on December 31, 2009 and for the twelve months prior thereto), having occurred since December 31, 2009.
4. Please disburse the proceeds of the requested Borrowing to:

IN WITNESS WHEREOF, the Borrower has executed this Notice of Loan Borrowing on the date set forth above.

FULL HOUSE RESORTS, INC., a Delaware corporation
By:
Name:
Title:

EXHIBIT B
NOTICE OF CONVERSION
[Date]
Wells Fargo Bank, National Association
   as the Administrative Agent
201 Third Street, 11th Floor
MAC Mail A0187-110
Attention: Deal Administrator
Tel. No. (415) 477-5314
Fax No. (415) 546-6353
E-mail: agentsf@wellsfargo.com
1. Reference is made to that certain Credit Agreement, dated as of October 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) FULL HOUSE RESORTS, INC., a Delaware corporation (“Borrower”); (2) each of the financial institutions from time to time listed in Schedule I to the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Collateral Agent, as Security Trustee, as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.
2. Pursuant to Section 2.01(e) of the Credit Agreement, the Borrower hereby irrevocably requests to convert a
Revolving Loan Borrowing
Term Loan Borrowing
as follows:
(a) The Revolving Loan Borrowing to be converted consists of [“Base Rate”] [“LIBOR”] Loans in the aggregate principal amount of $_________ which were initially advanced to the Borrower on _______, _______;
(a) The Portion of the Term Loan Borrowing to be converted is the [“Base Rate”] [“LIBOR”] Portion in the aggregate principal amount of $_________ [which has a current Interest Period of [one (1)] [three (3)] [six (6)] month[s] expiring on _______, ________];
(b) Such Borrowing is to be converted into a Borrowing consisting of the following type(s), amount(s) and, for each LIBOR Loan or Portion, Interest Period:

Type	Amount	Interest Period

The Loans or Portions of the Borrowing are to be converted into [“Base Rate”] [“LIBOR”] Loans or Portions, as applicable;
(c) If such Loans or Portions are to be converted into LIBOR Loans or Portions, the initial Interest Period for such Loans or Portions commencing upon conversion will be _______ months; and
(d) The date of the requested conversion is to be _______, _______.
3. For each conversion of a Borrowing consisting of Base Rate Loans to LIBOR Loans, the Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date of this Notice of Conversion, and after giving effect to the requested conversion, no Event of Default has occurred and is continuing.
[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower has executed this Notice of Conversion on the date set forth above.

FULL HOUSE RESORTS, INC., a Delaware corporation
By:
Name:
Title:

EXHIBIT C
NOTICE OF INTEREST PERIOD SELECTION
[Date]
Wells Fargo Bank, National Association
   as the Administrative Agent
201 Third Street, 11th Floor
MAC Mail A0187-110
San Francisco, CA 94103
Attention: Deal Administrator
Tel. No. (415) 477-5314
Fax No. (415) 546-6353
E-mail: agentsf@wellsfargo.com:
1. Reference is made to that certain Credit Agreement, dated as of October 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) FULL HOUSE RESORTS, INC., a Delaware corporation (the “Borrower”); (2) each of the financial institutions from time to time listed in Schedule I to the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Collateral Agent, as Security Trustee, as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.
2. Pursuant to Section 2.01(f) of the Credit Agreement, the Borrower hereby irrevocably selects a new Interest Period for a
Revolving Loan Borrowing
Term Loan Borrowing
as follows:
(a) The Revolving Loan Borrowing for which a new Interest Period is to be selected consists of LIBOR Loans in the aggregate principal amount of $_______ which were initially advanced to the Borrower on _______, _______;
(a) The Portion of the Term Loan Borrowing for which a new Interest Period is to be selected consists of LIBOR Portions in the aggregate principal amount of $________ which were initially [advanced to] [converted by] the Borrower on ____________, ________;
(b) The last day of the current Interest Period for such Loans or Portion(s) is _____, ________; and

(c) The next Interest Period for such Loans or Portion(s) commencing upon the last day of the current Interest Period is to be [one (1)] [three (3)] [six (6)] month[s].
3. The Borrower hereby certifies to the Administrative Agent and the Lenders that on the date of this Notice of Interest Period Selection, after giving effect to the requested selection, no Event of Default has occurred and is continuing.
[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower has executed this Notice of Interest Period Selection on the date set forth above.

FULL HOUSE RESORTS, INC., a Delaware corporation
By:
Name:
Title:

EXHIBIT D
NOTICE OF SWING LINE BORROWING
[Date]
Wells Fargo Bank, National Association
   as the Administrative Agent
201 Third Street, 11th Floor
MAC Mail A0187-110
San Francisco, CA 94103
Attention: Deal Administrator
Tel. No. (415) 477-5314
Fax No. (415) 546-6353
E-mail: agentsf@wellsfargo.com
1. Reference is made to that certain Credit Agreement, dated as of October 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) FULL HOUSE RESORTS, INC., a Delaware corporation (the “Borrower”); (2) each of the financial institutions from time to time listed in Schedule I to the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Collateral Agent, as Security Trustee, as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.
2. Pursuant to Section 2.03(b) of the Credit Agreement, the Borrower hereby irrevocably requests the Swing Line Borrowing upon the following terms:
(a) The principal amount of the Swing Line Borrowing is to be $_______; and
(b) The date of the Swing Line Borrowing is to be ________, _________.
3. The Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date listed in Section 2(b) above and after giving effect to the requested Swing Line Borrowing:
(a) The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);

(b) No Default has occurred and is continuing or will result from the Borrowing; and
(c) No material adverse change in the business, operations, condition (financial or otherwise), assets, liabilities (whether actual or contingent) or prospects of the Borrower Parties taken as a whole (including the Purchased Assets as if they were owned on December 31, 2009 and for the twelve months prior thereto), having occurred since December 31, 2009.
4. Please disburse the proceeds of the Swing Line Borrowing to:
[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower has executed this Notice of Swing Line Borrowing on the date set forth above.

FULL HOUSE RESORTS, INC., a Delaware corporation
By:
Name:
Title:

EXHIBIT E
REVOLVING LOAN NOTE

$________	_________________________, _____
FOR VALUE RECEIVED, FULL HOUSE RESORTS, INC., a Delaware corporation (the “Borrower”) hereby promise to pay to the order of ________, a _________ (the “Lender”), the principal sum of ________ DOLLARS ($___________) or such lesser amount as shall equal the aggregate outstanding principal balance of the Revolving Loans made by the Lender to the Borrower pursuant to that certain Credit Agreement, dated as of October 29, 2010, among the Borrower, the financial institutions listed in Schedule I thereto, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Collateral Agent, as Security Trustee, as L/C Issuer and as Swing Line Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), on or before the Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.
The Borrower shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.
The Borrower hereby authorizes the Lender to record on the schedule(s) annexed to this Note the date and amount of each Revolving Loan and of each payment or prepayment of principal made by the Borrower; provided, however, that the failure of the Lender to make, or any error in making, any such notation shall not affect the Borrower’s obligations hereunder.
This Note is one of the Revolving Loan Notes referred to in the Credit Agreement. This Note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein, and is secured by the Security Documents. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.
The transfer, sale or assignment of any rights under or interest in this Note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

The Borrower shall pay all fees and expenses, including attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrower’s obligations hereunder not performed when due. Except as otherwise provided in the Credit Documents, the Borrower hereby waives notice of presentment, demand, protest or notice of any kind.
This Note shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.
[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower has executed this Revolving Loan Note on the date set forth above.

FULL HOUSE RESORTS, INC., a Delaware corporation
By:
Name:
Title:

LOANS AND PAYMENTS OF PRINCIPAL

Interest Period
			Amount of	Unpaid
	Type of	Amount of	Principal Paid or	Principal	Notation
Date	Loan	Loan	Prepaid	Balance	Made By

EXHIBIT F
TERM LOAN NOTE

$_______	_________________________, _____
FOR VALUE RECEIVED, FULL HOUSE RESORTS, INC., a Delaware corporation (the “Borrower”) hereby promise to pay to the order of ________, a ________ (the “Lender”), the principal sum of ________ DOLLARS ($________) in the amounts and on such dates provided in the Credit Agreement (referred to below); and to pay interest on the outstanding balance of said sum at the rates and on the dates provided in that certain Credit Agreement, dated as of October 29, 2010, among the Borrower, the financial institutions listed in Schedule I thereto, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Collateral Agent, as Security Trustee, as L/C Issuer and as Swing Line Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); provided, however, that all principal and accrued interest remaining unpaid shall be payable in full on the Maturity Date.
The Borrower shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.
This Note is one of the Term Loan Notes referred to in the Credit Agreement. This Note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein, and is secured by the Security Documents. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.
The transfer, sale or assignment of any rights under or interest in this Note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.
The Borrower shall pay all fees and expenses, including attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrower’s obligations hereunder not performed when due. The Borrower hereby waives notice of presentment, demand, protest or notice of any kind.
This Note shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.
[This Space Intentionally Left Blank]

F-1

IN WITNESS WHEREOF, the Borrower has executed this Term Loan Note on the date set forth above.

FULL HOUSE RESORTS, INC., a Delaware corporation
By:
Name:
Title:

F-2

EXHIBIT G
SWING LINE NOTE

$1,000,0000	_________________________, _____
FOR VALUE RECEIVED, FULL HOUSE RESORTS, INC., a Delaware corporation (the “Borrower”), hereby promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), the principal sum of ONE MILLION DOLLARS AND 00/100 ($1,000,000) or such lesser amount as shall equal the aggregate outstanding principal balance of the Swing Line Loans made by the Lender to the Borrower pursuant to that certain Credit Agreement, dated as of October 29, 2010, among the Borrower, the financial institutions listed in Schedule I thereto, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Collateral Agent, as Security Trustee, as L/C Issuer and as Swing Line Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), on or before the Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.
The Borrower shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.
The Borrower hereby authorizes the Lender to record on the schedule(s) annexed to this Note the date and amount of each Swing Line Loan and of each payment or prepayment of principal made by the Borrower; provided, however, that the failure of the Lender to make, or any error in making, any such notation shall not affect the Borrower’s obligations hereunder.
This Note is one of the Swing Line Notes referred to in the Credit Agreement. This Note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein, and is secured by the Security Documents. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.
The transfer, sale or assignment of any rights under or interest in this Note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.
The Borrower shall pay all fees and expenses, including attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrower’s obligations hereunder not performed when due. Except as otherwise provided in the Credit Documents, the Borrower hereby waives notice of presentment, demand, protest or notice of any other kind.

This Note shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.
[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower has executed this Swing Line Note on the date set forth above.

FULL HOUSE RESORTS, INC., a Delaware corporation
By:
Name:
Title:

EXHIBIT H
ASSIGNMENT AGREEMENT
THIS ASSIGNMENT AGREEMENT, dated as of the date set forth at the top of Attachment 1 hereto, by and among:
(1) The financial institution designated under item A of Attachment 1 hereto as the Assignor Lender (“Assignor Lender”); and
(2) The financial institution designated under item B of Attachment 1 hereto as the Assignee Lender (“Assignee Lender”).
RECITALS
A. Assignor Lender is one of the Lenders which is a party to the Credit Agreement, dated as of October 29, 2010 (as amended, supplemented or otherwise modified in accordance with its terms from time to time, the “Credit Agreement”), by and among FULL HOUSE RESORTS, INC., a Delaware corporation (the “Borrower”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Collateral Agent, as Security Trustee, as L/C Issuer and as Swing Line Lender.
B. Assignor Lender wishes to sell, and Assignee Lender wishes to purchase, all or a portion of Assignor Lender’s rights under the Credit Agreement pursuant to Section 8.05(c) of the Credit Agreement.
AGREEMENT
Now, therefore, the parties hereto hereby agree as follows:
1. Definitions. Except as otherwise defined in this Assignment Agreement, all capitalized terms used herein and defined in the Credit Agreement have the respective meanings given to those terms in the Credit Agreement.
2. Sale and Assignment. On the terms and subject to the conditions of this Assignment Agreement, Assignor Lender hereby agrees to sell, assign and delegate to Assignee Lender and Assignee Lender hereby agrees to purchase, accept and assume the rights, obligations and duties of a Lender under the Credit Agreement and the other Credit Documents having a Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares as set forth under Column 1 opposite Assignee Lender’s name on Attachment 1 hereto. Such sale, assignment and delegation shall become effective on the date designated in Attachment 1 hereto (the “Assignment Effective Date”), which date shall be, unless the Administrative Agent shall otherwise consent, at least five (5) Business Days after the date following the date counterparts of this Assignment Agreement are delivered to the Administrative Agent in accordance with Section 3 hereof.

3. Assignment Effective Notice. Upon (a) receipt by the Administrative Agent of counterparts of this Assignment Agreement (to each of which is attached a fully completed Attachment 1), each of which has been executed by Assignor Lender and Assignee Lender (and, to the extent required by Section 8.05(c) of the Credit Agreement, by the Borrower and the Administrative Agent) and (b) payment to the Administrative Agent of the registration and processing fee specified in Section 8.05(e) of the Credit Agreement by Assignor Lender, the Administrative Agent will transmit to the Borrower, Assignor Lender and Assignee Lender an Assignment Effective Notice substantially in the form of Attachment 2 hereto, fully completed (an “Assignment Effective Notice”).
4. Assignment Effective Date. At or before 12:00 noon (local time of Assignor Lender) on the Assignment Effective Date, Assignee Lender shall pay to Assignor Lender, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Lender and Assignee Lender (the “Purchase Price”), for the Revolving Loan Commitment (and related Loans and participations in L/C Obligations), Term Loan and corresponding Proportionate Shares purchased by Assignee Lender hereunder. Effective upon receipt by Assignor Lender of the Purchase Price payable by Assignee Lender, the sale, assignment and delegation to Assignee Lender of such Revolving Loan Commitment (and related Loans and participations in L/C Obligations), Term Loan and corresponding Proportionate Shares as described in Section 2 hereof shall become effective.
5. Payments After the Assignment Effective Date. Assignor Lender and Assignee Lender hereby agree that the Administrative Agent shall, and hereby authorize and direct the Administrative Agent to, allocate amounts payable under the Credit Agreement and the other Credit Documents as follows:
(a) All principal payments made after the Assignment Effective Date with respect to each Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares assigned to Assignee Lender pursuant to this Assignment Agreement shall be payable to Assignee Lender.
(b) All interest, fees and other amounts accrued after the Assignment Effective Date with respect to the Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares assigned to Assignee Lender pursuant to this Assignment Agreement shall be payable to Assignee Lender.
Assignor Lender and Assignee Lender shall make any separate arrangements between themselves which they deem appropriate with respect to payments between them of amounts paid under the Credit Documents on account of the Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares assigned to Assignee Lender, and neither the Administrative Agent nor the Borrower shall have any responsibility to effect or carry out such separate arrangements.
6. Delivery of Notes. On or prior to the Assignment Effective Date, Assignor Lender will deliver to the Administrative Agent the Notes (if any) payable to Assignor Lender. On or prior to the Assignment Effective Date, if requested, the Borrower will deliver to the Administrative Agent new Notes for Assignee Lender and Assignor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Revolving Loan Commitments and Term Proportionate Share of the Term Loan (as adjusted pursuant to this Assignment Agreement). As provided in Section 8.05(c) of the Credit Agreement, each such new Note shall be dated the Initial Funding Date or such other date as may be agreed to by the Assignee Lender. Promptly after the Assignment Effective Date, if new Notes are requested the Administrative Agent will send to each of Assignor Lender and Assignee Lender, as applicable, its new Notes and, if applicable, will send to the Borrower the superseded Notes payable to Assignor Lender, marked “Replaced.”
7. Delivery of Copies of Credit Documents. Concurrently with the execution and delivery hereof, Assignor Lender will provide to Assignee Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to Assignor Lender on or prior to the Initial Funding Date in satisfaction of the conditions precedent set forth in the Credit Agreement.
8. Further Assurances. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.
9. Further Representations, Warranties and Covenants. Assignor Lender and Assignee Lender further represent and warrant to and covenant with each other, the Administrative Agent and the Lenders as follows:
(a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents furnished or the Collateral or any security interest therein.
(b) Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Guarantors or any of their obligations under the Credit Agreement or any other Credit Documents.
(c) Assignee Lender confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.
(d) Assignee Lender will, independently and without reliance upon the Administrative Agent, Assignor Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents.

(e) Assignee Lender appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as the Administrative Agent is authorized to exercise by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article VII of the Credit Agreement.
(f) Assignee Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.
(g) Attachment 1 hereto sets forth administrative information with respect to Assignee Lender.
10. Effect of this Assignment Agreement. On and after the Assignment Effective Date, (a) Assignee Lender shall be a Lender with a Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares equal to that set forth under Column 2 opposite Assignee Lender’s name on Attachment 1 hereto and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents and (b) Assignor Lender shall be a Lender with a Revolving Loan Commitment, Term Loan and corresponding Proportionate Shares equal to that set forth under Column 2 opposite Assignor Lender’s name on Attachment 1 hereto, and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents or, if the Revolving Loan Commitment or any Term Loan of Assignor Lender has been reduced to $0, Assignor Lender shall cease to be a Lender and shall have no further obligation to make any Loans.
11. Miscellaneous. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York. Section headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.
[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in Attachment 1 hereto.

, as Assignor Lender
By:
Name:
Title:

, as Assignee Lender
By:
Name:
Title:

CONSENTED TO AND ACKNOWLEDGED BY: FULL HOUSE RESORTS, INC., a Delaware corporation
By:
Name:
Title:

CONSENTED TO, ACKNOWLEDGED BY, AND ACCEPTED FOR RECORDATION IN REGISTER: WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent
By:
Name:
Title:

ATTACHMENT 1
TO ASSIGNMENT AGREEMENT
NAMES, ADDRESSES, REVOLVING LOAN COMMITMENTS, TERM LOANS AND
PROPORTIONATE SHARES OF ASSIGNOR LENDER AND ASSIGNEE LENDER
AND ASSIGNMENT EFFECTIVE DATE
                    , 20

		Column 1		Column 2
		Revolving Loan		Revolving Loan
		Commitment,		Commitment,
		Term Loan		Term Loan
		Principal and		Principal and
		Proportionate		Proportionate
		Shares		Shares After
A.	ASSIGNOR LENDER	Transferred[1,2]		Assignment[1]
		$		$

			%		%

Applicable Lending Office:

Address for Notices:

Telephone No.:

Telecopier No.:

Wiring Instructions:

[1]	To be expressed by a percentage rounded to the eighth digit to the right of the decimal point.

[2]	Proportionate Share of Total Revolving Loan Commitment and/or aggregate Effective Amount of all Term Loans outstanding, in each case as contemplated to be sold by Assignor Lender and purchased by Assignee Lender pursuant to this Assignment Agreement.

		Column 1		Column 2
		Revolving Loan		Revolving Loan
		Commitment,		Commitment,
		Term Loan		Term Loan
		Principal and		Principal and
		Proportionate		Proportionate
		Shares		Shares After
B.	ASSIGNEE LENDER	Transferred[1,2]		Assignment[1]
		$		$

			%		%

Applicable Lending Office:

Address for Notices:

Telephone No.:

Telecopier No.:

Wiring Instructions:

			%		%

Applicable Lending Office:

[1]	To be expressed by a percentage rounded to the eighth digit to the right of the decimal point.

[2]	Proportionate Share of Total Revolving Loan Commitment and/or aggregate Effective Amount of all Term Loans outstanding, in each case as contemplated to be sold by Assignor Lender and purchased by Assignee Lender pursuant to this Assignment Agreement.

Address for Notices:

Telephone No.:

Telecopier No.:

Wiring Instructions:

C.	ASSIGNMENT EFFECTIVE DATE:
, 20

ATTACHMENT 2
TO ASSIGNMENT AGREEMENT
FORM OF
ASSIGNMENT EFFECTIVE NOTICE
Reference is made to that certain Credit Agreement, dated as of October 29, 2010 (as amended, supplemented or otherwise modified in accordance with its terms from time to time, the “Credit Agreement”), by and among FULL HOUSE RESORTS, INC., a Delaware corporation (the “Borrower”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Collateral Agent, as Security Trustee, as L/C Issuer and as Swing Line Lender. The Administrative Agent hereby acknowledges receipt of five executed counterparts of a completed Assignment Agreement, a copy of which is attached hereto. Terms defined in such Assignment Agreement are used herein as therein defined.
1. Pursuant to such Assignment Agreement, you are advised that the Assignment Effective Date will be                     .
2. Pursuant to such Assignment Agreement, Assignor Lender is required to deliver to the Administrative Agent on or before the Assignment Effective Date the Note, if any, payable to Assignor Lender.
3. Pursuant to such Assignment Agreement and the Credit Agreement, the Borrower is required to deliver to the Administrative Agent on or before the Assignment Effective Date the following Notes, each dated                      [Insert appropriate date]:
[Describe each new Note for Assignor Lender and Assignee Lender as to principal amount, to the extent that each such Note is requested by Assignor Lender and/or Assignee Lender.]
4. Pursuant to such Assignment Agreement, Assignee Lender is required to pay its Purchase Price to Assignor Lender at or before 12:00 noon (local time of Assignor Lender) on the Assignment Effective Date in immediately available funds.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent
By:
Name:
Title:

EXHIBIT I
COMPLIANCE CERTIFICATE
(See attached)

EXHIBIT I
COMPLIANCE CERTIFICATE
___________________ ___, 20__
Wells Fargo Bank, National Association,
as Administrative Agent
201 Third Street, 11th Floor
MAC Mail A0187-110
San Francisco, California 94103
Attention: Deal Administrator
Tel. No. (415) 477-5314
Fax No. (415) 546-6353
E-mail: agentsf@wellsfargo.com
This Compliance Certificate is delivered pursuant to Section 5.01(a)(iii) of that certain Credit Agreement, dated as of October 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among (1) FULL HOUSE RESORTS, INC., a Delaware corporation (the “Borrower”); (2) each of the financial institutions from time to time listed in Schedule I to the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Collateral Agent, as Security Trustee, as L/C Issuer and as Swing Line Lender.
Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate (this “Certificate”) shall have the meanings defined for them in the Credit Agreement. Section references herein relate to the Credit Agreement unless stated otherwise. In the event of any conflict between the calculations set forth in this Compliance Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control.
This Compliance Certificate is delivered in accordance with Section 5.01(a)(iii) of the Credit Agreement by the undersigned Senior Finance Officer of the Borrower, on behalf of the Borrower. This Compliance Certificate is delivered for the fiscal [quarter/year] ended  ____________,  ____ (the “Test Date”). Computations indicating compliance with respect to the covenants in Sections 5.01(i), 5.02(a), 5.02(c), 5.02(d), 5.02(q) and 5.03 of the Credit Agreement are set forth below:
1. Section 5.01(i) — Updated Schedules for New Subsidiaries.
During the fiscal quarter ended on the Test Date, no Loan Party has reorganized, recapitalized or consolidated with or merged into any other Person or permitted any other Person to merge into it, acquired any Person as a new Subsidiary or acquired all or substantially all of the assets of any other Person, except as previously disclosed to the Administrative Agent in accordance with the Credit Agreement.

1

2. Section 5.02(a) — Indebtedness.
(a) Section 5.02(a)(vii). The aggregate principal amount of purchase money Indebtedness and Capital Lease obligations is $___________. The aggregate principal amount of such Indebtedness shall not exceed and since the Effective Date has never exceeded $750,000 at any one time outstanding.
(b) Section 5.02(a)(viii). The aggregate principal amount of Indebtedness owing by the Loan Parties to Nevada State Bank contemplated by Section 5.02(a)(viii) is $________. The aggregate principal amount of such Indebtedness shall not exceed (i) $7,900,000 during the period commencing on the Effective Date and ending on the earlier of (x) June 30, 2011 and (y) two Business Days prior to the Initial Funding Date and (ii) zero dollars ($0) thereafter.
3. Section 5.02(c) — Asset Dispositions.
(a) Section 5.02(c)(vi). The aggregate principal amount of all sales or other dispositions not contemplated by Sections 5.02(c)(i) — (v) and (vii) to date for fiscal year [20  __ ] is $________. The aggregate Net Proceeds of all such dispositions shall not exceed $500,000 in any fiscal year and in any event have all been applied to the prepayment of Obligations or otherwise utilized to the extent required by Section 2.06(c)(iv).
(b) Section 5.02(c)(vii). The aggregate principal amount of Net Proceeds of any sale or condemnation by the City of the Rising Sun of approximately twenty-five (25) acres of land of the Grand Victoria Casino & Resort as contemplated by Section 5.02(c)(vii) is $________. Such Net Proceeds have been applied to the prepayment of the Obligations or otherwise utilized to the extent required by Section 2.06(c)(iv) or Section 2.06(c)(vii).
4. Section 5.02(d) — Mergers, Acquisitions, etc.
As of the Test Date, the Borrower has delivered to the Administrative Agent all information required to be delivered pursuant to Section 5.02(d) and all acquisitions by the Loan Parties were consummated in accordance with Section 5.02(d), including, but not limited to the following: the consideration paid or payable in cash (including any earn-out or similar contingent consideration) in connection with any such acquisition, when taken together with each other Permitted Acquisition consummated after the Effective Date does not exceed $2,500,000 in the aggregate.

2

5. Section 5.02(e) — Investments.
(a) Section 5.02(e)(iv). The aggregate amount of Investments consisting of loans to the employees, officers and directors in the ordinary course of business is $_________________. The aggregate amount of such Investments shall not exceed and since the Effective Date has never exceeded $100,000 at any one time outstanding.
(b) Section 5.02(e)(ix). The aggregate amount of Investments in connection with entities formed by any Loan Party for purposes of entering into any management agreement for gaming facilities is $___________. The aggregate amount of such Investments shall not exceed $2,500,000 in the aggregate during the term of this Agreement..
6. Section 5.02(f) — Dividends.
As of the Test Date, the Borrower has delivered to the Administrative Agent all information required to be delivered pursuant to Section 5.02(f) of the Credit Agreement and all Distributions by the Loan Parties were consummated in accordance with Section 5.02(f) of the Credit Agreement.
7. Section 5.02(q) — Maximum Capital Expenditures. As of the Test Date, the aggregate amount of Capital Expenditures made by the Loan Parties for the fiscal year to date is $________. The aggregate amount of Capital Expenditures made by the Loan Parties to convert hotel rooms at the Grand Victoria Casino & Resort to suites for the fiscal year to date is $________. The aggregate amount of Capital Expenditures made by the Loan Parties to convert hotel rooms at the Grand Victoria Casino & Resort to suites is $_________. The aggregate amount of Capital Expenditures made by the Loan Parties (excluding up to $2,000,000 in the aggregate spent to convert hotel rooms at the Grand Victoria Casino & Resort to suites) for the fiscal year to date is $________ (the “Net Capital Expenditures”).
The aggregate amount of Net Capital Expenditures shall not (i) exceed 5% of total revenues for the immediately preceding fiscal year or (ii) be less than 1.5% of the total revenues of the immediately preceding fiscal year.
Maximum permitted Net Capital Expenditures and minimum required Net Capital Expenditures were computed as follows:

(a) Total revenues for fiscal year 20__[1]	$

(b) Maximum permitted Net Capital Expenditures for fiscal year [20__][2] — equals
[(a) * 5%]	$

In compliance:	[YES][NO]

(c) Minimum required Net Capital Expenditures for fiscal year [20__][3] — equals
[(a) * 1.5%]	$

In compliance:	[YES][NO]

[1]	Insert fiscal year immediately preceding the Test Date

[2]	Insert fiscal year in which Test Date occurs

[3]	Insert fiscal year in which Test Date occurs

3

8. Section 5.03(a) — Total Leverage Ratio.

The Total Leverage Ratio as of the Test Date was computed as follows:

(a) Total Funded Debt of or attributed to the Borrower Parties on a consolidated basis as of the Test Date[4]
(i) all obligations evidenced by notes, bonds, debentures or other similar instruments and all other obligations for borrowed money (including obligations to repurchase receivables and other assets sold with recourse)
$

(ii) all obligations for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price), except for (i) trade accounts payable, provided that (A) such trade accounts payable arise in the ordinary course of business and (B) no material part of any such account is more than sixty (60) days past due and (ii) time-based licenses
$

(iii) all obligations under conditional sale or other title retention agreements with respect to acquired property acquired (to the extent of the value of such property if the rights and remedies of the seller or the lender under such agreement in the event of default are limited solely to repossession or sale of such property)
$

(iv) all obligations arising as lessee under or with respect to Capital Leases and synthetic leases and all other off-balance sheet financing	$

(v) all obligations, contingent or otherwise, under or with respect to Surety Instruments	$

(vi) all Unfunded Pension Liabilities	$

(vii) all obligations arising under acceptance facilities or under facilities for the discount of accounts receivable	$

[4]	Total Funded Debt for any period that includes any fiscal quarter ending prior to the Initial Funding Date shall be deemed to include the Total Funded Debt of or attributable to the Purchased Assets.

4

(viii) all Contingent Obligations of such Person		$

(ix) all Disqualified Securities of such Person		$

(x) with respect to any Rate Contracts, the Termination Value thereof		$

(xi) all obligations with respect to letters of credit, whether drawn or undrawn, contingent or otherwise		$

(xii) all Guaranty Obligations with respect to the obligations of other Persons of the types described in clauses (i) — (xi) above		$

(xiii) all obligations of other Persons (“primary obligors”) of the types described in clauses (i) — (xii) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property (including accounts and contract rights), even though such Person has not assumed or become liable for the payment of such obligations (and, for purposes of this clause (xiii), the amount of the Indebtedness shall be deemed to be the lesser of (1) the amount of all obligations of such primary obligors so secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) such property and (2) the value of such property)
$

(a) — Total Funded Debt — equals
[(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)+(x)+(xi)+(xii)+(xiii)]		$

(b) Adjusted EBITDA for the four consecutive fiscal quarter period ending on the Test Date
(i) Net Income		$

(ii) Interest Expenses	+	$

(iii) provisions for income taxes	+	$

(iv) depreciation and amortization expenses	+	$

(v) the aggregate amount of extraordinary losses (including non-cash impairment charges)	+	$

(vi) acquisition costs required to be expensed in accordance with GAAP in any quarter in fiscal years 2010 and 2011 in an aggregate amount not to exceed $800,000	+	$

(vii) rebranding costs in an aggregate amount not to exceed $800,000	+	$

5

(viii) costs incurred in connection with Grand Victoria Casino & Resort compliance with the Sarbanes-Oxley Act of 2002 in an aggregate amount not to exceed $100,000	+	$

(ix) the aggregate amount of extraordinary gains	-	$

(x) the portion of Net Income for such period attributable to GEM, GED or any other Non-Wholly-Owned Subsidiary relating to Equity Interests held by Persons other than the Borrower	-	$

Items (ii) through (viii) are included to the extent deducted in determining such Net Income for such period (without duplication).
Items (ix) through (x) are included to the extent added in determining such Net Income for such period (without duplication).

(b) — Adjusted EBITDA — equals
[(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)-(ix)-(x)]		$

Total Leverage Ratio equals [(a)÷(b)]			________:1.00
The maximum permitted Total Leverage Ratio as of the Test Date is:			________:1.00
In compliance:		[YES][NO]

9. Section 5.03(b) — Minimum Fixed Charge Coverage Ratio.

The Fixed Charge Coverage Ratio was computed as follows:

(a) (i) Adjusted EBITDA for the four consecutive fiscal quarter period ending on the Test Date (as calculated in paragraph 8(b) above)		$

Minus
(ii) the aggregate amount of Capital Expenditures made during such period (excluding up to $2,000,000 in the aggregate spent to convert hotel rooms at the Grand Victoria Casino & Resort to suites)		$

Minus
(iii) the aggregate amount of dividends made during such period		$

6

Minus
(iv) cash taxes required to be paid during such period	$

(a) — equals
[(i)-(ii)-(iii)-(iv)]	$

Divided by
(b) Fixed Charges for the Borrower Parties (determined on a consolidated basis without duplication) for the four consecutive fiscal quarter period ending on the Test Date
(i) Interest Expense paid in cash during such period	$

(ii) payments of principal on Indebtedness scheduled to be paid during such period; provided, however, that for purposes of this clause (ii), any optional prepayments made during such period that are applied pursuant to Section 2.06(b) of the Credit Agreement to payments on the Term Loans scheduled to be made during such period shall be disregarded, and such scheduled payments on the Term Loans during such period shall be included in this clause (ii) notwithstanding the prior application of such prepayments to such scheduled payments
$

(iii) the portion of payments under Capital Leases that should be treated as payment of principal in accordance with GAAP required to be paid during such period	$

(b) Fixed Charges — equal
[(i)+(ii)+(iii)][5]	$

Fixed Charge Ratio — equals
[a÷b]		________:1.00
The Minimum Fixed Charge Ratio is:		________:1.00
In compliance	[YES][NO]

[5]	With respect to calculation of the Fixed Charges: for each of the four fiscal quarter periods ending with the first full fiscal quarter after the Initial Funding Date, the second full fiscal quarter after the Initial Funding Date and the third full fiscal quarter after the Initial Funding Date, Fixed Charges for each such four fiscal quarter period shall be deemed equal to the sum of clauses (i) through (iii) for the full quarters after the Initial Funding Date ending thereon multiplied by 4, by 2 and by 4/3rds, respectively.

7

10. Section 5.03(c) — Minimum Adjusted EBITDA.

Adjusted EBITDA was computed as follows:

(a) Adjusted EBITDA for the two consecutive fiscal quarter period ending on the Test Date [6]
(i) Net Income		$

(ii) Interest Expenses	+	$

(iii) provisions for income taxes	+	$

(iv) depreciation and amortization expenses	+	$

(v) the aggregate amount of extraordinary losses (including non-cash impairment charges)	+	$

(vi) acquisition costs required to be expensed in accordance with GAAP in any quarter in fiscal years 2010 and 2011 in an aggregate amount not to exceed $800,000	+	$

(vii) rebranding costs in an aggregate amount not to exceed $800,000	+	$

(viii) costs incurred in connection with Grand Victoria Casino & Resort compliance with the Sarbanes-Oxley Act of 2002 in an aggregate amount not to exceed $100,000	+	$

(ix) the aggregate amount of extraordinary gains	-	$

(x) the portion of Net Income for such period attributable to GEM, GED or any other Non-Wholly-Owned Subsidiary relating to Equity Interests held by Persons other than the Borrower	-	$

[6]	Adjusted EBITDA for any period that includes any fiscal quarter ending prior to the Initial Funding Date shall be deemed to include the Total Funded Debt of or attributable to the Purchased Assets.

Pro forma credit shall be given for an Acquired Person’s Adjusted EBITDA as if owned on the first day of the applicable period; companies (or identifiable business units or divisions) sold, transferred or otherwise disposed of during any period will be treated as if not owned during the entire applicable period.

8

Items (ii) through (viii) are included to the extent deducted in determining such Net Income for such period (without duplication).
Items (ix) through (x) are included to the extent added in determining such Net Income for such period (without duplication).

(a) — Adjusted EBITDA — equals
[(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)-(ix)-(x)]	$

The Minimum Adjusted EBITDA is:	$

In compliance	[YES][NO]

11. No Default. During the fiscal quarter ending on the Test Date, no Default has occurred and is continuing, with the exceptions set forth below in response to which the Borrower has taken (or caused to be taken) or propose to take (or cause to be taken) the following actions (if none, so state).
[This Space Intentionally Left Blank]

9

The undersigned Senior Finance Officer, on behalf of the Borrower certifies that the calculations made and the information contained herein are derived from the books and records of the Borrower and that each and every matter contained herein correctly reflects those books and records.

Dated: , 20__ BORROWER: Full House Resorts, Inc.
By:
Name:
Title:

10

EXHIBIT J
COLLATERAL CERTIFICATE
(See attached)

J-1

PLEASE COMPLETE AND RETURN
AS SOON AS POSSIBLE TO:
David Lin, Esq.
Orrick, Herrington & Sutcliffe, LLP
777 S. Figueroa Street, Suite 3200
Los Angeles, CA 90017
Tele: 213-612-2343
Fax: 213-612-2499
dlin@orrick.com
COLLATERAL CERTIFICATE
The undersigned,                                          (the “COMPANY”), hereby represents and warrants to Wells Fargo Bank, National Association, as administrative agent and a lender (“AGENT”) that the following information is true, accurate and complete:
1. NAMES OF THE COMPANY.
(a) The exact legal name of the COMPANY as it appears in its Articles or Certificate of Incorporation, including any amendments thereto, is as follows:
..
(b) The federal employer identification number of the COMPANY is as follows:
..
(c) The COMPANY was formed on                     ,           , under the laws of                          and is in good standing under those laws.
(d) The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar appellations) used by the COMPANY or any of its divisions or other unincorporated business units during the past five (5) years:
..

(e) The following are the names of all entities which have been merged into the COMPANY during the past five (5) years:
..
(f) The following are the names and addresses of all entities from whom the COMPANY has acquired any personal property in a transaction not in the ordinary course of business during the past five (5) years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

		Street and	Date of
	Name	Mailing Address	Acquisition	Type of Property

(i)					.

(ii)					.

(iii)					.

(iv)					.

2. NAMES OF SUBSIDIARIES OF THE COMPANY. Complete this section for any subsidiary of the COMPANY now existing.
(a) The exact legal name of each subsidiary of the COMPANY as it appears in its Articles or Certificate of Incorporation (or comparable formation document), including any amendments thereto and the percentage interest of each such subsidiary owned by the COMPANY, is as follows:

(i)	( %).

(ii)	( %).

(iii)	( %).

(iv)	( %).

(b) The federal employer identification number of each subsidiary of the COMPANY is as follows:

	Name	Number
(i)			.

(ii)			.

(iii)			.

(iv)			.

(c) The following is a list of the jurisdiction and date of incorporation of each subsidiary of the COMPANY:

Date of
	Name	Jurisdiction	Incorporation
(i)				.

(ii)				.

(iii)				.

(iv)				.

(d) The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar appellations) used by each subsidiary of the COMPANY during the past five (5) years:

	Name	Subsidiary
(i)			.

(ii)			.

(iii)			.

(iv)			.

(e) The following are the names of all entities which have been merged into a subsidiary of the COMPANY during the past five (5) years:

	Name	Subsidiary
(i)			.

(ii)			.

(iii)			.

(iv)			.

(f) The following are the names and addresses of all entities from whom each subsidiary of the COMPANY has acquired any personal property in a transaction not in the ordinary course of business during the past five (5) years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

	Name	Mailing Address	Date of Acquisition	Type of Property	Subsidiary
(i)						.

(ii)						.

(iii)						.

(iv)						.

3. LOCATIONS OF COMPANY AND ITS SUBSIDIARIES.
(a) The chief executive offices of the COMPANY and its subsidiaries are located at the following addresses:

	Complete Street and Mailing Address,	COMPANY/
	including County and Zip Code	Subsidiary
(i)			.

(ii)			.

(iii)			.

(iv)			.

(b) During the past five (5) years, the COMPANY’s chief executive office and the chief executive offices of its subsidiaries have been located at the following additional addresses:

	Complete Street and Mailing Address,	Dates	COMPANY/
	including County and Zip Code	Used	Subsidiary
(i)			.

(ii)			.

(iii)			.

(iv)			.

(c) The following are all the locations in the United States of America where the COMPANY and its subsidiaries maintain any books or records relating to any of their accounts receivable (attach legal descriptions for all locations noted below):

	Complete Street and Mailing Address,	COMPANY/
	including County and Zip Code	Subsidiary
(i)		.

(ii)		.

(iii)		.

(iv)		.

(d) The following are all of the locations in the United States of America where the COMPANY and its subsidiaries maintain any equipment, fixtures or inventory (attach legal descriptions for all locations noted below):

	Complete Street and Mailing Address,	COMPANY/
	including County and Zip Code	Subsidiary
(i)		.

(ii)		.

(iii)		.

(iv)		.

Record Owners of above:

(i)	.

(ii)	.

(iii)	.

(iv)	.

(e) The following are all of the locations outside of the United States of America where the COMPANY and its subsidiaries maintain any equipment, fixtures or inventory (attach legal descriptions for all locations noted below):

	Complete Street and Mailing Address,	COMPANY/
	including County and Postal Code	Subsidiary
(i)			.

(ii)			.

(iii)			.

(iv)			.

Record Owners of above:

(v)	.

(vi)	.

(vii)	.

(f) The following are all the locations in the United States of America where the COMPANY and its subsidiaries own, lease, or occupy any real property (attach legal descriptions for all locations noted below):

	Complete Street and Mailing Address,	COMPANY/
	including County and Zip Code	Subsidiary
(i)			.

(ii)			.

(iii)			.

(iv)			.

Record Owners of above:

(v)	.

(vi)	.

(vii)	.

(viii)	.

(ix)	.

(g) The following are all the locations outside of the United States of America where the COMPANY and its subsidiaries own, lease, or occupy any real property:

	Complete Street and Mailing Address,	COMPANY/
	including County and Zip Code	Subsidiary
(i)			.

(ii)			.

(iii)			.

(iv)			.

Record Owners of above:

(v)	.

(vi)	.

(vii)	.

(h) The following are the names and addresses of all consignees of the COMPANY and its subsidiaries:

		Street and Mailing Address,	COMPANY/
	Names	including County and Zip Code	Subsidiary
(i)				.

(ii)				.

(iii)				.

(iv)				.

(i) The following are the names and addresses of all warehousemen or bailees who have possession of any of the COMPANY’s inventory and the inventory of its subsidiaries:

		Street and Mailing Address,	COMPANY/
	Names	including County and Zip Code	Subsidiary
(i)				.

(ii)				.

(iii)				.

(iv)				.

Are Documents of Title Issued?

If So, Are They Negotiable?

(v)	.

(vi)	.

(vii)	.

(viii)	.

(j) The following are the names and addresses of all customs brokers or similar persons who act as agent for the COMPANY or any of COMPANY’s subsidiaries for the purpose of receiving bills of lading and other documents of title for goods or inventory and for receiving goods or inventory for which such bills of lading or documents of title have been issued:

		Street and Mailing Address,	COMPANY/
	Names	including County and Zip Code	Subsidiary
(i)				.

(ii)				.

(iii)				.

(k) The following are any locations in the United States of America at which the COMPANY and its subsidiaries do business in addition to locations listed above:

	Complete Street and Mailing Address,	COMPANY/
	including County and Zip Code	Subsidiary
(i)		.

(ii)		.

(iii)		.

(iv)		.

(l) The following are any locations outside of the United States of America at which the COMPANY and its subsidiaries do business in addition to locations listed above:

	Complete Street and Mailing Address,	COMPANY/
	including County and Zip Code	Subsidiary
(i)		.

(ii)		.

(iii)		.

(iv)		.

(m) The following are the States of the United States of America in which the COMPANY and its subsidiaries transact business:

COMPANY/
	State	Subsidiary
(i)		.

(ii)		.

(iii)		.

(iv)		.

(n) The following are the States of the United States of America in which the COMPANY and its subsidiaries are duly qualified and in good standing to transact business as a foreign corporation:

COMPANY/
	State	Subsidiary
(i)		.

(ii)		.

(iii)		.

(iv)		.

(o) The following are countries or territories outside of the United States of America in which the COMPANY and its subsidiaries are duly qualified and in good standing to transact business as a foreign corporation:

COMPANY/
	Country/Territory	Subsidiary
(i)		.

(ii)		.

(iii)		.

4. ORGANIZATIONAL DOCUMENTS
(a) The COMPANY’s and its subsidiaries’ Articles or Certificate of Incorporation, By-Laws (or comparable organization documents) and minutes (or comparable records) are available and complete at the following address(es):

(b) There is no provision in the Articles or Certificates of Incorporation or By Laws (or comparable organizational documents) of the COMPANY or its subsidiaries, or in the laws of the state of its organization, requiring any vote or consent of shareholders to borrow money, obtain financial accommodations or mortgage, pledge, or create a security interest in any asset of the COMPANY or any subsidiary. Such power is vested exclusively in its officers and directors:
YES                      NO
5. SPECIAL TYPES OF COLLATERAL.
(a) The following are all of the trademarks or trademark applications of the COMPANY and its subsidiaries (including any service marks, collective marks and certification marks), together with the trademark numbers and dates of registration with the U.S. Patent and Trademark Office or similar foreign office, if applicable:

				If Foreign Trademark,	COMPANY/
	Trademark	Number	Date	What Country?	Subsidiary
(i)					.

(ii)					.

(iii)					.

(iv)					.

(b) The following are all of the patents or patent applications of the COMPANY and its subsidiaries, together with the patent numbers, names of inventors and dates of registration with the U.S. Patent and Trademark Office or similar foreign office, if applicable:

					If Foreign Patent,	COMPANY/
	Patent Name	Number	Date	Inventor	What Country?	Subsidiary
(i)						.

(ii)						.

(iii)						.

(iv)						.

(c) The following are all of the copyrights or copyright applications of the COMPANY and its subsidiaries, together with the copyright numbers and dates of registration with the U.S. Copyright Office or similar foreign office, if applicable:

If Foreign
				Copyright,	COMPANY/
	Copyright	Number	Date	What Country?	Subsidiary
(i)					.

(ii)					.

(iii)					.

(iv)					.

(d) The following are all licenses or similar agreements to use trademarks (including any service marks, collective marks and certification marks), patents, and copyrights of others of the COMPANY and its subsidiaries:

COMPANY/
	Description of License Agreement	Subsidiary
(i)		.

(ii)		.

(iii)		.

(iv)		.

(e) The following are all governmental permits and/or licenses held by the COMPANY and/or its subsidiaries:

COMPANY/
	Description of License	Subsidiary
(i)		.

(ii)		.

(iii)		.

(iv)		.

(f) Attached hereto as Schedule F is list of all deposit accounts, brokerage accounts, commodity accounts and similar accounts including account numbers, where the accounts are maintained and how title in such accounts is held. [Company to provide Schedule F].
(g) The COMPANY and its subsidiaries own the following kinds of assets, and attached hereto is a schedule describing each such asset owned by the COMPANY or its subsidiaries and identifying by which party such asset is owned:

Franchises, marketing agreements or similar agreements:	Yes	No
Stocks, Bonds or other securities:	Yes	No
Promissory notes, or other instruments or evidence of indebtedness in favor of such person:	Yes	No
Leases of equipment, security agreements naming such person as secured party, or other chattel paper:	Yes	No
Aircraft:	Yes	No
Vessels, Boats or Ships:	Yes	No
Railroad Rolling Stock:	Yes	No

(h) The following are all letters of credit issued for the benefit of the COMPANY and its subsidiaries, together with the name of the issuer, the face amount of each letter of credit, the expiration date of each letter of credit and the account party for each letter of credit:

COMPANY/
	Name of Issuer	Face Amount	Expiration Date	Account Party	Subsidiary
(i)						.

(ii)						.

(iii)						.

(i) The following is a list of all commercial tort claims in which COMPANY or its domestic subsidiaries are a plaintiff:
(i)                       vs.                      Court of                      [Docket No.            ] filed                     , 200_
(ii)                      vs.                      Court of                      [Docket No.           ] filed                     , 200_.
6. OFFICERS AND/OR DIRECTORS OF THE COMPANY AND ITS SUBSIDIARIES.
(a) The following are the respective titles and signatures of the officers and directors of the COMPANY and its Subsidiaries (indicate if also a director):

	Office	Name of Officer or			% of Ownership
	Title	Director	COMPANY/Subsidiary	Signature	Interest Held
(i)					.

(ii)					.

(iii)					.

(iv)					.

(b) Each of the officers and directors set forth in Paragraph 6.a. above have signatory powers as to all of AGENT’s transactions individually unless the COMPANY limits the signatory powers to the following officers or directors:

	Name	Title	Signature
(i)				.

(ii)				.

(iii)				.

(iv)				.

(c) In addition to the above named officers directors, the following individuals or entities own 10% or more of the voting stock of the COMPANY:

	NAME/ADDRESS	% of Ownership Interest Held
(i)			.

(ii)			.

(iii)			.

(iv)			.

(d) With respect to the officers and directors noted above, such officers and directors are affiliated with, or have ownership in the following closely held entities:

% OF OWNERSHIP
NAME/ADDRESS	TYPE OF OPERATION	INTEREST HELD	RELATIONSHIP

(e) The following are the shareholders of the COMPANY:

	Name	Title	Address
(i)				.

(ii)				.

(iii)				.

7. OTHER
(a) Attached hereto are copies of the front page (or if the name of the Company or its subsidiaries is not on the front page, the first page where each such name appears) of the federal income tax returns filed by the Company and its Subsidiaries in the United States for the last THREE tax years.
(b) The COMPANY has never been involved in a bankruptcy, reorganization or Assignment for the Benefit of Creditors except (explain):

(c) At the present time, there are not delinquent taxes owed by the COMPANY (including, but not limited to, all payroll taxes, real estate or income taxes) except as follows:

(d) There are no tax liens, judgments or lawsuits pending against the COMPANY, its subsidiaries and/or affiliates or any of its officers or directors except as follows:

(e)
i.	The COMPANY participates in, maintains or provides a deferred compensation plan for the benefit of the COMPANY’s employees or a multi-employer plan as described in Section 4001(2)3 of the Employee Retirement Income Security Act (“ERISA”) of 1974 as amended. Yes No

ii.	A determination as to qualifications of this plan has been issued. Yes No

iii.	Funding is current and in compliance with established requirements. Yes No
(f) The Insurance Broker/Agent for the COMPANY is as follows:
Name of the Firm:
Address:
Broker/Agent Relationship:
[This Space Intentionally Left Blank]

The undersigned undertakes to advise the AGENT of any change or modification whatsoever with respect to any of the foregoing matters. Until such notice is received by the AGENT, the AGENT shall be entitled to rely upon all of the foregoing and presume they are correct and accurate in all respects.
DATED:                           , 2010.

Company:
By:
Name:
Title:

By:
Name:
Title:

EXHIBIT K
NON-BANK CERTIFICATE
Reference is hereby made to the Credit Agreement, dated as of October 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among: (1) Full House Resorts, Inc., a Delaware corporation (the “Borrower”); (2) each of the financial institutions from time to time listed in Schedule I to the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders, as Collateral Agent, as Security Trustee, as L/C Issuer and as Swing Line Lender. Pursuant to the provisions of Section 2.12(e) and Section 8.05(c) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the United States Internal Revenue Code of 1986, as amended. The undersigned shall promptly notify the Borrower and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

[NAME OF FINANCIAL INSTITUTION]
By:
Name:
Title:

K-1

EXHIBIT L
FORM OF GUARANTEE
(See attached)

L-1

GUARANTY AGREEMENT
This GUARANTY AGREEMENT (this “Guaranty”), dated as of [                    ], 20__ , is made by FULL HOUSE SUBSIDIARY, INC., a Delaware corporation, FULL HOUSE SUBSIDIARY II, INC., a Nevada corporation, GAMING ENTERTAINMENT (INDIANA), LLC, a Nevada limited liability company, GAMING ENTERTAINMENT (SANTA FE), LLC, a Nevada limited liability company, GAMING ENTERTAINMENT (MONTANA), LLC, a Nevada limited liability company, STOCKMAN’S CASINO, a Nevada corporation, and each of the other entities which becomes a party hereto pursuant to Section 4.15 hereof (each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders as defined in the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as collateral agent for the other Lender Parties (as defined in the Credit Agreement).
A. Each of the Guarantors is a direct or indirect subsidiary of Full House Resorts, Inc., a Delaware corporation (the “Borrower”).
B. The Borrower has entered into that certain Credit Agreement, dated of the date hereof (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto from time to time, the Administrative Agent and the Collateral Agent, pursuant to which the Lenders have agreed to extend loans and other financial accommodations to the Borrower for the purposes, and on the terms and subject to the conditions, set forth in the Credit Agreement. In addition, certain of the Lender Parties may, from time to time, enter into Lender Rate Contracts with the Borrower.
C. The Lender Parties are willing to make and maintain loans and other financial accommodations to the Borrower on and after the date of the Credit Agreement, but only upon the condition, among others, that the Guarantors shall have executed and delivered this Guaranty to the Administrative Agent.
D. To induce the Administrative Agent and the Lender Parties to enter into, and to extend credit under, the Credit Agreement and the other Credit Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor has agreed to guarantee the Guaranteed Obligations upon the terms and conditions of this Guaranty.
E. Each Guarantor expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to the Borrower.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS.
1.01. Definitions. Unless otherwise defined herein, all capitalized terms used in this Guaranty that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. In addition, the following terms shall have the following meanings under this Guaranty:
“Bankruptcy Code” shall mean Title 11 of the United States Code.
“Collateral Agent” shall mean Wells Fargo, in its capacity as the collateral agent for and on behalf of the Administrative Agent and the Lender Parties under the Security Documents (together with its successors and assigns in such capacity as the collateral agent under the Security Documents).
“Guaranteed Obligations” shall mean (a) any and all Obligations of the Borrower, (b) any and all other obligations of the Borrower for the performance of its agreements, covenants and undertakings under or in respect of the Credit Documents, and (c) any and all other obligations of the Borrower for the payment of all amounts, liabilities and indebtedness (whether for principal, interest, reimbursement, fees, charges, indemnification or otherwise) now or in the future owed to the Collateral Agent, the Administrative Agent, any Lender Party or any such Person individually, and for the performance by the Borrower of its agreements, covenants and undertakings, in each case under or in respect of any and all of the Credit Documents and the Lender Rate Contracts, it being acknowledged by each Guarantor that such other obligations may arise or be created, incurred or assumed at any time and from time to time and in such manner and such circumstances and with such terms and provisions as the Borrower, the Collateral Agent, the Administrative Agent, any Lender Party or any such Person individually may agree without notice or demand of any kind or nature whatsoever to the Guarantors. The Guaranteed Obligations shall include interest accruing at the then applicable rate provided in the Credit Agreement or in the other Credit Documents after the maturity thereof and interest accruing at the then applicable rate provided in the Credit Agreement or in the other Credit Documents after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party thereunder or any Obligor whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding. Each Guarantor acknowledges that some extensions of credit under the Credit Agreement and the other Credit Documents may be available on a revolving basis.
“Obligor” shall mean any additional or separate guarantor, surety or other Person that is directly or indirectly liable for all or a portion of the Guaranteed Obligations or who has provided security for the Guaranteed Obligations.
1.02. Interpretation. The rules of interpretation set forth in Article I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Guaranty, apply to this Guaranty and are hereby incorporated by reference.
SECTION 2. THE GUARANTEE.
2.01. Guarantee Provisions.

(a) Guarantee. Each Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Administrative Agent and each Lender Party the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Guaranteed Obligations in each case in accordance with their terms. Each Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Guaranteed Obligations, such Guarantor will immediately pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the same will be timely paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Guaranty is absolute, irrevocable and unconditional in nature and is made with respect to any and all Guaranteed Obligations now existing or in the future arising. Each Guarantor’s liability under this Guaranty shall continue until payment in cash of all Guaranteed Obligations. This Guaranty is a guarantee of due and punctual payment and performance and not of collectibility.
(b) Savings Clause. As to any Guarantor, if under any applicable law (including without limitation state and Federal fraudulent transfer laws) the obligations of such Guarantor under Section 2.01(a) would otherwise be held or determined to be void, invalid or unenforceable or if the claims of the Lender Parties in respect of such obligations would be subordinated to the claims of any other creditors on account of such Guarantor’s liability under Section 2.01(a), then, notwithstanding any other provision of this Guaranty to the contrary, the amount of the liability of such Guarantor shall, without any further action by the Guarantors, any Lender Party, the Collateral Agent, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. In addition, all Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to the Borrower, as the result of financial or business support which will be provided to the Guarantors by the Borrower.
(c) Joint and Several Obligations. The obligations and liability of the Guarantors under this Guaranty are joint and several. Except as expressly set forth in Section 2.01(b), the liability of the Guarantors is not limited in any respect.
2.02. Acknowledgments, Agreements; Waivers and Consents. Each Guarantor acknowledges that the obligations undertaken by it under this Guaranty involve the guarantee of obligations of Persons other than such Guarantor and that such obligations of each Guarantor are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, each Guarantor agrees that:
(a) Without affecting the enforceability or effectiveness of this Guaranty in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of such Guarantor, or the rights, remedies, powers and privileges of the Administrative Agent and the Lender Parties under this Guaranty, the Collateral Agent, the Administrative Agent and the Lender Parties may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

(i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the principal portion of, or rate or rates of interest on, all or any part of the Guaranteed Obligations);
(ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Credit Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Credit Document or any such other instrument or any term or provision of the foregoing;
(iii) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Credit Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;
(iv) accept or receive (including from any Obligor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);
(v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any Obligor);
(vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any Obligor) for or relative to all or any part of the Guaranteed Obligations;
(vii) apply any collateral or the proceeds of any collateral or guarantee (including any letter of credit or the obligations of any Obligor) to all or any part of the Guaranteed Obligations in such manner and extent as the Administrative Agent or any Lender Party may in its sole discretion determine;
(viii) release any Person (including any Obligor or other Guarantor) from any liability with respect to all or any part of the Guaranteed Obligations;
(ix) settle, compromise, release, waive, liquidate or enforce upon such terms and in such manner as the Collateral Agent, the Administrative Agent or any Lender Party may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee of (including any letter of credit issued with respect to) all or any part of the Guaranteed Obligations (including with any Obligor);
(x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the existence of the Borrower, any Loan Party or any other Person (including any Obligor);

(xi) proceed against the Borrower, such Guarantor, any other Guarantor or any Obligor of (including any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Collateral Agent, the Administrative Agent and the Lender Parties under the Credit Documents or otherwise in such order and such manner as the Collateral Agent, the Administrative Agent or any Lender Party may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Guaranty as to such Guarantor;
(xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off;
(xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Administrative Agent or any Lender Party may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Collateral Agent, the Administrative Agent or any Lender Party a party in possession in contemplation of law, except at its option);
(xiv) enter into such other transactions or business dealings with the Borrower, any other Loan Party, any Obligor or Affiliate thereof of all or any part of the Guaranteed Obligations as the Collateral Agent, the Administrative Agent or any Lender Party may desire; and
(xv) do all or any combination of the actions set forth in this Section 2.02(a).
(b) The enforceability and effectiveness of this Guaranty and the liability of such Guarantor, and the rights, remedies, powers and privileges of the Collateral Agent, the Administrative Agent and the Lender Parties, under this Guaranty shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives any defense now or in the future arising (other than a defense that the Guaranteed Obligations have been paid in full in cash), by reason of:
(i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Credit Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations;
(ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations of the Borrower, or any Obligor with respect to all or any part of the Guaranteed Obligations (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such Obligor;
(iii) the illegality, invalidity or unenforceability of any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations;

(iv) the cessation, for any cause whatsoever (including, without limitation, release, expiration, termination or the unenforceability of the underlying documentation), of the liability of the Borrower, any other Loan Party or any Obligor of all or any part of the Guaranteed Obligations (other than, subject to Section 2.05, by reason of the full payment and performance of all Guaranteed Obligations);
(v) any failure of the Collateral Agent, the Administrative Agent or any Lender Party to marshal assets in favor of the Borrower or any other Person (including any Obligor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower, any other Loan Party, any Obligor with respect to all or any part of the Guaranteed Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other liability of such Guarantor under this Guaranty, none of the Collateral Agent, the Administrative Agent or any Lender Party being under any obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Credit Document;
(vi) any failure of the Collateral Agent, the Administrative Agent or any Lender Party to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Borrower, such Guarantor or any other Person (including any Obligor) or any defect in, or any failure by such Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;
(vii) any failure of the Collateral Agent, the Administrative Agent or any Lender Party to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Guaranteed Obligations;
(viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of such Guarantor or may preclude such Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from the Borrower, any Obligor or any other Person and even though the Borrower may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;
(ix) any act or omission of the Collateral Agent, the Administrative Agent, any Lender Party or any other Person that directly or indirectly results in or aids the discharge or release of the Borrower, any Loan Party or any Obligor of all or any part of the Guaranteed Obligations or any security or guarantee for all or any part of the Guaranteed Obligations by operation of law or otherwise;
(x) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation;

(xi) the possibility that the obligations of the Borrower to the Administrative Agent and the Lender Parties may at any time and from time to time exceed the aggregate liability of such Guarantor under this Guaranty;
(xii) any counterclaim, set-off or other claim which the Borrower, any Loan Party, any Obligor or any other Person has or alleges to have with respect to all or any part of the Guaranteed Obligations;
(xiii) any failure of the Collateral Agent, the Administrative Agent or any Lender Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;
(xiv) the election by the Collateral Agent, the Administrative Agent or any Lender Party in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the Bankruptcy Code;
(xv) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code;
(xvi) any use of cash collateral under Section 363 of the Bankruptcy Code;
(xvii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;
(xviii) the avoidance of any Lien in favor of the Collateral Agent, the Administrative Agent or any Lender Party for any reason;
(xix) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;
(xx) any change in the corporate existence, structure or ownership of the Borrower, any other Loan Party or any Obligor;
(xxi) any action taken by the Collateral Agent, the Administrative Agent or any Lender Party, whether similar or dissimilar to any of the foregoing, that is authorized by this Section 2.02 or otherwise in this Guaranty or by any other provision of any Credit Document or any omission to take any such action; or
(xxii) any other circumstance whatsoever, whether similar or dissimilar to any of the foregoing, that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than, subject to Section 2.05, by reason of the full payment and performance of all Guaranteed Obligations).

(c) Each Guarantor hereby waives (i) any right of redemption with respect to the collateral or security for the Guaranteed Obligations or for this Guaranty after the sale thereof, and all rights, if any, of marshalling of the collateral or security for the Guaranteed Obligations or for this Guaranty, (ii) any right (except as shall be required by applicable statute and cannot be waived) to require the Collateral Agent, the Administrative Agent or any Lender Party to pursue any remedy in the Collateral Agent’s, the Administrative Agent’s or any Lender Party’s power whatsoever, (iii) presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever with respect to the payment or performance of the Guaranteed Obligations or the amount thereof or any payment or performance by any Guarantor hereunder and (iv) all rights to revoke this Guaranty at any time, and all rights to revoke any agreement executed by such Guarantor at any time to secure the payment and performance of such Guarantor’s obligations under this Guaranty.
(d) Each Guarantor waives all rights and defenses arising out of an election of remedies by the Collateral Agent, the Administrative Agent and the Lender Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to collateral or security for the Guaranteed Obligations, has destroyed such Guarantor’s rights of subrogation and reimbursement against the principal.
(e) Each Guarantor expressly waives, for the benefit of the Collateral Agent, the Administrative Agent and the Lender Parties, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Guarantor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent not prohibited by applicable law.
(f) Each Guarantor represents and warrants to the Collateral Agent, the Administrative Agent and the Lender Parties that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Borrower and its properties on a continuing basis and that such Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Borrower and its properties. Each Guarantor further represents and warrants that it has reviewed and approved each of the Credit Documents and is fully familiar with the transaction contemplated by the Credit Documents and that it will in the future remain fully familiar with such transaction and with any new Credit Documents and the transactions contemplated by such Credit Documents. Each Guarantor hereby expressly waives and relinquishes any duty on the part of the Administrative Agent or the Lender Parties (should any such duty exist) to disclose to the such Guarantor or any other Obligor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Borrower or its properties or to any Credit Document or the transactions undertaken pursuant to, or contemplated by, any such Credit Document, whether now or in the future known by the Administrative Agent or any Lender Party.

(g) Each Guarantor acknowledges and agrees that there may be additional guaranty or security agreements or similar documents executed by other Obligors in respect of all or a portion of the Guaranteed Obligations and the existence of any such guaranty or security agreement or similar document shall not in any way impair, reduce or limit such Guarantor’s obligations hereunder.
(h) Without limiting the generality of any other provision hereof, each Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower, any Guarantor or any Obligor or the inability of the Borrower, any Guarantor or any Obligor to pay its debts as they mature, or an assignment by the Borrower, any Guarantor or any Obligor for the benefit of creditors, or the institution of any proceeding by or against the Borrower, any Guarantor or any Obligor alleging that the Borrower, any Guarantor or any Obligor is insolvent or unable to pay its debts as they mature (including any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding), or the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of the Borrower, any Guarantor or any Obligor, each Guarantor will pay to the Administrative Agent for the benefit of itself and the Lender Parties forthwith the full amount which would be payable hereunder by such Guarantor if all of the Guaranteed Obligations were then due and payable, whether or not such event occurs at a time when any of the Guaranteed Obligations are otherwise due and payable.
2.03. Understanding With Respect to Waivers and Consents. Each Guarantor represents, warrants and agrees that each of the waivers and consents set forth in this Guaranty is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Guarantor or any other Obligor otherwise may have against the Borrower, the Collateral Agent, the Administrative Agent, any Lender Party or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent not prohibited by law.
2.04. Subrogation. Each Guarantor hereby agrees that, until the payment in cash and satisfaction in full of all of the Guaranteed Obligations and the expiration and termination of the commitments of the Lenders under the Credit Documents, it shall not exercise any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under the Bankruptcy Code) against the Borrower, any other Guarantor or any Obligor of all or any part of the Guaranteed Obligations or any collateral or security for all or any part of the Guaranteed Obligations by reason of any payment or other performance pursuant to the provisions of this Guaranty and, if any amount shall be paid to such Guarantor on account of such rights, remedies, powers or privileges, it shall hold such amount in trust for the benefit of, and pay the same over to, the Administrative Agent (for the benefit of the Lender Parties) on account of the Guaranteed Obligations. Each Guarantor understands that the exercise by the Collateral Agent, the Administrative Agent or any Lender Party of any right, remedy, power or privilege that it may have under the Credit Documents, any agreement, collateral or security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations or otherwise may affect or eliminate such Guarantor’s or any Obligor’s right of subrogation or similar recovery against the Borrower, any other Guarantor, any Obligor or any collateral or security and that such Guarantor may therefore incur partially or totally nonreimbursable liability under this Guaranty. Nevertheless, each Guarantor hereby authorizes and empowers the Collateral Agent, the Administrative Agent and the Lender Parties to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges. Notwithstanding anything to the contrary contained in this Guaranty or any other Credit Document, no Guarantor shall exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and no Guarantor shall proceed or seek recourse against or with respect to any property or asset of, the Borrower or any other Guarantor or Obligor (including after payment in full of the Guaranteed Obligations), and each Guarantor shall be deemed to have waived all such rights and remedies if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Securities of the Borrower or such other Guarantor or Obligor whether pursuant to the Security Documents or otherwise.
2.05. Reinstatement. The obligations of each Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower, any other Guarantor, any Obligor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and each Guarantor agrees that it will indemnify the Collateral Agent, the Administrative Agent and each Lender Party on demand for all costs and expenses (including reasonable fees and expenses of counsel) incurred by the Collateral Agent, the Administrative Agent or such Lender Party in connection with such rescission or restoration.
2.06. Remedies. Each Guarantor hereby agrees that, between it on the one hand and the Collateral Agent, the Administrative Agent and the Lender Parties on the other, the obligations of the Borrower under the Credit Agreement and the other Credit Documents may be declared to be forthwith (or may become automatically) due and payable as provided in the Credit Agreement for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations becoming due and payable as against the Borrower) and that, in the event of such declaration (or such obligation being deemed due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable for purposes of Section 2.01.
2.07. Separate Action. The Collateral Agent and the Administrative Agent may bring and prosecute a separate action or actions against each Guarantor (or any one or more of them) whether or not the Borrower, any other Guarantor, any Loan Party, any other Obligor or any other Person is joined in any such action or a separate action or actions are brought against the Borrower, any other Guarantor, any Loan Party, any other Obligor, any other Person, or any collateral or security for all or any part of the Guaranteed Obligations. The obligations of each Guarantor under, and the effectiveness of, this Guaranty are not conditioned upon the existence or continuation of any other guarantee (including any letter of credit) of or collateral or security for all or any part of the Guaranteed Obligations.

2.08. Subordination.
(a) Each Guarantor agrees that the payment by the Borrower, any other Loan Party or any Obligor of any indebtedness in favor of such Guarantor (the “Subordinated Lender”) shall be subordinated and subject to the prior payment in cash in full of all amounts payable by the Borrower, such other Loan Party or such Obligor under the Credit Agreement or this Guaranty, as the case may be, and any other Credit Document to which the Borrower, such other Loan Party or such Obligor is a party (“Senior Debt”) upon the terms of this Section.
(b) Upon any distribution of assets of the Borrower, a Loan Party or an Obligor to creditors upon a liquidation or dissolution of the Borrower, such Loan Party or such Obligor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower, such Loan Party or such Obligor or its property, (i) the Administrative Agent and the Lender Parties shall be entitled to receive payment in full of all Senior Debt before the Subordinated Lender shall be entitled to receive any payment of principal of or interest on or any other amounts in respect of Indebtedness of the Borrower, such Loan Party or such Obligor in favor of the Subordinated Lender (the “Subordinated Debt”); and (ii) until payment in cash in full of the Senior Debt and the Commitments under the Credit Documents shall have terminated, any distribution of assets of any kind or character to which the Subordinated Lender would otherwise be entitled shall be paid by the Borrower, such Loan Party or such Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, agents or other person making such payment or distribution to, or if received by the Borrower, such Loan Party or such Obligor, shall be held for the benefit of and shall be forthwith paid or delivered to, the Administrative Agent for distribution to the Administrative Agent and the Lender Parties, as applicable.
(c) If the Subordinated Lender does not file proper claims or proofs of claim in the form required in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower, a Loan Party or an Obligor or its property prior to 45 days before the expiration of the time to file such claims, then (a) upon the request of the Administrative Agent, the Subordinated Lender shall file such claims and proofs of claim in respect of this instrument and execute and deliver such powers of attorney, assignments and other instruments as are required to enable the Administrative Agent and the Lender Parties to enforce any and all claims upon or in respect of the Subordinated Debt and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of Subordinated Debt, and (b) whether or not the Subordinated Lender shall take the action described in the preceding clause (a) the Administrative Agent and the Lender Parties shall nevertheless be deemed to have such powers of attorney as may be necessary for them to file appropriate claims and proofs of claim and otherwise exercise the powers described above.
(d) No right of the Administrative Agent or any Lender Party to enforce the terms of this Section shall be impaired by any act or failure to act by the Borrower, a Loan Party or an Obligor. Neither the terms of this Section nor the rights of the Administrative Agent and the Lender Parties hereunder shall be affected by any extension, renewal or modification of the terms of, or the granting of any security in respect of, any Senior Debt or any exercise or nonexercise of any right, power or remedy with respect thereto.

(e) Until the Senior Debt is paid in full and the Commitments under the Credit Documents shall have terminated, the Subordinated Lender shall not exercise any right of subrogation that it may have now or hereafter as a result of its performance of this Guaranty.
(f) Nothing in this Section shall (i) impair, as between the Borrower, such Loan Party or such Obligor and the Subordinated Lender, the obligation of the Borrower, or such Loan Party or such Obligor, which is absolute and unconditional, to pay the principal of and interest on Subordinated Debt in accordance with its terms; (ii) affect the relative rights of the Subordinated Lender and creditors of the Borrower, or such Loan Party or such Obligor other than the Administrative Agent and the Lender Parties; or (iii) prevent the Subordinated Lender from exercising its available remedies upon an event of default under the Subordinated Debt, subject to the rights of the Administrative Agent and the Lender Parties to receive cash, property or other assets otherwise payable to the Subordinated Lender to the extent set forth in this Section.
2.09. Right to Offset Balances. Each Guarantor agrees that, in addition to (and without any limitation of) any right of set-off, banker’s lien or counterclaim any Lender Party may otherwise have, each Lender Party shall be entitled, at its option but only with the prior written consent of the Administrative Agent, to offset balances held by it for the account of such Guarantor at any of its offices, in Dollars or in any other currency, against any Guaranteed Obligations to such Lender Party upon the occurrence and during the continuance of an Event of Default (regardless of whether such balances are then due to such Guarantor). Any Lender Party so entitled shall promptly notify the applicable Guarantor and the Administrative Agent of any offset effected by it; provided that such Lender Party’s failure to give such notice shall not affect the validity of such offset or the obligations of any Guarantor hereunder or under any other Credit Document.
2.10. Payment of Guaranteed Obligations. Any amounts received by the Administrative Agent under this Guaranty from whatever source on accounts of the Guaranteed Obligations shall be transferred to the Collateral Agent and applied by the Collateral Agent in the manner set forth in Section 6.02 of the Credit Agreement for the application of proceeds of any sale, disposition or other realization upon all or any part of the Collateral.
SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GUARANTORS. As of the date hereof and as of the date of each Credit Event, each Guarantor represents to the Administrative Agent and the Lender Parties that each of the representations and warranties applicable to it under the Credit Agreement are true and correct as if made by such Guarantor. Each Guarantor agrees to comply with and be bound by each of the covenants, agreements and conditions in the Credit Agreement applicable to it as if such Guarantor were a party to the Credit Agreement.
SECTION 4. MISCELLANEOUS PROVISIONS.
4.01. No Waiver. No failure or delay by the Collateral Agent, Administrative Agent or any Lender Party in exercising any remedy, right, power or privilege under this Guaranty or any other Credit Document shall operate as a waiver of such remedy, right, power or privilege, nor shall any single or partial exercise of such remedy, right, power or privilege preclude any other or further exercise of such remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Guaranty are, to the extent not prohibited by law, cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Credit Documents or by law.
4.02. Notices. All notices, requests, demands, consents, instructions or other communications to or upon the Guarantors or any one of them or the Administrative Agent under this Guaranty shall be in writing and faxed, mailed, e-mailed or delivered, if to the Guarantors or any one of them or to the Administrative Agent, at its respective facsimile number or address set forth below (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (a) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (b) when mailed, first-class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when sent by facsimile transmission or e-mail, upon confirmation of receipt.

The Administrative Agent:	Wells Fargo Bank, National Association 5340 Kietzke Lane Reno, Nevada 89511 Attention: Erna Stuckey Tel. No. 775-689-6018 Fax No. 775-689-6026 E-mail: Erna.F.Stuckey@wellsfargo.com

The Guarantors:	c/o Full House Resorts, Inc.
4670 S. Fort Apache Road
Suite 190
Las Vegas, NV 89147
Attention: Mark Miller
                  Chief Financial Officer/Chief Operating Officer
Tel. No. (702) 221-7800
Fax No.  (702) 221-8101
E-mail: mmiller@fullhouseresorts.com

With a Copy to:	Greenberg Traurig, LLP 2375 East Camelback Road, Suite 700 Phoenix, AZ 85016 Attention: Jeffrey H. Verbin Tel. No. (602) 445-8202 Fax No. (602) 445-8630 E-mail: VerbinJ@GTLaw.com
4.03. Expenses, Etc. Each Guarantor agrees to pay or to reimburse the Administrative Agent and the Lenders for all costs and expenses (including fees and expenses of counsel) that may be incurred by the Administrative Agent or the Lenders in any effort to enforce any of the obligations of the Guarantors under this Guaranty, whether or not any lawsuit is filed, including all such costs and expenses (and attorneys’ fees and expenses) incurred by the Administrative Agent and the Lenders in any bankruptcy, reorganization, workout or similar proceeding. All amounts due under this Guaranty (including under Section 2.01) and not paid when due shall bear interest until paid at a per annum rate equal to the Base Rate plus the highest Applicable Margin for Base Rate Loans plus four percent (4.00%).
4.04. Amendments, Etc. The Administrative Agent and each Guarantor hereby acknowledge and agree that the waiver, amendment and other provisions in Section 8.04 of the Credit Agreement apply to this Guaranty as to the Guarantors and are incorporated herein as though set forth in full.
4.05. Successors and Assigns. This Guaranty is in favor of the Collateral Agent and the Administrative Agent for the benefit of itself and the Lender Parties and their respective successors and assigns and, in the event of an assignment of the Loans, Commitments or other amounts payable under the Credit Agreement or the other Credit Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon the Guarantors and their respective successors and assigns and inure to the benefit of the Collateral Agent, the Administrative Agent and the Lender Parties and their respective successors and assigns. No Guarantor may assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent. Any attempted assignment or transfer in violation of this Section shall be null and void.

4.06. Survival. All representations and warranties made in this Guaranty or in any certificate or other document delivered pursuant to or in connection with this Guaranty shall survive the execution and delivery of this Guaranty or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.
4.07. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS REPRESENT THE COMPLETE AND FINAL AGREEMENT AMONG THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES.
4.08. Partial Invalidity. If at any time any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained in this Guaranty shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
4.09. Captions. The table of contents, captions and section headings appearing in this Guaranty are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.
4.10. Counterparts. This Guaranty may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Guaranty shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart.
4.11. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.
4.12. SUBMISSION TO JURISDICTION. Each of the parties to this Guaranty irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in New York, New York and agrees that any legal action, suit or proceeding arising out of or relating to this Guaranty or any of the other Credit Documents (including, without limitation, any Security Documents) may be brought against such party in any such courts. Final judgment against any party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Section shall affect the right of any party to commence legal proceedings or otherwise sue any other party in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any other party in any manner authorized by the laws of any such jurisdiction. The Guarantors agree that process served either personally or by registered mail shall, to the extent permitted by law, constitutes adequate service of process in any such suit. Each of the parties to this Guaranty irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the United States of America; (d) any immunity which it or its assets may have in respect of its obligations under this Guaranty or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Guaranty or any other Credit Document to post security for the costs of any party or to post a bond or to take similar action.
4.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY SECURITY DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY OTHER CREDIT DOCUMENTS.
4.14. Power of Attorney. Each Guarantor hereunder hereby grants to the Borrower an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Guaranty and each other Credit Document, including execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Guarantor hereby explicitly acknowledges that the Administrative Agent has executed and delivered this Guaranty and each other Credit Document to which it is a party, and has performed its obligations under this Guaranty and each other Credit Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this Section.
4.15. Additional Guarantors. If, pursuant to the terms and conditions of the Credit Agreement, the Borrower shall be required to cause any Person that is not a Guarantor to become a Guarantor hereunder, such Person shall execute and deliver to the Administrative Agent a Joinder Agreement in the form of Annex I and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto with the same force and effect as if originally named as a Guarantor herein.

4.16. No Individual Lender Party Enforcement. By its entry into any Credit Document, each Lender Party agrees that this Guaranty may be enforced only by action of the Administrative Agent upon the instructions of the Required Lenders and that no Lender Party shall have any right individually to seek to enforce or to enforce this Guaranty.
[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Guaranty as of the date first above written.

GUARANTOR(S): FULL HOUSE SUBSIDIARY, INC., a Delaware corporation
BY:
NAME:
TITLE:

FULL HOUSE SUBSIDIARY II, INC., a Nevada corporation
BY:
NAME:
TITLE:

GAMING ENTERTAINMENT (INDIANA), LLC, a Nevada limited liability company
BY:
NAME:
TITLE:

GAMING ENTERTAINMENT (SANTA FE), LLC, a Nevada limited liability company
BY:
NAME:
TITLE:

GAMING ENTERTAINMENT (MONTANA), LLC, a Nevada limited liability company
BY:
NAME:
TITLE:

STOCKMAN’S CASINO, a Nevada corporation
BY:
NAME:
TITLE:

ANNEX I
JOINDER AGREEMENT
(Guaranty Agreement)
This Joinder Agreement (Guaranty Agreement), dated as of  _____,  _____, is delivered pursuant to Section 4.15 of the Guaranty Agreement dated as of [ _______ ], 20__, among FULL HOUSE SUBSIDIARY, INC., a Delaware corporation, FULL HOUSE SUBSIDIARY II, INC., a Nevada corporation, GAMING ENTERTAINMENT (INDIANA), LLC, a Nevada limited liability company, GAMING ENTERTAINMENT (SANTA FE), LLC, a Nevada limited liability company, GAMING ENTERTAINMENT (MONTANA), LLC, a Nevada limited liability company, STOCKMAN’S CASINO, a Nevada corporation and the other entities from time to time party thereto as Guarantors in favor of Wells Fargo Bank, National Association, as administrative agent for the Lenders referred to therein (as amended, restated, supplemented or modified from time to time, the “Guaranty Agreement”). Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Guaranty Agreement.
By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 4.15 of the Guaranty Agreement, hereby becomes a party to the Guaranty Agreement as a Guarantor thereunder with the same force and effect as if originally named as a Guarantor therein.
The undersigned expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to the Borrower.
The undersigned hereby represents and warrants that each of the representations and warranties contained in or incorporated into the Guaranty Agreement applicable to it is true and correct in all material respects on and as the date hereof as if made on and as of such date. This Joinder Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York except that matters concerning the validity and perfection of a security interest shall be governed by the conflict of law rules set forth in the UCC. The undersigned hereby consents to the application of New York civil law to the construction, interpretation and enforcement of this Joinder Agreement, and to the application of New York civil law to the procedural aspects of any suit, action or proceeding relating thereto, including, but not limited to, legal process, execution of judgments and other legal remedies.
This Joinder Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “PDF” or similar electronic format of an executed counterpart of this Joinder Agreement shall be deemed to constitute due and sufficient delivery of such counterpart

In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[Additional Guarantor]
By:
Name:
Title:

ACKNOWLEDGED AND AGREED
as of the date of this Joinder Agreement
first above written.

Wells Fargo Bank, National Association, as Administrative Agent
By:
Name:
Title:

2.

EXHIBIT M
FORM OF SECURITY AGREEMENT
(see attached)

M-1

SECURITY AGREEMENT
THIS SECURITY AGREEMENT, dated as of [                    ], 20__, is entered into by and among FULL HOUSE RESORTS, INC., a Delaware corporation (“Borrower”), FULL HOUSE SUBSIDIARY, INC., a Delaware corporation (“Subsidiary”), FULL HOUSE SUBSIDIARY II, INC., a Nevada corporation (“Subsidiary II”), GAMING ENTERTAINMENT (INDIANA), LLC, a Nevada limited liability company (“Gaming Indiana”), GAMING ENTERTAINMENT (SANTA FE), LLC, a Nevada limited liability company (“Gaming Santa Fe”), GAMING ENTERTAINMENT (MONTANA), LLC, a Nevada limited liability company (“Gaming Montana”), STOCKMAN’S CASINO, a Nevada corporation (“Stockman’s”) and each of the other entities which becomes a party hereto pursuant to Section 10.15 below (each of the foregoing, including the Borrower, Subsidiary, Subsidiary II, Gaming Indiana, Gaming Santa Fe, Gaming Montana and Stockman’s, each a “Grantor” and collectively, the “Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent for the Secured Parties (as defined in the below-described Credit Agreement) (in such capacity, together with any successors and assigns in such capacity, the “Collateral Agent”).
RECITALS
A. Each of the Grantors (other than the Borrower) is a direct or indirect subsidiary of the Borrower.
B. The Borrower entered into a Credit Agreement, dated as of October 29, 2010(as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and Wells Fargo, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent, L/C Issuer and Swing Line Lender, pursuant to which the Administrative Agent and the Lenders agreed to extend loans and other financial accommodations to the Borrower upon the terms and subject to the conditions set forth therein. In addition, certain of the Lender Parties may, from time to time, enter into Lender Rate Contracts with the Borrower.
C. The Lender Parties’ obligations to extend loans and other financial accommodations to the Borrower under the Credit Agreement and the other Credit Documents are subject, among other conditions, to receipt by the Collateral Agent of this Security Agreement duly executed by the Grantors.
D. Each Grantor (other than the Borrower) is or shall become a party to that certain Guaranty Agreement dated as of even date herewith in connection with the Credit Agreement. Each Grantor (other than the Borrower) expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to the Borrower.
AGREEMENT
NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Grantors hereby agrees with the Collateral Agent, for itself and for the benefit of the Secured Parties, as follows:

SECTION 1. Definitions and Interpretation. When used in this Security Agreement, the following terms shall have the following respective meanings:
“Account” means any “account,” as such term is defined in Section 9-102(a)(2) of the UCC (or any other then applicable provision of the UCC) and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by such Grantor or from any other transaction, whether or not the same involves the sale of goods or services by such Grantor (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of any Grantor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of any Grantor’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to any Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by any Grantor (whether or not yet earned by performance on the part of such Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.
“Account Debtor” means any “account debtor,” as such term is defined in Section 9-102(a)(3) of the UCC (or any other then applicable provision of the UCC).
“Casino Bankroll” means only the amount of cash or Cash Equivalents required by the Gaming Laws to satisfy casino minimum bankroll requirements, mandatory game security reserves, allowances for redemption of casino chips and tokens, or payment of winning wagers to gaming patrons, or as otherwise may be required by the Gaming Laws or a directive of the Gaming Board.
“Chattel Paper” means any “chattel paper,” as such term is defined in Section 9-102(a)(11) of the UCC (or any other then applicable provision of the UCC), including, without limitation, electronic chattel paper and tangible chattel paper, in each case, now owned or hereafter acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest.
“Collateral” shall have the meaning assigned to such term in Section 2 below.
“Commercial Tort Claim” means any “commercial tort claim,” as such term is defined in Section 9-102(a)(13) of the UCC (or any other then applicable provision of the UCC).
“Commodity Account” means any “commodity account,” as such term is defined in Section 9-102(a)(14) of the UCC (or any other then applicable provision of the UCC).

2

“Commodity Contract” means any “commodity contract,” as such term is defined in Section 9-102(a)(15) of the UCC (or any other then applicable provision of the UCC).
“Contracts” means all contracts, undertakings, franchise agreements, license agreements or other agreements (but excluding rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.
“Copyrights” means all of the following now owned or hereafter acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country; (iii) any continuations, renewals or extensions thereof; and (iv) any registrations to be issued in any pending applications.
“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by any Grantor.
“Deposit Account” means any “deposit account” as such term is defined in Section 9-102(a)(29) of the UCC (or any other then applicable provision of the UCC), and should include, without limitation, any demand, time, savings passbook or like account, now or hereafter maintained by or for the benefit of any Grantor, or in which any Grantor now holds or hereafter acquires any interest, with a bank, savings and loan association, credit union or like organization (including the Collateral Agent) and all funds and amounts therein, whether or not restricted or designated for a particular purpose.
“Documents” means any “documents,” as such term is defined in Section 9-102(a)(30) of the UCC (or any other then applicable provision of the UCC), now owned or hereafter acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest.
“Electronic Chattel Paper” means any “electronic chattel paper” as such term is defined in Section 9-102(a)(31) of the UCC (or any other then applicable provision of the UCC).
“Equipment” means any “equipment,” as such term is defined in Section 9-102(a)(33) of the UCC (or any other then applicable provision of the UCC), now or hereafter owned or acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all machinery, equipment, fixtures, gaming machines, casino chips, signage, change banks, change bins, slot machine bases furniture, furnishings, trade fixtures, vehicles, trucks, vessels, boilers, engines, masts, spars, rigging, boats, pumps, anchors, cables, chains, tackle, apparel, fittings, mainframe, personal and other computers, terminals and printers and related components and accessories, all copiers, telephonic, video, electronic data-processing, data storage equipment and other equipment of any nature whatsoever, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

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“Excluded Assets” means:
(a) any Equity Securities in [GEM]1 or GED;
(b) any lease, license, contract, property rights or agreement to which any Grantor is a party, any of its rights or interests thereunder to the extent that any applicable term therein prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including any Debtor Relief Laws) or principles of equity);
(c) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed);
(d) casino markers to the extent there is an enforceable legal prohibition in granting a lien on any such marker after giving effect to the UCC of any relevant jurisdiction or any other applicable law; and
(e) any gaming license to the extent a security interest therein cannot be granted without prior written consent of any Gaming Board;
provided, however, “Excluded Assets” shall not include (i) the right to receive distributions, dividends, cash and other property in respect of the Equity Securities of [GEM] or GED and (ii) any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).
“General Intangible” means any “general intangible,” as such term is defined in Section 9-102(a)(42) of the UCC (or any other then applicable provision of the UCC) and, in any event, shall include, without limitation, all right, title and interest which any Grantor may now or hereafter have in or under any Contract, all customer lists, Copyrights, Trademarks, Patents and other Intellectual Property of any kind or nature, including, without limitation, any rights to Intellectual Property, including, without limitation, under or pursuant to any License, all proprietary or confidential information, inventions (whether or not patented or patentable), interests in partnerships, joint ventures and other business associations, permits, books and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, Payment Intangibles, Software, uncertificated securities, cash and other forms of money or currency, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds, all agreements, obligations and liabilities owing to any Grantor and all collateral securing such agreements, obligations and liabilities, and other payments and rights of indemnification.

[1]	Equity Securities of GEM to be included in Excluded Assets only to the extent the NIGC will not issue a declination letter with respect to the Credit Documents if such Equity Securities are included in the Collateral

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“Instruments” means any “instrument,” as such term is defined in Section 9-102(a)(47) of the UCC (or any other then applicable provision of the UCC), now owned or hereafter acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest, including, without limitation, all notes and all other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.
“Intellectual Property” means all intellectual property of any kind or nature, including, without limitation, all Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, Patents, Patent Licenses, trade secrets, mask works, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records.
“Inventory” means any “inventory,” as such term is defined in Section 9-102(a)(48) of the UCC (or any other then applicable provision of the UCC), wherever located, now or hereafter owned or acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of any Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in any Grantor’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to the Collateral Agent from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of any Grantor or is held by any Grantor or by others for any Grantor’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory of any Grantor which may be located on the premises of any Grantor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.
“Investment Property” means any “investment property,” as such term is defined in Section 9-102(a)(49) of the UCC (or any other then applicable provision of the UCC), now owned or hereafter acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest, and shall include, without limitation, all Securities Accounts, Commodity Accounts and Commodity Contracts and all certificated securities (including, without limitation, those listed on Schedule I), uncertificated securities and security entitlements, as each such term is defined in the UCC.
“Letter-of-Credit Right” means “letter-of-credit right,” as such term is defined in Section 9-102(a)(51) of the UCC (or any other then applicable provision of the UCC).
“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by or in which any Grantor now holds or hereafter acquires any interest and any renewals or extensions thereof.
“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by any Grantor.

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“Patents” means all of the following now owned or hereafter acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest: (a) letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.
“Payment Intangible” means “payment intangible,” as such term is defined in Section 9-102(a)(61) of the UCC (or any other then applicable provision of the UCC).
“Pledged Collateral” means, collectively, the notes, the stock, partnership interests, limited liability company interests, and all other Equity Securities of any Grantor (excluding however, any Equity Securities issued by the Borrower), all certificates or other instruments representing any of the foregoing, all security entitlements of any Grantor in respect of any of the foregoing, all dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.
“Proceeds” means “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC (or any other then applicable provision of the UCC), and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to any Grantor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of any Grantor against third parties (i) for past, present or future infringement of any Copyright, Patent, Copyright License or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (e) all certificates, dividends, cash, Instruments and other property received or distributed in respect of or in exchange for any Investment Property, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Secured Obligations” shall mean and include (a) in the case of the Borrower, the Obligations (as defined in the Credit Agreement) and (b) in the case of each other Grantor, all liabilities and obligations, howsoever arising, owed by such Grantor to the Collateral Agent, the Administrative Agent or any other Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, in each case, pursuant to the terms of the Guaranty or any of the other Credit Documents to which such Grantor is a party, including without limitation all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against such Grantor, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by such Grantor hereunder and thereunder.

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“Securities Account” means “securities account,” as such term is defined in Section 8-501(a) of the UCC (or any other then applicable provision of the UCC).
“Security Agreement” means this Security Agreement and all exhibits and schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.
“Software” means “software,” as such term is defined in Section 9-102(a)(75) of the UCC (or any other then applicable provision of the UCC).
“Supporting Obligation” means “supporting obligation,” as such term is defined in Section 9-102(a)(77) of the UCC (or any other then applicable provision of the UCC).
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by any Grantor.
“Trademarks” means any of the following now owned or hereafter acquired by any Grantor or in which any Grantor now holds or hereafter acquires any interest: (a) any and all trademarks, trade names, corporate names, business names, trade dress, service marks, logos, designs, and other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.
“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the creation or attachment, perfection or priority of the Collateral Agent’s or any Lender’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such creation or attachment, perfection of priority and for purposes of definitions related to such provisions.
Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of interpretation set forth in Article I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Security Agreement, apply to this Security Agreement and are hereby incorporated by reference.

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SECTION 2. Grant of Security Interest. Each Grantor hereby assigns, conveys, mortgages, pledges, grants, hypothecates and transfers to the Collateral Agent, for the benefit of the Secured Parties, as security for the full, prompt, complete and final payment when due (whether at stated maturity, by acceleration or otherwise) and prompt performance and observance of all of the Secured Obligations of such Grantor, and in order to induce the Administrative Agent and the other Secured Parties to enter into the Credit Agreement and the other Credit Documents and to make loans and other financial accommodations available to and for the benefit of the Borrower upon the terms and subject to the conditions thereof, a security interest in and to all of such Grantor’s right, title and interest in, to and under each of the following, whether now owned or hereafter acquired by such Grantor or in which such Grantor now holds or hereafter acquires any interest (all of which being hereinafter collectively called the “Collateral”):
(a) All Accounts;
(b) All Chattel Paper;
(c) All Commercial Tort Claims;
(d) All Contracts;
(e) All Deposit Accounts;
(f) All Documents;
(g) All Equipment;
(h) All General Intangibles;
(i) All Instruments;
(j) All Inventory;
(k) All Investment Property;
(l) All Pledged Collateral;
(m) All Letter-of-Credit Rights;
(n) All Supporting Obligations;
(o) All property of such Grantor held by the Collateral Agent, the Administrative Agent or any Lender Party, or any other party for whom the Collateral Agent, the Administrative Agent or any Lender Party is acting as agent hereunder, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to the Collateral Agent, the Administrative Agent, any Lender Party or such other party, for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power;

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(p) All distributions, dividends, cash and other property received or distributed in respect of any Equity Securities in [GEM]2 and GED;
(q) All other goods and personal property of such Grantor whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Grantor and wherever located; and
(r) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing;
provided, however, notwithstanding the foregoing, the Collateral shall not include any Excluded Assets.
SECTION 3. Rights of the Collateral Agent; Collection of Accounts.
(a) The Collateral Agent shall not have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the granting to the Collateral Agent of a security interest therein or the receipt by the Collateral Agent of any payment relating to any Contract pursuant hereto, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
(b) The Collateral Agent authorizes each Grantor to collect the respective Accounts of such Grantor, provided, that the Collateral Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. If required by the Collateral Agent at any time after the occurrence and during the continuation of any Event of Default, any Proceeds, when first collected by a Grantor, received in payment of such Account or in payment for any of its Inventory or on account of any of its Contracts shall be promptly deposited by such Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by the Collateral Agent subject to withdrawal by the Collateral Agent only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by such Grantor for and as the Collateral Agent’s property, and shall not be commingled with such Grantor’s other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Upon the occurrence and during the continuation of any Event of Default, the Collateral Agent may, in its sole discretion, apply all or a part of the funds on deposit in said special account to the principal of or interest on or both in respect of any of the Secured Obligations in accordance with the provisions of Section 7(g), below, and any part of such funds which the Collateral Agent elects not to so apply and deems not required to be held by the

[2]	See Footnote 1

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Collateral Agent as collateral security for the Secured Obligations shall be paid over from time to time by the Collateral Agent to the Grantors. If an Event of Default has occurred and is continuing, at the request of the Collateral Agent, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the sale and delivery of such Inventory and each Grantor shall deliver all original and other documents evidencing and relating to, the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.
(c) The Collateral Agent may at any time, upon the occurrence and during the continuation of any Event of Default, without notice to or consent from any Grantor, notify Account Debtors of any Grantor, parties to the Contracts of any Grantor, obligors in respect of Instruments of any Grantor and obligors in respect of Chattel Paper of any Grantor that the Accounts and the right, title and interest of any Grantor in and under such Contracts, Instruments, and Chattel Paper have been assigned to the Collateral Agent, and that payments shall be made directly to the Collateral Agent. Upon the request of the Collateral Agent, each Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, in its name, or in the name of others communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to the Collateral Agent’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.
SECTION 4. Representations and Warranties. Each Grantor hereby represents and warrants to the Collateral Agent, the Administrative Agent and the Lender Parties that:
(a) Such Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and merchantable title or rights thereto free and clear of any and all Liens, except for Permitted Liens.
(b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by such Grantor in favor of the Collateral Agent pursuant to this Security Agreement or such as relate to other Permitted Liens.
(c) The execution and delivery of this Security Agreement creates a legal and valid security interest on and in all of the Collateral in which such Grantor now has rights and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, the Collateral Agent has a fully perfected first priority security interest in all of the Collateral in which such Grantor now has rights subject only to Permitted Liens. This Security Agreement will create a legal and valid and fully perfected first priority security interest in the Collateral in which such Grantor later acquires rights, when such Grantor acquires those rights, subject only to Permitted Liens.

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(d) Each Grantor’s exact legal name is set forth on Schedule VI attached hereto or as otherwise set forth in a written notice given to the Collateral Agent pursuant to Section 5.11 below. Each Grantor was formed under the laws of jurisdiction of its formation as set forth on Schedule VI attached hereto or as otherwise set forth in a written notice given to the Collateral Agent pursuant to Section 5.11 below. Each Grantor’s chief executive office, principal place of business, and the place where each Grantor maintains records concerning the Collateral are set forth on Schedule VI attached hereto or at such other location(s) set forth in a written notice given to the Collateral Agent pursuant to this subsection (d). The Collateral, other than Deposit Accounts, Investment Property held in Securities Accounts or Commodity Accounts and Collateral in the Collateral Agent’s possession, is presently located at the location(s) set forth on Schedule VI attached hereto or at such other location(s) set forth in a written notice given to the Collateral Agent pursuant to this subsection (d). No Grantor shall change such chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of such Grantor’s business and in connection with sales, transfers and dispositions permitted under Section 5.02(c) of the Credit Agreement, the Collateral or the records concerning the Collateral from those premises without prior written notice to the Collateral Agent.
(e) Schedule I (as supplemented from time to time by the Grantors in a supplement delivered pursuant to this subsection (e)) sets forth, as of the Closing Date and as of each date by which this subsection (e) requires any supplement to be delivered by the Grantors, all Collateral with respect to which a security interest may be perfected by the secured party’s taking possession thereof, including, without limitation, all Chattel Paper, Instruments and certificated securities. As of the Closing Date and as of each date by which this subsection (e) requires any supplement to Schedule I to be delivered by the Grantors, all action necessary to protect and perfect such security interest in each item set forth on Schedule I (as supplemented from time to time by the Grantors in a supplement delivered pursuant to this subsection (e)), including, without limitation, the delivery to the Collateral Agent of all originals of all Chattel Paper, Instruments and certificated securities and all necessary stock powers, endorsements, assignments and other instruments of transfer, has been taken. Schedule II (as supplemented from time to time by the Grantors in a supplement delivered pursuant to this subsection (e)) sets forth, as of the Closing Date and as of each date by which this subsection (e) requires any supplement to be delivered by the Grantors, all Letter-of-Credit Rights and Commercial Torts Claims of each Grantor. The security interest of the Collateral Agent in the Collateral is prior in right and interest to all other liens, other than Permitted Liens, and is enforceable as such against creditors of and purchasers from such Grantor. Each Grantor shall supplement Schedule I and Schedule II from time to time within twenty (20) Business Days after obtaining any additional Chattel Paper, Instruments, certificated securities, Letter-of-Credit Rights or Commercial Tort Claims, as applicable.
(f) Schedule III (as supplemented from time to time by the Grantors in a supplement delivered pursuant to this subsection (f)) sets forth, as of the Closing Date and as of each date by which this subsection (f) requires any supplement to be delivered by the Grantors, the names and addresses of all financial institutions at which each Grantor maintains its Deposit Accounts and the account numbers and account names of such Deposit Accounts. Each Grantor shall supplement Schedule III from time to time within twenty (20) Business Days after opening any additional Deposit Account or closing or changing the account number or account name on any existing Deposit Account.

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(g) Schedule IV (as supplemented from time to time by the Grantors in a supplement delivered pursuant to this subsection (g)) sets forth, as of the Closing Date and as of each date by which this subsection (g) requires any supplement to be delivered by the Grantors, the names and addresses of all institutions at which each Grantor maintains its Securities Accounts and the account numbers and account names of such Securities Accounts. Each Grantor shall supplement Schedule IV from time to time within twenty (20) Business Days after opening any additional Securities Account or closing or changing the account number or account name on any existing Securities Account.
(h) Schedule V (as supplemented from time to time by the Grantors in a supplement delivered pursuant to this subsection (h)) sets forth, as of the Closing Date and as of each date by which this subsection (h) requires any supplement to be delivered by the Grantors, the names and addresses of all institutions at which each Grantor maintains its Commodity Accounts and the account numbers and account names of such Commodity Accounts. Each Grantor shall supplement Schedule V from time to time within twenty (20) Business Days after opening any additional Commodity Account or closing or changing the account number or account name on any existing Commodity Account.
(i) All material Copyright Licenses, Patent Licenses and Trademark Licenses and all registered Copyrights, Patents and Trademarks which constitute Collateral, and applications and registrations for Copyrights, Patents and Trademarks owned, held or in which the Grantors otherwise have any rights which constitute Collateral are listed on Schedule VII. No later than the last day of each fiscal quarter, beginning with the fiscal quarter ending [                    ], 20__, (i) the Grantors shall amend Schedule VII to reflect any additions to or deletions of Patents (including applications and registrations), Trademarks (including applications and registrations) or Copyrights (including applications and registrations) (whether filed by Grantor or acquired) from this list and (ii) the Grantors shall execute and deliver to the Collateral Agent additional short form documentation in form and substance reasonably satisfactory to the Collateral Agent to be filed in the United States Copyright Office or the United States Patent and Trademark Office as the Collateral Agent may reasonably require from time to time.
(j) No Copyrights, Patents or Trademarks listed on Schedule VII which are of material value or utility to the Grantors have been adjudged invalid or enforceable or have been canceled, in whole or in part, or are not presently subsisting.
(k) None of the Patents, Trademarks or Copyrights has been licensed to any third party, except for Licenses issued in the ordinary course of the Grantors’ business to enable the Grantors to conduct their business.
(l) As of the Closing Date and as of each date by which Section 4(e) requires any supplement to Schedule I to be delivered by the Grantors, such Grantor has delivered to Collateral Agent all of the Equity Securities pledged to the Collateral Agent by such Grantor under Section 2 above free and clear of any adverse claim, as defined in Section 8-102(a)(1) of the UCC (or any other then applicable provision of the UCC), except for the Lien created in favor of the Collateral Agent by this Security Agreement and the other Credit Documents.

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(m) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or any other Person is required for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement, except (i) as may be required by Gaming Laws or (ii) in connection with a disposition of the Investment Property as may be required by governmental rules affecting the offering and sale of securities generally.
(n) Each Grantor has delivered to the Collateral Agent, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all stock certificates, instruments, notes, other certificated securities, other Collateral and all certificates, instruments and other writings evidencing the same, in each case relating to Equity Securities and Instruments required to be pledged hereunder.
(o) All shares of the pledged Equity Securities set forth on Schedule I (as supplemented from time to time by the Grantors in a supplement delivered pursuant to subsection (e) above) are duly authorized and validly issued, fully paid, and non-assessable. Schedule I (as supplemented from time to time by the Grantors in a supplement delivered pursuant to subsection (e) above) sets forth, as of the Closing Date and as of each date by which such subsection (e) requires any supplement to be delivered by the Grantors, sets forth a true, complete and accurate list of all shares of stock issued by each Grantor’s Subsidiaries and all other securities owned by such Grantor.
SECTION 5. Covenants. Each Grantor covenants and agrees with the Collateral Agent that from and after the date of this Security Agreement and until the Secured Obligations have been completely and finally paid in full (other than contingent indemnification obligations and Obligations in respect of Lender Rate Contracts):
5.1 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (a) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to the Collateral Agent in any Contract held by any Grantor or in which any Grantor has any rights not heretofore assigned, (b) filing any financing statements, amendments or continuation statements under the UCC with respect to the security interests granted hereby, (c) filing or cooperating with the Collateral Agent in filing any forms or other documents required to be filed with the United States Patent and Trademark Office, the United States Copyright Office or any filings in any foreign jurisdiction or under any international treaty, required to secure or protect the Collateral Agent’s interest in the Collateral, (d) transferring Collateral to the Collateral Agent’s possession (if a security interest in such Collateral can be perfected and free from an adverse claim only by possession), (e) filing financing statements as consignor pursuant to Section 9-505 of the UCC (or any other then applicable provision of the UCC) in such jurisdictions as any Grantor maintains Inventory on consignment, (f) placing the interest of the Collateral Agent as lienholder on the certificate of title (or other evidence of ownership ) of any vehicle that constitutes Collateral owned by any Grantor or in or with respect to which any

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Grantor holds a beneficial interest, (g) using its commercially reasonable efforts to obtain waivers of liens from landlords and mortgagees as required pursuant to the Credit Agreement, (h) obtaining written acknowledgements from consignees, warehouse and other bailees of the prior lien of the Collateral Agent in and to the Collateral and that such third party is holding possession of the Collateral for the benefit of the Collateral Agent to the extent provided in such written acknowledgement, (i) executing supplements to this Security Agreement in form and substance reasonably satisfactory to the Collateral Agent necessary to identify and grant to the Collateral Agent a security interest in any Commercial Tort Claims acquired by such Grantor, and (j) assisting the Collateral Agent in obtaining control under the UCC with respect to any Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. Each Grantor also hereby authorizes the Collateral Agent, to the extent not prohibited by applicable law, to file any such financing statement, amendment or continuation statement (including consignment filings) without the signatures of such Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of any Grantor’s business, shall be duly endorsed in a manner satisfactory to the Collateral Agent and delivered to the Collateral Agent promptly upon any Grantor’s receipt thereof.
5.2 Maintenance of Records. Each Grantor shall keep and maintain at such Grantor’s own cost and expense accurate and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Each Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. If requested by the Collateral Agent, all Chattel Paper shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Wells Fargo Bank, National Association, as Collateral Agent, created by that certain Security Agreement, dated as of [                    ], 20 __ , in favor of Wells Fargo Bank, National Association, as Collateral Agent, as the same may thereafter from time to time be amended, modified, supplemented or restated.”
5.3 Indemnification. In any suit, proceeding or action brought by or against the Collateral Agent or any Lender relating to any Collateral, including, without limitation, any Account, Chattel Paper, Contract, General Intangible, Instrument or Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument or Document, each Grantor shall jointly and severally save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from any Grantor, except to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been caused by the gross negligence, bad faith or willful misconduct of the Collateral Agent, and all such obligations of the Grantors shall be and remain enforceable against and only against the Grantors and shall not be enforceable against the Collateral Agent.

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5.4 Compliance With Terms of Accounts, Etc. In all material respects, each Grantor shall perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts, Documents, Instruments and Licenses and all other agreements to which it is a party or by which it is bound; provided, however, that each Grantor may suspend its performance thereunder in the event of a material breach of any such obligations by third parties.
5.5 Limitation on Liens on Collateral. No Grantor shall create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien on the Collateral, except the Permitted Liens. Each Grantor shall, jointly and severally, further defend the right, title and interest of the Collateral Agent in and to any of any Grantor’s rights under the Chattel Paper, Contracts, Documents, General Intangibles, Instruments and Investment Property and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.
5.6 Limitations on Modifications of Accounts, Etc. Upon the occurrence and during the continuation of any Event of Default, no Grantor shall, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of such Grantor’s business..
5.7 Maintenance of Insurance. Each Grantor shall maintain, with financially sound and reputable companies, the insurance policies with coverage provisions as set forth in Section 5.01(d) of the Credit Agreement.
5.8 Taxes, Assessments, Etc. Each Grantor shall pay promptly prior to delinquency all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Equipment or Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.
5.9 Limitations on Disposition. Each Grantor shall keep the Collateral separate and identifiable from other property located on the same premises as the Collateral and no Grantor shall sell, lease, license outside the ordinary course of its business, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except as permitted by Section 5.02(c) of the Credit Agreement.
5.10 Further Identification of Collateral. Each Grantor shall, if so requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent shall reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

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5.11 Notices. Each Grantor shall advise the Collateral Agent promptly, in reasonable detail, of (a) any material Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral, (b) any material change in the composition of the Collateral and (c) the occurrence of any other event which could reasonably be expected to result in a Material Adverse Effect with respect to the Collateral or on the security interest created hereunder.
5.12 Right of Inspection and Audit. Each Grantor shall permit the Collateral Agent such rights of inspection and audit as provided in the Credit Agreement, subject to applicable Gaming Laws. In addition, upon reasonable notice to a Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Collateral Agent and its agents and representatives shall also have the right during such Grantor’s ordinary business hours, to enter into and upon any premises of such Grantor where any of the Equipment or Inventory is located for the purpose of conducting audits and making physical verifications of such Equipment and Inventory and test verifications of the Accounts in any manner and through any medium that it considers advisable, and each Grantor agrees to furnish all such assistance and information as the Collateral Agent may require in connection therewith.
5.13 Maintenance of Facilities. Each Grantor shall maintain and protect its properties, assets and facilities, including, without limitation, its Equipment in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all needful and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices, provided that each Grantor shall be permitted to dispose of damaged, worn-out or obsolete equipment in the ordinary course of its business for not less than fair market value, if any.
5.14 Continuous Perfection. No Grantor shall change its name, identity or corporate structure in any manner unless such Grantor shall have given the Collateral Agent at least thirty (30) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Collateral Agent to amend such financing statement or continuation statement so that it is not seriously misleading.
5.15 Intellectual Property.
(a) The Grantors shall notify the Collateral Agent promptly and not later than by the next calendar quarter if the Grantors know or have reason to know that any application or registration relating to any Copyright, Patent or Trademark may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court) regarding the Grantors’ ownership or license of any Copyright, Patent or Trademark or the right of the Grantors to register or keep and maintain the same.
(b) The Grantors shall take all commercially reasonable steps to prevent any misuse, infringement, invalidation, misappropriation, unauthorized use or abandonment of its Copyrights, Patents, Trademarks or other Intellectual Property, whether owned or licensed. The Grantors’ efforts pursuant to this Section 5.15 shall include, but not be

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limited to: (i) establishing prudent security measures and procedures governing access to, and use of, property protected by such Copyrights, Trademarks or Patents or of Intellectual Property owned or licensed by the Grantors or developed by any Person on behalf of the Grantors; (ii) establishing and maintaining in force any agreements with employees and consultants or any written terms of employment, as are customarily used in the Grantors’ industry for the protection of similar intellectual property; and (iii) reasonable enforcement of the Grantors’ rights in any Intellectual Property.
(c) If any Grantor shall (a) obtain rights to any new patentable inventions, any registered Copyrights or any Patents or Trademarks or (b) become entitled to the benefit of any registered Copyrights or any Patents or Trademarks or any improvement on any Patent, the provisions of this Security Agreement shall automatically apply thereto. To the extent commercially reasonable and material to the operations of the business of the Grantors, each Grantor shall have the duty (i) to prosecute diligently any patent, trademark or service mark applications pending with respect to such Grantor as of the date hereof or hereafter, (ii) to make application on unpatented but patentable inventions and on trademarks, copyrights and service marks, as appropriate, (iii) to preserve and maintain all rights in the Copyrights, Patents and Trademarks and (iv) to ensure that the Copyrights, Patents and Trademarks are and remain enforceable, subject to the limitations of applicable law. To the extent commercially reasonable and material to the operations of the business of the Grantors, each Grantor shall have the duty (w) to prosecute diligently any patent pending with respect to such Grantor as of the date hereof or hereafter, (x) to make application on unpatented but patentable inventions and on Copyrights, as appropriate, (y) to preserve and maintain all rights in the Copyrights and Patents and (z) to ensure that the Copyrights and Patents are and remain enforceable, subject to the limitations of applicable law except for where the failure to do so could not be expected to result in a Material Adverse Effect. In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office, any Copyright with the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof unless it promptly informs the Collateral Agent no later than the next calendar quarter and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Copyright, Patent or Trademark, including, without limitation, with respect to Trademarks, the goodwill of such Grantor, relating thereto or represented thereby. Any expenses incurred in connection with the Grantors’ obligations under this Section 5.15 shall be borne by the Grantors. To the extent commercially reasonable and material to the operations of the business of the Grantors, no Grantor shall abandon any right to file a patent, trademark or service mark application, or abandon any pending patent, application or any other Copyright, Patent or Trademark, without the written consent of the Collateral Agent, which consent shall not be unreasonably withheld.
(d) To the extent commercially reasonable, the Grantors shall (i) promptly make application to register any copyrightable or patentable property or trade name or trademark of the Grantors, including the most recent version of the Grantors’ existing Copyrights, if not so already registered; and (ii) take all necessary action to maintain and pursue each such application (and to obtain the relevant registration) and to maintain the registration of each of such Copyrights, Patents and Trademarks, including, without limitation, the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

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(e) In the event that any Copyright, Patent or Trademark is infringed, misappropriated or diluted by a third party, the Grantors shall notify the Collateral Agent promptly after the Grantors learn thereof but not later than the next calendar quarter and shall, unless the Grantors shall reasonably determine that such Copyright, Patent or Trademark is not material or that the costs of any pursuit of action are reasonably likely to outweigh the benefits obtained, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution and take such actions as the Grantors shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.
5.16 Authorizations with Respect to Financing Statements, etc. Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as “all assets” of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, without limitation, (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating any Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to promptly furnish any such information that the Collateral Agent may reasonably request. Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
5.17 No Reincorporation. No Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of the Collateral Agent.
5.18 Terminations and Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement relating to any security interest granted hereunder without the prior written consent of the Collateral Agent and agrees that it will not do so without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.
5.19 Pledged Collateral.
(a) Each Grantor shall deliver to the Collateral Agent all certificates or Instruments representing or evidencing any Pledged Collateral, whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment

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in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, subject to applicable Gaming Laws, at any time in its discretion and after the occurrence and during the continuation of an Event of Default without prior notice to any Grantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.
(b) Except as provided in Section 7, each Grantor shall be entitled to receive all cash dividends and cash distributions paid in respect of the Pledged Collateral to the extent permitted to be paid by the Credit Agreement (other than liquidating or distributing dividends or distributions) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations of such Grantor. If any sums of money or property so paid or distributed pursuant to the immediately preceding sentence in respect of any of the Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations of such Grantor. In the case of each Grantor which is an issuer of Pledged Collateral, such Grantor agrees (i) to direct all distributions made in respect of such Pledged Collateral to the Collateral Agent upon the written direction of the Collateral Agent sent after the occurrence and during the continuance of an Event of Default and (ii) to comply with instructions originated by the Collateral Agent with respect to such Pledged Collateral after the occurrence and during the continuance of an Event of Default.
(c) Except as provided in Section 7 and subject to applicable Gaming Laws, such Grantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would (i) be inconsistent with or result in any violation of any provision of the Credit Agreement, this Security Agreement, any other Credit Document or would adversely affect the Collateral Agent’s Lien on such Pledged Collateral or its remedies with respect thereto or (ii) without prior notice to the Collateral Agent, permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.
(d) No Grantor shall grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Collateral Agent.

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(e) In the case of each Grantor which is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Security Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it and consents to such pledge of such Pledged Collateral. In the case of each Grantor which is a partner in a partnership, such Grantor hereby consents to the extent required by the applicable partnership agreement (i) to the pledge by each other Grantor, pursuant to the terms hereof, of the pledged partnership interests in such partnership and (ii) to the transfer of such pledged partnership interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner in such partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor which is a member of a limited liability company, such Grantor hereby consents to the extent required by the applicable limited liability company agreement (i) to the pledge by each other Grantor, pursuant to the terms hereof, of the pledged limited liability company interests in such limited liability company and (ii) to the transfer of such pledged limited liability company interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted member of the limited liability company with all the rights, powers and duties of a member of the limited liability company in question.
(f) No Grantor shall agree to any provision in, or amendment of, a limited liability company agreement or partnership agreement that adversely affects the perfection of the security interest of the Collateral Agent in any pledged partnership interests or pledged limited liability company interests pledged by such Grantor hereunder, including electing to treat the membership interest or partnership interest of such Grantor as a security under Section 8-103 of the UCC.
SECTION 6. The Collateral Agent’s Appointment as Attorney-in-Fact.
(a) Subject to Section 6(b) below, each Grantor hereby irrevocably constitutes and appoints the Collateral Agent, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time at the Collateral Agent’s discretion, for the purpose of carrying out the terms of this Security Agreement, subject to applicable Gaming Laws, to take all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following:
(i) subject to applicable Gaming Laws, to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of such Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

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(ii) to pay or discharge any liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of the Collateral Agent and not any Grantor;
(iii) subject to applicable Gaming Laws, to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Grantors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against any Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (7) license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent or Trademark throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its discretion determine and (8) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and the Grantors’ expense, at any time, or from time to time, all acts and things which the Collateral Agent may reasonably deem necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantors might do; and
(iv) to execute and deliver any and all such further instruments and documents and take such further action that are required of such Grantor by Section 5.1 above.
(b) The Collateral Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to the Collateral Agent pursuant to this Section 6. Each Grantor hereby ratifies, to the extent not prohibited by applicable law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely paid in full or this Security Agreement is terminated and the security interests created hereby are released.
(c) The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall have no duty as to any Collateral, including any responsibility for (i) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral or (ii) ascertaining or taking

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action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters. Without limiting the generality of the preceding sentence, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default. Failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Grantors for any act or failure to act, except for its own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(d) Subject to applicable Gaming Laws, each Grantor also authorizes the Collateral Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of any Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in Section 7, below, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
(e) If any Grantor fails to perform or comply with any of its agreements contained herein and the Collateral Agent, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a per annum rate equal to the Default Rate shall be payable by the Grantors to the Collateral Agent promptly following demand and shall constitute Secured Obligations secured hereby.
Each Grantor hereby ratifies all that the Collateral Agent as its attorney-in-fact shall do or cause to be done by virtue of this Security Agreement. In furtherance of the powers granted in this Section 6, each Grantor shall execute and deliver to Collateral Agent a Special Power of Attorney in the form of Attachment 1 hereto.
SECTION 7. Rights and Remedies Upon Default.
(a) If any Event of Default shall occur and be continuing, the Collateral Agent may exercise, but only in accordance with applicable Gaming Laws, in addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Credit Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under applicable law, including, without limitation, the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantors or any other

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person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent not prohibited by the UCC and other applicable law), shall have the right to collect the Proceeds from all Collateral (including, without limitation, dividends or distributions on Pledged Collateral) and may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, ship, advertise for sale or lease and sell or lease (in the manner provided for herein) the Collateral, and in connection with liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any trademark, trade name, trade style, copyright, or process used or owned by any Grantor; (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the Collateral Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and (iii) exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of securities pledged hereunder, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. The Secured Parties acknowledge that to the extent the Collateral Agent exercises any rights and remedies in respect of any casino of any Grantor, if the Secured Parties desire for such Grantor to continue gaming operations at such casino, the Secured Parties will need to permit such Grantor to maintain the Casino Bankroll applicable to such casino. Each Grantor authorizes the Collateral Agent, on the terms set forth in this Section 7, to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which, in the reasonable opinion of the Collateral Agent, appears to be prior or superior to its security interest. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent not prohibited by applicable law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title, which procedures shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at any Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 7(g), below, and Grantors shall remain liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the

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Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-608(a)(1)(C) of the UCC (or any other then applicable provision of the UCC), need the Collateral Agent account for the surplus, if any, to the Grantors. To the maximum extent not prohibited by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent arising out of the repossession, retention or sale of the Collateral except such as are determined by a final, non-appealable judgment of a court of competent jurisdiction to arise out of the gross negligence or willful misconduct of the Collateral Agent. Each Grantor agrees that the Collateral Agent need not give more than ten (10) days’ prior written notice (which notification shall be deemed given in accordance with the Credit Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Collateral Agent and the Secured Parties are entitled, and Grantors shall also be liable for attorneys’ fees or costs of any attorneys employed by the Collateral Agent to collect such deficiency.
(b) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when the Collateral Agent shall determine, subject to applicable Gaming Laws, to exercise its right to sell the whole or any part of such Collateral, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the “Act”), the Collateral Agent may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable, but subject to the other requirements of this Section 7(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Collateral Agent may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 7(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Collateral Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including, without limitation, a sale at auction) be conducted subject to such restrictions as the Collateral Agent may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws. In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent

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an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) after the occurrence and during the continuance of an Event of Default and which proxy shall terminate upon the earlier of the payment in full of the Secured Obligations or the cure of the Event of Default. Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Collateral Agent in compliance with any such instructions.
(c) Each Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to any Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
(d) Each Grantor also agrees to pay all fees, costs and expenses of the Collateral Agent, including, without limitation, attorneys’ fees and costs, incurred in connection with the enforcement of any of its rights and remedies hereunder.
(e) Except as otherwise provided in the Credit Documents, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent not prohibited by applicable law) of any kind in connection with this Security Agreement or any Collateral.
(f) Each Grantor agrees that a breach of any covenants contained in this Section 7 will cause irreparable injury to the Collateral Agent, that in such event the Collateral Agent and would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this Section 7 shall be specifically enforceable against the Grantors, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.

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(g) The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Collateral Agent as set forth in Section 6.02 of the Credit Agreement.
(h) For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent a nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors during the existence of an Event of Default) to use, license or sublicense any of the Collateral (as defined herein) and the “Collateral” (as such term is defined in the Intellectual Property Security Agreement) now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, except to the extent that such license may not be granted as a result of an exclusive license arrangement. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, after the occurrence and during the continuation of an Event of Default; provided that any license or sublicense entered into by the Collateral Agent with a Person other than a Secured Party in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
SECTION 8. Limitation on the Collateral Agent’s Duty in Respect of Collateral. The Collateral Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9-207 of the UCC (or any other then applicable provision of the UCC).
SECTION 9. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
SECTION 10. Miscellaneous.
10.1 Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon the Grantors (which shall be sent care of the Borrower) or the Collateral Agent (which shall be sent care of the Administrative Agent) under this Security Agreement shall be given as provided in Section 8.01 of the Credit Agreement.

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10.2 Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.
10.3 Headings. The section headings and captions appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.
10.4 No Waiver; Cumulative Remedies.
(a) The Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder or under the Credit Agreement or the other Credit Documents, nor shall any single or partial exercise of any right or remedy hereunder or thereunder on any one or more occasions preclude the further exercise thereof or the exercise of any other right or remedy under any of the Credit Documents.
(b) The rights and remedies hereunder provided or provided under the Credit Agreement or the other Credit Documents are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or by any of the other Credit Documents.
(c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by each Grantor and the Collateral Agent. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.
10.5 Time is of the Essence. Time is of the essence for the performance of each of the terms and provisions of this Security Agreement.
10.6 Termination of this Security Agreement. Subject to Section 9, above, this Security Agreement shall terminate upon the full, complete and final payment of the Secured Obligations and the termination of the lending commitments under the Credit Documents (except in each case other than contingent indemnification obligations and Obligations in respect of Lender Rate Contracts).
10.7 Successors and Assigns. This Security Agreement and all obligations of the Grantors hereunder shall be binding upon the successors and assigns of the Grantors, and shall, together with the rights and remedies of the Collateral Agent hereunder, inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor may assign or transfer any of its rights or obligations hereunder unless expressly permitted by the Credit Agreement. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest created herein and granted to the Collateral Agent hereunder. Any assignment or transfer in violation of the foregoing shall be null and void.

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10.8 Further Indemnification. Each Grantor, jointly and severally, agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.
10.9 Amendments, Etc. The Collateral Agent and each Grantor hereby acknowledge and agree that the waiver, amendment and other provisions in Section 8.04 of the Credit Agreement apply to this Security Agreement as to the Grantors and are incorporated herein as though set forth in full.
10.10 ENTIRE AGREEMENT. THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE COMPLETE AND FINAL AGREEMENT AMONG THE GRANTORS, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE GRANTORS, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES.
10.11 Governing Law. This Security Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York except that matters concerning the validity and perfection of a security interest shall be governed by the conflict of law rules set forth in the UCC. Each Grantor hereby consents to the application of New York civil law to the construction, interpretation and enforcement of this Security Agreement, and to the application of New York civil law to the procedural aspects of any suit, action or proceeding relating thereto, including, but not limited to, legal process, execution of judgments and other legal remedies.
10.12 Counterparts. This Security Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “PDF” or similar electronic format of an executed counterpart of this Security Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.
10.13 Payments Free of Taxes, Etc. All payments made by the Grantors under this Security Agreement shall be made by the Grantors free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings (except as otherwise provided in the Credit Agreement). In addition, the Grantors shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request

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by the Collateral Agent, the Grantors shall furnish evidence reasonably satisfactory to the Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.
10.14 The Grantors’ Continuing Liability. Notwithstanding any provision of this Security Agreement or any other Credit Document or any exercise by the Collateral Agent of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) each Grantor shall remain liable to perform its obligations and duties in connection with the Collateral and (ii) none of the Secured Parties shall assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of the Grantors’ rights in connection with the Collateral.
10.15 Additional Grantors. If, after the date hereof, pursuant to the terms and conditions of the Credit Agreement, any Grantor shall be required to cause any Subsidiary, or other Person to become a party hereto, such Grantor shall cause such Person to execute and deliver to the Collateral Agent a Joinder Agreement in the form of Annex I and such Person shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date and shall be deemed to have assigned, conveyed, mortgaged, pledged, granted, hypothecated and transferred to the Collateral Agent, for the benefit of the Secured Parties, the security interest described in such Joinder Agreement and Section 2 hereof.
10.16 Additional Provisions. The Collateral Agent and the Borrower hereby acknowledges and agrees that the jury trial waiver, consent to jurisdiction and other provisions in Sections 8.09 and 8.12 of the Credit Agreement apply to this Security Agreement as to such Borrower and are incorporated herein as though set forth in full. The Collateral Agent and each Grantor that is a Guarantor hereby acknowledges and agrees that the jury trial waiver, consent to jurisdiction and other provisions in Sections 4.12 and 4.13 of the Guaranty apply to this Security Agreement as to the Guarantors and are incorporated herein as though set forth in full.
10.17 Application of Gaming Laws. The parties hereto confirm that Section 7.12 of the Credit Agreement is applicable to the Security Agreement and the other Credit Documents.
[This Space Intentionally Left Blank]

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IN WITNESS WHEREOF, the Grantors and the Collateral Agent have caused this Security Agreement to be executed as of the day and year first above written.

GRANTORS: FULL HOUSE RESORTS, INC., a Delaware corporation
By:
Name:
Title:

FULL HOUSE SUBSIDIARY, INC., a Delaware corporation
By:
Name:
Title:

FULL HOUSE SUBSIDIARY II, INC., a Nevada corporation
By:
Name:
Title:

GAMING ENTERTAINMENT (INDIANA), LLC, a Nevada limited liability company
By:
Name:
Title:

[Signature Page to Security Agreement-Full House]

GAMING ENTERTAINMENT (SANTA FE), LLC, a Nevada limited liability company
By:
Name:
Title:

GAMING ENTERTAINMENT (MONTANA), LLC, a Nevada limited liability company
By:
Name:
Title:

STOCKMAN’S CASINO, a Nevada corporation
By:
Name:
Title:

[Signature Page to Security Agreement-Full House]

COLLATERAL AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

[Signature Page to Security Agreement-Full House]

SCHEDULE I
COLLATERAL FOR PERFECTION BY POSSESSION
1. [INTERCOMPANY NOTES]
2. [NOTE(S) EVIDENCING ANY OTHER LOAN(S)]
[TO COME]
SCHEDULE I

SCHEDULE II
LETTER-OF-CREDIT RIGHTS AND COMMERCIAL TORT CLAIMS
LETTER-OF-CREDIT RIGHTS
[Borrower to provide]
COMMERCIAL TORT CLAIMS
[Borrower to provide]
SCHEDULE II

SCHEDULE III
DEPOSIT ACCOUNTS

Depository Bank	Type of Account	Account Number	Bank Address

SCHEDULE III

SCHEDULE IV
SECURITIES ACCOUNTS

Securities
Securities			Intermediary
Intermediary	Type of Account	Account Number	Address

SCHEDULE IV

SCHEDULE V
COMMODITY ACCOUNTS

Commodity
Commodity			Intermediary
Intermediary	Type of Account	Account Number	Address

SCHEDULE V

SCHEDULE VI
LEGAL NAME; JURISDICTION OF FORMATION; BOOKS AND RECORDS;
LOCATION OF COLLATERAL

Chief Executive
Office; Principal
Place of Business;
	Jurisdiction of	Location of Books	Other Collateral
Legal Name	Formation	and Records	Locations

SCHEDULE VI

SCHEDULE VII
INTELLECTUAL PROPERTY
SCHEDULE VII

ANNEX I
JOINDER AGREEMENT
This Joinder Agreement, dated as of                     ,           , is delivered pursuant to Section 10.15 of the Security Agreement, dated as of [                    ] (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among FULL HOUSE RESORTS, INC., a Delaware corporation (“Borrower” or “Full House”), FULL HOUSE SUBSIDIARY, INC., a Delaware corporation (“Subsidiary”), FULL HOUSE SUBSIDIARY II, INC., a Nevada corporation (“Subsidiary II”), GAMING ENTERTAINMENT (INDIANA), LLC, a Nevada limited liability company (“Gaming Indiana”), GAMING ENTERTAINMENT (SANTA FE), LLC, a Nevada limited liability company (“Gaming Santa Fe”), GAMING ENTERTAINMENT (MONTANA), LLC, a Nevada limited liability company (“Gaming Montana”), STOCKMAN’S CASINO INC., a Nevada corporation (“Stockman’s”), each of the other entities which becomes a party to the Security Agreement pursuant to Section 10.15 of the Security Agreement (each of the foregoing, including the Borrower, Subsidiary, Subsidiary II, Gaming Indiana, Gaming Santa Fe, Gaming Montana and Stockman’s, each a “Grantor” and collectively, the “Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent for the Secured Parties (as defined in the Credit Agreement) (in such capacity, together with any successors and assigns in such capacity, the “Collateral Agent”). Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Security Agreement.
By executing and delivering this Joinder Agreement, the undersigned hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as security for the full, prompt, complete and final payment when due (whether at stated maturity, by acceleration or otherwise) and prompt performance and observance of all the Secured Obligations of the undersigned, the undersigned hereby assigns, conveys, mortgages, pledges, grants, hypothecates and transfers to the Collateral Agent, for itself and for the benefit of the Secured Parties, a security interest in and to all of the undersigned’s right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired by the undersigned or in which the undersigned now holds or hereafter acquires any interest and expressly assumes all obligations and liabilities of a Grantor thereunder. From and after the date hereof, the undersigned shall for all purposes be a party to the Security Agreement and shall have the same rights, benefits and obligations as a Grantor party thereto.
The information set forth in Annex I-A is hereby added to the information set forth in Schedules I through VI to the Security Agreement.
The undersigned hereby represents and warrants that each of the representations and warranties contained in the Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, if a representation and warranty is qualified as to materiality, the materiality qualifier shall be disregarded with respect to such representation and warranty.

ANNEX I-1

This Joinder Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York except that matters concerning the validity and perfection of a security interest shall be governed by the conflict of law rules set forth in the UCC. The undersigned hereby consents to the application of New York civil law to the construction, interpretation and enforcement of this Joinder Agreement, and to the application of New York civil law to the procedural aspects of any suit, action or proceeding relating thereto, including, but not limited to, legal process, execution of judgments and other legal remedies.
This Joinder Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “PDF” or similar electronic format of an executed counterpart of this Joinder Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.
[This Space Intentionally Left Blank]

ANNEX I-2

In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[Additional Grantor]
By:
Name:
Title:

ACKNOWLEDGED AND AGREED as of the date of this Joinder Agreement first above written. Wells Fargo Bank, National Association, as Collateral Agent
By:
Name:
Title:

ANNEX I-3

ANNEX I-A
[New Grantor to complete as appropriate]

ANNEX I-4

ATTACHMENT 1
TO SECURITY AGREEMENT
SPECIAL POWER OF ATTORNEY
Dated as of                          , 200
STATE OF                         )
                                             )
COUNTY OF                      )
KNOW ALL PERSONS BY THESE PRESENTS, THAT                                         , a                            (the “Grantor”), pursuant to a Security Agreement, dated as of [                    ], (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantor, other entities party thereto from time to time and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below) in connection with that certain Credit Agreement, dated as of October 29, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FULL HOUSE RESORTS, INC., the lenders party thereto from time to time and Wells Fargo Bank, National Association, as Administrative Agent, as Collateral Agent, as Security Trustee, as L/C Issuer and as Swing Line Lender, hereby appoints and constitutes the Collateral Agent its true and lawful attorney in fact, with full power of substitution, and with full power and authority to perform the following acts on behalf of the Grantor:
(1) For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of the Grantor in and to any letters patent of the United States, and all registrations, recordings, reissues, continuations, continuations-in-part and extensions thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or reasonably advisable to effect such purpose;
(2) For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of the Grantor in and to any trademarks, trade names, trade styles and service marks and all related goodwill, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or reasonably advisable to effect such purpose;
(3) For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of the Grantor in and to any copyrights, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or reasonably advisable to effect such purpose;

(4) For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of the Grantor in and to any mask works, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or reasonably advisable to effect such purpose;
(5) For the purpose of evidencing and perfecting the Collateral Agent’s interest in any patent, trademark, copyright or mask work not previously assigned to the Collateral Agent as security, or in any patent, trademark, copyright or mask work, which the Grantor may acquire from a third party, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or reasonably advisable to effect such purpose.
(6) To execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as the Collateral Agent may in its sole discretion determine.
[This Space Intentionally Left Blank]

This power of attorney is made pursuant to the Security Agreement and takes effect solely for the purposes thereof and is subject to the terms and conditions thereof and may not be revoked until termination of the Security Agreement as provided therein.

[Name of Grantor]
By:
Name:
Title:

[ATTACH APPROPRIATE NOTARIAL ACKNOWLEDGMENT]

EXHIBIT N
MAP OF GRAND VICTORIA EXCESS LANDS
(see attached)

N-1

Expansive 300-Acre Property with Excess Land

24-Acres
Excess Land
Golf Course
Hotel
Expansion
Underutilized
Area
Parking Lot
Hotel
Pavilion
Casino

REGAL
CAPITAL ADVISORS
REAL ESTATE, GAMING & LODGING

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